SCHEDULE 14A INFORMATION

                                PROXY STATEMENT
        PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      ROLLINS ENVIRONMENTAL SERVICES, INC.
________________________________________________________________________________
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      N/A
________________________________________________________________________________
    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.


[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.


     1) Title of each class of securities to which transaction applies:

        Common Stock of Rollins Environmental Services, Inc. and a 5% Subordinated Convertible Pay-in-kind Debenture due 2009 in the original principal amount of $350,000,000

     2) Aggregate number of securities to which transaction applies:

        120,000,000 shares of Common Stock of Rollins Environmental Services, Inc. and a 5% Subordinated Convertible Pay-in-kind Debenture due 2009 in the original principal amount of $350,000,000

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        The filing fee of $73,308.37 has been calculated pursuant to Rule 0-11(c)(1) and Rule 0-11(a)(4) and is equal to 1/50 of 1% of $366,541,838 (the book value of the investment of Laidlaw Transportation, Inc. in Laidlaw Chem-Waste, Inc., the private company the shares of which are being acquired by Rollins Environmental Services, Inc., after giving effect to the contemplated pre-closing reorganization as described in the Proxy Statement under "The Stock Purchase Agreement -- Reorganization."

     4) Proposed maximum aggregate value of transaction: $366,541,838

     5) Total fee paid: $73,308.37


[X] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: _____________________________________________________

2) Form, Schedule or Registration Statement No.: _______________________________

3) Filing Party: _______________________________________________________________

4) Date Filed: _________________________________________________________________

                      ROLLINS ENVIRONMENTAL SERVICES, INC.
                               One Rollins Plaza
                           Wilmington, Delaware 19803

                                                                  April __, 1997

Dear Rollins Stockholder:


     You are invited to attend a special meeting of stockholders (the "Special Meeting") of Rollins Environmental Services, Inc. ("Rollins") to be held at the Sheraton Suites Hotel, 422 Delaware Avenue, Wilmington, DE 19801, on Tuesday, April 29, 1997, at 9:00 a.m., local time.



     At the Special Meeting, you will be asked to (i) approve the recently announced agreement for the acquisition of the hazardous and industrial waste operations (the "Acquisition") of Laidlaw Inc., a Canadian corporation ("Laidlaw") by Rollins, as contemplated by the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of February 6, 1997 among Rollins, Laidlaw and Laidlaw Transportation, Inc., a Delaware corporation and indirect wholly owned subsidiary of Laidlaw ("LTI"); (ii) approve in connection with the Acquisition the issuances (the "Issuances") (a) at the closing (the "Closing") of the Acquisition, of 120,000,000 shares (the "Stock Consideration") of Rollins' common stock, par value $1.00 per share (the "Common Stock") and (b) at a time after the Closing, of a currently indeterminate number of shares of Common Stock issuable pursuant to the terms of a 5% Subordinated Convertible Pay-in-kind Debenture due 2009 in the original principal amount of $350,000,000 (the "PIK Debenture"); and (iii) approve in connection with the Acquisition amendments to Rollins' certificate of incorporation which will (a) increase the number of authorized shares of Common Stock available for issuance from 120,000,000 to 350,000,000 shares, (b) change the name of Rollins to Laidlaw Environmental Services, Inc. as of the Closing and (c) increase the size of Rollins' Board of Directors (the "Board of Directors") from eight to ten members (each, an "Amendment", and collectively, the "Amendments"). The approval of the Acquisition and the Issuances requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, provided that a quorum consisting of a majority of the shares of Common Stock entitled to vote is present. The approval of each of the Amendments requires the affirmative vote of a majority of the shares of outstanding Common Stock entitled to vote on each of the Amendments, which vote would also constitute a quorum.



     The Stock Purchase Agreement provides that the purchase price to be paid by Rollins will consist of $400,000,000 in cash (less certain assumed bond indebtedness as described therein, a portion of which is being repaid at Closing), the Stock Consideration and the PIK Debenture. Following the consummation of the Acquisition, Laidlaw will own approximately 67% of the voting stock of Rollins. As a result, the equity ownership of current stockholders will be reduced and, if certain financial benefits and operational efficiencies anticipated by Rollins in connection with the Acquisition are not achieved, the Acquisition may result in a dilution of earnings on a per share basis. See "The Acquisition -- Reasons for the Acquisition" in the accompanying Proxy Statement. The enclosed Proxy Statement summarizes the material terms and conditions of the Stock Purchase Agreement, which is attached to the Proxy Statement as Annex A. Please review and consider the enclosed materials, including the attached annexes, carefully.



     Although Delaware law does not require stockholder approval for the Issuances, the rules of the New York Stock Exchange, Inc. applicable to Rollins require such stockholder approval, and the Closing of the Acquisition is contingent on such approval. Rollins' Board of Directors has carefully considered and has unanimously approved the terms and conditions of the Stock Purchase Agreement, the Issuances and each of the Amendments and hope you will give your approval to the Stock Purchase Agreement, the Issuances and each of the Amendments. In reaching its conclusion with respect to the Stock Purchase Agreement, the Issuances and each of the Amendments, the Board of Directors considered, among other things, an opinion dated January 31, 1997 of Raymond James & Associates, Inc., an investment banking firm engaged by Rollins that, as of the date of such opinion, the terms of the Acquisition were fair to Rollins from a financial point of view, such opinion being attached to the Proxy Statement as Annex B.



     The respective obligations of Rollins, Laidlaw and LTI to consummate the Acquisition are conditioned upon, among other things, the approval of the Stock Purchase Agreement, the Issuances and each of the Amendments by the stockholders of Rollins at the Special Meeting. If any of the Stock Purchase Agreement, the Issuances or the Amendments is not approved, then the Acquisition cannot be consummated, notwithstanding that the other proposals may have been approved by the stockholders of Rollins.



     In view of the importance of the actions to be taken at the Special Meeting, the need with respect to each of the Amendments to obtain an affirmative vote of a majority of the outstanding shares of Common Stock and since votes that are not cast are, in effect, counted as a vote "against" the proposals we urge you to read the accompanying Proxy Statement carefully and, regardless of the number of shares you own, we request that you complete, sign, date and return the enclosed proxy card promptly in the accompanying prepaid envelope. A proxy may be revoked by a later dated, properly executed proxy. You may, of course, attend the Special Meeting and vote in person, even if you have previously returned your proxy card.


                                         Sincerely,

                                         _______________________________________
                                         JOHN W. ROLLINS, SR.
                                         Chairman of the Board and
                                         Chief Executive Officer

                      ROLLINS ENVIRONMENTAL SERVICES, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 29, 1997


TO THE HOLDERS OF COMMON STOCK:


     PLEASE TAKE NOTICE that a special meeting (the "Special Meeting") of Stockholders of ROLLINS ENVIRONMENTAL SERVICES, INC., a Delaware corporation, will be held at the Sheraton Suites Hotel, 422 Delaware Avenue, Wilmington, DE 19801, on Tuesday, April 29, 1997 at 9:00 a.m., local time, for the following purposes:


          1. To approve the acquisition (the "Acquisition") contemplated by the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of February 6, 1997 among Rollins Environmental Services, Inc., a Delaware corporation ("Rollins"), Laidlaw Inc., a Canadian corporation ("Laidlaw") and Laidlaw Transportation, Inc., a Delaware corporation and indirect wholly owned subsidiary of Laidlaw ("LTI");


          2. To approve the issuances (the "Issuances") (i) at the closing (the "Closing") of the Acquisition, of 120,000,000 shares (the "Stock Consideration") of Rollins' common stock, par value $1.00 per share (the "Common Stock") and (ii) at a time after the Closing of a currently indeterminate number of shares of Common Stock, issuable pursuant to the terms of a 5% Subordinated Convertible Pay-in-kind Debenture due 2009 in the original principal amount of $350,000,000 (the "PIK Debenture");



          3. To approve an amendment to Rollins' certificate of incorporation to increase the number of authorized shares of Common Stock from 120,000,000 to 350,000,000 shares;



          4. To approve an amendment to Rollins' certificate of incorporation to change the name of Rollins to Laidlaw Environmental Services, Inc. as of the Closing;



          5. To approve an amendment to Rollins' certificate of incorporation to increase the size of the Board of Directors from eight to ten members; and



          6. To consider and act on such other business as may properly be presented at the Special Meeting.



     The respective obligations of Rollins, Laidlaw and LTI to consummate the Acquisition are subject to, among other conditions, the approval of the Stock Purchase Agreement, the Issuances and each of the proposed amendments to Rollins' certificate of incorporation (collectively, the "Amendments"), by the stockholders of Rollins at the Special Meeting. If any of these proposals is not adopted, then the Acquisition cannot be consummated, notwithstanding that the other proposals may have been approved by the stockholders of Rollins. The aproval of the Acquisition and the Issuances requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, provided that a quorum consisting of a majority of the shares of Common Stock entitled to vote is present. The approval of each of the Amendments requires the affirmative vote of a majority of the shares of outstanding Common Stock entitled to vote on the Amendments, which vote would also constitute a quorum. Upon receipt of stockholder approval for these proposals, Rollins will proceed to consummate the Acquisition, subject to the other conditions specified in the Stock Purchase Agreement. Following the consummation of the Acquisition, Laidlaw will own approximately 67% of the voting stock of Rollins. As a result, the equity ownership of current stockholders will be reduced and, if certain financial benefits and operational efficiencies anticipated by Rollins in connection with the Acquisition are not achieved, the Acquisition may result in a dilution of earnings on a per share basis. See "The Acquisition -- Reasons for the Acquisition" in the accompanying Proxy Statement.



     The Proxy Statement dated ___________ is attached.



     The Board of Directors has fixed the close of business on March 27, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting.



     You are cordially invited to attend the Special Meeting. If you cannot be present in person, please sign and date the enclosed proxy and promptly mail it in the enclosed return envelope which requires no United States postage. Any stockholder giving a proxy has the right to revoke it any time before it is voted.



                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          MICHAEL B. KINNARD, Secretary


Dated: Wilmington, Delaware

_____________, 1997

                          ---------------------------



     YOU ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO UNITED STATES POSTAGE.

                      ROLLINS ENVIRONMENTAL SERVICES, INC.

                               One Rollins Plaza

                           Wilmington, Delaware 19803


                                PROXY STATEMENT

                          ---------------------------


                                   REGARDING


                      THE SPECIAL MEETING OF STOCKHOLDERS


                                   TO BE HELD


                                 APRIL 29, 1997


                          ---------------------------



     This Proxy Statement is being mailed to stockholders commencing on or about April ___, 1997, in connection with the solicitation by the Board of Directors (the "Board of Directors") of Rollins Environmental Services, Inc., a Delaware corporation ("Rollins"), of proxies to be voted at the special meeting of stockholders (the "Special Meeting") to be held at the Sheraton Suites Hotel, 422 Delaware Avenue, Wilmington, DE 19801 on Tuesday, April 29, 1997, at 9:00 a.m., local time and upon any adjournment thereof, for the purposes set forth in the accompanying notice. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as the holders of the proxies. Proxies marked as abstaining on any matter to be acted on by the stockholders and broker non-votes will be treated as present at the Special Meeting. Any proxy on which no direction is specified will be voted: (1) FOR the approval of the Stock Purchase Agreement; (2) FOR the approval of the Issuances; (3) FOR the approval of the Amendment to increase the number of authorized shares of Common Stock available for issuance from 120,000,000 to 350,000,000 shares; (4) FOR the approval of the Amendment to change the name of Rollins to Laidlaw Environmental Services, Inc. as of the Closing; (5) FOR the approval of the Amendment to increase the size of Rollins' Board of Directors from eight to ten members; and (6) otherwise in accordance with the judgment of the person specified thereon. A stockholder may revoke a proxy by: (1) delivering to Rollins written notice of revocation, (2) delivering to Rollins a proxy signed on a later date or (3) appearing at the Special Meeting and voting in person.



     Certain capitalized terms used in this Proxy Statement without definition have the meanings ascribed thereto in the Glossary.



_________, 1997

                               TABLE OF CONTENTS



                                                                                                                PAGE
                                                                                                                ----
GLOSSARY................................................................................................          1
AVAILABLE INFORMATION...................................................................................          4
INCORPORATION BY REFERENCE..............................................................................          4
SUMMARY.................................................................................................          5
  Rollins...............................................................................................          5
  The Acquired Subsidiaries.............................................................................          5
  The Stock Purchase Agreement; The Acquisition.........................................................          5
  Financing.............................................................................................          6
  Special Meeting.......................................................................................          8
  Reasons for the Acquisition...........................................................................          8
  Opinion of Financial Advisor..........................................................................          9
  Accounting Treatment..................................................................................          9
  The Amendments........................................................................................          9
  Changes to the Board of Directors.....................................................................         10
  Recommendation of the Board of Directors..............................................................         10
SUMMARY FINANCIAL DATA..................................................................................         11
RISK FACTORS............................................................................................         12
  Uncertainties in Integrating Operations and Achieving Cost Savings....................................         12
  Control of Rollins....................................................................................         12
  Dependence on Key Personnel...........................................................................         12
  Possible Depressing Effect of Future Sales of the Common Stock........................................         12
  Valuation of the Acquired Subsidiaries................................................................         13
  Laidlaw Indemnities...................................................................................         13
  Leverage..............................................................................................         13
  Need for Substantial Additional Capital...............................................................         13
  Interest Rates and Restrictive Covenants..............................................................         14
  Environmental Regulation..............................................................................         14
  Risks of Pending and Future Legal Proceedings.........................................................         15
  Competitive Environment...............................................................................         15
  Substantial International Operations..................................................................         16
  Cyclical and Seasonal Nature of Business..............................................................         16
THE SPECIAL MEETING.....................................................................................         17
  Date, Time and Place of the Special Meeting...........................................................         17
  Purpose of the Special Meeting........................................................................         17
  Record Date and Outstanding Voting Securities.........................................................         17
  Revocability of Proxy.................................................................................         17
  Vote Required for Approval............................................................................         17
  Solicitation of Proxies...............................................................................         18
  Expenses of Proxy Solicitation........................................................................         18
  Board of Directors' Recommendations...................................................................         19
THE ACQUISITION.........................................................................................         20
  General Description of the Acquisition................................................................         20
  Background of the Acquisition.........................................................................         20
  Reasons for the Acquisition...........................................................................         23
  Financing of the Acquisition..........................................................................         25
  Opinion of Financial Advisor to Rollins...............................................................         27

                                                                                                                PAGE
                                                                                                                ----
  Board of Directors' Recommendation....................................................................         30
  Accounting Treatment..................................................................................         30
  Interests of Certain Persons in the Acquisition.......................................................         30
  No Dissenter's Rights of Appraisal....................................................................         31
THE STOCK PURCHASE AGREEMENT............................................................................         32
  Acquisition Consideration.............................................................................         32
  Closing Date..........................................................................................         33
  Representations and Warranties........................................................................         33
  Environmental Matters.................................................................................         34
  Conduct of Business Pending Closing...................................................................         35
  Other Conditions to the Consummation of the Acquisition...............................................         37
  Government and Regulatory Approvals...................................................................         37
  Resales of Rollins Securities by Laidlaw..............................................................         38
  Laidlaw Standstill....................................................................................         38
  LTI Guaranties........................................................................................         38
  Tax Matters...........................................................................................         39
  Indemnification.......................................................................................         39
  Amendment and Waivers.................................................................................         40
  Termination; Termination Fee..........................................................................         40
  Non-Competition Obligations of Laidlaw................................................................         41
  Affiliate Transactions and Business Combinations......................................................         41
  Proposed Modification of Westinghouse Debt............................................................         41
  Reorganization........................................................................................         41
PRO FORMA COMBINED BALANCE SHEET........................................................................         42
PRO FORMA COMBINED STATEMENT OF OPERATIONS..............................................................         43
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS..............................................         45
ROLLINS SELECTED FINANCIAL DATA.........................................................................         49
ROLLINS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...........         50
BUSINESS OF ROLLINS.....................................................................................         58
  General Development of Business.......................................................................         58
  Financial Information about Industry Segments.........................................................         58
  Narrative Description of Business.....................................................................         58
  Regulation............................................................................................         59
  Employees.............................................................................................         61
  Properties............................................................................................         61
  Legal Proceedings.....................................................................................         61
LAIDLAW HAZARDOUS WASTE SERVICES SELECTED FINANCIAL DATA................................................         63
LAIDLAW HAZARDOUS WASTE SERVICES MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS.........................................................................................         64
BUSINESS OF THE ACQUIRED SUBSIDIARIES...................................................................         69
  Narrative Description of Business.....................................................................         69
  Competition...........................................................................................         69
  Regulation............................................................................................         69
  Employees.............................................................................................         70
  Properties............................................................................................         70
  Legal Proceedings.....................................................................................         70
MARKET PRICE DATA FOR THE COMMON STOCK..................................................................         72

                                                                                                                PAGE
                                                                                                                ----
DIVIDEND POLICY.........................................................................................         72
PRINCIPAL STOCKHOLDERS..................................................................................         73
DESCRIPTION OF CAPITAL STOCK............................................................................         75
  Common Stock..........................................................................................         75
  Special Provisions of the Certificate of Incorporation and Delaware Law...............................         75
PROPOSED AMENDMENTS.....................................................................................         77
  Approval..............................................................................................         78
  Board of Directors' Recommendation....................................................................         78
STOCKHOLDER PROPOSALS FOR ANNUAL MEETING................................................................         79
OTHER MATTERS...........................................................................................         79
INDEX TO FINANCIAL STATEMENTS...........................................................................        F-1
ANNEX A -- Stock Purchase Agreement.....................................................................        A-1
  Exhibit A to Annex A -- Form of 5% Subordinated Convertible Pay-in-kind Debenture due 2009 of Rollins
     Environmental Services, Inc........................................................................      A-A-1
  Exhibit B to Annex A -- Form of Stock Registration Agreement..........................................      A-B-1
ANNEX B -- Fairness Opinion of Raymond James & Associates, Inc..........................................        B-1

                                    GLOSSARY

     Unless the context otherwise requires, the following terms shall have the meanings set forth below when used in this Proxy Statement. These defined terms are not used in the financial statements attached hereto.

     "Acquisition" means the acquisition contemplated in the Stock Purchase Agreement and the transactions related thereto.

     "Acquisition Consideration" means the Cash Consideration, the Stock Consideration and the PIK Debenture.

     "Acquired Subsidiaries" means (i) Chem-Waste and (ii) all direct and indirect subsidiaries of Laidlaw engaged in the hazardous and industrial waste business, other than the Retained Subsidiaries.

     "Agent" means the Toronto-Dominion Bank, a Canadian chartered bank.


     "Amendments" means the proposed amendments to the Certificate of Incorporation to (i) increase the number of authorized shares of Common Stock available for issuance from 120,000,000 to 350,000,000, (ii) change the name of Rollins to Laidlaw Environmental Services, Inc. as of the Closing and (iii) increase the size of Rollins' Board of Directors from eight to ten members, for each of which approval is being sought at the Special Meeting.


     "Bank Commitment" means the conditional commitment received by Laidlaw from the Agent to provide $650,000,000 in aggregate principal amount of senior secured credit facilities, which commitment is assignable to Rollins.

     "Board of Directors" means the Board of Directors of Rollins.

     "Bylaws" means Rollins' bylaws, as amended from time to time.


     "Cash Consideration" means the payment of $400,000,000 in cash (less certain assumed bond indebtedness as described in the Stock Purchase Agreement, a portion of which is being repaid at Closing), consisting of a payment of $225,000,000, less the amount of such bond indebtedness, from Rollins to LTI and a repayment of $175,000,000 to Laidlaw from a Canadian subsidiary of Chem-Waste with funds contributed by Rollins at the Closing.


     "CERCLA" means the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate of Incorporation" means Rollins' certificate of incorporation, as amended from time to time.

     "Chem-Waste" means Laidlaw Chem-Waste, Inc., a Delaware corporation and a wholly owned subsidiary of LTI.

     "Closing" means the execution and delivery of the documents required to effectuate the Acquisition contemplated by the Stock Purchase Agreement and the closing of the Acquisition contemplated by the Stock Purchase Agreement.

     "Closing Date" means the date upon which the Closing takes place, that, unless Rollins and LTI agree otherwise, will be the fifth business day after all necessary governmental and regulatory approvals regarding the Acquisition have been obtained and all other conditions to the respective obligations of Rollins, Laidlaw and LTI as set forth in the Stock Purchase Agreement have been satisfied or waived.

     "Common Stock" means the common stock, par value $1.00 per share, of Rollins.


     "Competition Act" means the Canadian Competition Act, as amended.



     "Credit Facilities" means the $650,000,000 in aggregate principal amount of senior secured credit facilities that the Agent has agreed to provide pursuant to the Bank Commitment, which credit facilities will consist of five parts:
(a) a $275,000,000 6-year Senior Secured Revolving Credit Facility with a $200,000,000 letter of credit sublimit (the "Revolving Credit Facility"),
(b) a $165,000,000 6-year Senior Secured Amortizing Term Loan ("Facility B"),
(c) a $60,000,000 6-year Senior Secured Amortizing Canadian Term Loan ("Facility C"), (d) a $75,000,000 Minimally Amortizing 7-year Senior Secured Term Loan ("Facility D") and (e) a $75,000,000 Minimally Amortizing 8-year Senior Secured Term Loan ("Facility E"); (Facility B, Facility C, Facility D and Facility E, collectively, the "Term Loans").


     "Damages" means all obligations, claims, liabilities, damages, penalties, deficiencies, losses, investigations, proceedings, judgments, fines, and reasonable costs and expenses (including, but not limited to, reasonable costs and expenses incurred in connection with the performance of obligations, interest, bonding and court costs and attorneys', accountants', engineers', consultants' and investigators' fees and disbursements) incurred in connection with any investigation or defense of any of the foregoing.

     "Debenture Shares" means the shares of Common Stock issuable pursuant to the terms of the PIK Debenture.

     "DGCL" means the Delaware General Corporation Law, as amended.

     "DOJ" means the United States Department of Justice and all successors thereto.

     "EBIT" means operating income before interest and taxes.

     "EBITDA" means EBIT plus depreciation and amortization.

     "EPA" means the United States Environmental Protection Agency and all successors thereto.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "FTC" means the United States Federal Trade Commission and all successors thereto.


     "GAAP" means generally accepted accounting principles, applied on a consistent basis as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements of the Financial Accounting Standards Board ("SFAS").


     "Governmental Entity" means any U.S., Canadian or foreign, state, territorial, federal, provincial or local court, executive office, legislature, governmental agency or ministry, commission, or administrative, regulatory or self-regulatory authority or instrumentality.

     "HSR Act" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.


     "Investment Canada Act" means the Canadian Investment Canada Act, as amended.


     "IRC" means the United States Internal Revenue Code of 1986, as amended.

     "Issuances" means the issuance of the Stock Consideration and the Debenture Shares for which approval is being sought at the Special Meeting.

     "Laidlaw" means Laidlaw Inc., a Canadian corporation.

     "Laidlaw Environmental Services" or "LES" means the Acquired Subsidiaries other than Chem-Waste.


     "Laidlaw Hazardous Waste Services" or "LHWS" means all of the direct or indirect subsidiaries of Laidlaw engaged in the hazardous waste business.



     "Laidlaw Hazardous Waste Services' Financial Statements" means the Financial Statements audited by Coopers & Lybrand, Chartered Accountants and included in this Proxy Statement.


     "LTI" means Laidlaw Transportation, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Laidlaw.

     "LTI Guaranties" means various present or future liabilities and obligations of the Acquired Subsidiaries in respect of which Laidlaw and certain of its subsidiaries are liable, pursuant to the Stock Purchase Agreement.

     "Lenders" means the syndicate of banks and other financial institutions acceptable to Rollins and the Agent that will make the loans pursuant to the Credit Facilities.

     "LIBOR" means the London Interbank Offering Rate.

     "NYSE" means the New York Stock Exchange, Inc.

     "Pacific Exchange" means the Pacific Stock Exchange, Inc.

     "PIK Debenture" means the 5% Subordinated Convertible Pay-in-kind Debenture due 2009 of Rollins in the original principal amount of $350,000,000 to be issued to LTI at the Closing.

     "Proxy Statement" means this proxy statement relating to the Special
Meeting.

     "Raymond James" means Raymond James & Associates, Inc., financial advisor to Rollins.

     "RCRA" means the United States Resource Conservation and Recovery Act of 1976, as amended.


     "Record Date" means March 27, 1997, the date for determining shares entitled to notice of and to vote at the Special Meeting or any adjournment thereof.


     "Retained Subsidiaries" means JTM Industries, Inc. and its subsidiary, KBK Enterprises, Inc.

     "Rollins" means Rollins Environmental Services, Inc., a Delaware corporation.

     "SEC" means the United States Securities and Exchange Commission or any successor thereto.

     "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


     "Special Meeting" means the special meeting of stockholders of Rollins to be held with respect to, among other things, approval by Rollins' stockholders of the Stock Purchase Agreement, the Issuances and each of the Amendments.


     "Stock Consideration" means the issuance of the 120,000,000 shares of Common Stock to LTI pursuant to the Stock Purchase Agreement.

     "Stock Purchase Agreement" means the Stock Purchase Agreement among Rollins, Laidlaw and LTI dated as of February 6, 1997, a copy of which is attached hereto as Annex A.

     "Stock Registration Agreement" means the Stock Registration Agreement among Rollins, Laidlaw and LTI dated as of the Closing Date.

     "Westinghouse" means the Westinghouse Electric Corporation, a Pennsylvania corporation.

                             AVAILABLE INFORMATION

     Rollins Environmental Services, Inc. ("Rollins") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information filed by Rollins with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information filed with the SEC can also be inspected at the SEC's site on the World Wide Web at http://www.sec.gov. In addition, material filed by Rollins can be inspected at the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005 and The Pacific Stock Exchange, Inc. (the "Pacific Exchange"), 301 Pine Street, San Francisco, California 94104.

                           INCORPORATION BY REFERENCE

     The following documents filed with the SEC by Rollins pursuant to the Exchange Act are incorporated by reference in this Proxy Statement:

          1. Rollins' Annual Report on Form 10-K for the fiscal year ended September 30, 1996;

          2. Rollins' Quarterly Report on Form 10-Q for the first quarter ended December 31, 1996;

          3. Rollins' Quarterly Report on Form 10-Q for the first quarter ended December 31, 1995; and

          4. Rollins' Current Reports on Form 8-K dated January 6, 1997 and February 7, 1997.


     All documents subsequently filed by Rollins pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to April 29, 1997, the date of the Special Meeting of stockholders, shall be deemed to be incorporated by reference into this Proxy Statement and to be part hereof from the date of filing of such documents. All information appearing in this Proxy Statement is qualified in its entirety by the information and financial statements (including the notes thereto) appearing in the documents incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Proxy Statement, to the extent that a statement contained herein or in any subsequently filed document that is deemed to be incorporated herein modifies or supersedes any such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. As used herein, the term "Proxy Statement" includes the annexes attached hereto and should be read in conjunction therewith. The information contained in this summary is qualified in its entirety by and should be read in conjunction with more detailed information contained in this Proxy Statement. Unless otherwise indicated, capitalized terms used in this summary are defined in the Glossary or elsewhere in this Proxy Statement.


Rollins............................ Rollins Environmental Services, Inc.
                                    ("Rollins") is engaged in the business of industrial waste treatment and disposal. It transports, treats and disposes of industrial chemical waste by incineration and other methods and operates waste processing, recycling and repackaging facilities. Rollins conducts its operations through a network of 26 regional service centers nationwide. During the fiscal year ended September 30, 1996, Rollins had revenues of $241,130,000 and a net loss of $30,186,000. On __________, 1997, the closing price of the common stock, par value
                                    $1.00 per share, of Rollins (the "Common
                                    Stock") on the New York Stock Exchange, Inc.
                                    was $_____ per share.



The Acquired Subsidiaries.......... Laidlaw Chem-Waste, Inc. ("Chem-Waste")
                                    and certain identified direct and indirect subsidiaries of Chem-Waste (collectively, the "Acquired Subsidiaries") provide hazardous and industrial waste services primarily under the name Laidlaw Environmental Services from 85 service locations in 26 states and seven Canadian provinces. The Acquired Subsidiaries operate landfills, a land treatment facility for non-hazardous industrial wastes, hazardous waste liquid injection incinerators, a hazardous liquids and solids waste incinerator, and hazardous and non-hazardous waste water treatment plants. They also provide specialized transportation services and site remediation, emergency, technical and analytical services. During the fiscal year ended August 31, 1996, the Acquired Subsidiaries had revenues of $652,973,000 and a net loss of $6,146,000.



The Stock Purchase Agreement;
The Acquisition.................... Rollins will acquire the Acquired
                                    Subsidiaries, through which Laidlaw Inc.
                                    ("Laidlaw") conducts substantially
                                    all of its hazardous and industrial waste management operations, for consideration of
                                    (i) $400,000,000 in cash (less certain
                                    assumed bond indebtedness described in the stock purchase agreement among Rollins, Laidlaw and Laidlaw Transportation, Inc. ("LTI") dated February 6, 1997
                                    (the "Stock Purchase Agreement"), a portion of which is being paid at Closing), consisting of a payment of $225,000,000, less the amount of such bond indebtedness, from Rollins to LTI and a repayment of $175,000,000 to Laidlaw from a Canadian subsidiary of Chem-Waste with funds contributed by Rollins, (the "Cash Consideration"), (ii) 120,000,000 shares of Common Stock (the "Stock Consideration"), valued at $330,000,000 based upon a price per share of $2.75, being the average closing market price on the NYSE -- Composite Transactions for the ten trading days before and ten trading days after February 6, 1997, the date of the signing of the Stock Purchase Agreement, and (iii) a 5% Subordinated Convertible Pay-in-kind
                                    Debenture due 2009 of Rollins in the
                                    original principal amount of $350,000,000 to be issued to LTI (the "PIK Debenture") (collectively, the "Acquisition
                                    Consideration"). The amount of the
                                    Acquisition Consideration was determined by the Board of Directors of Rollins in the course of arm's-length negotiation with Laidlaw of the terms of the Acquisition. The terms and conditions of the acquisition (the "Acquisition") are set forth in the Stock Purchase Agreement and certain exhibits and schedules to the Stock Purchase Agreement. The Stock Purchase Agreement is attached as Annex A to this Proxy Statement. The description in this Proxy Statement of the Stock Purchase Agreement, the Acquisition and their terms and conditions is qualified in its entirety by reference to the Stock Purchase Agreement and the pertinent exhibits and schedules thereto, and is not, and does not purport to be, complete. Following the consummation of the Acquisition, Laidlaw will own approximately 67% of the voting stock of Rollins. As a result, the equity ownership of current stockholders will be reduced and, if certain financial benefits and operational efficiencies anticipated by Rollins in connection with the Acquisition are not achieved, the Acquisition may result in a dilution of earnings on a per share basis. See "The Acquisition -- Reasons for the Acquisition." The acquisition of the Acquired Subsidiaries will be accounted for using the purchase method of accounting. See "The Acquisition -- Accounting Treatment." If the Stock Purchase Agreement is terminated solely because the stockholders of Rollins fail to approve any of (i) the Stock Purchase Agreement, (ii) the proposal to issue (a) at the closing (the "Closing") of the Acquisition, the Stock Consideration and (b) at a time after the Closing, a currently indeterminate number of shares of Common Stock, issuable pursuant to the terms of the PIK Debenture (the "Issuances") or
                                    (iii) the Amendments (as defined below), and the failure to receive such stockholder approval directly results from the existence of a third party offer to acquire at least 51% of Rollins' stock or assets, then Rollins will pay $10,000,000 to LTI within 10 days of such termination. Additionally, if the Stock Purchase Agreement is terminated because of the breach or default under such agreement of Laidlaw or LTI, then LTI will pay $10,000,000 to Rollins within 10 days of such termination. See "The Stock Purchase Agreement -- Termination; Termination Fee."


Financing.......................... Rollins intends to finance the Cash
                                    Consideration with proceeds of a new bank financing. In contemplation of the Acquisition, Laidlaw has received a conditional commitment (the "Bank Commitment") from The

                                    Toronto-Dominion Bank (the "Agent") to
                                    provide $650,000,000 in aggregate principal amount of senior secured credit facilities (the "Credit Facilities"). Laidlaw has agreed to assign the Bank Commitment to Rollins. At the Closing following such assignment, Rollins will become the Borrower under the Credit Facilities. The Credit Facilities will consist of five parts: (a) a $275,000,000 6-year Senior Secured Revolving Credit Facility with a $200,000,000 letter of credit sublimit (the "Revolving Credit Facility" or "Facility A"), (b) a $165,000,000 6-year Senior Secured Amortizing Term Loan ("Facility B"), (c) a $60,000,000 6-year Senior Secured Amortizing Canadian Term Loan ("Facility C"), (d) a $75,000,000 Minimally Amortizing 7-year Senior Secured Term Loan ("Facility D") and
                                    (e) a $75,000,000 Minimally Amortizing
                                    8-year Senior Secured Term Loan ("Facility
                                    E"); (Facility B, Facility C, Facility D and
                                    Facility E, collectively, the "Term Loans").
                                    The Credit Facilities will be secured by all of the tangible assets of Rollins to the extent required by the syndicate of banks and other financial institutions (collectively, the "Lenders") acceptable to Rollins and the Agent that will make the loans pursuant to the Credit Facilities. All of the capital stock of Rollins' subsidiaries, including the Acquired Subsidiaries, will be pledged as part of such security for the Credit Facilities, and such subsidiaries will guaranty the obligations of Rollins to the Lenders. Laidlaw will not guaranty any portion of the Credit Facilities. The Term Loans will be drawn in full on the date upon which the Closing takes place (the "Closing Date"). The Revolving Credit Facility will be available commencing on the Closing Date at which time $200,000,000 will be available for letters of credit and $100,000,000 will be available for loans, subject to an aggregate limit of $275,000,000. Interest per annum on the Credit Facilities will vary depending on the particular Credit Facility, whether Rollins chooses to borrow under Eurodollar or non-Eurodollar loans and, with respect to Facilities A, B and C, the current total leverage ratio. Several fees are payable in connection with the Credit Facilities such as an underwriting fee of $16,250,000 which is payable to the agent in installments, an annual administration fee of $125,000 which is payable in annual installments and letter of credit fees. The Credit Facilities are subject to a number of conditions which include those customary for financing transactions of this type (such as the preparation of loan documentation satisfactory to the Lenders, receipt of opinions of counsel, absence of material adverse changes, and receipt by the Lenders of an environmental assessment report satisfactory to the Lenders), as well as the following conditions:
                                    (a) the Lenders shall have completed and been satisfied with the results of their due diligence review of the assets, liabilities, business, operations, conditions, prospects and environmental condition and litigation of Rollins and

                                    (b) the Acquisition, including the Seller's acceptance of the PIK Debenture, shall have been consummated concurrently with the closing of the Credit Facilities on terms satisfactory to the Lenders. See "The Acquisition -- Financing of the Acquisition."



Special Meeting.................... The special meeting of stockholders of
                                    Rollins (the "Special Meeting") will be held at the Sheraton Suites Hotel, 422 Delaware Avenue, Wilmington, DE 19801, on Tuesday, April 29, 1997, at 9:00 a.m., local time. The purpose of the Special Meeting is to consider and act upon (i) a proposal to approve the Stock Purchase Agreement, (ii) a proposal to approve the Issuances, (iii) a proposal to approve the amendment to Rollins' certificate of incorporation to increase the number of authorized shares of Common Stock from 120,000,000 to 350,000,000 shares, (iv) a proposal to approve the
                                    amendment to Rollins' certificate of
                                    incorporation to change the name of Rollins to Laidlaw Environmental Services, Inc. as of the Closing, (v) a proposal to approve the amendment to Rollins' certificate of incorporation to increase the size of Rollins' Board of Directors from eight to ten members and (vi) such other business as may be properly presented to the Special Meeting. Only holders of record of shares of Common Stock at the close of business on the record date, are entitled to notice of, and to vote at, the Special Meeting. The presence, in person or by proxy, at the Special Meeting of the holders of a majority of the outstanding shares of stock entitled to be cast at the Special Meeting is necessary to constitute a quorum at the Special Meeting. The affirmative vote of the holders of a majority of the votes present in person or by proxy at the Special Meeting is required to approve the Stock Purchase Agreement and the Issuances. Approval of each of the Amendments requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Special Meeting. The respective obligations of Rollins, Laidlaw and LTI to consummate the Acquisition are subject to, among other conditions, the approval of the stockholders of Rollins of the Stock Purchase Agreement, the Issuances and each of the Amendments.


Reasons for the Acquisition........ The Board of Directors anticipates that the
                                    Acquisition is consistent with Rollins'
                                    long-term objective of creating a
                                    vertically-integrated hazardous and
                                    industrial waste management company with a broad geographic base of operations and will result in several important benefits to Rollins, among which are: (i) the Acquisition would allow Rollins to increase its revenues and profits; (ii) the Acquisition would better position Rollins to compete in the currently consolidating hazardous and industrial waste management industry; (iii) the Acquisition would enable Rollins to serve additional markets and to expand operations in existing markets; (iv) the Acquisition would result in various cost-savings and synergies, economies of scale and efficiencies; and (v) by taking advantage of the Acquired Subsidiaries' superior liquidity and access to capital, the Acquisition would enable Rollins to better meet the increased need for capital resources in order to remain competitive. Following the consummation of the Acquisition, Rollins will be the largest hazardous and industrial waste management company in the United States and Canada measured by revenues.

Opinion of Financial Advisor....... Raymond James & Associates, Inc. ("Raymond
                                    James") has delivered a written opinion
                                    dated January 31, 1997 to the Board of
                                    Directors that, as of the date of such
                                    opinion, the terms of the Acquisition
                                    pursuant to the Stock Purchase Agreement were fair, from a financial point of view, to Rollins. The full text of the written opinion of Raymond James, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex B and is incorporated herein by reference. The summary of the opinion of Raymond James set forth in this Proxy Statement is qualified in its entirety by reference to the written opinion attached as Annex B to this Proxy Statement. Stockholders are urged to, and should, read such opinion in its entirety. See "The Acquisition -- Opinion of Financial Advisor to Rollins."

Accounting Treatment............... If the Acquisition is consummated, it will be accounted for using the purchase method of accounting applied in accordance with generally accepted accounting principles. After the Closing, the former shareholder of Laidlaw Environmental Services will have a majority of the voting rights of the outstanding equity securities of the combined company. As a result, for accounting purposes, Laidlaw Environmental Services will be treated as the accounting acquirer and the transaction will be recorded as a reverse acquisition. Consequently, the assets and liabilities of Rollins will be recorded at their estimated fair value, with any difference between the amount of such fair value and the purchase price being recorded as goodwill. The operating results of the combined company will include the results of operations of that part of the combined company which is currently Rollins from and after the Closing Date.


The Amendments..................... At the Special Meeting, Rollins stockholders will be asked to consider and act upon
                                    proposals to approve Amendments to Rollins' certificate of incorporation that will (i) increase the number of authorized shares of Common Stock available for issuance from 120,000,000 to 350,000,000 shares, (ii)
                                    change the name of Rollins to Laidlaw
                                    Environmental Services, Inc. as of the
                                    Closing and (iii) increase the size of
                                    Rollins' Board of Directors from eight to ten members. The Board of Directors believes that the Amendment with respect to the number of authorized shares is necessary in order to ensure that
                                    (i) there will be sufficient authorized, unissued and unreserved shares of Common Stock available to effect the Issuances and
                                    (ii) after the consummation of the
                                    Acquisition, Rollins will have shares
                                    available for issuance at the Board of
                                    Directors' discretion for future
                                    acquisitions, stock splits, stock dividends, equity financings, employee benefit plans and other corporate purposes. The other Amendments are also required under the Stock Purchase Agreement. Certain Amendments may have an anti-takeover effect. See "Proposed Amendments."


Changes to the Board
of Directors....................... If the Acquisition of the Acquired
                                    Subsidiaries is consummated, pursuant to the Stock Purchase Agreement Rollins and LTI will use their best efforts to cause to be elected, through the filling of vacancies, new members of the Rollins Board of Directors so that the members are Kenneth W. Winger, currently the President and Chief Executive Officer of Laidlaw Environmental Services, who will become President and Chief Executive Officer of Rollins following the Closing; John W. Rollins, Sr., John W. Rollins, Jr. and Henry B. Tippie, all of whom currently serve on the Board of Directors of Rollins; James R. Bullock, President and Chief Executive Officer of Laidlaw, John R. Grainger, President and Chief Operating Officer of Laidlaw Transit, and Leslie W. Haworth, Senior Vice-President and Chief Financial Officer of Laidlaw, all of whom have been designated by Laidlaw; and three individuals to be designated jointly by Rollins and LTI. To facilitate this change, it is expected that the other current Board members of Rollins will resign immediately following the Closing.


Recommendation of the Board
of Directors....................... The Board of Directors believes that the terms and conditions of the Stock Purchase
                                    Agreement and the Acquisition thereunder are in the best interests of Rollins and its stockholders and the Board of Directors unanimously recommends that the Rollins stockholders vote (i) FOR approval of the Stock Purchase Agreement, (ii) FOR approval of the Issuances, (iii) FOR approval of the Amendment to Rollins' certificate of incorporation to increase the number of authorized shares of Common Stock available for issuance from 120,000,000 to 350,000,000 shares, (iv) FOR approval of the Amendment to Rollins' certificate of incorporation to change the name of Rollins to Laidlaw Environmental Services, Inc. as of the Closing and (v) FOR approval of the Amendment to Rollins' certificate of incorporation to increase the size of Rollins' Board of Directors from eight to ten members.

                             SUMMARY FINANCIAL DATA


     The following unaudited pro forma condensed combined summary financial data gives effect to the issuance of 120,000,000 shares of Common Stock of Rollins using the purchase method of accounting, as if such transactions had occurred as of October 1, 1995 for the pro forma combined statement of operations data and as of December 31, 1996 for the pro forma combined balance sheet data. In addition, this data gives effect to the allocation of purchase price as if Laidlaw Environmental Services acquired the net assets of Rollins, accounting for the Acquisition as a reverse acquisition, and does not reflect additional cost savings from operating synergies that Rollins expects to achieve from the combination. The unaudited pro forma condensed combined summary financial data was derived from and should be read in conjunction with the "PRO FORMA COMBINED BALANCE SHEET," "PRO FORMA COMBINED STATEMENT OF OPERATIONS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" for Rollins and Laidlaw Hazardous Waste Services included elsewhere in this Proxy Statement.


    ROLLINS ENVIRONMENTAL SERVICES, INC. AND LAIDLAW ENVIRONMENTAL SERVICES
         UNAUDITED PRO FORMA CONDENSED COMBINED SUMMARY FINANCIAL DATA

                                            HISTORICAL                            HISTORICAL
                                      ----------------------                ----------------------
                                                  ACQUIRED     PRO FORMA                ACQUIRED     PRO FORMA
                                       ROLLINS   SUBSIDIARIES COMBINED(1)    ROLLINS   SUBSIDIARIES COMBINED(1)
                                      ---------  -----------  ------------  ---------  -----------  ------------
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA) (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                        (YEAR ENDED SEPTEMBER 30, 1996)      (QUARTER ENDED DECEMBER 31, 1996)
Statement of Operations Data:
  Revenues..........................  $ 241,130   $ 652,973    $  885,741   $  59,384   $ 172,565    $  230,233
  Operating income (loss)...........    (37,057)     57,319        32,827      (5,724)     14,899        12,317
  Net loss..........................    (30,186)     (6,146)      (22,827)     (5,168)     (2,048)       (2,711)
  Net loss per share................       (.50)         --          (.12)       (.09)         --          (.01)
  Weighted average number of common
    and common equivalent shares
    outstanding.....................     60,401          --       182,762      60,376          --       186,739


                                           (AS OF SEPTEMBER 30, 1996)            (AS OF DECEMBER 31, 1996)
Balance Sheet Data:
  Working capital...................  $  34,065   $  42,284                 $  30,473   $  77,460    $   80,933
  Total assets......................    384,967   1,436,337                   357,616   1,437,266     1,571,465
  Noncurrent liabilities............    170,985     915,732                   165,212     934,504     1,033,322
  Stockholders' equity..............    154,483     359,419                   149,315     366,542       332,576


------------------

(1) See "NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS" for explanations of the pro forma adjustments.

                                  RISK FACTORS

     In addition to the other information contained in this Proxy Statement, the following risk factors should be considered carefully by the stockholders of Rollins before voting on the proposal to approve the stock purchase agreement among Rollins, Laidlaw Inc., a Canadian corporation ("Laidlaw") and Laidlaw Transportation, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Laidlaw ("LTI "), dated February 6, 1997 (the "Stock Purchase Agreement").

UNCERTAINTIES IN INTEGRATING OPERATIONS AND ACHIEVING COST SAVINGS


     Rollins and Laidlaw Chem-Waste, Inc. ("Chem-Waste") and certain direct and indirect subsidiaries of Chem-Waste identified in the Stock Purchase Agreement (collectively, the "Acquired Subsidiaries") are large enterprises with operations in different markets. The success of any business combination, including the acquisition contemplated in the Stock Purchase Agreement and the transactions related thereto (the "Acquisition"), is in part dependent on the ability following the transaction to consolidate operations and integrate departments, systems and procedures and thereby obtain business efficiencies, economies of scale and related cost savings. The consolidation of operations, the integration of departments, systems and procedures and the reallocation of staff present significant management challenges. There can be no assurance that future consolidated results will improve as a result of the Acquisition, or as to the timing or extent to which cost savings and efficiencies will be achieved.


CONTROL OF ROLLINS

     After the Acquisition is consummated, Laidlaw will indirectly own approximately 67% of the outstanding common stock, par value $1.00 per share, of Rollins (the "Common Stock"). Although Laidlaw and LTI have agreed not to enter into certain affiliate transactions or engage in certain business combinations with Rollins or its subsidiaries after the consummation of the Acquisition, Laidlaw will be able to exert considerable influence over the election of Rollins' directors and the outcome of corporate actions requiring stockholder approval.

DEPENDENCE ON KEY PERSONNEL

     Rollins' future success depends to a significant extent on its management team. The loss of the services of members of current management teams of Rollins and the Acquired Subsidiaries could have a material adverse effect on Rollins' business, financial condition and future prospects. Furthermore, neither Rollins, nor the Acquired Subsidiaries, hold keyman insurance on any member of their management teams.

POSSIBLE DEPRESSING EFFECT OF FUTURE SALES OF THE COMMON STOCK

     Future sales of the 120,000,000 shares of Common Stock issued to LTI pursuant to the Stock Purchase Agreement (the "Stock Consideration") or any shares of Common Stock issued in payment of amounts due under or on the conversion of the 5% Subordinated Convertible Pay-in-kind Debenture due 2009 of Rollins in the original principal amount of $350,000,000 to be issued to LTI at the closing (the "Closing") of the Acquisition (the "PIK Debenture"), or the perception that such sales could occur, could adversely affect the market price of the Common Stock. Although LTI is subject to limitations on resales of Common Stock both under the Stock Registration Agreement and the Securities Act of 1933, as amended (the "Securities Act") and the regulations promulgated thereunder, there can be no assurance as to when, and how many of, such shares of Common Stock will be sold and the effect such sales may have on the market price of the Common Stock. In addition, Rollins may issue Common Stock in connection with other acquisitions or transactions. As restrictions on resale lapse or if such shares are registered for sale to the public, such securities may be sold to the public. In the event of the issuance and subsequent resale of a substantial number of shares of Common Stock, or a perception that such sales could occur, there could be a material adverse effect on the prevailing market price of the Common Stock.

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

VALUATION OF THE ACQUIRED SUBSIDIARIES

     There are a number of methods of determining the valuation of any company, which methods often involve consideration of intangible factors, such as the future of the economy in general, interest rates in particular, contractual relations and regulatory and legal requirements that are not readily capable of being quantified with precision. Accordingly, determination of a precise valuation of the Acquired Subsidiaries is not possible. The Board of Directors of Rollins (the "Board of Directors") has relied on forecasts and projections regarding the Acquired Subsidiaries' future operating performance, as well as numerous other factors, including the Acquired Subsidiaries' audited financial statements. In addition, the Board of Directors engaged Raymond James & Associates, Inc. ("Raymond James") to provide an opinion as to the fairness, from a financial point of view, of the terms of the Acquisition. Raymond James has delivered a written opinion dated January 31, 1997 to the Board of Directors that, as of the date of such opinion, the terms of the Acquisition pursuant to the Stock Purchase Agreement were fair, from a financial point of view, to Rollins. The full text of the opinion of Raymond James, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex B and is incorporated herein by reference. The summary of the opinion of Raymond James set forth in this Proxy Statement is qualified in its entirety by reference to the written opinion attached as Annex B to this Proxy Statement. Stockholders are urged to, and should, read such opinion in its entirety. Neither Rollins, nor Raymond James, has conducted any specific appraisals or valuations of the assets or liabilities of the Acquired Subsidiaries.

LAIDLAW INDEMNITIES

     Rollins has received an indemnity from Laidlaw for potential contingent liabilities relating to the Acquired Subsidiaries after the Closing, including tax and environmental liabilities, subject to certain limitations. See "The Stock Purchase Agreement -- Indemnification." Laidlaw is also providing either a credit enhancement or a guaranty for certain indebtedness of Rollins. See "The Stock Purchase Agreement -- LTI Guaranties." In addition, as part of the restructuring of Rollins' debt to Westinghouse, Laidlaw has guaranteed $60,000,000 of Rollins' indebtedness. Under the terms of the restructuring, it shall be an event of default with respect to such indebtedness if Laidlaw does not maintain an investment grade rating on its indebtedness. See "Stock Purchase Agreement -- Proposed Modification of Westinghouse Debt." While Laidlaw debt is currently rated investment-grade or better, the failure of Laidlaw to maintain its rating or to perform under its indemnification obligations when required to do so may have a material adverse effect on the financial condition and results of operations of Rollins.

LEVERAGE

     After consummation of the Acquisition, Rollins will be highly leveraged with substantial debt service obligations, including principal and interest obligations with respect to bank debt of as much as $650,000,000, the PIK Debenture which has an original principal amount of $350,000,000 and note obligations to Westinghouse Electric Corporation ("Westinghouse") in the aggregate amount of $60,000,000. Therefore, Rollins will be particularly susceptible to adverse changes in its industry, the economy and the financial markets generally. In addition, Rollins' ability to obtain additional debt financing will be limited by restrictive covenants under the terms of the Credit Facilities and other debt instruments and those limits on financing may therefore limit Rollins' ability to service its existing debt obligations through additional debt financing if cash flow from operations is insufficient to service such obligations.

NEED FOR SUBSTANTIAL ADDITIONAL CAPITAL

     Rollins is obligated to make substantial payments commencing in 1997 on the indebtedness incurred in connection with the Acquisition, including the indebtedness to various bank lenders and the PIK Debenture. To repay some of this indebtedness, Rollins may need to obtain additional financing. There can be no assurance that additional financing will be available on a timely basis, if at all, or that it will be available on terms acceptable to Rollins. In the event that adequate financing is not available or is not available in the amounts or on terms acceptable to Rollins, the implementation of Rollins' strategy could be impeded and Rollins' ability to react to changes in the industries in which it does business could be limited, which could have a material adverse effect on Rollins' business, financial condition and future prospects.

INTEREST RATES AND RESTRICTIVE COVENANTS


     After the Acquisition, a substantial portion of Rollins' outstanding indebtedness may be at floating interest rates. Although Rollins has not contracted to enter into any interest rate swaps, under the terms of the Credit Facilities Rollins will be required to use interest rate swaps to manage the risk of interest rate fluctuations. The terms of such interest rate swaps have not been established. Despite such swaps a substantial increase in interest rates could adversely affect Rollins' ability to service its debt obligations. In addition, most of Rollins' debt instruments contain covenants establishing certain financial and operating restrictions as well as cross-default and cross-acceleration provisions. A failure to comply with any covenant or any obligation contained in any credit agreement could result in an event of default which could accelerate debt under certain other credit agreements.


ENVIRONMENTAL REGULATION


     The operations of businesses of Rollins and the Acquired Subsidiaries are subject to certain federal, state and local requirements which regulate health, safety, environment, zoning and land-use. Operating and other permits are generally required for incinerators, landfills, transfer and storage facilities, certain collection vehicles, storage tanks and other facilities owned or operated by Rollins or the Acquired Subsidiaries, and these permits are subject to revocation, modification and renewal. Although Rollins believes that all facilities of Rollins and the Acquired Subsidiaries meet federal, state and local requirements in all material respects and have all of the required operating and other permits, it may be necessary to expend considerable time, effort and money to keep existing or acquired facilities of Rollins and the Acquired Subsidiaries in compliance with applicable requirements, including new regulations, and to maintain existing permits and approvals and to obtain the permits and approvals necessary to increase their capacity. Applicable requirements are enforceable by injunctions and fines or penalties, including criminal penalties. These regulations are administered by the United States Environmental Protection Agency (the "EPA") and various other federal, state and local environmental and health and safety agencies and authorities, including the Occupational Safety and Health Administration of the United States Department of Labor and by the provincial environmental ministries in Canada.


     The United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes liability for damages and the cleanup of sites from which there is a release or threatened release of a hazardous substance into the environment on, among others, the current and former owners and operators of such sites. Liability under CERCLA can be founded upon the release or threatened release, even as a result of unintentional and non-negligent action, of thousands of hazardous substances, including very small quantities of such substances. CERCLA liability may also attach to Rollins with regard to facilities owned or operated by third parties where Rollins or an Acquired Subsidiary arranged for disposal or treatment of hazardous substances at, or transportation of hazardous substances to, such a facility, or where Rollins or an Acquired Subsidiary was the waste transporter who selected such facility for treatment or disposal of hazardous substances. The costs of a CERCLA cleanup can be significant. Given the difficulty of obtaining insurance for environmental impairment liability, such liability could have a material impact on Rollins' business, financial condition and future prospects. See "Business of Rollins -- Regulation" and "Business of the Acquired Subsidiaries -- Regulation."


     Rollins and the Acquired Subsidiaries currently carry environmental impairment liability insurance and site-specific pollution liability insurance. However, these insurance policies are limited in scope and coverage. As a result, there can be no assurance that the level or breadth of such insurance coverages will be sufficient to fully cover potential claims. In addition, such insurance is becoming increasingly expensive and difficult to obtain. There can be no assurance that adequate insurance coverage will be available in the future at an acceptable cost, if at all, or in sufficient amounts to protect Rollins, including the Acquired Subsidiaries, against liabilities. The obligation to pay any environmental damages claim in excess of insurance coverage could have a material adverse effect on the business, financial condition and future prospects of Rollins.

     With respect to various operating facilities, Rollins and the Acquired Subsidiaries are required to provide certain financial assurances with respect to certain statutorily required closure and post-closure obligations. These financial assurances may take the form of insurance, parental guarantees, letters of credit or deposits of cash, to the extent acceptable to the Governmental Entities requiring such assurances. Laidlaw has provided certain of these financial assurances in the form of parental guarantees of the obligations of one or more of the Acquired Subsidiaries. Following the consummation of the Acquisition, Rollins will be obligated to provide most of these financial assurances. Although the Credit Facilities are intended to be available to provide certain letters of credit, there can be no assurance that Rollins will be able to provide the required financial assurances without increased cost or at all.

RISKS OF PENDING AND FUTURE LEGAL PROCEEDINGS

     In addition to the costs of complying with environmental regulations, hazardous waste treatment companies generally will continue to be involved in legal proceedings in the ordinary course of business. Alleged failure by Rollins, including the Acquired Subsidiaries, to comply with laws and regulations may lead to the imposition of fines or the denial, revocation or impediment of the renewal of permits and licenses by United States, Canadian or foreign, state, territorial, federal, provincial or local courts, executive offices, legislatures, governmental agencies or ministries, commissions, or administrative, regulatory or self-regulatory authorities or instrumentalities ("Governmental Entities"). In addition, such Governmental Entities as well as surrounding landowners may claim that Rollins or the Acquired Subsidiaries are liable for environmental damages. Citizens groups have become increasingly active in challenging the grant or renewal of permits and licenses for hazardous waste facilities, and responding to such challenges has further increased the costs associated with establishing new facilities or expanding current facilities. A significant judgment against Rollins or the Acquired Subsidiaries, the loss of a significant permit or license or the imposition of a significant fine could have a material adverse effect on Rollins' business, financial condition and future prospects. Rollins and the Acquired Subsidiaries are currently parties to various legal proceedings, as well as environmental proceedings which have arisen in the ordinary course of its business. No assurance can be given with respect to the outcome of these legal and environmental proceedings and the effect such outcomes may have on Rollins or the Acquired Subsidiaries. Although Rollins believes that losses resulting from the ultimate resolution of such proceedings will not have a material adverse effect on the business, financial condition or future prospects of Rollins, including the Acquired Subsidiaries, unfavorable resolution of any matter individually or in the aggregate could have a material adverse effect on business, financial condition and future prospects of Rollins, including the Acquired Subsidiaries.

COMPETITIVE ENVIRONMENT

     Rollins and the Acquired Subsidiaries operate in a highly competitive environment. In addition, the hazardous waste industry is changing as a result of rapid consolidation. The future success of Rollins will be affected by such changes, the nature of which cannot be forecast with certainty. There can be no assurance that such developments will not create additional competitive pressures on Rollins' business.

SUBSTANTIAL INTERNATIONAL OPERATIONS

     Upon completion of the Acquisition, Rollins will have substantial operations in Canada. Certain risks are inherent in international operations, including the risk of differing regulation, currency risks and tax risks. Rollins currently operates under substantially United States-based environmental and other regulation. After the Acquisition, it will also be subject to substantial Canadian regulation. Also, the relative value of United States dollars and Canadian dollars could change. The impact of future exchange rate fluctuations on the results of operations cannot be accurately predicted. After the Acquisition Rollins will be subject to Canadian tax laws and regulations. The application of United States and foreign tax laws and regulations to Rollins and to intercompany relationships created by the Acquisition will be subject to audit and review by independent national tax authorities. In addition, business practices or laws in Canada may impose costs, restrictions or requirements on such activities that differ in significant respects from the U.S. business environment.

CYCLICAL AND SEASONAL NATURE OF BUSINESS

     The hazardous waste business is cyclical to the extent that it is dependent upon a stream of waste from cyclical industries. If those cyclical industries slow significantly, the business that Rollins receives from those industries is likely to slow. Also, Rollins' business is somewhat seasonal in that less waste is received in winter months. The Acquired Subsidiaries are likely to have the same cyclical attributes and at least as great seasonal attributes.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING


     The special meeting of stockholders of Rollins to be held with respect to the proposals discussed in this Proxy Statement (the "Special Meeting") will take place at the Sheraton Suites Hotel, 422 Delaware Avenue, Wilmington, DE 19801, on Tuesday, April 29, 1997, at 9:00 a.m., local time.


PURPOSE OF THE SPECIAL MEETING


     The purpose of the Special Meeting is to consider and act upon (i) a proposal to approve the Stock Purchase Agreement, (ii) a proposal to approve the issuance of (a) at the Closing of the Acquisition, the Stock Consideration and
(b) at a time after the Closing, a currently indeterminate number of shares of Common Stock (the "Debenture Shares"), issuable pursuant to the terms of the PIK Debenture (the "Issuances"), (iii) a proposal to approve the Amendment to Rollins' certificate of incorporation to increase the number of authorized shares of Common Stock available for issuance from 120,000,000 to 350,000,000 shares, (iv) a proposal to approve the Amendment to Rollins's certificate of incorporation to change the name of Rollins to Laidlaw Environmental Services, Inc. as of the Closing, (v) a proposal to approve the Amendment to Rollins' certificate of incorporation to increase the size of Rollins' Board of Directors from eight to ten members and (vi) such other business as may be properly presented to the Special Meeting. Rollins anticipates that the representatives of KPMG Peat Marwick LLP, independent public accountants for Rollins, will attend the Special Meeting, may make a statement if they desire to do so and will also be available to respond to appropriate questions.


RECORD DATE AND OUTSTANDING VOTING SECURITIES


     Only holders of record of the Common Stock at the close of business on March 27, 1997 (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting. On the Record Date, there were issued, outstanding and entitled to vote 60,375,811 shares of Common Stock. The Delaware General Corporation Law, as amended (the "DGCL") and the Certificate of Incorporation prescribe that each share of Common Stock entitles the holder to one vote on all matters presented at the Special Meeting.


REVOCABILITY OF PROXY

     A stockholder who has given a proxy may revoke it at any time before it is exercised at the Special Meeting, by (i) delivering to Rollins a written notice stating that the proxy is revoked, (ii) signing and so delivering a proxy bearing a later date or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not, by itself, revoke a proxy).

VOTE REQUIRED FOR APPROVAL

     The Certificate of Incorporation permits the Board of Directors in its discretion to submit any contract or act for approval or ratification at any meeting of the stockholders called for the purpose of considering such contract or act. Such contract must be approved by a vote of the holders of a majority of the stock represented in person or by proxy and entitled to vote at the Special Meeting. Pursuant to the terms of the Stock Purchase Agreement, unless stockholder approval is obtained, the Acquisition cannot be consummated. Accordingly, the Board of Directors is hereby submitting the Stock Purchase Agreement to the stockholders for their approval.

     Pursuant to the rules of the NYSE, an issuer must obtain stockholder approval of any potential issuance of common stock or securities convertible into common stock pursuant to an acquisition, if such stock has or would have upon issuance voting power equal to or in excess of 20% of the voting power outstanding prior to such issuance or if the issuance will result in the change of control of the issuer. The Stock Consideration, together with the Debenture Shares, would represent over 20% of the voting power of Rollins outstanding immediately after such issuances. Further, the issuance will result in the change of control of Rollins. Thus, approval by the Rollins stockholders of the Issuances is required by the rules of the NYSE. The Issuances must be approved by the vote of the holders of a majority of the shares of Common Stock voting on the proposal, provided that the total vote cast at the Special Meeting represents over 50% in interest of all shares of Common Stock entitled to vote on the proposal. In addition, receipt of such stockholder approval is a condition to the consummation of the Acquisition pursuant to the Stock Purchase Agreement. Consequently, the Board of Directors is hereby submitting the Issuances to the stockholders for their approval. Unless such approval is obtained, the Acquisition will not be consummated. As of the date of this Proxy Statement, the Board of Directors anticipates consummating the Acquisition as soon as practicable but in no case later than the later to occur of April 30, 1997, or the 61st day after the date of this Proxy Statement, assuming satisfaction or waiver of all other conditions to Closing.

     The DGCL requires that any amendments to the Certificate of Incorporation be approved by a majority of the shares of Common Stock outstanding and entitled to vote at the Special Meeting as of the Record Date. In addition, receipt of stockholder approval for each of the Amendments is a condition to the Closing of the Acquisition. Each of the Amendments must be approved by the vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote, provided that a majority of the votes entitled to be cast at the Special Meeting is present in person or by proxy. Consequently, the Board of Directors is hereby submitting each of the Amendments to the stockholders for their approval. Unless each such approval is obtained, the Acquisition will not be consummated.



     The presence, in person or by proxy, at the Special Meeting of the holders of a majority of the votes entitled to be cast at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Under the DGCL, shares as to which a stockholder abstains or withholds from voting and shares as to which a broker indicates that it does not have discretionary authority to vote ("broker non-votes") will be treated as present at the Special Meeting for purposes of determining a quorum. Under the DGCL, in determining whether the proposals have received the requisite number of affirmative votes, abstentions and broker nonvotes with respect to any proposal will have the same effect as a vote against such proposal. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Each proxy submitted will be voted as directed but, if not otherwise specified, proxies solicited by the Board of Directors will be voted in favor of the Stock Purchase Agreement, in favor of the Issuances and in favor of each of the Amendments. Holders of Common Stock are entitled to one vote for each share held as of the Record Date.


SOLICITATION OF PROXIES


     The accompanying proxy is solicited on behalf of the Board of Directors for use at the Special Meeting, to be held at the Sheraton Suites Hotel, 422 Delaware Avenue, Wilmington, DE 19801, on Tuesday, April 29, 1997 at 9:00 a.m., local time. Only holders of record of Common Stock at the close of business on the Record Date will be entitled to vote at the Special Meeting. On the Record Date, there were 60,375,811 shares of Common Stock outstanding and entitled to vote. A majority of those shares, present in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes will be considered to be present for purposes of a quorum but will be counted as votes cast against the relevant matters. This Proxy Statement and the accompanying form of proxy were first mailed to the Rollins stockholders on or about __________, 1997.


EXPENSES OF PROXY SOLICITATION


     The cost of soliciting proxies in the accompanying form will be borne by Rollins. In addition to solicitations by mail, regular employees of Rollins may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone. Rollins will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock. Rollins has retained Regan & Associates, Inc., a proxy solicitor, to perform solicitation services in connection with this Proxy Statement. For such services, Regan & Associates, Inc. will receive a fee of $7,500 and will be reimbursed for certain out-of-pocket expenses and indemnified against certain liabilities incurred in connection with this solicitation.


BOARD OF DIRECTORS' RECOMMENDATIONS


     Rollins is routinely discussing potential acquisitions with a variety of hazardous and industrial waste management and disposal companies to fulfill its objective of creating a vertically-integrated hazardous and industrial waste management company with a broad geographic base of operations. Through the consummation of the Acquisition contemplated in the Stock Purchase Agreement, Rollins can further this objective. For the reasons set forth in "The Acquisition -- Reasons For the Acquisition," the Board of Directors believes that the terms and conditions of the Stock Purchase Agreement and the Acquisition are in the best interests of Rollins. The Board of Directors has unanimously approved the Stock Purchase Agreement and the Acquisition and recommends that the stockholders of Rollins vote "FOR" the approval of the Stock Purchase Agreement, "FOR" the approval of the Issuances, "FOR" approval of the Amendment to Rollins' certificate of incorporation to increase the number of authorized shares of Common Stock from 120,000,000 to 350,000,000 shares, "FOR" approval of the Amendment to Rollins' certificate of incorporation to change the name of Rollins to Laidlaw Environmental Services, Inc. as of the Closing, and "FOR" approval of the Amendment to Rollins' certificate of incorporation to increase the size of Rollins' Board of Directors from eight to ten members.

                                THE ACQUISITION

     The following summary of the Acquisition is qualified in its entirety by reference to the provisions in the Stock Purchase Agreement and certain exhibits thereto, which are included as Annex A to this Proxy Statement.

GENERAL DESCRIPTION OF THE ACQUISITION


     Rollins proposes to acquire the hazardous and industrial waste business conducted by Laidlaw in the United States and Canada for consideration comprised of (i) $400,000,000 in cash (less certain assumed bond indebtedness as described in the Stock Purchase Agreement, a portion of which is being repaid at Closing) consisting of a payment of $225,000,000, less the amount of such bond indebtedness, from Rollins to LTI and a repayment of $175,000,000 to Laidlaw from a Canadian subsidiary of Chem-Waste with funds contributed by Rollins (the "Cash Consideration"); (ii) the Stock Consideration; and (iii) the PIK Debenture. Laidlaw conducts substantially all its hazardous and industrial waste business through the Acquired Subsidiaries. The Acquired Subsidiaries consist of Chem-Waste and all direct and indirect subsidiaries of Laidlaw engaged in the hazardous and industrial waste business, other than the Retained Subsidiaries.


BACKGROUND OF THE ACQUISITION


     In April 1996, John W. Rollins, Sr., Chairman of the Board and Chief Executive Officer of Rollins, and John W. Rollins, Jr., Senior Vice Chairman of the Board, met briefly in Atlanta, Georgia with James R. Bullock, President and Chief Executive Officer of Laidlaw, and Leslie W. Haworth, Senior Vice President and Chief Financial Officer of Laidlaw, to discuss the possibility of a business combination involving their respective hazardous waste businesses. Specific economic terms were not discussed at this meeting.


     Two subsequent meetings were held in October 1996. Present at one or both meetings on behalf of Rollins were John W. Rollins, Sr., John W. Rollins, Jr. and Henry B. Tippie, Chairman of the Executive Committee of Rollins, and present on behalf of Laidlaw were James R. Bullock, Leslie W. Haworth and Ivan R. Cairns, Senior Vice President and General Counsel of Laidlaw. During the October meetings, the parties discussed a possible acquisition by Rollins of Laidlaw's hazardous and industrial waste business and the possible terms of such an acquisition. Laidlaw indicated that it would be interested in considering a disposition of its hazardous and industrial waste business if acceptable terms could be agreed upon. The parties discussed in general various financial and operating information relative to each other's hazardous waste businesses, and certain aspects of the synergies that could result from a combination of the two businesses.

     On November 1, 1996, the parties executed a confidentiality agreement and agreed to exchange additional, more detailed information relative to financial and operating matters. The parties next met in Wilmington, Delaware on November 15, 1996 for an in-depth discussion of potential terms for the Acquisition and related financing and tax issues. Present on behalf of Rollins were John W. Rollins, Sr., John W. Rollins, Jr., Henry B. Tippie, and Klaus M. Belohoubek, Esquire, Counsel to Rollins. Present on behalf of Laidlaw were James R. Bullock, Leslie W. Haworth, Ivan R. Cairns, Kenneth W. Winger, President and Chief Operating Officer of Laidlaw Environmental Services, Inc., and two additional representatives from Laidlaw. Certain tentative terms for the Acquisition were developed at this meeting, involving a combination of cash, debt and securities to be paid by Rollins comprised of approximately $400,000,000 in cash, 120,000,000 shares of Common Stock of Rollins, a payment-in-kind debenture in the principal amount of $375,000,000 and warrants for 100,000,000 shares of Common Stock of Rollins. The parties agreed that additional due diligence and negotiation of terms, particularly with regard to the debentures and warrants, was necessary before a proposed structure could be finalized.

     Following this November meeting, it was agreed that each party would continue its due diligence investigation of the other's business with a view to determining if an acceptable acquisition structure could be developed. This process continued through December as Rollins and Laidlaw continued their negotiations and due diligence, and held various internal meetings regarding structure, tax, legal, accounting, financing and operating issues.

     Simultaneously, the parties agreed to jointly focus their efforts on securing financing for the Acquisition on acceptable terms and conditions. Various sources of outside financing and the renegotiation of existing debt were considered.

     Since certain financial terms discussed during the November 15, 1996 meeting assumed the renegotiation of existing debt, the parties agreed to jointly explore negotiations with Rollins' largest creditor, Westinghouse Electric Corporation ("Westinghouse"). As a result of Rollins' 1995 acquisition of Aptus, Inc. from Westinghouse, Westinghouse became the holder of 100% of Rollins' $13,839,000 7.75% Senior Unsecured Debentures (the "Senior Unsecured Debentures") and 100% of Rollins' $66,000,000 7.25% Subordinated Convertible Debentures (the "Subordinated Convertible Debentures"). In addition, Westinghouse provided a credit enhancement on Rollins' $45,700,000 Tooele County Variable Rate Industrial Revenue Bonds (the "Revenue Bonds") and provided $25,000,000 of letters of credit for certain statutorily required closure and post-closure financial assurances.

     After various discussions between representatives of Laidlaw, Rollins and Westinghouse, it was agreed that should the Acquisition be consummated, the Senior Unsecured Debentures and Subordinated Convertible Debentures would be replaced with a $60,000,000 promissory note from Rollins, to be guaranteed by Laidlaw. In addition, Westinghouse would be relieved of its obligations relative to the credit enhancement on the Revenue Bonds and the letters of credit for financial assurances. An agreement in principle reflecting these terms was entered into with Westinghouse on January 6, 1997.

     During this same period, representatives of Rollins and Laidlaw continued to negotiate various terms of the Acquisition. An initial draft of the Stock Purchase Agreement was circulated with the original intention of negotiating a final agreement before making a public announcement. Based on the number of issues that remained to be addressed in the Stock Purchase Agreement, the extensive number of exhibits and schedules requiring completion, and the level of due diligence that each side felt would be appropriate prior to executing a final, binding document, the parties agreed to first negotiate and finalize a letter of intent.

     Also during December, representatives of Laidlaw and Rollins negotiated the terms of the $650,000,000 Senior Secured Credit Facilities (the "Credit Facilities") arranged with The Toronto-Dominion Bank as lead syndicate bank (the "Agent"). Approximately $325,000,000 to $350,000,000 of the proceeds of the credit facilities were to be used to pay a portion of the $400,000,000 cash component of the consideration to Laidlaw. The remaining $50,000,000 to $75,000,000 of the cash consideration was to consist of industrial revenue bonds and other third party indebtedness of the Acquired Subsidiaries that would remain in place after Closing. After negotiation of several drafts, a commitment letter for the $650,000,000 Senior Secured Credit Facilities (the "Bank Commitment") was executed on December 10, 1996 between the Agent and Laidlaw, and made assignable to Rollins. The $650,000,000 was comprised of a $275,000,000 revolving line of credit ($200,000,000 of which could be used for letters of credit for closure and post-closure financial assurances) and $375,000,000 of six, seven and eight year amortizing term loans at various interest rates.

     As the parties negotiated the terms of the financing with the Agent and renegotiated the Westinghouse debt, certain changes were made to the amount and form of the consideration to be paid to Laidlaw. The warrants were replaced with a convertible feature added to the payment-in-kind debenture and the total amount of the payment-in-kind debenture was reduced. The revised consideration consisted of $400,000,000 in cash, 120,000,000 shares of Common Stock of Rollins, and a 5% subordinated convertible pay-in-kind debenture in the original principal amount of $350,000,000 with a conversion price of $3.75 per share. Various refinements to the terms of the consideration and the letter of intent continued throughout December.

     On January 3, 1997, John W. Rollins, Jr., Klaus M. Belohoubek and Patrick
J. Bagley, Chairman of the Audit Committee of Rollins, met with representatives of Raymond James to review the terms of the proposed Acquisition and to retain Raymond James as its financial advisor.



     On January 6, 1997, the Board of Directors of Rollins held a special meeting in Wilmington, Delaware to review the transaction, including the most recent draft of the letter of intent and various issues relative to structural, financial, legal, accounting, tax, environmental and operating aspects of the Acquisition. The Board of Directors directed management to execute the letter of intent in substantially the same form as presented to the meeting, to retain Raymond James to review the fairness of the terms of the Acquisition from a financial standpoint, and to continue with due diligence and negotiation of a definitive stock purchase agreement. The letter of intent was executed later that day and Rollins and Laidlaw issued a joint press release announcing its terms after the close of the market.


     Discussions between Rollins and Laidlaw continued through the next several weeks in an effort to finalize negotiations on the terms of the Acquisition and the Stock Purchase Agreement. Concurrently, each party began more extensive due diligence relative to legal, environmental, accounting, financing and operational concerns. Due diligence teams from each party visited each other's corporate and regional offices and various operating facilities.

     During the week of January 24, a draft of the Stock Purchase Agreement was circulated to the Board of Directors. Numerous conversations among management and the Board of Directors ensued to discuss the current form of the Acquisition and the draft of the Stock Purchase Agreement. As a result, management continued to proceed with final negotiations.

     On Monday, January 27, 1997, a meeting was held in Toronto, Canada to continue negotiations on the Stock Purchase Agreement. Present for Laidlaw was James R. Bullock and Ivan R. Cairns; present for Rollins were John W. Rollins, Jr., Klaus M. Belohoubek and Michael B. Kinnard, Vice President and General Counsel of Rollins. The parties exchanged certain information relative to the results of their due diligence efforts and finalized various details relative to the indemnification provisions in the agreement, including those relating to taxes and environmental matters. Subject to various thresholds and time periods, Laidlaw agreed to remain responsible for all pre-Closing taxes and for certain environmental claims that could arise after consummation of the Acquisition.

     Over the next few days, Rollins and Laidlaw exchanged various drafts of the Stock Purchase Agreement and the exhibits and schedules thereto.

     On January 31, 1997, during its regularly scheduled quarterly meeting, the Board of Directors reviewed the terms of the Acquisition and the most recent draft of the Stock Purchase Agreement. Details relative to the financing with the Agent, a draft of the fairness opinion to be provided by Raymond James, and the most recent version of the Stock Purchase Agreement were provided to the Board of Directors in advance of the meeting. During the meeting, management updated the Board of Directors on the terms negotiated during the previous weeks, presented a summary of the due diligence investigation conducted to date, reviewed various financing and structural issues, and discussed operating and management issues that would need to be addressed post-Closing. Representatives of Raymond James also addressed the meeting, gave a detailed financial presentation, together with pro forma financial statements, and delivered the firm's opinion that the Acquisition was fair to Rollins from a financial standpoint. After extensive discussion, the Board of Directors unanimously voted to authorize management to execute the Stock Purchase Agreement in the form presented, assuming no material changes were made prior to execution.

     On February 6, 1997, the exhibits and schedules to the Stock Purchase Agreement were finalized and the Stock Purchase Agreement was executed substantially in the form presented to the Board of Directors on January 31, 1997. Later that day, the parties jointly announced the execution of the Stock Purchase Agreement after the close of the market.

REASONS FOR THE ACQUISITION

     At a meeting of the Board of Directors held on January 31, 1997, the Board of Directors concluded that the Stock Purchase Agreement and the Acquisition are fair to and in the best interests of Rollins and its stockholders, approved the Stock Purchase Agreement and certain related matters, and resolved to recommend that the stockholders of Rollins approve and adopt the Stock Purchase Agreement. As described under " -- Background of the Acquisition," at meetings held on January 6, 1997 and January 31, 1997, the Board of Directors received presentations from, and reviewed the terms of the Stock Purchase Agreement with, its financial and legal advisors.

     In approving the Stock Purchase Agreement and the Acquisition and concluding that they are in the best interest of Rollins and its stockholders, the Board of Directors considered the following material factors:

          1. The Board of Directors' belief that there is an increasing trend of consolidation within the hazardous and industrial waste industry and that the Acquisition will allow Rollins to compete more effectively in this consolidating industry.

          2. The Acquisition is consistent with Rollins' long-term objective of creating a vertically-integrated hazardous and industrial waste management company with a broad geographic base of operations.

          3. The Board of Directors reviewed carefully the respective businesses, financial condition, results of operations, cash flows, and prospects of each of Rollins and Laidlaw, both on a historical and on a prospective basis. In this regard, the Board of Directors believes that Laidlaw is an established and highly regarded company with an effective and experienced management team; that the combination of Rollins with the Acquired Subsidiaries would result in various cost-savings and synergies, economies of scale and efficiencies; that the Acquired Subsidiaries' superior liquidity and access to capital would better be able to meet the increased need for capital resources to remain competitive in the consolidating hazardous and industrial waste industry; and that Rollins and the Acquired Subsidiaries would have greater ability to serve additional markets in the hazardous and industrial waste industry and to expand operations in existing markets. See "Summary Pro Forma Combined Financial Statements."


          4. Management of Rollins anticipates that combining its operations with those of the Acquired Subsidiaries will increase revenues and return its operations to profitability. Assuming that anticipated integration initiatives are completed and projected operating synergies and cost savings are realized, the Acquisition should be accretive to future earnings per share and cash flow. Management believes that there are opportunities for substantial cost savings, including the elimination of redundant overhead and operating expenses and the realization of other valuable business synergies and operating efficiencies. Provided that its various assumptions are accurate, management of Rollins believes that, within six to twelve months after Closing, Rollins and the Acquired Subsidiaries can realize approximately $90,000,000 in synergies and cost savings on a combined basis.


          5. The management of Rollins evaluated the operating facilities of Rollins and the Acquired Subsidiaries on a combined basis and concluded that certain of the facilities of the Acquired Subsidiaries will be redundant. Accordingly, Rollins anticipated that, in the quarter in which the Closing occurs, it will record a one-time after-tax charge to earnings of approximately $200,000,000 (approximately $320,000,000 before tax).

          6. The Board of Directors considered the presentation of Raymond James delivered to the Board of Directors at its meeting on January 31, 1997, including Raymond James's opinion to the effect that, as of January 31, 1997, the terms of the Acquisition are fair to Rollins, from a financial point of view. See " -- Opinion of Financial Advisor to Rollins."

          7. The Board of Directors considered various financial and other terms and conditions of the Stock Purchase Agreement, including the terms of the Stock Purchase Agreement that permit the

     Board of Directors, in the exercise of its fiduciary duties and subject to certain conditions, to respond to inquiries regarding potential alternative business combination transactions, to provide information to and negotiate with any third party making an unsolicited bona fide proposal to engage in such a transaction with Rollins, and to terminate the Stock Purchase Agreement if the stockholders of Rollins do not approve of the Acquisition. In that regard, the Board of Directors believed that Rollins' obligation to pay to LTI a termination fee to reimburse certain of Laidlaw's expenses if the Stock Purchase Agreement is terminated under certain circumstances would not unreasonably impede any interested third party from proposing an alternative business combination transaction. See "The Stock Purchase Agreement -- Termination; Termination Fee."

          8. The Board of Directors took into account that since the execution of the letter of intent relative to the Acquisition and the public announcement thereof on January 6, 1997, no other party had proposed or indicated any interest in proposing to Rollins an alternative business combination transaction. In that regard, the Board of Directors believed that any potential alternative transaction would be unlikely to provide value to Rollins' stockholders superior to the Acquisition.

          9. The Board of Directors' belief that considering the above factors, particularly the enhanced opportunities available to Rollins and Laidlaw to compete effectively in the marketplace as a combined entity, the Acquisition affords Rollins' stockholders greater opportunity to realize appreciation in the value of their equity investment in Rollins.

     There can be no assurance, of course, that the benefits anticipated to result from the Acquisition will, in fact, be achieved.

     In addition to the anticipated benefits of the Acquisition, the Board of Directors considered the following potential risks and disadvantages:

          1. After consummation of the Acquisition, Rollins will be highly leveraged with substantial debt service obligations, and will thus be particularly susceptible to adverse changes in its industry, the economy and the financial markets generally. Rollins' ability to complete additional debt financing will be limited by restrictive covenants under the terms of the financing for the Cash Consideration, and those limits on financing may also limit Rollins' ability to complete additional acquisitions. See " -- Financing of the Acquisition."

          2. Any substantial delay in or reduction of expected operating synergies and cost savings could adversely impact the value of Rollins' Common Stock and Rollins' ability to raise new capital.

          3. Rollins' success after the Acquisition will be dependent in part on Rollins' ability to successfully integrate the operations of the Acquired Subsidiaries, which are substantially larger than Rollins itself.

          4. Rollins will acquire operations in Canada, where it has little familiarity with the regulatory framework governing waste management operations.


          5. Rollins has received an indemnity from Laidlaw for potential contingent liabilities relating to the Acquired Subsidiaries after Closing, including tax and environmental liabilities, subject to certain limitations. See "The Stock Purchase Agreement -- Indemnification." Laidlaw is also providing either a credit enhancement or a guaranty for certain indebtedness of Rollins. See "The Stock Purchase Agreement -- LTI Guaranties." In addition, as part of the restructuring of Rollins' debt to Westinghouse, Laidlaw has guaranteed $60,000,000 of Rollins' indebtedness. Under the terms of the restructuring, it shall be an event of default with respect to such indebtedness if Laidlaw does not maintain an investment grade rating on its indebtedness. See "Stock Purchase Agreement -- Proposed Modification of Westinghouse Debt." While Laidlaw debt is currently rated investment-grade or better, the failure of Laidlaw to perform under its indemnification obligations when required to do so may have a material adverse effect on the financial condition and results of operations of Rollins.

          6. Following the consummation of the Acquisition, Laidlaw will own approximately 67% of the voting stock of Rollins. As a result, the equity ownership of current stockholders will be reduced and, if certain financial benefits and operational efficiencies anticipated by Rollins in connection with the Acquisition are not achieved, the Acquisition may result in a dilution of earnings on a per share basis.

     Other Risk Factors. Stockholders are referred to a variety of additional risk factors associated with Rollins and Laidlaw as a combined entity. See "Risk Factors."


     In addition to its potential benefits and risks, the Board of Directors, in reaching its decision to approve the Acquisition, considered: (i) the terms and conditions of the Stock Purchase Agreement and the fact that such terms and conditions were negotiated on an arm's-length basis between Rollins and Laidlaw, and (ii) the agreements entered into between Laidlaw and each of John W. Rollins, Sr., John W. Rollins, Jr., and Henry B. Tippie, the three members of the Executive Committee of Rollins and significant stockholders of Rollins, to vote their shares in favor of the Acquisition. See " -- Interests of Certain Persons in the Acquisition." In addition, each member of the Board of Directors has expressed his intention to vote any shares owned by him, or over which he exercises voting control, in favor of the Acquisition.


     In view of the nature and variety of factors considered in connection with its evaluation of the Acquisition, the Board of Directors did not find it practicable to quantify or otherwise assign specific weights to specific factors. Each anticipated benefit was deemed to support the conclusion of the Board of Directors, and the anticipated benefits, considered as a whole, were determined to outweigh the potential risks and disadvantages, considered as a whole.

FINANCING OF THE ACQUISITION

     Rollins intends to finance the Cash Consideration with proceeds of a new bank financing. In contemplation of the Acquisition, Laidlaw has received the Bank Commitment from the Agent to provide the Credit Facilities. Laidlaw has agreed to assign the Bank Commitment to Rollins. At the Closing following such assignment, Rollins will become the Borrower under the Credit Facilities.


     The Credit Facilities will consist of five parts: (i) a $275,000,000 6-year Senior Secured Revolving Credit Facility with a $200,000,000 letter of credit sublimit (the "Revolving Credit Facility" or "Facility A"), (ii) a $165,000,000 6-year Senior Secured Amortizing Term Loan ("Facility B"), (iii) a $60,000,000 6-year Senior Secured Amortizing Canadian Term Loan ("Facility C"), (iv) a $75,000,000 Minimally Amortizing 7-year Senior Secured Term Loan ("Facility D") and (v) a $75,000,000 Minimally Amortizing 8-year Senior Secured Term Loan ("Facility E"; Facility B, Facility C, Facility D and Facility E, collectively, the "Term Loans"). The Credit Facilities will be secured by all of the tangible assets of Rollins to the extent required by the syndicate of banks and other financial institutions (collectively, the "Lenders") acceptable to Rollins and the Agent that will make the loans pursuant to the Credit Facilities. All of the capital stock of Rollins' subsidiaries, including the Acquired Subsidiaries, will be pledged as part of such security for the Credit Facilities, and such subsidiaries will guaranty the obligations of Rollins to the Lenders. In addition, the Lenders have the option to require Rollins to grant to the Agent on behalf of the Lenders a security interest in certain real property held by Rollins. Laidlaw will not guaranty any portion of the Credit Facilities.



     The Term Loans will be drawn in full on the date upon which the Closing takes place (the "Closing Date"), which date will be, unless Rollins and LTI agree otherwise, the fifth business day after all necessary governmental and regulatory approvals regarding the Acquisition have been obtained and all other conditions to the respective obligations of Rollins, Laidlaw and LTI as set forth in the Stock Purchase Agreement have been satisfied or waived. The Revolving Credit Facility will be available commencing on the Closing Date of which $200,000,000 will be available for letters of credit and $100,000,000 will be available for loans, subject to an aggregate limit of $275,000,000. Principal will be due under Facility B in annual installments commencing in 1997 of $7,000,000, $19,000,000, $26,000,000, $29,000,000, $40,000,000, in years 1997 through 2001, respectively, with a final principal payment of $44,000,000 due at maturity in 2002. Principal will be due under Facility C in annual installments commencing in 1997 of $3,000,000, $6,000,000, $9,000,000,
$11,000,000 and $15,000,000, in years 1997 through 2001, respectively, with a final principal payment of $16,000,000 due at maturity in 2002. Principal will be due under Facility D in annual installments of $750,000 in years 1997 through 2002, with a final principal payment of $70,500,000 due at maturity in 2003. Principal will be due under Facility E in annual installments of $750,000 in years 1997 through 2003, with a final principal payment of $69,750,000 due at maturity in 2004.



     Interest per annum on the Credit Facilities will vary depending on the particular Credit Facility, whether Rollins chooses to borrow under Eurodollar or non-Eurodollar loans and, with respect to Facilities A, B and C, the current total leverage ratio. Non-Eurodollar loans are made at the Alternate Base Rate plus Base Rate Margin. The Alternate Base Rate is defined as the higher of (i) the applicable prime rate of the Agent and (ii) the Federal Funds rate plus 1/2 of 1%. Eurodollar loans are made at the London Interbank Offered Rate ("LIBOR") plus the LIBOR Margin. With respect to Facilities A, B and C Base Rate Margin will vary from a low of 0%, if the total leverage ratio is less than 1.50, to 1.375%, if the total leverage ratio is greater than 3.00, and LIBOR Margin will vary from a low of 1.000%, if the total leverage ratio is less than 1.50, to 2.375%, if the total leverage ratio is greater than 3.00. With respect to Facility C, Prime Rate Margin will vary from a low of 0%, if the total leverage ratio is less than 1.50, to 1.375%, if the total leverage ratio is greater than 3.00, and B/A Margin will vary from a low of 1.000%, if the total leverage ratio is less than 1.50, to 2.375%, if the total leverage ratio is greater than 3.00. With respect to Facility D, the Base Rate Margin will be 2.125% and the LIBOR Margin will be 3.125%. With respect to Facility E, the Base Rate Margin will be 2.375% and the LIBOR Margin will be 3.375%. In the event of and during the continuance of a payment default under the Credit Facilities, all margins will be increased by 2.00%.



     Several fees are payable in connection with the Credit Facilities. An underwriting fee of $16,250,000 is payable to the Agent in installments. Of the total fee, $2,437,500 has been advanced by Laidlaw and the remainder will be paid from the proceeds of the loans under the Credit Facilities at Closing. The portion of the fee advanced by Laidlaw will be repaid to Laidlaw by Rollins at the Closing. An annual administration fee of $125,000 will be payable in advance, with the first payment due on the Closing Date and subsequent payments due thereafter on each anniversary of the Closing Date. In addition, letter of credit fees will be payable at a rate per annum equal to the applicable LIBOR Margin for Facilities A, B and D.



     The Credit Facilities are subject to a number of conditions which include those customary for financing transactions of this type (such as the preparation of loan documentation satisfactory to the Lenders, receipt of opinions of counsel, absence of material adverse changes, and receipt by the Lenders of an environmental assessment report satisfactory to the Lenders), as well as the following conditions: (i) the Lenders shall have completed and been satisfied with the results of their due diligence review of the assets, liabilities, business, operations, conditions, prospects and environmental condition and litigation of Rollins and (ii) the Acquisition, including the Seller's acceptance of the PIK Debenture, shall have been consummated concurrently with the closing of the Credit Facilities on terms satisfactory to the Lenders.


     The Bank Commitment provides that the agreement pursuant to which the Credit Facilities will be established will contain negative, affirmative and financial covenants customarily found in the Lenders' credit agreements for financings such as the financing provided by the Credit Facilities, including covenants (i) requiring compliance with laws and performance of obligations,
(ii) restricting transactions with affiliates, (iii) requiring satisfactory levels of interest coverage and fixed charge coverage and ratios of total funded debt to operating cash flow and total contingent obligations to operating cash flow, (iv) limiting annual capital expenditures, (v) requiring periodic reporting of financing information and (vi) restricting debt, guarantees, liens, mergers and consolidations, sales of assets, dividends and other distributions to stockholders, changes in the nature of the business and changes in charter documents and other material contracts. The covenants referred to above will be subject to significant exceptions. Although the Bank Commitment generally describes the types of covenants which are to be incorporated into the final credit agreement, neither the precise terms of the covenants, nor the exceptions thereto, are described in the Bank Commitment. Prior to the execution of the credit agreement pursuant to which the Credit Facilities are to be established, Laidlaw, Rollins and the Lenders must negotiate mutually satisfactory covenants and any exceptions applicable thereto.

OPINION OF FINANCIAL ADVISOR TO ROLLINS

     On January 31, 1997, Raymond James delivered its written opinion to the Board of Directors that, as of the date of such opinion, the terms of the Acquisition were fair, from a financial point of view, to Rollins. The full text of the written opinion of Raymond James, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex B to this Proxy Statement and is incorporated herein by reference. The summary of the opinion of Raymond James set forth in this Proxy Statement is qualified in its entirety by reference to the written opinion attached to this Proxy Statement as Annex B. Stockholders of Rollins are urged to, and should, read such opinion in its entirety. Raymond James' opinion is directed only to the fairness, from a financial point of view, of the terms of the Acquisition to Rollins and does not constitute a recommendation to any stockholder of Rollins as to how such stockholder should vote concerning the Acquisition.

     In connection with this opinion, Raymond James reviewed, among other things, a draft of the Stock Purchase Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of Rollins for the two years ended September 30, 1996; Annual Reports to Stockholders of Laidlaw for the two fiscal years ended August 31, 1996; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Rollins and Laidlaw; the unaudited historical financial statements of the Acquired Subsidiaries for the years ended August 31, 1994, 1995 and 1996; certain unaudited interim financial statements of Rollins and the Acquisition Subsidiaries; and certain internal financial analyses and forecasts for Rollins prepared by the management of Rollins and for the Acquired Subsidiaries prepared by the management of the Acquired Subsidiaries. Raymond James also held discussions with members of the senior management of Rollins and the Acquired Subsidiaries regarding the past and current business operations, financial condition and future prospects of Rollins and the Acquired Subsidiaries and of a combined business consisting of Rollins and the Acquired Subsidiaries. In addition, Raymond James reviewed other information deemed relevant to its inquiry including the reported price and trading activity for the capital stock of Rollins, certain other publicly available financial information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the environmental services industry, and performed such other studies and analyses as it considered appropriate.

     No limitations were placed by the Board of Directors or management of Rollins with respect to the investigations made or the procedures followed by Raymond James. Raymond James relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. Raymond James assumed that the information presents fairly in all material respects the financial position and results of operations of Rollins and the Acquired Subsidiaries for the periods set forth therein and that the reserves for environmental liabilities set forth in the financial statements for the Acquired Subsidiaries are adequate. Management of Rollins and Laidlaw advised Raymond James that the respective foregoing projections reflect the best currently available judgment and estimates by them, and Raymond James assumed that the results contemplated in such projections, including without limitation, projected cost savings and operating synergies resulting from the Acquisition, will be realized in the amounts and at the times contemplated therein. Raymond James did not make an independent evaluation or appraisal of the assets and liabilities of Rollins or the Acquired Subsidiaries; and Raymond James has not been furnished with any such evaluation or appraisal.


     In rendering its opinion, Raymond James analyzed the fairness, from a financial point of view, of the terms of the Acquisition based on (i) the Cash Consideration, Stock Consideration and PIK Debenture (the "Acquisition Consideration") exchanged by Rollins for the Acquired Subsidiaries and (ii) the retained ownership held by pre-Acquisition Rollins stockholders in the combined post-Acquisition business comprised of Rollins and the Acquired Subsidiaries. The amount of the

Acquisition Consideration was determined by the Board of Directors of Rollins in the course of arms-length negotiation with Laidlaw of the terms of the Acquistion.


     The following is a summary of the material financial analyses used by Raymond James in connection with providing its opinion to the Board of Directors on January 31, 1997, which opinion is attached hereto as Annex B.


          (i) Comparable Company Analysis. Using publicly available information, as part of its analysis, Raymond James reviewed and compared certain financial information, ratio and stock market multiples of six publicly traded corporations in the hazardous waste treatment industry:
     American Ecology Corp. (ECOL), Clean Harbors Inc. (CLHB), Envirosource Inc.
     (ENSO), GNI Group Inc. (GNUC), Safety-Kleen Corp. (SK) and Thermo Remediation Inc. (THN) (the "Selected Companies"). The public market multiples and financial ratios for the Selected Companies were calculated using the closing market prices as of January 28, 1997. With respect to the Selected Companies, Raymond James considered enterprise value (i.e., market value of common equity plus book value of debt less cash and cash equivalents) as a multiple of latest twelve months ("LTM") sales, EBITDA and EBIT. Raymond James also considered market value of common equity ("equity value") as a multiple of LTM net income and the book value of equity. Such analysis indicated that for the selected companies (a) enterprise value as a multiple of LTM sales ranged from 0.5x to 1.8x; (b) enterprise value as a multiple of LTM EBITDA ranged from 5.9x to 13.5x; (c) enterprise value as a multiple of LTM EBIT ranged from 11.5x to 15.4x; (d) equity value as a multiple of LTM net income ranged from 16.0x to 18.6x; and (e) equity value as a multiple of book value ranged from 0.4x to 2.7x.



          Raymond James applied the results of the above to its analysis of both
     (a) the consideration exchanged by Rollins for the Acquired Subsidiaries and (b) the retained ownership held by pre-Acquisition Rollins stockholders in the combined post-Acquisition business comprised of Rollins and the Acquired Subsidiaries. Using the average multiples of each of the measures described above, the Acquired Subsidiaries' calculated valuation was $537 million to $1,591 million. The implied value of the retained equity ownership held by the pre-Acquisition Rollins' stockholders was estimated to be $52 million to $234 million.



          (ii) Selected Transactions Analysis. Raymond James analyzed certain information relating to selected transactions in the remedial field services and hazardous waste treatment industry, consisting of the acquisition by: Carlyle Group, LP of International Technologies Corp. (August 29, 1996), Tyco International Ltd. of Earth Technology Corp. USA ("Earth Tech") (December 11, 1995), Fluor Daniel Inc. of Groundwater Technology Inc. (December 1, 1995), Thermo Remediation Inc., of Remediation Technologies Inc. (November 20, 1995), Ohm Corp. of the remediation units of Rust International (December 6, 1994), Laidlaw Inc. of USPCI Inc. (October 31, 1994), Rollins of Aptus Inc. (August 23, 1994), Earth Tech of Hazwaste Industries Inc. (June 20, 1994) and Earth Tech of Summit Environmental Group Inc, (the "Selected Transactions"). Such analysis indicated that for the Selected Transactions (a) enterprise value as a multiple of LTM sales ranged from 0.4x to 1.5x, (b) enterprise value as a multiple of LTM EBITDA ranged from 4.7x to 11.2x, (c) enterprise value as a multiple of LTM EBIT ranged from 7.0x to 27.9x, (d) equity deal value as a multiple of LTM net income ranged from 9.9x to 69.2x, (e) deal equity value as a multiple of total assets as of the last day of the last reporting period ranging from.4x to 1.6x, and (f) deal equity value as a multiple of book value as of the last day of the last reporting period ranging from .7x to 12.1x.



          Raymond James applied the results of the above to its analysis of both
     (a) the consideration exchanged by Rollins for the Acquired Subsidiaries and (b) the retained ownership held by pre-Acquisition Rollins stockholders in the combined post-Acquisition business of Rollins and the Acquired Subsidiaries. Using the average multiples of each of the measures described above, the Acquired Subsidiaries' calculated valuation was $510 million to $3,587 million. The implied value of the retained equity ownership held by the pre-Acquisition Rollins stockholders was estimated to be $43 million to $124 million.

          (iii) Discounted Cash Flow Analysis. Raymond James performed a discounted cash flow analysis of the project future free cash flows for the years 1997 through 2004 of both the Acquired Subsidiaries and the combined business comprised of Rollins and the Acquired Subsidiaries. The discounted cash flow analysis for the Acquired Subsidiaries was developed based on certain operating and financial assumptions, forecasts and other information provided by the management of the Acquired Subsidiaries and assuming, among other things, discount rates of 8.1%, 10.1% and 12.1% based on the weighted average cost of capital of the Selected Companies, and terminal EBITDA multiples of 6.0x, 7.0x and 8.0x. Utilizing these assumptions, Raymond James arrived at an equity valuation range of $715.4 million to $1.1 billion for the Acquired Subsidiaries. The discounted cash flow analysis for the combined business comprised of Rollins and the Acquired Subsidiaries was based on certain operating and financial assumptions, forecasts, synergy assumptions and other information provided by the managements of the Acquired Subsidiaries and Rollins, discount rates of 8.1%, 10.1% and 12.1%, and terminal EBITDA multiples of 6.0x, 7.0x and 8.0x. Utilizing these assumptions, Raymond James arrived at a valuation range of $98.4 million to $623.0 million for 100% of the combined business, including $33.0 million to $208.6 million for the equity retained by the Rollins' stockholders.



          (iv) Pro Forma Analysis. Raymond James analyzed certain pro forma effects resulting from the Acquisition, including, among other things, the impact of the Acquisitions on the projected earnings per share ("EPS") of the combined business comprised of Rollins and the Acquired Subsidiaries for the years 1997 through 2004. Based on assumptions provided by and projections prepared by the managements of Rollins and the Acquired Subsidiaries, the results of the pro forma analysis suggest the Acquisition would be accretive to Rollins' EPS in each of the years analyzed, assuming all cost savings and synergies anticipated were achieved. The actual results achieved by the combined business may vary from the projected results and variations may be material.


     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary of the material financial analyses set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Raymond James' opinion. No company or transaction used in the above analyses as a comparison is directly comparable to Rollins or the Acquired Subsidiaries or the Acquisition. In arriving at its fairness opinion, Raymond James considered the results of such analyses taken as a whole. Furthermore, in arriving at its fairness opinion Raymond James did not attribute any particular weight to any analysis or factor it considered, but rather made qualitative judgments as to the significance and relevance of any analysis or factor. The analyses were prepared solely for purposes of Raymond James's providing its opinion to the Board of Directors of Rollins as to the fairness from a financial point of view of the terms of the Acquisition to Rollins pursuant to the Stock Purchase Agreement and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Rollins, Laidlaw, Raymond James or any other person assumes responsibility if future results are materially different from those forecast.

     As described above, Raymond James's opinion to the Board of Directors of Rollins was one of many factors taken into consideration by the Board of Directors in making its determination to approve the Stock Purchase Agreement and the Acquisition. The foregoing summary does not purport to be a complete description of the analysis performed by Raymond James and is qualified by reference to the written opinion of Raymond James set forth in Annex B hereto.

     Raymond James, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Rollins selected Raymond James as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Acquisition.

     Raymond James provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of Rollins and/or Laidlaw for its own account and for the account of customers. Raymond James has served as a financial advisor to Laidlaw within the past twelve months and has been paid for services provided pursuant to those engagements.

     Pursuant to a letter agreement dated January 3, 1997 (the "Letter"), Rollins engaged Raymond James to act as its financial advisor in connection with the Acquisition. Pursuant to the terms of the Letter, Rollins agreed to pay Raymond James $800,000 of which $200,000 was paid upon execution of the Letter and an additional $300,000 was paid upon execution of the Agreement. The remaining $300,000 is to be paid upon consummation of the Acquisition. Rollins has agreed to reimburse Raymond James for its reasonable out-of-pocket expenses (up to a maximum of $25,000), including attorney's fees, and to indemnify Raymond James against certain liabilities, including certain liabilities under the federal securities laws.

BOARD OF DIRECTORS' RECOMMENDATION

     The Board of Directors of Rollins believes the Acquisition is in the best interests of Rollins and its stockholders and unanimously recommends that the Rollins stockholders vote "FOR" the Stock Purchase Agreement and the Issuances.

ACCOUNTING TREATMENT

     If the acquisition is consummated, it will be accounted for using the purchase method of accounting applied in accordance with generally accepted accounting principles. After the Closing, the former shareholder of Laidlaw Environmental Services will have a majority of the voting rights of the outstanding equity securities of the combined company. As a result, for accounting purposes, Laidlaw Environmental Services will be treated as the accounting acquirer and the transaction will be recorded as a reverse acquisition. Consequently, the assets and liabilities of Rollins will be recorded at their estimated fair value, with any difference between the amount of such fair value and the purchase price being recorded as goodwill. The operating results of the combined company will include the results of operations of that part of the combined company which is currently Rollins from and after the Closing Date.

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION


     Board Representation. The Stock Purchase Agreement requires that Rollins, immediately prior to the Closing, shall increase the size of its Board of Directors from eight to ten members and appoint the individuals named in this Proxy Statement to the Board of Directors. Rollins and LTI shall use their best efforts to cause to be elected, through the filling of vacancies, immediately following Closing, new members of the Rollins Board of Directors so that the members are Kenneth W. Winger, currently the President and Chief Executive Officer of Laidlaw Environmental Services, who will become President and Chief Executive Officer of Rollins following the Closing; John W. Rollins, Sr., John
W. Rollins, Jr. and Henry B. Tippie, all of whom currently serve on the Board of Directors of Rollins; James R. Bullock, President and Chief Executive Officer of Laidlaw, John R. Grainger, President and Chief Operating Officer of Laidlaw Transit, and Leslie W. Haworth, Senior Vice-President and Chief Financial Officer of Laidlaw, all of whom have been designated by Laidlaw; and three individuals to be designated jointly by Rollins and LTI. To facilitate this change, it is expected that the other current Board members of Rollins will resign immediately following the Closing. Under the terms of Rollins' current Certificate of Incorporation, the Board of Directors consists of three classes of directors. Following the resignation of the Rollins' Board members immediately following the Closing, the three classes shall be reconfigured with the term of office of the first class to expire at the next annual meeting of the Board of Directors, of the second class one year thereafter and of the third class two years thereafter, and at each annual meeting of the Board of Directors held after such reconfiguration, directors shall be chosen for a full three year term to succeed those whose terms expire. Each class of directors shall have at least one representative who has been nominated (i) solely by Rollins, (ii) solely by LTI and (iii) by Rollins and LTI acting jointly.


     Accordingly, at Closing, Kenneth W. Winger, currently the President and Chief Executive Officer of Laidlaw Environmental Services, will become President and Chief Executive Officer of Rollins. John W. Rollins, Sr., John W. Rollins, Jr. and Henry B. Tippie, each of whom is currently a member of the Board of Directors of Rollins, will continue on the Board of Directors. Mr. Tippie's term as a member of the Board of Directors will expire in 1998 rather than 1999, however. All other current directors of Rollins will resign from the Board effective as of the Closing Date. James R. Bullock, John R. Grainger and Leslie
W. Haworth and three additional directors will become members of the Board of Directors effective as of the Closing Date. If any such nominee becomes unavailable for election for any reason, Rollins and/or LTI will have the right to propose an alternative nominee and the stockholders will have discretionary authority to vote for a substitute or substitutes.

     Stockholder Agreement to Vote. Pursuant to a letter dated February 17, 1997, John W. Rollins, Sr., John W. Rollins, Jr. and Henry B. Tippie agreed to vote their shares of Common Stock in favor of the Stock Purchase Agreement, the Issuances and the Amendments. John W. Rollins, Sr. has the right to vote 3,697,576 shares of Common Stock, John W. Rollins, Jr. has the right to vote 166,125 shares of Common Stock and Henry B. Tippie has the right to vote 1,270,000 shares of Common Stock.

     Agreement with Officers.  Pursuant to a letter dated January 15, 1997, John
V. Flynn, Jr., President and Chief Operating Officer, agreed to resign from such positions on the Closing Date in exchange for (i) at the option of Mr. Flynn, either (a) remaining an employee for two years from the Closing Date at an annual salary of $400,000, or (b) receiving as severance a lump sum payment equal to the total amount then remaining unpaid under clause (a), and (ii) receiving, for so long as Mr. Flynn remains an employee, use of a company car and such health and welfare, life insurance, disability, pension, stock option and other benefits as are made available to other employees of Rollins. The letter also specifies that, for a period of three years after the Closing Date, Mr. Flynn will not participate in a business which competes with Rollins in the hazardous or industrial waste incineration business.


     Frank H. Minner, Jr., Group Vice President -- Finance, Treasurer and Chief Financial Officer, agreed to resign from such positions on the Closing Date in exchange for receiving as severance payment of $165,973 over a one-year period, which amount is equal to one year's salary.


     John W. Rollins, Jr., Senior Vice Chairman of the Board, agreed to resign from such position on the Closing Date (although he will remain a director) in exchange for an agreement to guarantee Mr. Rollins an annual retirement benefit of $57,538.45 beginning June 1, 1997, which is the amount of his present accrued benefit under the Rollins Pension Plan and Excess Benefit Plan if he were to retire at age 65. The difference between the benefit Mr. Rollins would receive under such plans at age 65 and the amount he would otherwise receive beginning June 1, 1997 will be paid by Rollins.

     Pursuant to Section 11.14 of the Stock Purchase Agreement, all employees of Rollins, including the officers named above, will receive immediate vesting of all incentive stock options on the Closing Date.

     John W. Rollins, Sr. and Henry B. Tippie, the other two officers among Rollins' five most highly compensated officers, also will resign their positions as officers on the Closing Date (although they will remain directors). They will receive no severance or other compensation for such resignations.

NO DISSENTER'S RIGHTS OF APPRAISAL

     There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon hereby. Delaware law does not require that holders of Common Stock who object to the Stock Purchase Agreement and the Acquisition, and who vote against or abstain from voting in favor of the Stock Purchase Agreement, the Issuances or the Amendments be afforded any appraisal or dissenters' rights or the right to receive cash for their shares.

                          THE STOCK PURCHASE AGREEMENT

     The following summary of the Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the provisions in the Stock Purchase Agreement, or pertinent exhibits, which are included as Annex A hereto.

ACQUISITION CONSIDERATION

     Components of Consideration. The aggregate consideration to be paid by Rollins for all of the stock of Chem-Waste consists of (i) the Cash Consideration, (ii) the Stock Consideration and (iii) the PIK Debenture.


     Cash Consideration. The Cash Consideration consists of $400,000,000 in cash (less certain assumed bond indebtedness described in the Stock Purchase Agreement, a portion of which is being paid at Closing), consisting of a payment of $225,000,000, less the amount of such bond indebtedness, from Rollins to LTI and a repayment of $175,000,000 to Laidlaw from a Canadian subsidiary of Chem-Waste with funds contributed by Rollins. Rollins intends to finance the Cash Consideration with proceeds of a new bank financing consisting of the Bank Commitment from the Agent to provide $650,000,000 in aggregate principal amount of senior secured Credit Facilities. Laidlaw has agreed to assign the Bank Commitment to Rollins. At the Closing following such assignment, Rollins will become the Borrower under the Credit Facilities. The Credit Facilities will consist of a revolving credit facility and four Term Loans. The Credit Facilities will be secured by all of the tangible assets of Rollins to the extent required by the Lenders. All of the capital stock of Rollins' subsidiaries, including the Acquired Subsidiaries, will be pledged as part of such security for the Credit Facilities, and such subsidiaries will guaranty the obligations of Rollins to the Lenders. Laidlaw will not guaranty any portion of the Credit Facilities. See "The Acquisition -- Financing of the Acquisition."


     Stock Consideration. The Stock Consideration consists of 120,000,000 shares of Rollins' Common Stock. Upon issuance in accordance with the terms of the Stock Purchase Agreement, the 120,000,000 shares of Common Stock will be fully paid and non-assessable. Laidlaw and LTI will have the right under certain circumstances pursuant to a registration rights agreement to be dated the Closing Date (the "Stock Registration Agreement") to demand, on three occasions in the first five years after the Closing Date and on three additional occasions during the period after the fifth anniversary and prior to the twelfth anniversary of the Closing Date, that Rollins file (and use its reasonable efforts to cause to become effective) a United States registration statement covering shares of Common Stock (including the Stock Consideration) and to use its reasonable efforts to qualify such shares of Common Stock for sale under the blue sky or securities laws of the various states of the United States, and to demand that Rollins use its reasonable efforts to effect the qualification of such shares of Common Stock for distribution under the Canadian Securities Acts. Such right expires on the earlier of (i) the twelfth anniversary of the Closing Date and (ii) the date on which 80% or more of the PIK Debenture has been converted or redeemed. See "-- Resales of Rollins Securities by Laidlaw."


     The PIK Debenture. On the Closing Date, Rollins will issue the PIK Debenture. The principal of the PIK Debenture will be payable twelve years after the Closing Date, subject to earlier mandatory or optional prepayment and any acceleration of its maturity upon default.



     The PIK Debenture will bear interest at the fixed rate of 5% per annum. For the first two years after the Closing Date (the "Mandatory PIK Interest Payment Period"), interest on the outstanding principal balance of the PIK Debenture will accrue at the 5% rate, but will be paid in Common Stock. After the Mandatory PIK Interest Payment Period, at the election of Rollins any payment due under the PIK Debenture (except upon an optional early redemption), including any accrued interest or principal, may be paid in Common Stock. The number of shares of Common Stock for each such payment shall be equal to the dollar amount in accrued interest or principal due divided by the current market price of Common Stock as of the date such payment is due. Interest on the outstanding principal balance of the PIK Debenture will be payable semiannually beginning approximately six months after the date of Closing and continuing through the scheduled maturity date of the PIK Debenture.


     On and after the fifth anniversary of the Closing Date and until the business day prior to the repayment of the PIK Debenture, the PIK Debenture will be convertible, in whole or in part, at the option of the holder, to shares of Common Stock. The conversion shall be at a price equal to the conversion price (the "Conversion Price"), which shall be $3.75 per share, subject to adjustment under certain circumstances.

     Shares issued upon payment in Common Stock of any amount due under the PIK Debenture or upon conversion of the PIK Debenture shall also be entitled to registration rights as provided in the Stock Registration Agreement. See "-- Resales of Rollins Securities by Laidlaw."

     During the period commencing five years after the Closing Date, Rollins will have the option to prepay the PIK Debenture in cash, in whole or in part, at the face amount of the PIK Debenture; provided, however, that Rollins will be permitted to exercise such prepayment option only if the last reported sales price of Common Stock equals or exceeds 120% of the Conversion Price for a period of at least 10 consecutive trading days.

     Subject to the subordination provisions of the PIK Debenture, the maturity of the PIK Debenture may be accelerated if a "Default" occurs. Under the PIK Debenture a "Default" includes (i) a failure by Rollins to pay the principal amount or accrued interest amount of the PIK Debenture on its maturity date or any interest payment date, respectively, (ii) certain events involving the voluntary or involuntary bankruptcy of Rollins or other insolvency proceedings involving Rollins and (iii) the acceleration of the maturity of the amounts outstanding under the Credit Facilities as a result of a default thereunder. In the event the PIK Debenture is accelerated as the result of any acceleration of the amounts outstanding under the Credit Facilities no action may be taken if the amount outstanding under the Credit Facilities is no longer subject to acceleration or the related default under the Credit Facilities is waived.

     The PIK Debenture will rank junior in right of payment to the amounts outstanding under the Credit Facilities and to essentially all other indebtedness of Rollins other than (i) amounts owed (except to banks, insurance companies and other financing institutions and except for obligations under capitalized leases) for goods, materials, services or operating lease rental payments in the ordinary course of business or for compensation to employees and
(ii) any liability for federal, state, provincial, local or other taxes owed or owing by Rollins.

CLOSING DATE

     Unless Rollins and LTI agree otherwise, the Acquisition will be consummated on the fifth business day after all necessary governmental and regulatory approvals have been obtained, the Rollins stockholders have approved the matters submitted to them for approval in connection with the Stock Purchase Agreement, and all other conditions to the consummation of the Acquisition have been satisfied or waived. It is currently expected that the Acquisition will be consummated on or before the fifth business day following the Special Meeting. See "-- Governmental and Regulatory Approvals" and "-- Other Conditions to the Consummation of the Acquisition."

REPRESENTATIONS AND WARRANTIES

     In the Stock Purchase Agreement, Rollins, Laidlaw and LTI have made various representations and warranties (subject in some cases to materiality and knowledge qualifiers) relating to, among other things, their respective businesses and financial condition, the parties' requisite corporate authority to enter into and perform their obligations under the Stock Purchase Agreement, the absence of a breach or violation of or default under the parties' charter or bylaws or internal rules or regulations governing conduct of corporate actions as a result of the consummation of the Acquisition, the accuracy of the respective parties's various filings with the SEC, the accuracy of the respective parties' financial statements, the accuracy of the respective parties' tax returns and other filings with applicable taxing authorities, the satisfaction of certain legal requirements, including the receipt of all governmental, regulatory and other necessary consents or waivers for the Acquisition and the absence of certain changes in their respective businesses, including the absence of undisclosed liabilities, environmental matters or labor matters having a material adverse effect on the respective parties' business and material litigation matters. In addition, Rollins, Laidlaw and LTI have made representations and warranties relating to their employee benefit plans and material contracts of Rollins or the Acquired Subsidiaries, as appropriate, the nature of their respective transactions with affiliates and the condition and sufficiency of their respective assets. Laidlaw and LTI have made representations and warranties that upon the transfer in connection with the Acquisition of the issued and outstanding capital stock of

Chem-Waste, such shares will be duly authorized, validly issued, fully paid and nonassessable, that LTI has good and marketable title to such shares, free and clear of any liens, and that the transfer of such shares in connection with the Acquisition will pass good and marketable title to such shares, free and clear of any liens, other than any liens granted in connection with the financing of the Acquisition. Rollins has made representations and warranties that, upon issuance pursuant to the terms of the Stock Purchase Agreement, the Common Stock and Debenture Shares will be duly authorized, validly issued, fully paid and nonassessable.

ENVIRONMENTAL MATTERS

     In the Stock Purchase Agreement, Laidlaw and LTI have made representations and warranties to Rollins (subject to certain knowledge and materiality qualifiers and matters previously disclosed) to the effect that (i) the Acquired Subsidiaries and their respective processes, operations, transportation, storage and disposal activities and undertakings are and have been in compliance with, all required environmental permits and are otherwise in compliance and have been in compliance with, all applicable environmental laws, and the Acquired Subsidiaries have received no notice of noncompliance with any environmental laws; (ii) the Acquired Subsidiaries have not transported, stored, received, treated or disposed of waste to or at (a) any location where the receipt of such waste was unlawful or (b) any location designated for remedial action; (iii) the Acquired Subsidiaries have not received notice that any location to which waste has been transported, stored, or disposed of has been designated for remedial action; (iv) within the past seven years, the Acquired Subsidiaries have never been fined, sentenced or convicted of a criminal offense for noncompliance with any environmental laws; (v) the Acquired Subsidiaries have not received any notice which alleges they are liable for the release of any hazardous substances on or off-site of their property or a facility owned and operated by third parties in a manner that fails to comply with applicable environmental laws;
(vi) the Acquired Subsidiaries have not received any notice that they are a potentially responsible party for a federal, state, provincial or local clean-up site or for corrective action under any environmental law; (vii) the Stock Purchase Agreement discloses each guaranty or other financial security currently maintained pursuant to the requirements of applicable environmental laws with regard to the assets and activities of any Acquired Subsidiary; (viii) each of the Acquired Subsidiaries has made available to Rollins all environmental audits, evaluations and assessments in their possession which concern any Acquired Subsidiary; and (ix) the Stock Purchase Agreement lists and accurately describes each Laidlaw and LTI landfill.

     Similarly, Rollins has made representations and warranties to Laidlaw and LTI (subject to certain knowledge and materiality qualifiers and matters previously disclosed) to the effect that (i) Rollins and their subsidiaries and its respective processes, operations, transportation, storage and disposal activities and undertakings are and have been in compliance with, all required environmental permits and are otherwise in compliance and have been in compliance with, all applicable environmental laws, and Rollins and its subsidiaries have received no notice of noncompliance with any environmental laws; (ii) Rollins and its subsidiaries have not transported, stored, received, treated or disposed of waste to or at (a) any location where the receipt of such waste was unlawful or (b) any location designated for remedial action; (iii) Rollins and its subsidiaries have not received notice that any location to which waste has been transported, stored, or disposed of has been designated for remedial action; (iv) Rollins and its subsidiaries within the past seven years have never been fined, sentenced or convicted of a criminal offense for noncompliance with any environmental laws; (v) Rollins and its subsidiaries have not received any notice which alleges they are liable for the release of any hazardous substances on or off-site of their property or a facility owned and operated by third parties in a manner that fails to comply with applicable environmental laws; (vi) Rollins and its subsidiaries have not received any notice that they are a potentially responsible party for a federal, state, provincial or local clean-up site or for corrective action under any environmental law; (vii) the Stock Purchase Agreement discloses each guaranty or other financial security currently maintained pursuant to the requirements of applicable environmental laws with regard to the assets and activities of Rollins and its subsidiaries; (viii) Rollins and its subsidiaries have made available to LTI all environmental audits, evaluations and assessments in their possession which concern Rollins and any of its subsidiaries; and (ix) the Stock Purchase Agreement lists and accurately describes each Rollins landfill.

CONDUCT OF BUSINESS PENDING CLOSING


     Pursuant to the Stock Purchase Agreement, Laidlaw and LTI have agreed that, prior to the Closing Date, and except as otherwise agreed to in writing by Rollins and except as set forth in the Stock Purchase Agreement, (i) Laidlaw and LTI shall cause each of the Acquired Subsidiaries to conduct its operations according to its ordinary and usual course of business and Laidlaw or LTI shall notify Rollins of (a) any unexpected material emergency or change in the normal course of business or in the operation of the properties of the Acquired Subsidiaries; (b) the instigation of any regulatory proceedings or complaints, investigations or hearings of Governmental Entities involving LTI or any Acquired Subsidiary which could have a material adverse effect on the Acquired Subsidiaries, Laidlaw or LTI; (c) proposed budgets, capital expenditures, acquisitions and dispositions of assets and other decisions involving material properties of the Acquired Subsidiaries; and (d) any matter or event which comes to the knowledge of LTI or Laidlaw and which makes or could make any representation or warranty made by LTI or Laidlaw untrue or inaccurate; (ii) Laidlaw and LTI shall not cause or permit any Acquired Subsidiary to (except in contemplation of Closing) (a) amend its charter, bylaws or other similar organizational documents; (b) issue, sell, pledge, dispose of or encumber any shares of its capital stock or securities convertible into any such shares, or enter into an agreement or commitment with respect to the issuance or purchase of any such shares or securities; (c) pay any dividend or other distribution in respect of any shares of issued and outstanding capital stock of Chem-Waste; (d) incur any indebtedness for borrowed money other than intercompany indebtedness between any Acquired Subsidiary and LTI or any affiliate of LTI other than an Acquired Subsidiary; (e) make or commit to make any capital investment, capital expenditure, capital addition or capital improvement that exceed the amounts set forth in the budget of capital expenditures included in the Stock Purchase Agreement; (f) except in the ordinary course of business and except for settlements made by insurers, enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to such Acquired Subsidiary or its properties that requires such Acquired Subsidiary to make a payment in excess of $250,000 or which would result in the imposition of any material restriction upon the operations of such Acquired Subsidiary or the disposition of any of its properties; (g) sell real property or any interest in or improvement upon real property or any other capital asset with a book value or sales price in excess of $250,000; (h) amend any pension plan or employee benefit plan or make any statement relating to any anticipated or proposed increase in benefits under any such plans for current, future or former employees of any of the Acquired Subsidiaries other than strictly in accordance with the terms of such plans as currently constituted; (i) transfer, license, lease, sell, dispose, mortgage or encumber any assets or properties other than in the ordinary course of business; or (j) increase compensation, benefits or severance for employees of any Acquired Subsidiary except as required by any collective bargaining agreements entered into by the Acquired Subsidiaries as in effect on the date of the Stock Purchase Agreement and except as disclosed by LTI in the Stock Purchase Agreement; (iii) Laidlaw and LTI shall give to Rollins and its representatives (including its lenders and their representatives) full access during normal business hours to all the properties, books, contracts, commitments, records, tax returns and personnel and advisors of LTI, Laidlaw and the Acquired Subsidiaries; furnish to Rollins all information with respect to the Acquired Subsidiaries which Rollins may reasonably request; and none of such information shall, at the date furnished, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and prior to the date on which this Proxy Statement is mailed, promptly inform Rollins on becoming aware that any information concerning any of the Acquired Subsidiaries furnished to Rollins pursuant to this subparagraph (iii) contains any such material misstatement or omission;
(iv) within the time specified in the Stock Purchase Agreement, Laidlaw shall furnish Rollins with copies of filings made with the SEC and LTI shall furnish Rollins with copies of interim financial statements; (v) Laidlaw and LTI shall receive, hold, treat and if applicable, return all information and data furnished by Rollins in accordance with the terms of the confidentiality agreement entered into among them; (vi) LTI and Laidlaw shall, and shall cause the Acquired Subsidiaries to use their best efforts to perform and fulfill their respective obligations under the Stock Purchase Agreement in order to consummate the Acquisition; and (vii) LTI shall cause the Acquired Subsidiaries to give environmental consultants of the Agent full access to the facilities, personnel and records of the Acquired Subsidiaries as such consultants shall reasonably request in order to conduct environmental assessments of each parcel of real property owned or under the management of the Acquired Subsidiaries.



     Similarly, Rollins has agreed that, prior to the Closing Date, and except as otherwise agreed to in writing by Laidlaw and LTI and except as set forth in the Stock Purchase Agreement, (i) Rollins and its subsidiaries shall conduct their operations according to their ordinary and usual course of business and Rollins shall notify Laidlaw and LTI of (a) any unexpected material emergency or change in the normal course of business or in the operation of the properties of Rollins and its subsidiaries; (b) the instigation of any regulatory proceedings or complaints, investigations or hearings of Governmental Entities involving Rollins and its subsidiaries which could have a material adverse effect on Rollins and its subsidiaries; (c) proposed budgets, capital expenditures, acquisitions and dispositions of assets and other decisions involving material properties of Rollins and its subsidiaries; and (d) any matter or event which comes to the knowledge of Rollins and which makes or could make any representation or warranty made by Rollins untrue or inaccurate; (ii) Rollins shall not cause or permit any of its subsidiaries to (except in contemplation of Closing) (a) amend its charter, bylaws or other similar organizational documents; (b) issue, sell, pledge, dispose of or encumber any shares of its capital stock or securities convertible into any such shares, or enter into an agreement or commitment with respect to the issuance or purchase of any such shares or securities; (c) split, combine or reclassify any outstanding shares of Common Stock or shares of any subsidiary; (d) declare, pay or set aside for payment any dividend or other distribution in respect of any outstanding shares of Common Stock or redeem, purchase or acquire any Common Stock; (e) incur any indebtedness for borrowed money other than intercompany indebtedness between Rollins and another of its subsidiaries; (f) make or commit to make any capital investment, capital expenditure, capital addition or capital improvement that exceed the amounts set forth in the budget of capital expenditures included in the Stock Purchase Agreement; (g) except in the ordinary course of business and except for settlements made by insurers, enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to Rollins or any of its subsidiaries or its respective properties that requires Rollins or its subsidiary to make a payment in excess of $250,000 or which would result in the imposition of any material restriction upon the operations of Rollins or its subsidiary or the disposition of any of its properties; (h) sell real property or any interest in or improvement upon real property or any other capital asset with a book value or sales price in excess of $250,000; (i) amend any pension plan or employee benefit plan or make any statement relating to any anticipated or proposed increase in benefits under any such plans for current, future or former employees of Rollins or its subsidiaries other than strictly in accordance with the terms of such plans as currently constituted; (j) transfer, license, lease, sell, dispose, mortgage or encumber any assets or properties other than in the ordinary course of business; or (k) increase compensation, benefits or severance for employees of Rollins or any of its subsidiaries except as required by any collective bargaining agreements entered into by Rollins or any of its subsidiaries as in effect on the date of the Stock Purchase Agreement and except as disclosed by Rollins in the Stock Purchase Agreement; (iii) Rollins shall give to Laidlaw, LTI and its representatives (including its lenders and their representatives) full access during normal business hours to all the properties, books, contracts, commitments, records, tax returns and personnel and advisors of Rollins and its subsidiaries; furnish to Laidlaw and LTI all information with respect to Rollins and its subsidiaries which Laidlaw and LTI may reasonably request; and none of such information shall, at the date furnished, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and prior to the date on which this Proxy Statement is mailed, promptly inform Laidlaw and LTI on becoming aware that any information concerning Rollins furnished to Laidlaw and LTI pursuant to this subparagraph (iii) contains any such material misstatement or omission; (iv) within the time specified in the Stock Purchase Agreement, Rollins shall furnish Laidlaw and LTI with copies of filings made with the SEC and copies of interim financial statements; (v) Rollins shall receive, hold, treat and if applicable, return all information and data furnished by Laidlaw and LTI in accordance with the terms of the confidentiality agreement entered into among them; (vi) Rollins shall, and shall cause its subsidiaries to use their best efforts to perform and fulfill their respective obligations under the Stock Purchase Agreement in order to consummate the Acquisition; and (vii) Rollins shall and shall cause its subsidiaries to give environmental consultants of the Agent full access to the facilities, personnel and records of Rollins and its subsidiaries as such consultants shall reasonably request in order to conduct environmental assessments of each parcel of real property owned or under the management of Rollins and its subsidiaries.


OTHER CONDITIONS TO THE CONSUMMATION OF THE ACQUISITION

     In addition to the Rollins stockholders' approval and the regulatory filings and approvals (see "-- Governmental and Regulatory Approvals"), the respective obligations of Rollins, Laidlaw and LTI to consummate the Acquisition are subject to satisfaction or waiver of the following conditions: (i) the respective representations and warranties of Rollins, Laidlaw and LTI being true and correct as of the Closing Date, (ii) since the date of the Stock Purchase Agreement, no event having occurred which would have a material adverse effect on any of the Acquired Subsidiaries, LTI or Rollins and its subsidiaries, (iii) Rollins having exempted the sale of the Stock Consideration and Debenture Shares from Rollins' rights plan, (iv) Rollins having received the proceeds of the financings contemplated by the Bank Commitment or proceeds from other financing contemplated by the Bank Commitment or proceeds from other financing which are satisfactory to Rollins, Laidlaw and LTI, (v) Rollins having received the opinion of Raymond James to the effect that the terms of the Acquisition is fair to Rollins, (vi) the debt to Westinghouse having been retired in accordance with a letter of intent among Rollins, Laidlaw and Westinghouse (see "-- Proposed Modification of Westinghouse Debt") and (vii) LTI having reorganized as described within this Proxy Statement (see "-- Reorganization").

GOVERNMENT AND REGULATORY APPROVALS

     Hart-Scott-Rodino Matters. The Acquisition is subject to the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The HSR Act requires prior notification of the United State Federal Trade Commission and are successors thereto (the "FTC") and the United States Department of Justice and all successors thereto (the "DOJ") regarding certain mergers and acquisitions prior to their consummation in order to allow the FTC and the DOJ an opportunity to review the proposed acquisition, and, if deemed necessary, to oppose the proposed acquisition for any anti-competitive effect. Following notification, the parties are subject to a 30-day waiting period during which the FTC and the DOJ will review the proposed acquisition and may request additional information. The FTC and the DOJ may extend the waiting period for an additional period of not more than 20 days. The parties to the acquisition may request early termination of the initial waiting period, provided all notifications and responses to requests for additional information have been submitted. On January 22, 1997, Rollins and Laidlaw each filed a Notification and Report Form for Certain Mergers and Acquisitions under the HSR Act and requested early termination of the waiting period. The waiting period expired on February 22, 1997.


     Canadian Competition Act. Many of the Acquired Subsidiaries are incorporated under the laws of Canada or a Canadian province, and operate in Canada. Under the Canadian Competition Act (the "Competition Act"), an acquisition of a Canadian subsidiary may qualify as a "merger" and be subject to the notification and waiting period requirements of the Competition Act. The Competition Act is administered by the Canadian Director of Investigation and Research appointed under the Competition Act (the "Competition Act Director"). Although Laidlaw and LTI believe that the Competition Act is not applicable to the Acquisition, they have applied for an advance ruling certificate which has the effect of exempting the transaction from the notification provisions of the Competition Act. Laidlaw and LTI expect to receive this certificate prior to the Closing Date.


     Investment Canada Act. The Investment Canada Act is the principal Canadian legislation governing foreign investment in Canada generally (the "Investment Canada Act"). Laidlaw and LTI have determined that the Investment Canada Act is not applicable to the Acquisition.

     Other Regulatory Approvals. Other than the consents and approvals disclosed by LTI in the Stock Purchase Agreement, Rollins is not aware of any other material governmental or regulatory approvals required for consummation of the Acquisition, other than compliance with applicable securities laws.

RESALES OF ROLLINS SECURITIES BY LAIDLAW

     Registration Rights. The Stock Purchase Agreement provides that upon consummation of the Acquisition, Rollins and LTI will enter into the Stock Registration Agreement under which Rollins will make certain undertakings with respect to the registration of the PIK Debenture or shares of Common Stock under United States federal and state and Canadian provincial and territorial securities laws (collectively, the "Securities Laws"). Subject to certain restrictions, the Stock Registration Agreement will grant Laidlaw and LTI the right to demand the registration under the Securities Laws of (i) the shares of Common Stock constituting the Stock Consideration, (ii) the PIK Debenture, (iii) the shares of Common Stock issued as Debenture Shares and (iv) any shares of Common Stock issued in connection with any stock dividend on, or any stock split, reclassification or reorganization of shares of Common Stock referenced in the foregoing clauses (i), (ii) and (iii) (collectively, the "Registrable Securities"). Under the Stock Registration Agreement, Laidlaw and LTI have the right to demand three registrations during the first five years after the Closing Date and an additional three registrations during the period after the fifth anniversary and prior to the twelfth anniversary of the Closing Date. Laidlaw and LTI may exercise their demand registration rights by sending Rollins a written request for registration, whereupon Rollins must (i) prepare and file (and use its best efforts to cause to become effective) a registration statement under the United States securities laws and use its reasonable efforts to qualify for sale under the securities laws of the various states of the United States and (ii) use its reasonable efforts to effect the qualification for distribution under Canadian securities laws, of the number of Registrable Securities requested to be registered by LTI; provided, however, that all offerings contemplated by a demand for registration shall be underwritten offerings involving either a distribution of Registrable Securities to the public where no single buyer, acting individually or with others, acquires more than 10% of such offering or a distribution by way of dividend or other distribution to holders of Common Stock in the capital of Rollins where such dividend or other distribution is made pro rata among the holders of all such classes of shares according to the number of shares of either class held by each of them. In addition, if Rollins proposes to file one or more other registration statements, Laidlaw and LTI will have certain limited rights to have Registrable Securities included in such registration statements.

     All expenses of any registrations under the Stock Registration Agreement will be borne by Rollins, except that Laidlaw will reimburse Rollins for any expenses relating to registration in Canada. Rollins will agree in the Stock Registration Agreement to indemnify Laidlaw, LTI and each underwriter of the Registrable Securities against certain Securities Law liabilities. The rights of Laidlaw and LTI under the Stock Registration Agreement shall expire on the earlier of (i) the twelfth anniversary of the Closing Date and (ii) the first date on which 80% or more of the PIK Debenture has been converted or redeemed.

LAIDLAW STANDSTILL


     The Stock Purchase Agreement provides that for a period of three years from the Closing Date, none of Laidlaw or its affiliates shall purchase any issued and outstanding shares of Common Stock (other than the Stock Consideration and Debenture Shares), unless Laidlaw or its affiliate, as the case may be, shall have received the consent of a majority of those members of the Board of Directors of Rollins appointed jointly by Rollins and LTI. Notwithstanding this limitation, shares of Common Stock purchased by employees of Rollins or any subsidiary of Rollins upon exercise of options issued to any of such employees pursuant to employee plans of Rollins shall not be aggregated with any shares of Common Stock purchased by Laidlaw or its affiliates subsequent to the Closing Date for purposes of determining whether Laidlaw or its affiliates have complied with this limitation on purchases of shares of Common Stock.


LTI GUARANTIES


     Laidlaw and subsidiaries of Laidlaw other than the Acquired Subsidiaries (the "Retained Subsidiaries") are secondarily, contingently or conditionally, and in some cases, primarily, liable in respect of various present or future liabilities and obligations of the Acquired Subsidiaries under guaranties in the aggregate amount of approximately $253,000,000 (the "LTI Guaranties"), many of which secure obligations of Acquired Subsidiaries with respect to claims, costs and expenses associated with the closure, post-closure monitoring, reclamation, remediation or cleanup of hazardous waste sites. In the Stock Purchase Agreement, Rollins and the Acquired Subsidiaries agree to use all commercially reasonable efforts to cause Laidlaw, LTI and each retained subsidiary to be released from all further liability in respect of all Laidlaw Guaranties, within six months following the Closing Date. If at the end of six months following the Closing Date, any LTI Guaranty remains outstanding, then Rollins is obligated under the Stock Purchase Agreement to cause a letter of credit to be issued to Laidlaw by a commercial bank in the amount of, and for the purpose of securing, the unreleased LTI Guaranty.


TAX MATTERS

     Responsibility for Income Taxes. Under the Stock Purchase Agreement, LTI will be responsible for, and have agreed to indemnify Rollins and the Acquired Subsidiaries against, all United States and Canadian federal, state, provincial, territorial, local and foreign income tax liabilities of the LTI U.S. Consolidated Tax Group (as hereinafter defined) and the Acquired Subsidiaries (and of any other consolidated, combined or unitary group of corporations which includes or may have included any of the Acquired Subsidiaries), for all taxable periods (or portion thereof) ending on or before the Closing Date. Any tax on the gain from the sale of the Acquired Subsidiaries is the responsibility of LTI, and is covered by the indemnity, under the Stock Purchase Agreement.

     Tax Controversy. The Acquired U.S. Subsidiaries are members of an affiliated group of corporations within the meaning of Section 1504(c) of the Internal Revenue Code of 1986, as amended (the "IRC"), of which LTI is the common parent corporation (the "LTI U.S. Consolidated Tax Group"). The LTI U.S. Consolidated Tax Group includes, in addition to LTI and the United States Acquired Subsidiaries, other United States subsidiaries of LTI which will not be acquired in the Acquisition. The LTI U.S. Consolidated Tax Group files a consolidated United States federal income tax return.

     LTI has disclosed to Rollins the existence of a tax controversy in the amount of more than $385,000,000 with the United States Internal Revenue Service (the "Tax Controversy") involving the deduction of interest paid to related foreign persons in connection with determining the consolidated United States federal income tax liability of the LTI U.S. Consolidated Tax Group for the fiscal years 1986 through 1991. See "Business of the Acquired Subsidiaries -- Legal Proceedings." The LTI U.S. Consolidated Tax Group has also received notice that fiscal years 1992, 1993 and 1994 will be examined regarding this issue. The Acquired Subsidiaries could be directly liable for a substantial portion of any tax and interest assessed if the disallowance of the deduction is sustained. In addition, under Treasury Regulations promulgated under Section 1502 of the IRC, each member of the LTI U.S. Consolidated Tax Group including each United States Acquired Subsidiary, is or could be severally liable for United States federal income tax liabilities of the entire LTI U. S. Consolidated Tax Group.

     Any amounts at issue in the Tax Controversy and for which any Acquired U.S. Subsidiary may ultimately be found liable, as well as any taxes resulting from sale of the Acquired Subsidiaries, are the responsibility of LTI and included in and covered by the indemnity of LTI described above under the caption "--Responsibility for Taxes."

INDEMNIFICATION

     The Stock Purchase Agreement provides for various indemnification obligations of Laidlaw, LTI and Rollins. Pursuant to the Stock Purchase Agreement, Laidlaw and LTI agreed to jointly and severally indemnify and hold harmless, subject to certain limitations, Rollins and the Acquired Subsidiaries and their respective affiliates from and against any and all Damages suffered by them resulting from or in respect of (i) various tax obligations and liabilities, (ii) pre-closing insurance claims, (iii) any breach or default in the performance by Laidlaw or LTI of their covenants and agreements in the Stock Purchase Agreement to be performed on or after the Closing Date or any representation or warranty which survives the Closing, provided that breaches of representations and warranties shall result in indemnification only to the extent that damages therefrom exceed $2,000,000 and (iv) any environmental liability or environmental claim arising as a result of any act or omission, including any release, occurring prior to the Closing Date, but only to the extent such liability or claim (a) was known to Laidlaw or certain of its affiliates and not disclosed in writing to Rollins, or (b) related to the Marine Shale Processors or Mercier, Quebec facilities and exceeded (x) an aggregate of $1,000,000 in the particular year and (y) an aggregate since the Closing Date of $1,000,000 times the number of years elapsed since the Closing Date, but only to the extent of cash expenditures incurred six years after the Closing Date. Further, Rollins has agreed to indemnify and hold harmless, subject to certain limitations, each of Laidlaw, LTI and their affiliates (but not any Acquired Subsidiary after the Closing), and their respective successors and assigns from any and all Damages suffered by LTI which are caused by or arising out of or in respect of (i) various tax obligations and liabilities, (ii) any breach of default in the performance by Rollins of any covenant or agreement contained in the Stock Purchase Agreement to be performed after the Closing Date or any representation or warranty survives the Closing, (iii) any environmental liability or environmental claim of any Acquired Subsidiary, with certain limitations and (iv) certain guaranties of LTI identified in the Stock Purchase Agreement.

AMENDMENT AND WAIVERS

     The Stock Purchase Agreement may be amended by Rollins, Laidlaw and LTI, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval by Rollins' stockholders of the matters to be submitted to them for approval at the Special Meeting. After such approval, no amendment shall be made which materially increases the amount or materially alters the terms of the Stock Consideration, the PIK Debenture, or the Debenture Shares without further approval of Rollins' stockholders. The Stock Purchase Agreement may be amended only by a written instrument executed by each of Rollins, Laidlaw and LTI.

     At any time on or before the Closing Date, the parties may (i) extend the time for the performance of any of the obligations or other act of any of the other parties, (ii) waive any inaccuracies in the representations and warranties made in the Stock Purchase Agreement or in a disclosure schedule of a party delivered pursuant to the Stock Purchase Agreement, (iii) waive compliance with any of the agreements or conditions of the Stock Purchase Agreement which may be legally waived, and (iv) grant consents under the Stock Purchase Agreement; provided, however, that no such extension, waiver or grant shall be effective until all parties, other than the party receiving the extension, waiver or grant shall have given such extension, waiver or grant. Any such extension, waiver or grant shall be valid only if evidenced by a written instrument executed by the party giving it.

TERMINATION; TERMINATION FEE

     The Stock Purchase Agreement may be terminated at any time before consummation of the Acquisition by (i) the mutual consent of the Boards of Directors of LTI and Rollins, (ii) by either Rollins or LTI if the Acquisition has not been consummated on or before the later to occur of April 30, 1997 or the 61st day after the SEC has approved this Proxy Statement (or any later date which may be mutually agreed to in writing by Rollins and LTI); provided, however, that such right to terminate the Stock Purchase Agreement shall not be available to any party that has breached in any material respect its obligations under the Stock Purchase Agreement in any manner that has proximately contributed to the failure of the Acquisition to occur on or before such date, or (iii) by either LTI or Rollins if the stockholders of Rollins shall have failed to approve at the Special Meeting the matters submitted to them for approval at the Special Meeting.

     If the Stock Purchase Agreement is terminated under any of the provisions described above, then subject to the payment of any termination fee which may be payable as described below, and unless a party has breached its obligations under the Stock Purchase Agreement, the termination will be without further liability to any party.

     If the Stock Purchase Agreement is terminated solely because Rollins' stockholders fail to approve the matters submitted to them for approval at the Special Meeting, and if such failure to obtain stockholder approval directly results from a third-party offer to acquire at least 51% of Rollins' stock or assets (whether in the form of a tender offer, merger proposal, asset purchase or otherwise), then Rollins will be required by the Stock Purchase Agreement to pay to LTI, within ten days following such termination, an amount equal to $10,000,000.

     If the Stock Purchase Agreement is terminated because of the breach or default under such agreement of Laidlaw or LTI, then LTI will pay to Rollins, within ten days following such termination, an amount equal to $10,000,000.

NON-COMPETITION OBLIGATIONS OF LAIDLAW

     The Stock Purchase Agreement provides that upon consummation of the Acquisition, for a period of five years following the Closing Date, none of Laidlaw or any of its affiliates shall compete with Rollins or any affiliate of Rollins with respect to owning, operating, constructing or otherwise engaging in the hazardous and industrial waste business as presently conducted by the Acquired Subsidiaries, but excluding the coal combustion by-product management services conducted by the Retained Subsidiaries.

AFFILIATE TRANSACTIONS AND BUSINESS COMBINATIONS

     The Stock Purchase Agreement provides that neither Laidlaw, LTI nor any affiliate thereof, shall enter into any transaction with Rollins or any of its subsidiaries except in the ordinary course, pursuant to the reasonable requirements of the business of Rollins or its subsidiaries and upon fair and reasonable terms no less favorable to Rollins or its subsidiaries than would be obtainable in a comparable arm's length transaction with a third party. Furthermore, neither Laidlaw, LTI nor any affiliate thereof shall engage in any business combination within the meaning of Section 203 of the DGCL with Rollins or any of its subsidiaries unless the stockholders of Rollins (other than LTI or the affiliates thereof) receive consideration and are otherwise treated on terms no less favorable than that received by LTI or the affiliates thereof in connection with such business combination.

PROPOSED MODIFICATION OF WESTINGHOUSE DEBT

     In connection with Rollins' 1995 acquisition of Aptus, Inc. from Westinghouse, Rollins issued to Westinghouse a 7.75% Senior Unsecured Debenture dated as of March 31, 1995, as supplemented, having a principal amount of $13,839,000 (the "Senior Debenture"), and a 7.25% Subordinated Convertible Debenture dated March 31, 1995, as supplemented, having a principal amount of $66,000,000 (the "Subordinated Debenture") (the Senior Debenture and the Subordinated Debenture are referred to as the "Debt"). Westinghouse and Laidlaw have agreed, by letter dated January 6, 1997, to restructure the Debt on the Closing Date as follows: The Debt will be reduced to an aggregate principal amount of $60,000,000, will be unconditionally guaranteed by Laidlaw, will pay interest at the six-month LIBOR rate in effect from time to time, will have mandatory payments of $10,000,000 in principal on each of the fourth and fifth anniversaries of the Closing Date and will mature on the sixth anniversary of the Closing Date. In addition, the Debt will be prior in right and time to any debt of Rollins held by Laidlaw and it shall be an event of default with respect to the Debt if Laidlaw fails to maintain an investment grade rating by both Standard & Poor's Ratings Services and Moody's Investors Services. Laidlaw, Rollins and Westinghouse will negotiate in good faith to cause Laidlaw, simultaneously with the restructuring of the Debt, to assume certain of Rollins' obligations in connection with the stock purchase agreement dated March 31, 1995 between Rollins and Westinghouse. In connection therewith, Laidlaw and Rollins will seek to relieve Westinghouse from the obligation to maintain (i) a credit enhancement with respect to Rollins' $45,700,000 Tooele County Variable Rate Industrial Revenue Bonds and (ii) $25,000,000 in letters of credit for certain statutorily required closure and post-closure financial assurances. If Westinghouse cannot be released from such letters of credit as of to the Closing Date, Laidlaw will have 30 days from the Closing Date to obtain such release.

REORGANIZATION

     The Stock Purchase Agreement provides that on or before the Closing Date, as a condition to the consummation of the Acquisition, LTI shall reorganize such that Chem-Waste shall own the entire hazardous and industrial waste business of LTI and its affiliates. Prior to Closing, Chem-Waste shall transfer to LTI as a dividend all of the issued shares of the Retained Subsidiaries. Except for certain intercompany indebtedness specified in the Stock Purchase Agreement, Laidlaw shall contribute any intercompany indebtedness from any Canadian Acquired Subsidiary to such subsidiary in exchange for common shares and a subsidiary of Chem-Waste shall purchase the Canadian Acquired Subsidiaries from Laidlaw for indebtedness of $175,000,000.

                        PRO FORMA COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 1996
                                 ($000 OMITTED)
                                  (UNAUDITED)



                                             RETAINED
                             LAIDLAW        COMPANIES                                          PRO FORMA
                            HAZARDOUS       ADJUSTMENTS         HISTORICAL                    ADJUSTMENTS
                              WASTE     ---------------------    ACQUIRED    HISTORICAL  ------------------------     PRO FORMA
                            SERVICES       DR.         CR.     SUBSIDIARIES   ROLLINS       DR.             CR.        COMBINED
                           -----------  ---------   ---------  -----------  -----------  ---------      ---------    -----------
         ASSETS
Current assets
  Cash and cash
    equivalents..........   $      --   $      --  $      --   $      --    $  11,768   $      --       $     --      $  11,768
  Accounts receivable,
    net..................     209,243                  9,798     199,445       44,028                        742(11)    242,731
  Income taxes
    recoverable..........         603                                603        3,880                                     4,483
  Deferred income
    taxes................                                             --        4,901                                     4,901
  Other current assets...      14,093                    461      13,632        8,985                                    22,617
                            ----------  ---------  ---------  ----------   ---------   ----------     ----------     ----------
      Total current
        assets...........     223,939          --     10,259     213,680       73,562          --            742        286,500
Property and equipment,
    net..................   1,117,586                 14,246   1,103,340      266,131      61,140(1)     291,500(12)  1,139,111

Long-term investments....      37,517                             37,517           --                                    37,517
Goodwill.................     119,577                 38,224      81,353        9,205                      8,565(2)      81,993
Other assets.............       1,376                              1,376        8,718      16,250(9)                     26,344
                            ----------  ---------  ---------  ----------    ---------  ----------     ----------     ----------
      Total assets.......   $1,499,995  $      --  $  62,729  $1,437,266    $ 357,616   $  77,390      $ 300,807     $1,571,465
                            ==========  =========  =========  ==========    =========  ==========     ==========     ==========
     LIABILITIES AND
   SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable.......   $  74,901   $   2,446  $      --   $  72,455    $  17,909   $     742(11)  $      --      $  89,622
  Accrued liabilities....      58,976       2,423                 56,553       21,573                     12,000(3)     105,126
                                                                                                          15,000(4)
  Accrued remediation and
    other costs..........          --                                 --        2,369                                     2,369
  Current maturities of
    long-term debt.......       7,212                              7,212        1,238                                     8,450
                            ----------  ---------  ---------  ----------    ---------  ----------     ----------     ----------
  Total current
    liabilities..........     141,089       4,869         --     136,220       43,089         742         27,000        205,567

Accrued remediation and
  other liabilities......     105,866         384                105,482       16,512                     25,000(4)     177,194
                                                                                                          30,200(13)
Deferred income taxes....      85,318         136                 85,182       16,782     121,700(14)      3,656(5)     (16,080)
Minority interest........       1,052                              1,052           --                                     1,052
Intercompany advances....     694,634                            694,634           --     694,634(8)
Long-term debt...........      48,154                             48,154      131,918      19,800(6)      16,250(9)     521,156
                                                                                                         344,634(8)
Convertible debenture....                                                                                350,000(8)     350,000

Shareholders' equity
  Investment by Laidlaw,
    Inc..................     423,882      57,340                366,542                  366,542(10)
  Common stock...........                                                      60,376                    120,000(10)    180,376
  Other shareholders'                                                          88,939                     16,719(7)     152,200
    equity...............                                                                 200,000(15)    246,542(10)
                            ----------  ---------  ---------  ----------    ---------  ----------     ----------     ----------
      Total shareholders'
        equity...........     423,882      57,340         --     366,542      149,315     566,542        383,261        332,576
                            ----------  ---------  ---------  ----------    ---------  ----------     ----------     ----------
      Total liabilities
        and shareholders'
        equity...........   $1,499,995  $  62,729  $      --  $1,437,266    $ 357,616  $1,403,418     $1,180,001     $1,571,465
                            ==========  =========  =========  ==========    =========  ==========     ==========     ==========



        See notes to unaudited pro forma combined financial statements.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1996
                  ($000 OMITTED, EXCEPT FOR PER SHARE AMOUNTS)
                                  (UNAUDITED)



                                               RETAINED
                               LAIDLAW        COMPANIES                                     PRO FORMA
                              HAZARDOUS       ADJUSTMENTS       HISTORICAL                  ADJUSTMENTS
                                WASTE     --------------------   ACQUIRED    HISTORICAL --------------------     PRO FORMA
                              SERVICES       DR.        CR.     SUBSIDIARIES  ROLLINS      DR.          CR.      COMBINED
                             -----------  ---------  ---------  -----------  ---------  ---------    ---------  -----------
Revenues...................   $ 715,829   $  62,856  $     --    $ 652,973   $ 241,130  $ 8,362(16) $      --      $  885,741
                              ---------   ---------  ---------   ---------   ---------  -------     ----------      ---------
Expenses:
  Operating................     524,906                 51,343     473,563     209,855                   8,362(16)    675,056
  Depreciation and
    amortization...........      50,513                  2,222      48,291      33,502                   8,457(17)     73,336
  Selling and
    administrative.........      78,845                  5,045      73,800      34,830                   4,108(18)    104,522
                              ---------   ---------  ---------   ---------   ---------  -------     ----------      ---------
                                654,264                 58,610     595,654     278,187                  20,927        852,914

Operating earnings.........      61,565      62,856     58,610      57,319     (37,057)   8,362         20,927         32,827

Interest expense...........      61,558         152                 61,710       8,854                  10,003(19)     60,561
Other income...............      (1,391)                            (1,391)         --                                 (1,391)
                              ---------   ---------  ---------   ---------   ---------  -------     ----------      ---------

Income (loss) before income
  tax benefits and minority
  interest.................       1,398      63,008     58,610      (3,000)    (45,911)   8,362         30,930       (26,343)
Income taxes (benefits)....       2,200                  1,700         500     (15,725)   9,063(20)                   (6,162)
Minority interest..........      (2,646)                            (2,646)         --                                (2,646)
                              ---------   ---------  ---------   ---------   ---------  -------     ----------      ---------
      Net loss.............   $  (3,448)  $  63,008  $  60,310   $  (6,146)  $ (30,186) $17,425     $   30,930      $ (22,827)
                              =========   =========  =========   =========   =========  =======     ==========      =========


Net loss per share(21).....                                                                                         $    (.12)
                                                                                                                    =========
Weighted average common and
  common equivalent shares
  outstanding (000)........                                                                                           182,762


        See notes to unaudited pro forma combined financial statements.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    FOR THE QUARTER ENDED DECEMBER 31, 1996
                  ($000 OMITTED, EXCEPT FOR PER SHARE AMOUNTS)
                                  (UNAUDITED)



                                                     RETAINED
                                    LAIDLAW         COMPANIES                                        PRO FORMA
                                   HAZARDOUS       ADJUSTMENTS       HISTORICAL                     ADJUSTMENTS
                                     WASTE     --------------------   ACQUIRED    HISTORICAL   ---------------------      PRO FORMA
                                    SERVICE       DR.        CR.     SUBSIDIARIES   ROLLINS       DR.          CR.        COMBINED
                                  -----------  ---------  ---------  -----------  -----------  ---------    --------    -----------
Revenues........................   $ 188,973   $  16,408  $      --   $ 172,565    $  59,384   $   1,716(16)$    --       $ 230,233
                                   ---------   ---------  ---------   ---------    ---------   ---------    --------      ---------
Expenses:
  Operating.....................     138,043                 13,302     124,741       49,147                   1,716(16)    172,172
  Depreciation and
    amortization................      15,905                    587      15,318        8,114                   2,115(17)     21,317
  Selling and administrative....      18,674                  1,067      17,607        7,847                   1,027(18)     24,427
                                   ---------   ---------  ---------   ---------    ---------   ---------    --------      ---------
                                     172,622                 14,956     157,666       65,108                   4,858        217,916

Operating earnings..............      16,351      16,408     14,956      14,899       (5,724)      1,716       4,858         12,317

Interest expense................      17,077           9                 17,086        2,236                   4,316(19)     15,006
  Other income..................      (1,167)          1                 (1,166)                                             (1,166)
                                   ---------   ---------  ---------   ---------    ---------   ---------    --------      ---------

Income (loss) before income tax
  benefits and minority
  interest......................         441      16,418     14,956      (1,021)      (7,960)      1,716       9,174         (1,523)
Income taxes (benefits).........         200                                200       (2,792)      2,953(20)                    361
Minority interest...............        (827)                              (827)          --                                   (827)
                                   ---------   ---------  ---------   ---------    ---------   ---------    --------      ---------
     Net loss...................   $    (586)  $  16,418  $  14,956   $  (2,048)   $  (5,168)  $   4,669    $  9,174      $  (2,711)
                                   =========   =========  =========   =========    =========   =========    ========      =========



Net loss per share(21)..........                                                                                          $    (.01)
                                                                                                                          =========
Weighted average common and
  common equivalent shares
  outstanding (000).............                                                                                            186,739


        See notes to unaudited pro forma combined financial statements.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS

A. SUMMARY OF TRANSACTION


     Rollins will issue 120,000,000 shares of Common Stock valued at $330,000,000 based upon a price per share of $2.75, being the average closing market price on the NYSE -- Composite Transactions for the ten trading days before and the ten trading days after February 6, 1997, the date of the signing of the Stock Purchase Agreement, for certain subsidiaries of Laidlaw. At closing, existing intercompany advances from Laidlaw will be settled through the issuance of $350,000,000 original principal amount of 5% Subordinated Convertible Pay-in-Kind Debenture due 2009 of Rollins and a payment of $400,000,000 in cash (less certain assumed bond indebtedness as described in the Stock Purchase Agreement, a portion of which is being repaid at Closing), consisting of a payment of $225,000,000, less the amount of such bond indebtedness, from Rollins to LTI and a repayment of $175,000,000 to Laidlaw from a Canadian subsidiary of Chem-Waste with funds contributed by Rollins. Such funds are to be provided from Credit Facilities to be established in connection with the Acquisition. The Credit Facilities will consist of five parts: (i) a $275,000,000 6-year Senior Secured Revolving Credit Facility with a $200,000,000 letter of credit sublimit (the "Revolving Credit Facility" or "Facility A"),
(ii) a $165,000,000 6-year Senior Secured Amortizing Term Loan ("Facility B"),
(iii) a $60,000,000 6-year Senior Secured Amortizing Canadian Term Loan ("Facility C"), (iv) a $75,000,000 Minimally Amortizing 7-year Senior Secured Term Loan ("Facility D") and (v) a $75,000,000 Minimally Amortizing 8-year Senior Secured Term Loan ("Facility E"); (Facility B, Facility C, Facility D and Facility E, collectively, the "Term Loans"). The Credit Facilities will be secured by all of the tangible assets of Rollins to the extent required by the syndicate of banks and other financial institutions (collectively, the "Lenders") acceptable to Rollins and the Agent that will make the loans pursuant to the Credit Facilities. All of the capital stock of Rollins' subsidiaries, including the Acquired Subsidiaries, will be pledged as part of such security for the Credit Facilities, and such subsidiaries will guaranty the obligations of Rollins to the Lenders. Laidlaw will not guaranty any portion of the Credit Facilities. The Term Loans will be drawn in full on the Closing Date. The Revolving Credit Facility will be available commencing on the Closing Date at which time $200,000,000 will be available for letters of credit and $100,000,000 will be available for loans, subject to an aggregate maximum of $275,000,000. Interest per annum on the Credit Facilities will vary depending on the particular Credit Facility, whether Rollins chooses to borrow under Eurodollar or non-Eurodollar loans and, with respect to Facilities A, B and C the current total leverage ratio. Several fees are payable in connection with the Credit Facilities such as an underwriting fee of $16,250,000 which is payable to the agent in installments, an annual administration fee of $125,000 which is payable in annual installments and letter of credit fees. The Credit Facilities are subject to a number of conditions which include those customary for financing transactions of this type (such as the preparation of loan documentation satisfactory to the Lenders, receipt of opinions of counsel, absence of material adverse changes, and receipt by the Lenders of an environmental assessment report satisfactory to the Lenders), as well as the following conditions: (i) the Lenders shall have completed and been satisfied with the results of their due diligence review of the assets, liabilities, business, operations, conditions, prospects and environmental condition and litigation of Rollins and
(ii) the Acquisition, including the Seller's acceptance of the PIK Debenture, shall have been consummated concurrently with the closing of the Credit Facilities on terms satisfactory to the Lenders.



     The principal of the PIK Debenture will be payable twelve years after the Closing Date, subject to earlier mandatory or optional prepayment and any acceleration of its maturity upon default. The PIK Debenture will bear interest at the fixed rate of 5% per annum. For the first two years after the Closing Date (the "Mandatory PIK Interest Payment Period"), interest on the outstanding principal balance of the PIK Debenture will accrue at the 5% rate, but will be paid in Common Stock. After the Mandatory PIK Interest Payment Period, at the election of Rollins any payment due under the PIK Debenture (except upon an optional early redemption), including any accrued interest or principal, may be paid in Common Stock. Interest on the outstanding principal balance of the PIK Debenture will be payable semiannually beginning approximately six months after the date of Closing and continuing through the scheduled maturity date of the PIK Debenture. On and after the fifth anniversary of the Closing Date and until the business day prior to the repayment of the PIK Debenture, the PIK Debenture will be convertible, in whole or in part, at the option of the holder, to shares of Common Stock. The conversion shall be at a price equal to the conversion price (the "Conversion Price"), which shall be $3.75 per share, subject to adjustment under certain circumstances.



     During the period commencing five years after the Closing Date, Rollins will have the option to prepay the PIK Debenture in cash, in whole or in part, at the face amount of the PIK Debenture; provided, however, that Rollins will be permitted to exercise such prepayment option only if the last reported sales price of Common Stock equals or exceeds 120% of the Conversion Price for a period of at least 10 consecutive trading days. The PIK Debenture will rank junior in right of payment to the amounts outstanding under the Credit Facilities and to essentially all other indebtedness of Rollins other than (i) amounts owed (except to banks, insurance companies and other financing institutions and except for obligations under capitalized leases) for goods, materials, services or operating lease rental payments in the ordinary course of business or for compensation to employees and (ii) any liability for federal, state, provincial, local or other taxes owed or owing by Rollins.


B. ACCOUNTING TREATMENT


     If the Acquisition is consummated, it will be accounted for using the purchase method of accounting applied in accordance with generally accepted accounting principles. After the Closing, the former shareholder of LES will have a majority of the voting rights of the outstanding equity securities of the combined company. As a result, for accounting purposes, LES will be treated as the accounting acquirer and the transaction will be recorded as a reverse acquisition. Consequently, the assets and liabilities of Rollins will be recorded at their estimated fair value, with any difference between the amount of such fair value and the purchase price being recorded as goodwill. The operating results of the combined company will include the results of operations of that part of the combined company which is currently Rollins from and after the Closing Date.


     The aggregate reverse acquisition purchase price of $166,034,000 was determined by applying a price per share of $2.75 (being the average closing market price on the NYSE-Composite Transactions for the 10 trading days before and 10 trading days after February 6, 1997, the date of the signing of the Stock Purchase Agreement) to the Rollins shares currently outstanding. The purchase price has been allocated to the assets acquired and liabilities assumed based on fair market value at December 31, 1996. The fair value of assets acquired and liabilities assumed is summarized as follows (in thousands):



Current assets..............................................  $    73,562
Property and equipment......................................      327,271
Other assets................................................        8,718
Goodwill....................................................          640
Current liabilities.........................................      (70,089)
Long-term liabilities.......................................     (174,068)
                                                              -----------
  Reverse acquisition purchase price........................  $   166,034
                                                              -----------
                                                              -----------



C. BASIS OF PRESENTATION


     The accompanying unaudited pro forma combined balance sheet gives effect to the Acquisition as if it had occurred on December 31, 1996. The unaudited pro forma combined statements of operations for the three months ended December 31, 1996 and the year ended September 30, 1996 give effect to the Acquisition as if it had occurred as of October 1, 1995. Transactions between Rollins and LES have been eliminated.


     The pro forma combined balance sheet at December 31, 1996 includes the balance sheet of Rollins at December 31, 1996 and the balance sheet of LES at November 30, 1996. The pro forma combined statements of operations for the year ended September 30, 1996 and the quarter ended

December 31, 1996 include for Rollins the year ended September 30, 1996 and quarter ended December 31, 1996 and for LES the year ended August 31, 1996 and the quarter ended November 30, 1996.



     The effects of the Acquisition have been presented using the purchase method of accounting and, accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon management's best preliminary estimate of their fair values. The preliminary allocation of the purchase price will be subject to further adjustments, which will not be material, and, as Rollins finalizes the allocation of the purchase price in accordance with generally accepted accounting principles. The excess of the purchase price over the estimated fair value of the net assets acquired is being amortized over 40 years on a straight-line basis. The pro forma adjustments related to the purchase allocation of the Transaction represent management's best estimate of the effects of the Transaction.


     The combined financial statements do not purport to be indicative of the combined financial position or combined results of operations of Rollins and LES that might have occurred, nor are they indicative of future financial position or results of operations.

     The pro forma financial statements should be read in conjunction with the historical consolidated financial statements of Rollins and the notes thereto and the historical combined financial statements of LES and the notes thereto included elsewhere herein. See also Rollins' "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Forward-Looking Statements," appearing elsewhere herein.


D. RETAINED COMPANIES ADJUSTMENTS

     These adjustments have been made to remove the financial position and results of operations of JTM Industries, Inc. and its subsidiary, KBK Enterprises, Inc. (the "Retained Subsidiaries") from the financial position and results of operations of Laidlaw Hazardous Waste Services. This results in pro forma combined balance sheet and pro forma combined statement of operations that includes only the financial position and results of operations of Laidlaw Environmental Services.



E. PRO FORMA ADJUSTMENTS



     The following adjustments and elimination entries have been made to the unaudited pro forma combined balance sheet to reflect the acquisition of Rollins by LES using the reverse acquisition method of accounting for the Acquisition:



           (1) To adjust Rollins property and equipment to fair values.

           (2) To eliminate the historical goodwill ($9,205,000) of Rollins and record the goodwill ($640,000) resulting from the Acquisition.

           (3) To record a termination benefit provision for the elimination of approximately 700 Rollins positions as a result of the Acquisition. It is expected that these positions will be eliminated over three months following the Closing.

           (4) To record a provision for the closure and remediation costs related to certain Rollins facilities planned to be closed as a result of the Acquisition. It is expected that $15,000,000 of these costs will be expended within one year and $25,000,000 will be expended in future periods. As such $25,000,000 of the total provision has been recorded as a long-term liability.

           (5) To record the incremental change in Rollins tax liability which results from the adjustment of assets and liabilities to fair value utilizing the Federal statutory rate of 35 percent plus an effective state rate of 5 percent.

           (6) To adjust Rollins long-term debt to fair value.

           (7) To record the effect upon Shareholders' Equity of entries (1) through (6), above.

           (8) To record Acquisition indebtedness and eliminate intercompany advances due Laidlaw Inc.

           (9) To record credit facility underwriting fee.

          (10) To record the issuance of 120,000,000 Rollins shares, eliminate investment by Laidlaw Inc. and adjust Other Shareholders' Equity to reflect the Pro Forma Combined Shareholders' Equity resulting from the Acquisition.

          (11) To eliminate accounts receivable and accounts payable balances between combined companies.

     The following adjustments have been made to the unaudited pro forma combined balance sheet to reflect the anticipated closing and rationalization of certain of the operating facilities of the Acquired Subsidiaries as they will become redundant due to the Acquisition. These adjustments reflect the effect upon the pro forma balance sheet as if they had been made at December 31, 1996. A one-time after tax loss of $200,000,000 ($320,000,000 before taxes) will be charged to earnings in the quarter in which the Acquisition closes.


          (12) To adjust redundant facilities to estimated realizable values.

          (13) To record a provision for the closure costs related to certan LES facilities planned to be closed as a result of the Acquisition.

          (14) To record the incremental change in the LES tax liability which results from the adjustment of certain assets and the recording of certain liabilities utilizing the Federal statutory rate of 35 percent plus an effective state rate of 5 percent.

          (15) To record the effect upon Shareholders' Equity of entries (12) through (14), above.

     The following adjustments to the pro forma combined statement of operations have been made to reflect the acquisition of Rollins:

          (16) To eliminate transactions between combined companies.

          (17) To adjust depreciation to reflect the fair value adjustment of property and equipment and to reflect the effects of the Acquisition upon goodwill amortization.

          (18) To eliminate certain administrative expenses charged to LES by Laidlaw, that will not be charged after the Acquisition closes. These expenses are for income tax compliance and advice, risk management service, financial reporting, treasury and other corporate office functions performed by Laidlaw on LES' behalf. Rollins currently incurs similar expenses, which are not eliminated in the pro forma combined statement of operations.

          (19) To adjust interest expense to reflect the cost of financing associated with the Acquisition. Interest rates assumed were 8 3/8% and 5% for the $344,634,000 of borrowings under the credit facilities and the $350,000,000 PIK Debenture, respectively. A 1/8% increase in interest rates on those debt items which provide for variable rates would have the following effect on interest expense, net loss and net loss per share for the year and quarter presented:



                                                                                  FOR THE QUARTER
                                                            FOR THE YEAR ENDED         ENDED
                                                            SEPTEMBER 30, 1996   DECEMBER 31, 1996
                                                            ------------------  --------------------
Increase in interest expense..............................     $    536,000         $    138,000
                                                               ------------         ------------
Increase in net loss......................................     $    322,000         $     83,000
                                                               ------------         ------------
Increase in net loss per share............................     $      .0018         $      .0004
                                                               ------------         ------------



          The increase in the net loss per share was calculated by dividing the increase in net loss by the weighted average common and common equivalent shares outstanding which were 182,762,000 for the year ended September 30, 1996 and 186,739,000 for the quarter ended December 31, 1996.

          (20) To record the incremental change in the combined entity's provision for income taxes as a result of pro forma entries (16) through
     (19), above, utilizing the Federal statutory rate of 35 percent plus an effective state rate of 5 percent.

          (21) Net loss per share on a fully diluted basis has not been presented as the effect of certain common stock equivalents would be anti-dilutive.

                      ROLLINS ENVIRONMENTAL SERVICES, INC.

                            SELECTED FINANCIAL DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The following selected statement of operations data for each of the three years in the period ended September 30, 1996 and the balance sheet data at September 30, 1996 and 1995 are derived from consolidated financial statements of Rollins contained elsewhere herein, which have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The statement of operations data for the years ended September 30, 1993 and 1992 and the balance sheet data at September 30, 1994, 1993 and 1992 have been derived from audited consolidated financial statements of Rollins not included herein. The statement of operations data for the three-month periods ended December 31, 1996 and 1995 and the balance sheet data at December 31, 1996 are derived from unaudited interim consolidated financial statements of Rollins contained elsewhere herein. The unaudited interim consolidated financial statements include all material adjustments, consisting of normal recurring accruals which Rollins considered necessary for a fair presentation of its financial position and results of operations for these periods. Operating results of Rollins for the three months ended December 31, 1996 are not necessarily indicative of the results that may be expected for the entire year ending September 30, 1997. The data should be read in conjunction with the consolidated financial statements of Rollins, the unaudited interim consolidated financial statements of Rollins and management's discussion and analysis of Rollins included elsewhere herein.

                           THREE MONTHS ENDED
                              DECEMBER 31,                       FISCAL YEAR ENDED SEPTEMBER 30,
                          --------------------   -------------------------------------------------------------
                            1996       1995       1996       1995       1994              1993          1992
                          ---------  ---------  ---------  ---------  ---------         ---------    ---------
Statement of Operations
  Data:
  Revenues..............  $  59,384  $  61,436  $ 241,130  $ 217,367  $ 181,468         $ 214,843    $ 240,477
  Earnings (loss) before
    income taxes
    (benefits)..........  $  (7,960) $ (10,409) $ (45,911) $ (28,655) $ (16,876)(1)     $  19,155    $  49,215
  Income taxes
    (benefits)..........     (2,792)    (3,736)   (15,725)   (10,363)    (6,942)(2)         7,231       17,203
                          ---------  ---------  ---------  ---------  ---------         ---------    ---------
  Net earnings (loss)...  $  (5,168) $  (6,673) $ (30,186) $ (18,292) $  (9,934)(1)(2)  $  11,924    $  32,012
                          ---------  ---------  ---------  ---------  ---------         ---------    ---------
  Earnings (loss) per
    share...............  $    (.09) $    (.11) $    (.50) $    (.30) $    (.16)(1)(2)  $     .20    $     .53
                          ---------  ---------  ---------  ---------  ---------         ---------    ---------
  Cash dividends per
    share(3)............  $      --  $      --  $      --  $      --  $      --         $     .10    $   .0925
                          =========  =========  =========  =========  =========         =========    =========


                                                              AT SEPTEMBER 30,
                           AT DECEMBER 31,  -----------------------------------------------------
                                1996          1996       1995       1994       1993       1992
                           ---------------  ---------  ---------  ---------  ---------  ---------
Balance Sheet Data:
  Working capital........     $  30,473     $  34,065  $  50,772  $  66,369  $  64,864  $  68,898
  Property and
    equipment............     $ 266,131     $ 272,811  $ 298,673  $ 166,383  $ 180,998  $ 169,285
  Total assets...........     $ 357,616     $ 384,967  $ 429,484  $ 273,386  $ 278,641  $ 283,318
  Long-term debt.........     $ 131,918     $ 132,453  $ 134,181  $   3,970  $   4,632  $   5,444
  Shareholders' equity...     $ 149,315     $ 154,483  $ 184,669  $ 202,961  $ 212,807  $ 206,572

------------------
(1) Includes special charge of $14,500 ($9,031 after tax benefit or $.15 per share).
(2) Includes benefit of $543 or $.01 per share from the adoption of SFAS No. 109 -- Accounting for Income Taxes.
(3) Rollins' Board of Directors suspended the payment of cash dividends at its October 29, 1993 meeting.

                      ROLLINS ENVIRONMENTAL SERVICES, INC.
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

RESULTS OF OPERATIONS: THREE MONTHS ENDED DECEMBER 31, 1996 VS. THREE MONTHS ENDED DECEMBER 31, 1995


     Revenues decreased by $2,052 (3.3%) to $59,384 from the $61,436 reported last year. The decrease in revenues was the result of higher incineration volumes processed at lower average prices and lower transportation revenues offset in part by an increase in landfill and other service revenues. Rollins' incineration revenues continue to be adversely affected by industry-wide overcapacity and intense price competition.



     Operating expenses decreased by $3,591 (6.8%) primarily as the result of lower transportation, payroll, insurance and maintenance costs offset in part by higher costs related to the increased incineration volumes and the use of subcontractors to dispose of various waste streams outside Rollins' permitted capabilities.



     Depreciation expense increased by $584 (7.8%) due mainly to an increase in amortization of airspace for a completed landfill cell.



     Selling and administrative expenses decreased by $1,367 (14.8%). The decrease is attributable to the continued integration of various acquisitions into the existing business and continued company-wide costs containment efforts. As a percentage of revenues, selling and administrative expenses decreased to 13.2% in 1996 from 15.0% in 1995.


     Interest expense decreased by $127 (5.4%) as a result of the reduction in long-term debt from the same period last year.

     The effective rate of income tax benefit for the quarters ended December 31, 1996 and 1995 were 35.1% and 35.9%, respectively.

LIQUIDITY AND CAPITAL RESOURCES


     Rollins' operations require ongoing capital investments for property and equipment and continuous expenditures for remediation. The timing of capital expenditures is dependent upon expansion and renovation projects, and the timing of remediation spending is generally dictated by permit requirements.



     During the first quarter of 1997 and 1996, expenditures for property and equipment were $1,434 and $2,687, respectively. In addition, expenditures for remediation projects at Rollins' facilities during the first fiscal quarter of 1997 and 1996 were $1,051 and $1,160, respectively.



     The primary source of financing such cash requirements as well as any losses from operations has been available cash balances and cash flow from operations. Since Rollins has a large investment in facilities and equipment, depreciation represents a significant component of cash flow from operations. In the quarter ended December 31, 1996, depreciation represented $8,426.



     The cash used in operations during the first quarter of 1997 was not representative of Rollins' expectations for future quarters due to the unfavorable working capital changes experienced. The decrease in cash was mainly due to RES (NJ) and the EPA settling the outstanding claims with the Bridgeport Rental & Oil Services Superfund Site for a payment of $13,035. Excluding this one-time payment, cash flow from operations for the first fiscal quarter was essentially at a breakeven level.



     For the remainder of fiscal year 1997, Rollins anticipates lower operating cash requirements as it realizes the benefits of cost reductions. Rollins' capital and remediation expenditures for the remainder of fiscal 1997 are projected to be approximately $5,635. Capital and remediation expenditures and required debt service of $533 for the remainder of 1997 are expected to be financed from available cash balances, income tax refunds and proceeds from the sale of certain nonstrategic assets.



     At December 31, 1996, Rollins was in compliance with the fixed charge coverage ratio and maintenance of net worth covenants with respect to the 7.75% Senior Unsecured Debentures. On November 27, 1996, Rollins received a waiver of these covenants with respect to the period ended September 30, 1996 and the debt agreement was amended to reduce the quarterly fixed charge coverage ratio and net worth requirements for the periods up to and including September 30, 1997. Based upon preliminary estimates that it would violate one or both of these covenants with respect to the period ended March 31, 1997, Rollins obtained an additional waiver on April 7, 1997 waiving compliance with both covenants for such period.



     Post Acquisition. Assuming the proposed Acquisition is completed and substantially all of the anticipated cost savings from combining the operations of Rollins and the Acquired Subsidiaries are realized, cash flow from operations is expected to be approximately $125,000 in fiscal 1998. Depreciation represents approximately $80,000 and non-cash interest from the PIK Debenture represents another $17,500 of the total. The pay-in-kind feature of the PIK Debenture allows Rollins to pay accrued interest in cash or in shares of Common Stock. For the first two years after Closing, the terms of the Credit Facilities require that such payments must be made in shares of Common Stock. This represents an important cash flow consideration for the first two years after the Acquisition and is designed to minimize cash outlays during these first two years. In addition, scheduled debt service under the Credit Facilities for the four years after the Acquisition is minimal and capital expenditures are expected to be less than $60,000 annually for the first few years after the Acquisition, which represents approximately 75% of annual depreciation.

                      ROLLINS ENVIRONMENTAL SERVICES, INC.
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

RESULTS OF OPERATIONS


     Rollins' revenues, summarized by method of disposal or other service provided, are as follows:


                                                                     YEAR ENDED SEPTEMBER 30,
                                           ----------------------------------------------------------------------------
                                                           % OF                      % OF                      % OF
                                              1996       REVENUES       1995       REVENUES       1994       REVENUES
                                           -----------   ---------   -----------   ---------   -----------   ---------
Incineration.............................  $   164,948        68.4   $   154,266        71.0   $   135,559        74.7
Transportation...........................       27,348        11.3        22,110        10.2        15,922         8.8
Services.................................       14,053         5.8        10,914         5.0         9,930         5.5
Landfill.................................       10,036         4.2         5,663         2.6           906          .5
Other....................................       24,745        10.3        24,414        11.2        19,151        10.5
                                           -----------   ---------   -----------   ---------   -----------   ---------
                                           $   241,130       100.0   $   217,367       100.0   $   181,468       100.0
                                           -----------   ---------   -----------   ---------   -----------   ---------

------------------

Each caption in the above table includes the portion of the revenues of Rollins' subsidiaries related to that particular service.



     A comparison of 1995 and 1994 reported and pro forma revenues from existing business and from acquisitions is shown in the following table as if the acquisitions had occurred at the beginning of the periods presented (in thousands):



                                                                                  INCREASE
REVENUES                                                               1995      (DECREASE)      1994
--------                                                            -----------  -----------  -----------
Existing business                                                   $   174,532  $    (6,936) $   181,468
Acquired companies................................................       42,835       42,835           --
                                                                    -----------  -----------  -----------
  Reported revenues...............................................      217,367       35,899      181,468
Acquired companies prior to acquisition...........................       44,412                   100,590
                                                                    -----------               -----------
Pro forma revenues................................................  $   261,779               $   282,058
                                                                    -----------               -----------
                                                                    -----------               -----------



     A similar comparison of revenues of 1996 is not possible as Rollins utilized the additional processing flexibility gained through the recent acquisitions to more efficiently schedule company-wide production, whereby revenues from existing business and acquired companies become indistinguishable. Additionally, 1996 revenues include a full year of revenues from acquired companies.



FISCAL YEAR 1996 VS. 1995



     Revenues for 1996 increased by $23,763 (11%) to $241,130 from the $217,367 reported in the prior year. Incineration revenues, which represent the largest portion of Rollins revenues, increased by 7%. This growth resulted from a volume increase of 11% offset in part by a 4% decrease in average prices. The overall revenue increase was due in large part to acquisitions made in March and April 1995. Fiscal 1996 includes 12 months of revenues from acquisitions compared with six months in fiscal 1995 offset in part by lower average prices and a change in incineration mix. Rollins' hazardous solid waste operations faced declining prices during the first nine months of fiscal 1996. During the last quarter solid waste pricing appeared to have stabilized. Overall incineration waste volumes remained flat during fiscal 1996. Rollins' incineration revenues continue to be adversely affected by industry-wide overcapacity, intense price competition and unpredictable event business. Industry consolidation predicted in 1996 did not occur, therefore, Rollins implemented a new program that manages Rollins' capacity and shifting market demands by placing two facilities on flexible operating schedules. These facilities are maintained in such a way that incineration can begin quickly when market demand warrants. Industry overcapacity and pricing pressure from customers and competitors is expected to continue for the foreseeable future. The increase in transportation and landfill revenues was primarily from a large disposal contract with one customer which expires in December 1996. The increase in service revenues resulted from offering a wider range of services through new regional service centers that were established to meet the growing customer demand for total waste management. Rollins is continuing to work vigorously with the states and the EPA to establish standards that will regulate equitably the commercial hazardous waste incineration industry and the incineration of hazardous wastes by the cement kiln industry. Rollins believes such regulations, when enacted, will mitigate the effects of intense price competition and help stabilize the volume of waste available for treatment.



     Operating expenses increased by $28,089 (15%) to $209,855 from the $181,766 reported in 1995. The increase reflects the increase in revenues and higher fixed operating costs as the result of acquisitions made during fiscal 1995. Operating expenses related to acquired companies were $68,954 in 1996 compared with $33,192 in 1995. However, the 1995 expenses represent only those expenses incurred principally from April 1995 forward. Operating expenses of acquired companies incurred prior to their acquisition in 1995 amounted to approximately $30,400. By placing certain facilities on flexible operating schedules in 1996, operating expenses related to such facilities decreased by $7,366. Operating costs as a percentage of revenues increased to 87% in 1996 from 84% in 1995 because a large component of Rollins' cost structure is fixed. In addition, the percentage increase was the result of continued pressure on pricing and a shift in revenue mix to lower profit margin business. The lower revenues reduced the benefit expected from personnel reductions and spending cuts made during fiscal 1996.



     Depreciation increased by $6,792 (25%) due mainly to an increase in amortization of airspace for a completed landfill cell and the impact of the 1995 acquisitions.



     Selling and administrative expenses increased by $2,267 (7%) principally as a result of including 12 months of selling and administrative expenses from acquisitions compared with six months in fiscal 1995. As a percentage of revenues, selling and administrative expenses decreased slightly to 14% in 1996 from 15% in 1995.



     Interest expense increased by $3,871 as a result of acquisition-related debt incurred or assumed in the third quarter of fiscal 1995.



     The income tax benefits recorded for the years 1996 and 1995 were based on estimated effective rates of 34% and 36% of the loss before income taxes, respectively.



     As reported in the note entitled Quarterly Results (Unaudited) in the Notes to the Consolidated Financial Statements, the results in certain fiscal quarters show a gross loss or a nominal gross profit. The gross losses shown for the second fiscal quarter of 1996 and 1995 resulted principally from the seasonal winter effects, such as low air temperatures and snow, which impact operations during the January through March time period. For the third and fourth fiscal quarters of 1996, respectively, the gross loss and nominal gross profit shown resulted primarily from lower revenues caused by a shift in product mix from higher priced solid waste to lower priced liquid waste. Higher maintenance costs during an unscheduled shut down of the then recently acquired facilities from Westinghouse Electric Corporation accounted for a significant portion of the gross loss shown for the fourth fiscal quarter of 1995.


FISCAL YEAR 1995 VS. 1994


     Revenues for 1995 increased by $35,899 (20%) to $217,367 from the $181,468 reported in 1994. Acquisitions in 1995 and late 1994 contributed approximately $42,835 of the revenue increase, while existing business revenues decreased by $6,936. Existing business incineration revenues decreased $10,683 which was the result of lower average prices, lower incineration volumes and a change in incineration mix. Rollins' incineration revenues continue to be adversely effected by industry-wide overcapacity, intense price competition and lower volumes of available waste. The decrease in incineration revenues was offset in part by an increase in transportation revenues, Chempak services and other revenues which were attributable to the growing customer demand for total waste management and transportation services. Rollins is continuing to work vigorously with the states and the EPA to regulate additional waste streams into the incineration market and establish standards which will equitably regulate the commercial hazardous waste incineration industry and the incineration of hazardous wastes by the cement kiln industry. Rollins believes such regulations, when enacted, will mitigate the effects of intense price competition and help stabilize the volume of waste available for treatment.



     Operating expenses increased by $47,713 (36%) to $181,766 from the $134,053 reported in 1994. Acquisitions in 1995 and late 1994 contributed approximately $34,704 of this expense increase, while existing business expense increased by $10,311. The existing business increase was the result of higher transportation, plant maintenance, payroll and disposal costs. Increased plant maintenance and payroll overtime resulted from the adverse effects upon treatment equipment caused by the changed incineration mix of disposable wastes. The increase in transportation costs reflects the increased customer reliance on Rollins-supplied transportation. Disposal cost increases were attributable to a change in incineration mix which required the use of subcontractors to dispose of various waste streams outside of the company's permitted capabilities. Operating costs as a percentage of revenues increased to 84% in 1995 from 74% in 1994. A large component of Rollins' cost structure is fixed which caused operating expenses to increase as a percentage of revenues. The Company continues its activities to reduce expenses and streamline the organization.


     Depreciation increased by $3,950 (17%) due mainly to the impact of recent acquisitions offset in part by lower amortization expenses related to leasehold improvements which have become fully amortized and the impact of lower capital expenditures during the past few years.

     Selling and administrative expenses increased by $5,914 (22%) principally as a result of higher payroll, data processing and other transitional costs incurred in connection with recent acquisitions. As a percentage of revenues, selling and administrative expenses were 15% in both 1995 and 1994.

     Interest expense increased by $4,601 as a result of acquisition-related debt incurred or assumed.

     The income tax benefits recorded for the years 1995 and 1994 were based on estimated effective rates of 36% and 38% of the loss before income taxes, respectively.


     In the face of industry consolidation and market uncertainty, Rollins made a strategic decision to purchase its largest competitor. The acquisition of Aptus, Inc. on March 31, 1995 provides a critical service expansion with the addition of a 4.4 meter incinerator in Aragonite, Utah, a 3.6 meter incinerator in Coffeyville, Kansas, and a transfer and storage facility in Lakeville, Minnesota. This enhanced long-term commitment also included the purchase of Allworth of Tennessee, Inc., a transfer, storage and processing facility. These strategic actions were taken to improve service, competitive position and to enhance Rollins' full service capabilities on a regionalized basis. Such actions are expected to result in lower transportation costs and provide greater operating efficiencies.


LIQUIDITY AND CAPITAL RESOURCES


     Rollins' operations require ongoing capital investments, which have been financed with the cash flows from operations and available cash. Expenditures for property and equipment were $7,832 in 1996, $20,051 in 1995 and $18,002 in 1994. Commitments for the purchase of property and equipment amounted to $471 at September 30, 1996. Rollins plans capital expenditures of up to $6,161 in 1997 to upgrade facilities. Such expenditures include improvements to electrical power and water systems; waste collection, storage and processing facilities; and other equipment modernization programs.



     In addition, Rollins spent $3,883, $3,937 and $2,874, respectively, on remediation projects at its facilities in 1996, 1995 and 1994. Rollins believes the amounts accrued for remediation and other costs are adequate to cover the cost of the mandated remediation and other corrective actions required to be completed at its facilities.

     On September 30, 1996, RES (NJ) settled with the EPA the Bridgeport Rental & Oil Services Superfund Site (BROS) for $13,035. As of September 30, 1996, RES
(NJ) had been reimbursed a total of $8,163 from various insurance carriers. On November 8, 1996, RES (NJ) received an additional $2,555 from insurance carriers with an additional $445 to be reimbursed at a later date. On November 14, 1996, RES (NJ) made payments of $13,035 to the Trustees of the BROS Superfund Site Qualified Settlement Fund and Environmental Remediation Trust in fulfillment of its settlement obligations.


     At September 30, 1996, Rollins was not in compliance with the fixed charge coverage ratio with respect to the 7.75% Senior Unsecured Debentures. Emerging Issues Task Force Issue No. 86-30, "Classification of Obligations When a Violation is Waived by the Creditor," requires a company to reclassify long-term debt as current when a covenant violation has occurred absent a loan modification and it is probable that the borrower will not be able to comply with the same covenant at measurement dates that are within the next twelve months. On November 27, 1996, Rollins received a waiver of this covenant with respect to the period ended September 30, 1996 and the debt agreement was amended to reduce the quarterly fixed charge coverage ratio requirement for the periods up to and including September 30, 1997. Based upon current projections, management of Rollins believes that it will be able to remain in compliance under the terms of the amended agreement. Additionally, Rollins collateralized the 7.75% Senior Unsecured Debentures and the 7.25% Convertible Subordinated Debentures by granting a security interest in $22,000 of Rollins' accounts receivable and a second mortgage on certain land with a carrying value of $4,973.



     For fiscal 1997, Rollins anticipates lower operating cash requirements due to a lower level of planned capital and remediation spending. Rollins believes that existing cash balances, cash expected to be generated from operations, which includes income tax refunds, and proceeds from the sale of certain nonstrategic assets will be sufficient to meet Rollins' cash requirements for fiscal 1997. Depreciation, which represents the largest component of cash flow from operations, is expected to be approximately $34,000 in 1997.


IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS


     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed Of" ("SFAS 121"). SFAS 121 requires that Rollins' long-lived assets, which consist primarily of incinerator facilities, transfer, storage and processing facilities, other equipment, and certain identifiable intangibles, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Rollins will adopt this standard in the first quarter of fiscal 1997. The implementation of SFAS 121 is not expected to have a material impact on the results of operations or financial position of Rollins.



     In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") which encourages the fair value-based method of accounting for stock options and similar equity instruments granted to employees. This method requires that the fair value of equity instruments granted to employees be recorded as compensation expense. However, SFAS 123 allows for the continued use of the intrinsic value-based method, which, in most cases, does not result in a charge to earnings. Rollins does not expect to change its method of accounting for stock options. However, Rollins will adopt the disclosure requirements of SFAS 123 when required in fiscal 1997.



     In October 1996, the American Institute of Certified Public Accountants issued Statement of Position 96-1 "Environmental Remediation Liabilities" (SOP 96-1) for fiscal years beginning after December 15, 1996. This SOP 96-1 provides that environmental remediation liabilities should be accrued when the criteria of Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies" (SFAS 5) are met and it includes benchmarks to aid in the determination of when environmental remediation liabilities should be recognized. SOP 96-1 also provides guidance with respect to the measurement of the liability and the display and disclosure of environmental remediation liabilities in the financial statements. Rollins has not determined the impact, if any, of adopting SOP 96-1.

FORWARD-LOOKING STATEMENTS

     Matters discussed in this Proxy Statement contain forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act (the "Private Securities Litigation Reform Act of 1995"). The statements relate to anticipated financial performance, business prospects, new services, market forces, commitments, technological developments and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward looking statements. In order to comply with the terms of the safe harbor, Rollins notes that a variety of factors could cause Rollins' actual results and experience to differ materially form the anticipated results or other expectations expressed in Rollins' forward looking statements.

     Forward looking statements typically contain words such as "anticipates", "believes", "estimates", "expects", "forecasts", "predicts", or "projects", or variations of these words, suggesting that future outcomes are uncertain. The following discussion is intended to identify certain factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in forward looking statements made by Rollins.

     The risks and uncertainties that may affect the operations, performance, development and results of Rollins' business include the following factors: general economic conditions, competitive factors and pricing pressures, overcapacity in the industry, shifts in market demand, changes in federal, state and local laws and regulations, especially environmental regulations, equipment utilization, potential increases in equipment, maintenance and operating costs, potential increases in labor costs, the performance and needs of industries served by Rollins' business, alternate and emerging technologies and Rollins' costs of continuing investments in technology, uncertainties of litigation, Rollins' ability to generate adequate cash flow or finance its future business requirements through outside sources, compliance with debt covenants, success or timing of completion of ongoing or anticipated capital or maintenance projects, planned and unplanned outages due to maintenance, equipment malfunctions or work stoppages, the availability of adequate levels of insurance, Rollins' ability to provide adequate financial assurances for its closure and post-closure obligations, various hazards which could disrupt operations (including explosions, fires and severe weather conditions) and management retention and development.

     Forward looking statements are included in "Summary," "Summary Financial Information," "The Acquisition," "Pro Forma Combined Financial Statements," "Rollins Management's Discussion and Analysis of Financial Condition and Results of Operations," "Acquired Subsidiaries' Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business of Rollins," "Business of the Acquired Subsidiaries" and elsewhere in this Proxy Statement. Although Rollins believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. All phases of Rollins' operations are subject to a number of uncertainties, risks and other influences, many of which are outside the control of Rollins and any one of which, or a combination of which, could materially affect the results of Rollins' operations and whether the forward looking statements made by Rollins ultimately prove to be accurate. Such important factors ("Important Factors") that could cause actual results to differ materially from Rollins' expectations are disclosed in this section and elsewhere in this report. All subsequent written and oral forward looking statements attributable to Rollins or persons acting on its behalf are expressly qualified in their entirety by the Important Factors described below that could cause actual results to differ from Rollins' expectations.

     Competition. The hazardous waste collection and disposal business is highly competitive and requires substantial amounts of capital. Rollins competes with numerous waste management companies, a number of which have greater resources than Rollins. Forward looking statements assume that Rollins will be able to effectively compete with the other waste management companies.

     Integration. Rollins' financial position and results of operations depend to a large extent on the integration of the businesses of the Acquired Subsidiaries, recently acquired businesses and other businesses to be acquired. The forward looking statements assume that integration of acquired companies, including the internalization of waste and other synergies, may require up to 18 months from the date the acquisition closes. In preparing estimates regarding the integration of businesses, assumptions have been made regarding the elimination of certain operating costs and selling, general and administrative expenses, the allocation of purchase price to assets acquired and the net book value of assets subsequent to acquisition. Failure to achieve effective integration and the estimated financial impact in the anticipated time period or at all could have a material adverse effect on Rollins' future results of operations.

     Ongoing Capital Requirements. To the extent that internally generated cash and cash available under Rollins' existing credit facilities and senior financings are not sufficient to provide the cash required for future operations, capital expenditures, acquisitions, debt repayment obligations and/or financial assurance obligations, Rollins will require additional equity and/or debt financing in order to provide such cash. The Acquisition will cause Rollins to incur significant debt obligations and debt service costs. The forward looking statements assume that Rollins will be able to generate cash and raise the capital necessary to finance such requirements at rates that are as good as or better than those currently available in the market place. There can be no assurance, however, that such financing will be available or, if available, will be available on terms consistent with the assumptions made by Rollins.

     Economic Conditions. Rollins' business is affected by general economic conditions. The forward looking statements assume that Rollins will be able to achieve internal volume and price growth which is not impacted by an economic downturn. There can be no assurance that an economic downturn will not result in a reduction in the volume of waste being disposed of at Rollins' facilities and/or the price that Rollins can charge for its services.

     Dependence on Senior Management. Rollins is highly dependent upon its senior management team. In addition, as Rollins continues to grow, its requirements for operations management with waste industry experience will also increase. The availability of such experienced management is not known. The forward looking statements assume that experienced management will be available when needed by Rollins at compensation levels that are within industry norms. The loss of the services of members of senior management or the inability to hire experienced operations management could have a material adverse effect on forward looking information.

     Influence of Governmental Regulation. Rollins' operations are subject to and substantially affected by extensive federal, state and local laws, regulations, orders and permits, which govern environmental protection, health and safety, zoning and other matters. These regulations may impose restrictions on operations that could adversely affect Rollins' results, such as limitations on the expansion of disposal facilities, limitations on the disposal of out-of-state waste or certain categories of waste or mandates regarding the disposal of solid waste. Because of heightened public concern, companies in the waste management business may become subject to judicial and administrative proceedings involving federal, state or local agencies. These governmental agencies may seek to impose fines or revoke or deny renewal of operating permits or licenses for violations of environmental laws or regulations or to require remediation of environmental problems at Rollins facilities or nearby properties, or resulting from transportation or predecessors' transportation and collection operations, all of which could have a material adverse effect on Rollins. Liability may also arise from actions brought by individuals or community groups in connection with the permitting or licensing of operations, any alleged violations of such permits and licenses or other matters. The forward looking statements assume that there will be no materially negative impact on its operations due to government regulation.

     Potential Environmental Liability. Rollins and the Acquired Subsidiaries may incur liabilities for the deterioration of the environment as a result of their operations. Any substantial liability for environmental damage could materially adversely affect the operating results and financial condition of Rollins. Due to the limited nature of insurance coverage for environmental liabilities for Rollins and the Acquired Subsidiaries, if additional liabilities were incurred for environmental damage, Rollins' business and financial condition could be materially adversely affected. The forward looking statements assume that Rollins will not incur any material environmental liabilities other than those for which a provision has been recorded in the consolidated financial statements and disclosed in the notes thereto.

                               BUSINESS OF ROLLINS

     Rollins transports, treats, and disposes of industrial chemical waste by incineration and other methods at seven facilities located in Colorado, Kansas, Louisiana (2), New Jersey, Texas and Utah. Rollins operates waste processing, recycling and repackaging facilities in California, Minnesota, Louisiana and Tennessee and has analytical laboratories in California, Colorado, Kansas, Louisiana, Michigan, New Jersey, Tennessee, Texas and Utah.

     The principal executive office of Rollins is One Rollins Plaza, 2200 Concord Pike, Wilmington, Delaware 19803 and the telephone number is
(302) 426-2700.

GENERAL DEVELOPMENT OF BUSINESS

     In fiscal 1996, for the fourth consecutive year, Rollins' earnings were adversely affected by continued weak conditions in the commercial hazardous waste incineration industry. Although overall incineration waste volumes remained flat during fiscal 1996, incineration revenues continued to be adversely affected by industry-wide overcapacity, intense price competition and unpredictable event business. The industry-wide overcapacity was largely due to fewer remediation projects generating wastes for treatment and disposal, many of which have been either deferred or cancelled, reduced volumes from generators attributable to reuse, reduce and recycle programs, and uncertainties in the regulatory requirements affecting waste and contaminated sites. On the regulatory front, Rollins is continuing to work vigorously with the states and the EPA to establish standards that will regulate equitably the commercial hazardous waste incineration industry and incineration of hazardous wastes by the cement kiln industry. Rollins believes such standards, when enacted, will mitigate the effects of intense price competition and help stabilize the volume of waste available for treatment.

     To increase its revenue base, Rollins has expanded and will continue to expand its service line under its ongoing mission to be a one source service provider. An increasing number of customers prefer to use fewer environmental service providers who provide wider service offerings. For example, through a partnership with Ogden Martin Waste Treatment Systems, Inc., the largest operator of waste-to-energy facilities in the United States, Rollins now offers non-regulated waste services. In addition, Rollins is striving to streamline and simplify its business processes to enhance customer satisfaction, a significant contributor to maintaining core business and gaining new business from current customers.

     Rollins modified its operations in fiscal 1996 by reducing its capacity to match service demands. The Coffeyville, Kansas incineration plant switched to a "campaign" operation where it accumulates volumes and incinerates such volumes periodically. The Baton Rouge, Louisiana plant was transitioned to a transfer and storage operation with incineration services idled temporarily, yet available if needed. Both incinerators are being maintained in a ready status and both were used in this way during the fiscal year.

     Otherwise, there were no significant changes in the business of Rollins in fiscal 1996.

FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS

     The business of Rollins, essentially all of which is conducted in the United States, consists solely of industrial waste treatment and disposal. Financial information concerning this business is included in Rollins' Management's Discussion and Analysis of Financial Condition and Results of Operations and the Consolidated Financial Statements (including the notes thereto) of Rollins.

NARRATIVE DESCRIPTION OF BUSINESS

     Rollins collects waste for treatment and disposal through a network of 26 Regional Service Centers nationwide. Each Service Center offers collection and customer service support and operates as a one source service location. These Service Centers are the entry point for collecting waste into Rollins facilities and are equipped with short-term storage and transfer capabilities from where waste generated by labpacking and remediation management is then shipped to treatment and disposal facilities.

     Rollins treats and disposes industrial chemical waste at its facilities in Coffeyville, Kansas; Baton Rouge, Louisiana; Bridgeport, New Jersey; Deer Park, Texas; and Aragonite, Utah (the "Plants"). In addition, Rollins provides secure land disposal services for a variety of treated wastes and treatment residues at its Deer Trail, Colorado landfill (the "Landfill"). Aqueous waste streams are treated and disposed at a deep injection well (the "Injection Well") located in Plaquemine, Louisiana. The Plants, Landfill and Injection Well are operated by wholly owned subsidiaries. Rollins also treats, recycles or repackages industrial chemical wastes at its facilities in Los Angeles, California; Lakeville, Minnesota; and Mt. Pleasant, Tennessee (the "TSDs") for disposal at the Plants, Landfill or other disposal facilities.

     Rollins incinerates wastes at each of the Plants. High temperature incineration effectively eliminates organic wastes such as herbicides, plastics, halogenated solvents, pesticides, pharmaceuticals and refinery wastes, regardless of whether they are gases, liquids, sludges or solids. Federal and state incineration regulations require a destruction and removal efficiency of 99.99% for most organic wastes and 99.9999% for polychlorinated biphenyls ("PCBs"). Rollins' six rotary kiln incinerators and the Rollins Rotary Reactor meet or exceed these requirements. The incinerators at Coffeyville, Kansas and Aragonite, Utah and an incinerator at Deer Park, Texas have permits to burn PCBs.

     The Landfill disposes a variety of treated wastes, such as incinerator ash, industrial residues and sludges, contaminated soils, catalysts and contaminated construction debris, in landfills meeting or exceeding the requirements of state and federal regulations. The Landfill offers state-of-the-art stabilization and encapsulation technology, solidification and other appropriate treatment of organic hazardous waste, secure landfill disposal of solid and previously solidified materials, and oil/solvent collection, blending and material storage.

     While most waste is transported to Rollins' facilities by truck, waste can also be received by rail at the Baton Rouge, Deer Park and Coffeyville plants and by barge at the Injection Well.

     Rollins provides analytical services through laboratories operated at its incineration facilities in Coffeyville, Kansas; Baton Rouge, Louisiana; Bridgeport, New Jersey; Deer Park, Texas; and Aragonite, Utah and by other subsidiaries located in Ann Arbor, Michigan; Deer Trail, Colorado; Mount Pleasant, Tennessee; and Los Angeles, California.

     Rollins conducts business with more than 3,600 customers. These customers are primarily engaged in the chemical processing industry and are located throughout the United States. No one customer currently accounts for more than 5% of Rollins' consolidated revenues. Rollins believes the principal considerations for customers choosing between incineration and other methods of disposal are current and anticipated state and Federal regulations, price and concern over long-term liability.

     Competitors operate large-scale incinerators in El Dorado, Arkansas (Environmental Systems Company); Sauget, Illinois and Port Arthur, Texas (Chemical Waste Management, Inc.); East Liverpool, Ohio (Waste Technologies, Inc.); Grafton, Ohio (Ross Incineration Services, Inc.); Calvert City, Kentucky
(LWD); and Clive, Utah (Laidlaw Environmental Services). Other companies have applied for or received permits to construct and operate hazardous waste incinerators. In addition, competition is also provided by cement kilns.

REGULATION

     The Plants, Landfill, TSDs and Injection Well are intensively regulated by the EPA and by the applicable state regulatory agencies.

     Environmental laws and regulations require hazardous waste disposal facilities to obtain permits, which generally outline the procedures under which the facilities must be operated. Violations of permit conditions, or of the regulations, even if immaterial or unintentional, may result in fines, shutdowns, remedial work or revocation of the permit. Rollins believes it is in compliance in all material respects with the requirements of all of its operating permits and related federal and state regulations.

     The United States Resource Conservation and Recovery Act ("RCRA") created a comprehensive scheme for the regulation of hazardous waste facilities and for the storage, treatment and disposal of hazardous wastes. The EPA has adopted regulations under RCRA governing the management and disposal of hazardous wastes, including standards for storage areas, incinerators (including destruction standards) and landfills. RCRA also imposes financial responsibility standards to ensure the availability of funds to maintain sites after closing.

     Under RCRA, applicants who filed Part Applications with the EPA received interim status for their hazardous waste treatment facilities in November 1980. If the EPA (or the state agency that was delegated this authority by the EPA) is satisfied with an application describing the proposed characteristics, equipment and operation of a facility, it may issue a Part B operating permit valid for up to ten years. All new facilities will require a Part B permit before commencing operations. Part B permits were granted to the Deer Park plant on March 15, 1988, to the Bridgeport plant on March 31, 1989 and to the Baton Rouge plant on February 8, 1993. The Injection Well was granted a Part B permit on January 10, 1994.

     Facilities operated under Part B permits must meet stringent RCRA and permit standards. Operators with Part B permits or interim status are required to certify to regulatory agencies that they (i) meet specified groundwater monitoring conditions; (ii) post financial security for the closure and, with certain permits, post-closure maintenance of their facilities; and (iii) provide insurance protection for other parties in the event of environmental damage. Such certifications were made for all Rollins facilities. In this regard, Rollins has supplied financial assurance to regulatory agencies and others in the aggregate amount of $56,808,000 at September 30, 1996, which included letters of credit of $6,707,000. The balance is satisfied principally by a combination of insurance and trust funds.

     In order to qualify the Bridgeport, New Jersey, Baton Rouge, Louisiana and the Deer Park, Texas plants to accept and dispose of waste under the Superfund program, Rollins' subsidiaries Rollins Environmental Services (NJ) Inc. ("RES
(NJ)"), Rollins Environmental Services (LA) Inc. ("RES (LA)") and Rollins Environmental Services (TX) Inc. ("RES (TX)") entered into consent agreements with the EPA under Section 3008(h) of RCRA. The agreements provide for a thorough evaluation and assessment of the facilities and contain procedures under which RES (NJ), RES (LA) and RES (TX) will undertake certain corrective actions. The cost of certain corrective actions required under Section 3008(h) has been included in Accrued Remediation and Other Costs in the Consolidated Balance Sheet of Rollins for the year ended September 30, 1996.

     In November 1988, Rollins acquired Oil, Inc. (name changed to Rollins O.P.C. Inc. in 1992), a small company that operates a hazardous waste storage, treatment and transfer facility in Los Angeles, California. In August 1990, Oil, Inc. was granted a Part B permit allowing it to handle most of the EPA waste codes as well as to upgrade the facility for drum storage, repacking, bulking and blending.

     In January 1989, Rollins acquired a hazardous waste storage and container processing facility in Tipton, Missouri, which was incorporated as Tipton Environmental Technology, Inc. On April 22, 1994, this facility was granted a Part B permit to store and bulk certain hazardous waste regulated under RCRA along with the storage and processing of certain PCB-contaminated wastes.

     In July 1994, Rollins acquired Highway 36 Land Development Company, a secure landfill in Deer Trail, Colorado. This facility operates under a Part B permit that was granted on April 2, 1987.

     On March 31, 1995, Rollins acquired from Westinghouse all of the capital stock of National Electric, Inc. ("NEI"), a wholly owned subsidiary of Westinghouse. NEI owned all of the capital stock of Aptus, Inc. NEI did not conduct any business operations. Aptus is engaged in the sale of services related to the transportation, storage, laboratory analysis and incineration of certain types of hazardous waste. The Aptus, Inc. acquisition expanded Rollins' incineration offerings to include a 4.4 meter kiln in Aragonite, Utah and a 3.6 meter kiln in Coffeyville, Kansas, which has the nation's only dioxin permit. In addition, the acquisition included a transfer, storage and disposal facility in Lakeville, Minnesota. These facilities operate under Part B permits which were granted on March 30, 1990 for Aragonite, Utah; July 27, 1991 for Coffeyville, Kansas; and August 31, 1992 for Lakeville, Minnesota.

     On April 28, 1995, Rollins acquired from Southdown, Inc. all of the issued and outstanding shares of common stock of Allworth of Tennessee, Inc., a waste processing facility located in Mount Pleasant, Tennessee. This facility operates under a Part B permit which was granted on July 14, 1988.

EMPLOYEES

     As of September 30, 1996, Rollins had approximately 1,665 employees.

PROPERTIES

     Rollins maintains its headquarters in space leased from Rollins Properties, Inc., a wholly owned subsidiary of Rollins Truck Leasing Corp., at 2200 Concord Pike, Wilmington, Delaware.

     In addition to pollution control equipment, each subsidiary owns the number of acres of land following its name: Aptus, Inc., Coffeyville, Kansas 432 acres, Aragonite, Utah 2,323 acres, and Lakeville, Minnesota 17 acres; Allworth of Tennessee, Inc. 18 acres; RES (NJ) 532 acres; RES (LA) 820 acres; Rollins Environmental Services of Louisiana, Inc. 20 acres; RES (TX) 1,200 acres; Rollins Environmental Services (CA) Inc. 3,693 acres; Rollins Environmental, Inc. 12 acres; Tipton Environmental Technology, Inc. 60 acres and Highway 36 Land Development Company 6,010 acres. Administrative and service offices are located in owned or leased facilities in 21 states.

LEGAL PROCEEDINGS

     In the opinion of management, based on the advice of counsel, the outcome of the unsettled claims and litigation listed below and various other claims and legal actions pending against Rollins which are not listed are only remotely likely to be material.

     Bridgeport Rental & Oil Service Superfund Site ("BROS"). On April 3, 1989, RES (NJ) was served with a Directive by the New Jersey Department of Environmental Protection (the "NJDEPE") in which it is alleged that RES (NJ), during the period 1970 through 1977, discharged hazardous wastes into a lagoon at a facility operated by BROS in Logan Township, New Jersey. RES (NJ) believes the allegations are unfounded and inaccurate. RES (NJ) has defended itself vigorously against the allegations. It has been alleged by the EPA that the lagoon covered 13 acres and contained some 70,000,000 gallons of contaminated liquids and 85,000 cubic yards of contaminated soils and sludges. On August 29, 1989, RES (NJ) was served with a demand letter by the EPA in which it alleged that RES (NJ) was liable for its share of $17,800,000 in past costs incurred by the EPA at the BROS site.

     In late 1970, RES (NJ) completed the construction of its hazardous waste disposal plant located in Bridgeport, New Jersey. At the time, RES (NJ) did not have sufficient tank storage space on site to store all of the liquid hazardous waste received from a substantial number of customer-generators. As a consequence, in late 1970, RES (NJ) rented tank storage space at BROS. Thereafter, some of the liquid waste material received at the Bridgeport plant was transferred to the rented BROS storage tanks for storage pending disposal at the Bridgeport plant.

     RES (NJ) did not knowingly discharge any waste materials from these rented storage tanks into the BROS lagoon or on the ground surrounding the tanks. The waste material was returned to RES (NJ)'s Bridgeport plant for disposal. RES
(NJ) does, however, have records relative to three spills which occurred at the BROS site. It is believed that only one spill which occurred in 1971 may possibly have found its way into the lagoon. The other two spills were in negligible amounts and were cleaned up immediately.

     Although the NJDEPE is aware that only a minuscule portion of the material in the lagoon resulted from the storage tank operations of RES (NJ), the NJDEPE has nonetheless taken the position that the act of storing waste in the tanks rented from BROS constituted a "discharge" of the waste. Thus the NJDEPE contends that RES (NJ) and its customers are responsible for partial payment of the cleanup costs even though their waste was removed by RES (NJ) from the storage tanks at BROS and disposed at RES (NJ)'s Bridgeport plant.

     In 1978, RES (NJ) completed the construction of a new tank farm at its Bridgeport plant. In 1980, RES (NJ) emptied and cleaned each and every one of the storage tanks that it had under lease at the BROS site. During the cleaning process, each and every tank was inspected carefully to determine its integrity. As each tank was determined to be empty and clean, the use of each tank was then returned to BROS. Each and every tank was determined to be structurally sound with no leaks of any type.

     A comprehensive investigation of the historical uses of the BROS site has been undertaken. The investigation produced proof that the contributors of the vast majority of hazardous substances to the BROS site were departments and/or agencies of the United States. On March 20, 1992, RES (NJ) and others filed suit against the United States and its responsible departments and agencies, seeking cost recovery and a declaration as to the liability of the United States with respect to the site.

     On July 10, 1992, the United States filed suit against RES (NJ) and six other defendants in the U.S. District Court of New Jersey (the "New Jersey District Court"). The suit sought recovery of costs incurred by the United States at the BROS site, interest on these costs and a declaration that the defendants were jointly and severally liable for future response costs. RES (NJ) has contested this action vigorously, focusing on its suit against the United States as the contributor of the overwhelming percentage of hazardous substances to the BROS site.

     An intensive mediation effort has resulted in a settlement of the matter which culminated on September 30, 1996 with the lodging of a consent decree with the New Jersey District Court. The settlement between all of the potentially responsible parties ("PRPs") and the EPA was for a total of $221,500,000. Of this amount, the governmental PRPs will pay 78.9% or $174,760,000, while the private PRPs (including RES (NJ)) will pay 21.1% or $46,740,000. RES (NJ) is responsible for $13,035,000 of the settlement. As of September 30, 1996, RES
(NJ) had been reimbursed a total of $8,163,000 from various insurance carriers. Since then, RES (NJ) received an additional $2,890,000 from insurance carriers with an additional $110,000 to be reimbursed at a later date. On November 14, 1996, RES (NJ) made payments of $13,035,000 to the Trustees of the BROS Superfund Site Qualified Settlement Fund and Environmental Remediation Trust in fulfillment of its settlement obligations. On January 17, 1997, the settlement was finalized and confirmed by the New Jersey District Court's entry of the consent decree.

     Helen Kramer Superfund Site. In October 1990, RES (NJ) was served with a third-party complaint alleging RES (NJ)'s use of the Helen Kramer Landfill during the mid-1970s. The Helen Kramer Landfill (the "Kramer Landfill") is a EPA Superfund site which is currently being remediated under the supervision of the EPA. In 1989, the United States filed suit against 25 parties for cost recovery. A number of those original defendants have commenced this third-party action against RES (NJ) and approximately 160 other parties. RES (NJ) does have a connection to the Kramer Landfill based on the disposal of lagoon sludge from a customer's facility. It is not possible at this time to determine RES (NJ)'s portion of the Kramer Landfill's remediation expenses. Virtually all parties, including RES (NJ), have been involved in a lengthy and complex settlement process which has yet to produce a final allocation plan. Rather than abandon the effort and resort to a litigation alternative, and at the urging of the U.S. District Court Judge responsible for the case, the parties have commenced a mediation process in an effort to reach a satisfactory allocation and settle the case.

     Rinehardt Litigation. In April 1996, Rollins Environmental Services of Louisiana, Inc. ("RES of LA") along with 84 other parties was served with a complaint alleging that RES of LA in some way was responsible for personal injury and property damage to persons living in the proximity of the Bayou Sorrel Superfund Site (the "Bayou Sorrel Site"). The Bayou Sorrel Site was a waste disposal site which has been remediated in conjunction with the EPA. Plaintiffs have requested that the matter be certified as a class action. Defendants removed the action to federal court. RES of LA will contest this action vigorously as it is not even clear, at this stage of the case, whether the plaintiffs have suffered any damages.

                        LAIDLAW HAZARDOUS WASTE SERVICES

                            SELECTED FINANCIAL DATA
                                ($000's Omitted)



     The following selected statements of income data for each of the three years in the period ended August 31, 1996 and the balance sheet data of August 31, 1996 and 1995 are derived from combined financial statements of Laidlaw Hazardous Waste Services ("LHWS") contained elsewhere herein, which have been audited by Coopers & Lybrand, independent chartered accountants. The statement of income data for the three-month periods ended November 30, 1996 and 1995 and the balance sheet data at November 30, 1996 are derived from unaudited interim combined financial statements of LHWS contained elsewhere herein. The unaudited interim combined financial statements include all material adjustments, consisting of normal recurring accruals which LHWS considered necessary for a fair presentation of its financial position and results of operations for these periods. Operating results of LHWS for the three months ended November 30, 1996 are not necessarily indicative of the results that may be expected for the entire year ending August 31, 1997. The statement of income data for the years ended August 31, 1993, and 1992 and the balance sheet data at August 31, 1993, 1992 and 1991 are derived from unaudited financial statements. The data should be read in conjunction with the combined financial statements of LHWS, the unaudited interim combined financial statements of LHWS and management's discussion and analysis of financial condition and results of operations of LHWS included elsewhere herein.

                                     THREE MONTHS ENDED
                                        NOVEMBER 30,                  FISCAL YEAR ENDED AUGUST 31,
                                     -------------------  -----------------------------------------------------
                                       1996       1995       1996       1995       1994       1993       1992
                                     --------   --------   --------   --------   --------   --------   --------
Statement of Income Data:
Revenues..........................   $188,973   $196,695   $715,829   $642,856   $517,804   $511,554   $458,150
Income (loss) before income taxes
  and minority interest...........        441      4,463      1,398      5,564     14,931      2,586     18,142
Income tax expense................       (200)    (2,000)    (2,200)    (3,700)    (4,350)    (3,000)    (9,300)
Minority interest.................       (827)    (1,050)    (2,646)      (150)        --       (212)        --
Net income (loss).................   $   (586)  $  1,413   $ (3,448)  $  1,714   $ 10,581   $   (626)  $ (8,842)

     Per share data have not been presented as the selected financial data presented herein have been derived from special purpose financial statements which present information with respect to the hazardous waste operations of Laidlaw on a combined basis. See Note 1 -- "Basis of presentation of Financial Statements" of the Notes to Financial Statements of LHWS.


                                             AT
                                        NOVEMBER 30,                           AT AUGUST 31,
                                        ------------   ----------------------------------------------------------
                                            1996          1996         1995         1994        1993       1992
                                        ------------   ----------   ----------   ----------   --------   --------
Balance Sheet Data:
Working capital......................    $   82,850    $   44,161   $   60,075   $   90,831   $119,522   $ 87,071
Property and equipment...............     1,117,586     1,126,354    1,074,758      755,027    681,028    667,939
Total assets.........................     1,499,995     1,498,193    1,429,752      974,053    947,976    891,668
Long-term debt and intercompany
  advances...........................       742,788       729,283      711,090      510,217    513,937    513,705
Contributed capital..................       423,882       414,920      400,325      302,668    301,641    294,098

                        LAIDLAW HAZARDOUS WASTE SERVICES

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                     FOR THE THREE MONTHS ENDED NOVEMBER 30


     Items in Laidlaw Hazardous Waste Services' ("LHWS") Combined Statements of Income for the three months ended November 30, 1996 as a percentage of total revenue and the percentage changes in dollar amounts of the items compared to the same period in the previous year are as follows:

                                                                           PERCENTAGE
                                                    PERCENTAGE OF           INCREASE
                                                       REVENUE             (DECREASE)
                                                  ------------------   ------------------
                                                  THREE MONTHS ENDED   THREE MONTHS ENDED
                                                     NOVEMBER 30       NOVEMBER 30, 1996
                                                  ------------------   ------------------
                                                    1996       1995         OVER 1995
                                                  ------      ------   ------------------
Revenue........................................    100.0%     100.0%          (3.9)%
Operating expenses.............................     73.0       72.6           (3.3)
Depreciation and amortization..................      8.4        6.8           20.1
Selling, general and administrative expenses...      9.9       10.5           (9.8)
                                                  ------      -----
Income from operations.........................      8.7       10.1          (18.0)
                                                  ------      -----

REVENUE

     Revenue declined $7.7 million (3.9%) during the three months ended November 30, 1996 as compared to the corresponding period in the prior year. Volume changes reduced revenue by $10.4 million (5.3%) as compared to the prior year. Revenue contributed by acquisitions added $2.7 million (1.4%). Reduced volumes of event business were responsible for the revenue reductions from volume. The term "event business" is used to describe a one-time remediation/clean-up projects. During the three months ended November 30, 1995, LHWS completed a large event project that was disposed of at LHWS's Utah landfill.

OPERATING EXPENSES

     Operating expenses decreased by $4.8 million (3.3%) primarily as a result of the decrease in revenue of 3.9% and as a result of the cost reduction initiatives instituted over the past year. As a result of the decline in prices for LHWS's services during the past several years, due to the intense price competition within the industry, LHWS has undertaken steps to reduce its fixed and variable cost of operations. These initiatives include reduction in personnel (headcount) and rationalization of some operations.

DEPRECIATION AND AMORTIZATION

     Depreciation and amortization expense increased to $2.7 million (20.1%) in 1996 primarily as a result of depreciation and amortization of the Clive facility. Prior to August 31, 1996 all costs associated with the Clive incineration facility had been capitalized as the facility had not yet received the final operating conditions which convey site operating limits and which are contained in the final permit.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSE

     Selling, general and administrative expenses have decreased $2.0 million (9.8%) as compared to the prior year primarily as a result of personnel (headcount) and other selling, general and administrative cost reduction efforts undertaken by LHWS within the past twelve months.

INCOME FROM OPERATIONS AND OPERATING PROFIT MARGIN

     Income from operations declined $3.6 million (18.0%) during the three months ended November 30, 1996 as compared to the prior year. The operating margin declined to 8.7% from 10.1%. This decline is due principally to the inclusion of a high margin large event project that was disposed of at LHWS's Utah landfill during the three months ended November 30, 1995.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash provided by operating activities was a deficit of $11.7 million in the three months ended November 30, 1996 and compared to a positive $5.1 million in the three months ended November 30, 1995. The decline was due to the drop in net income and to the increase in cash used to finance accounts receivable. The average days sales outstanding increased to 101 days at November 30, 1996 from 99 days at August 31, 1996 as LHWS's customers continue to extend payment terms. In the prior year, the average days sales outstanding decreased to 94 days at November 30, 1995 from 110 days at August 31, 1995. The November 30, 1996 accounts receivable balance was also higher than normal as a result of a payment of $5 million that was due in November 1996 being received in December 1996.

                        LAIDLAW HAZARDOUS WASTE SERVICES

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                          FOR THE YEAR ENDED AUGUST 31


         Items in Laidlaw Hazardous Waste Services ("LHWS") Combined Statements of Income for the three years ended August 31, 1996 as a percentage of total revenue and the percentage changes in dollar amounts of the items compared to the previous year are as follows:



                                                    PERCENTAGE OF REVENUE
                                                 ---------------------------      PERCENTAGE INCREASE
                                                                                       (DECREASE)
                                                    YEAR ENDED AUGUST 31         ----------------------
                                                 ---------------------------     YEAR 1996    YEAR 1995
                                                 1996       1995       1994      OVER 1995    OVER 1994
                                                 -----      -----      -----     ---------    ---------
Revenue......................................    100.0%     100.0%     100.0%       11.3%        24.2%
Operating expenses...........................     73.3       71.9       68.5        13.5         30.5
Depreciation and amortization................      7.1        7.8        9.3         1.2          3.3
Selling, general and administrative
  expenses...................................     11.0       10.5       13.4        16.6         (2.5)
                                                 -----      -----      -----
Income from operations.......................      8.6        9.8        8.8        (1.9)        37.8
                                                 -----      -----      -----

REVENUE

     The growth in revenue in 1996 was 11.3% ($72.9 million). This growth was primarily associated with acquisitions which added $115.7 million (18.0%) while price and volume changes reduced revenue by $43.7 million (6.8%), and foreign exchange rate changes resulted in a revenue increase of $0.9 million (0.1%). The acquisition growth was almost entirely associated with the acquisition of United States Pollution Control, Inc. ("USPCI") on December 31, 1994. The USPCI acquisition contributed $315 million of revenue in 1996 as compared to $200 million in 1995. The 1995 revenue from USPCI was for a period of eight months. Price and volume changes reduced 1996 revenue by 6.8%. LHWS handled increased waste volumes in 1996 as compared to 1995, however, intense price competition resulted in substantially reduced service prices as compared to the prior year. The hazardous waste industry is plagued by service overcapacity driven somewhat by the barriers to industry exit which result from the high costs to close hazardous waste facilities. In addition, waste minimization efforts by the industry's customers, reduced enforcement and funding of mandated clean-up initiatives (e.g. Superfund), development of certain alternatives to off-site disposal and selected declassification of waste streams as "hazardous" has resulted in flat or reduced volumes even though industrial output has increased over the same period. These factors have resulted in competition based almost entirely on price.

     In 1995, revenue growth of $125.1 million (24.2%) consisted of revenue growth from acquisition of $204.2 million (39.4%), price and volume reductions reduced revenues by $20.7 million (4.0%), divestiture of LHWS's European operations reduced revenues by $57.2 million (11.0%) while foreign exchange rate changes accounted for the balance of the revenue reduction of $1.2 million (0.2%). The acquisition of USPCI on December 31, 1994 contributed $200 million of revenue. Revenue reductions due to price and volume changes were primarily as a result of a reduction in volumes from event business, especially in LHWS's western U.S. landfills, and from pricing pressures in the government services operations. Revenues in 1995 were also reduced as a result of the divestiture of LHWS's European operations on August 31, 1994. The deterioration in the value of the Canadian dollar as compared to the United States dollar reduced revenues by $1.2 million (0.2%).

OPERATING EXPENSES

     In 1996, LHWS's operating expenses increased by $62.4 million (13.5%) to 73.3% of revenue from 71.9% of revenue in 1995, primarily as a result of the inclusion of an additional four months of operating results from the USPCI acquisition.

     The USPCI acquisition contributed an additional $115 million of revenue in 1996 as compared to the prior year as the 1995 results included its operations only since its acquisition date of December 31, 1994. LHWS also handled increased waste volumes during 1996 but at significantly lower prices.

However, in response to the reduced price for its services, LHWS initiated cost reduction programs in an attempt to mitigate the earnings decline. These cost reduction initiatives included reductions in personnel levels and rationalization of some operations.

     In 1995, operating expense increased by $108.0 million (30.5%) over 1994 primarily as a result of the USPCI acquisition on December 31, 1994 which contributed $200 million of revenue in 1995. The cost structure of the former USPCI operations were different from LHWS's operations in that the USPCI operations had higher operating expenses as a percentage of revenue but lower selling, general and administrative expenses and depreciation and amortization. In addition, negative price and volume changes as a result of reductions in volumes from event business, especially in LHWS's western U.S. landfills, and from pricing pressures in the government service operation resulted in operating expenses as a percentage of revenue to increase to 71.9% in 1995 from 68.5% in 1994.

DEPRECIATION AND AMORTIZATION

     Depreciation and amortization expense decreased to 7.1% of revenue in 1996 from 7.8% of revenue in 1995, primarily as a result of the impact of the inclusion of the additional four months of the former USPCI operations which had a lower depreciation and amortization expense as a percentage of revenue as compared to LHWS's other operations.

     In 1995, deprecation and amortization expense was 7.8% of revenue as compared to 9.3% in 1994. This decrease was due to the USPCI acquisition which had a different cost structure from LHWS's existing business (lower selling, general and administrative expense and depreciation and amortization expenses but higher cost of operations).

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     Selling, general and administrative expenses increased by $11.2 million (16.6%) to 11.0% of revenue in 1996 from 10.5% in 1995, as a result of revenue reductions due to the continued downward pressure on pricing, and reduced levels of event business, that partially offset the growth from acquisition due to the inclusion of an additional four months of operating results from the former USPCI operations. The inclusion of the additional four months of results from the former USPCI operations was the primary reason selling, general and administrative expenses increased to $78.8 million in 1996 from $67.6 million in 1995.

     In 1995, selling, general and administrative expenses decreased 2.5% to $67.6 million (10.5% of revenue) from $69.4 million (13.4% of revenue) as a result of the USPCI acquisition which had lower selling, general and administrative expense as a percentage of revenue, from the synergies achieved from combining the former USPCI operations with LHWS's existing business and from cost reduction efforts made to minimize the earnings impact from the decline in prices for LHWS's services.

INCOME FROM OPERATIONS AND OPERATING PROFIT MARGIN

     Income from operation decreased by $1.2 million and operating margin declined to 8.6% in 1996 primarily as a result of the revenue reductions due to price. The price reductions more severely impacted LHWS's United States operations as price competition was more intense in the United States than it was in Canada.

     In 1995, operating income increased by $17.2 million (37.8%) primarily as a result of the growth in LHWS's operations as a result of the USPCI acquisition. Operating margins in 1995 increased to 9.8% from 8.8% in 1994. The improvement in operating margins were primarily as a result of the USPCI acquisition and the divestiture of LHWS's low margin European operations. The growth in income from operations in the United States portion of LHWS's business, was as a result of the USPCI acquisition.

LIQUIDITY AND CAPITAL RESOURCES

     LHWS currently operates as a division of Laidlaw Inc. Excess cash is routinely transferred to the parent and any financing requirements are provided by the parent. Accordingly, no cash or bank indebtedness balances are reported in the financial statements of LHWS. As explained in Note 1 to the Combined Financial Statements, the financial statements of LHWS have been prepared assuming retroactive restatement of intercompany advances and contributed capital provided by the parent, Laidlaw Inc., to equal the proportional amounts agreed to be in effect upon the acquisition by Rollins of substantially all of LHWS. Other financing requirements or surpluses were provided by or returned to the parent, Laidlaw Inc.

     Trade and other accounts receivable represent the largest portion of current assets totaling $193.8 million at August 31, 1996. The average days sales outstanding is approximately 99 days. The level continues to remain high as LHWS's customers continue to extend payment terms.

     Net cash provided by operating activities was $51.3 million, $36.6 million and $70.1 million during the years ended August 31, 1996, 1995 and 1994 respectively. Since LHWS has a large investment in facilities and equipment, depreciation and amortization represents a significant portion of net cash from operations. Depreciation and amortization was $50.5 million, $50.0 million and $48.4 million during the years ended August 31, 1996, 1995 and 1994.

     LHWS's operations require ongoing capital investments for property and equipment and continuous expenditures for remediation. Capital expenditures for property and equipment were $112.0 million, $74.7 million and $67.3 million in the years ended August 31, 1996, 1995 and 1994. Capital expenditures increased in 1996 primarily as a result of the expenditures necessary to bring LHWS's Clive, Utah incinerator into operation by August 31, 1996. Acquisition expenditures were $8.0 million, $229.2 million and $Nil million in the years ended August 31, 1996, 1995 and 1994. The 1995 acquisition expenditures included $225 million for the purchase of USPCI.

     LHWS did not generate sufficient net cash from operations to finance the above noted expenditures for property, equipment and acquisitions, and as such, balance of the funds required were provided by the parent, Laidlaw Inc.

     LHWS is required to provide financial assurances to government agencies under applicable environmental regulations relating to its landfills. The financial assurances include performance bonds, letters of credit and trust deposits required principally to secure LHWS's estimated closure and post-closure obligations relating to its landfills. At August 31, 1996, LHWS had outstanding approximately $138.7 million in outstanding letters of credit. Additionally, the parent, Laidlaw Inc. and its affiliates have provided financial assurances, guarantees and additional letters of credit in aggregate amount of approximately $281 million for closure and post-closure activities, bid bonds and other financial matters.

FOREIGN CURRENCY TRANSLATION

     Approximately 15% of LHWS's revenues are derived from their Canadian operations and as such are collected in Canadian dollars. LHWS reports its financial condition in U.S. dollars and therefore is subject to fluctuations in the exchange rates between Canadian and U.S. dollars. In the past three years, the Canadian dollar exchange rate has been somewhat static changing less than 2% year over year. For assets and liabilities, LHWS uses the exchange rate as of the balance sheet date. For revenues and expenses, LHWS uses a weighted monthly average exchange rate for the year.

INFLATION AND PREVAILING ECONOMIC CONDITION

     Inflation has not had a significant impact on LHWS's operations.

SEASONALITY

     Adverse winter weather moderately affects all of LHWS's operations, particularly during the second fiscal quarter. The main reason for this is reduced volumes of waste being received at LHWS's facilities and higher operating costs associated with operating in sub-freezing weather and high levels of snowfall.

                     BUSINESS OF THE ACQUIRED SUBSIDIARIES


     The Acquired Subsidiaries represent substantially all of the hazardous and industrial waste services business of Laidlaw. The principal executive offices of the Acquired Subsidiaries is 220 Outlet Point Boulevard, Columbia, South Carolina 29210 and the telephone number is (803) 798-2993.

NARRATIVE DESCRIPTION OF BUSINESS


     The Acquired Subsidiaries provide hazardous and industrial waste services from 85 service locations in 26 states and seven Canadian provinces. These services are conducted primarily under the name Laidlaw Environmental Services. The Acquired Subsidiaries operate twelve landfills, ten in the United States and two in Canada, and a land treatment facility for non-hazardous industrial wastes in Louisiana. They operate three hazardous waste liquid injection incinerators, one in each of South Carolina, Ontario and Quebec and a hazardous liquids and solids waste incinerator in Utah. The Acquired Subsidiaries also operate three hazardous and three non-hazardous waste water treatment plants, ten facilities which offer fuel blending services to recycle solvents and produce industrial fuels from wastes, five facilities which offer PCB treatment services and 29 service centres, or transfer stations, for hazardous waste collection and transfer. They also provide specialized transportation services and site remediation, emergency, technical and analytical services. Less than truckload quantities of waste are collected from generators and are shipped to one of the service centres and are consolidated and remanifested for shipment in full truckload quantities to a treatment or disposal facility of the Acquired Subsidiaries or to other permitted facilities for final disposal. The site remediation and industrial services consist of collection, removal and disposal of stored process wastes and collection, removal, disposal and site restoration of contaminated sites, including contamination as a result of spillage, process leakage and former waste disposal activities.

COMPETITION

     Although the Acquired Subsidiaries are the largest provider of hazardous waste management services in North America, management believes that no company accounts for a material portion of the total hazardous waste services market. The sources of competition vary by locality and by type of service rendered, with competition coming from the other major waste services companies and the thousands of privately owned firms in North America which offer waste services. On a smaller scale, the Acquired Subsidiaries compete with municipalities and larger plants which provide their own waste services. In acquiring new contracts and maintaining business, the Acquired Subsidiaries experience competition primarily in the areas of pricing and service.

     The hazardous waste services market presently is characterized by excess capacity in existing facilities. This results largely from fewer remediation projects generating wastes for treatment or disposal, as well as deferred, cancelled or reduced volumes from generators because of their reuse, reduce and recycle programs, and uncertainties in the regulatory requirements affecting waste and contaminated sites.

REGULATION

     The collection and disposal of solid and hazardous wastes and the operation of landfills and transfer stations are subject to local, state, provincial and federal requirements which regulate health, safety, the environment, zoning and land-use. Operating permits are generally required for landfills, transfer stations, treatment and storage facilities and certain collection vehicles, and these permits are subject to revocation, modification and renewal. State, provincial and local regulations vary, but generally govern disposal activities and the location and use of facilities and also impose restrictions to prohibit or minimize air and water pollution. In addition, governmental authorities have the power to enforce compliance with these regulations and to obtain injunctions or impose fines in the case of violations.

     The business of the Acquired Subsidiaries, particularly their landfill businesses, are significantly affected by federal, state, provincial and local environmental laws, including RCRA, the United States

Toxic Substances Control Act, CERCLA, the United States Clean Water Act and the United States Clean Air Act, and corresponding state laws and related regulations and enforcement practices. Safety standards under the Occupational Safety and Health Act are also applicable to their businesses.

     RCRA provides for the establishment of a national hazardous waste management program through a comprehensive regulatory system. Among other things, it defines hazardous wastes and provides standards for generators, transporters and disposers of hazardous wastes, and for the issuance of permits for sites where such material is treated, stored or disposed. These regulations also require their facilities to demonstrate financial assurance for sudden and accidental and, in the case of land based treatment facilities, non-sudden and gradual pollution occurrences. Financial assurance for future closure and post-closure expenses must also be maintained.

     CERCLA, among other things, imposes financial liability on persons who are responsible for the release of hazardous substances into the environment. Present and past owners and operators of sites which release hazardous substances, as well as generators and transporters of the waste material, are jointly and severally liable for remediation costs and environmental damages.

     The United States Clean Water Act regulates the discharge of pollutants into surface waters and sewers from a variety of sources, including disposal sites and treatment facilities. The Acquired Subsidiaries is required to obtain discharge permits and conduct sampling and monitoring programs. The United States Clean Air Act regulates the emission of certain potentially harmful substances into the air. These regulations also impact the operations of the Acquired Subsidiaries.

EMPLOYEES

     The Acquired Subsidiaries engage approximately 3,950 employees to provide their hazardous and industrial waste services, of whom approximately 1,165 are executive, supervisory, clerical and sales personnel. Approximately 10% of the remaining employees are represented by various collective bargaining groups. Management believes that its relations with its employees are excellent.

PROPERTIES

     The Acquired Subsidiaries provide hazardous and industrial waste services from 61 facilities in the United States and 24 in Canada. To provide these services, the Acquired Subsidiaries utilize approximately 1,580 waste vehicles, 1,530 trailers and 2,190 containers.

LEGAL PROCEEDINGS


     The business of the Acquired Subsidiaries is continuously regulated by federal, state, provincial and local provisions that have been enacted or adopted, regulating the discharge of materials into the environment or primarily for the purpose of protecting the environment. The nature of the Acquired Subsidiaries' business results in them frequently becoming a party to judicial or administrative proceedings involving all levels of governmental authorities and other interested parties. The issues that are involved generally relate to applications for permits and licenses by the Acquired Subsidiaries and their conformity with legal requirements and alleged technical violations of existing permits and licenses. At November 30, 1996, the Acquired Subsidiaries were involved in three proceedings of the latter type relating primarily to activities at waste treatment, storage and disposal facilities where management believes sanctions involved in each instance may exceed $100,000.


     In the United States, CERCLA imposes financial liability on persons who are responsible for the release of hazardous substances into the environment. Present and past owners and operators of sites, which release hazardous substances, as well as generators and transporters of the waste material, are jointly and severally liable for remediation costs and environmental damage. At November 30, 1996, the Acquired Subsidiaries had been notified that they were potentially responsible parties in connection with 19 locations under CERCLA. The Acquired Subsidiaries continually review their status with respect to each location, taking into account the alleged connection to the location and the extent of the contribution to the volume of waste at the location, the available evidence connecting the subsidiary to that location and the numbers and financial soundness of the potentially responsible parties at the location.

     The consolidated federal income tax returns of Laidlaw's United States subsidiaries for the fiscal years ended August 31, 1987 and 1988 have been under audit by the Internal Revenue Service, In March 1994, the subsidiaries received a Statutory Notice of Deficiency proposing that the subsidiaries pay additional taxes relating to disallowed deductions in those income tax returns. The principal issue involved relates to the timing and the deductibility for tax purposes of interest attributable to loans owing to related foreign persons. The subsidiaries have petitioned the United States Tax Court (captioned as Laidlaw Transportation, Inc. & Subsidiaries et al v. Commissioner of Internal Revenue, Docket Nos. 9361-94 and 9362-94) for a redetermination of claimed deficiencies of approximately $49.6 million (plus interest of approximately $69.8 million as of November 30, 1996). In May 1996, the subsidiaries received Revenue Agent's reports that the subsidiaries pay additional taxes of approximately $160.7 million (plus interest of approximately $112.5 million as of November 30, 1996). In May 1996, the subsidiaries received Revenue Agent's reports proposing that the subsidiaries pay additional taxes of approximately $160.7 million (plus interest of approximately $112.5 million as of November 30, 1996) relating to disallowed deductions in federal income tax returns for the fiscal years ended August 31, 1989, 1990 and 1991 based on the same issues. The subsidiaries intend to vigorously defend these claimed deficiencies. Although the final outcome cannot be predicted with certainty, Laidlaw management, based upon a thorough review of the facts and the advice of counsel, believes that the ultimate disposition of these issues will not have a materially adverse effect upon Laidlaw's consolidated financial position or results of operations. The Acquired Subsidiaries are jointly and severally responsible for the claims being asserted against Laidlaw's U. S. consolidated Tax group, of which the Acquired Subsidiaries are members. Under the Stock Purchase Agreement, Laidlaw and the Seller are responsible for, and have agreed to indemnify, Rollins and the Acquired Subsidiaries against all United States and Canadian federal, state, provincial, local and foreign tax liabilities for all periods ended on or prior to the closing date. See "The Stock Purchase Agreement -- Tax Matters."

                     MARKET PRICE DATA FOR THE COMMON STOCK

     The Common Stock is listed on the NYSE and the Pacific Exchange under the symbol "REN." The high and low prices per share for the periods indicated were as follows:

                                                      HIGH          LOW
                                                     ------        ------
1995
First Quarter.....................................   $6 1/8        $4 3/8
Second Quarter....................................    5 1/2         4
Third Quarter.....................................    5             4 1/8
Fourth Quarter....................................    5 1/4         4 1/4

1996
First Quarter.....................................   $4 1/2        $2 2/3
Second Quarter....................................    3 1/8         2
Third Quarter.....................................    4 1/2         2 1/4
Fourth Quarter....................................    4 1/8         2 5/8

1997
First Quarter.....................................   $2 7/8        $1 5/8


     On January 6, 1997, the last trading day preceding public announcement of the Acquisition, the closing price per share of Common Stock as quoted on the NYSE Composite Transactions was $2.00. As of the Record Date, there were approximately 6,541 record holders of the Common Stock.


                                 DIVIDEND POLICY

     Since September 1993, Rollins has not declared or paid any cash dividends on its Common Stock and does not anticipate paying any cash dividends in the foreseeable future. It is anticipated that the credit agreement pursuant to which the Credit Facilities are being established will also prohibit the payment of dividends (unless a given percentage of Lenders otherwise agree).

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock at _____________ by: (i) each person who is known by Rollins to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each of the Directors' names, (iii) each of Rollins' executive officers not included in the information regarding the Board of Directors and (iv) all Rollins directors and executive officers as a group.


                                                                                  NUMBER OF SHARES
                                                                                   AND NATURE OF
 TITLE OF                                                                            BENEFICIAL      PERCENT OF
   CLASS             NAME AND ADDRESSES OF BENEFICIAL OWNERS                        OWNERSHIP(1)        CLASS
 --------            ---------------------------------------                      ----------------   ----------
Common       John W. Rollins                                                        3,697,576(2)         6.1%
             One Rollins Plaza
             Wilmington, DE 19803
Common       State of Wisconsin                                                     5,966,800            9.9%
             Investment Board
             P.O. Box 7842
             Madison, WI 53707
Common       The Crabbe Huson Special Fund, Inc.                                    5,963,400(3)         9.9%
             and The Crabbe Huson Group, Inc.
             121 S.W. Morrison, Suite 1400
             Portland, OR 97204
Common       Dimensional Fund Advisors, Inc.                                        3,306,034(4)         5.5%
             1299 Ocean Avenue, 11th Floor
             Santa Monica, CA 90401
Common       John V. Flynn, Jr.                                                        20,000             --
             One Rollins Plaza
             Wilmington, DE 19803
Common       John W. Rollins, Jr.                                                     166,125(5)          .3%
             One Rollins Plaza
             Wilmington, DE 19803
Common       Henry B. Tippie                                                        1,270,000(6)         2.1%
             One Rollins Plaza
             Wilmington, DE 19803
Common       Patrick J. Bagley                                                          1,000             --
             One Rollins Plaza
             Wilmington, DE 19803
Common       William L. Medford, Jr.                                                   25,000             --
             One Rollins Plaza
             Wilmington, DE 19803
Common       Nicholas Pappas                                                          100,170(7)          .2%
             One Rollins Plaza
             Wilmington, DE 19803
Common       William B. Philipbar, Jr.                                                 27,692             --
             One Rollins Plaza
             Wilmington, DE 19803
Common       Don C. Stansberry                                                          2,000             --
             One Rollins Plaza
             Wilmington, DE 19803
Common       Frank H. Minner, Jr.                                                      30,725             .1%
             One Rollins Plaza
             Wilmington, DE 19803
Common       All Directors and Officers as a Group (11 persons)                     5,315,288            8.8%


------------------
(1) As to officers and directors, owned directly and of record.

(2) Does not include 182,749 shares, as to which Mr. Rollins disclaims any beneficial interest, held by his wife and 101,975 shares, as to which Mr. Rollins disclaims any beneficial interest, held by his wife as custodian for his minor children.

(3) The Crabbe Huson Special Fund, Inc. and The Crabbe Huson Group, Inc. ("Crabbe Huson") is a registered investment advisor. In its capacity as an investment advisor, Crabbe Huson has discretionary authority to dispose of or to vote shares that are under its management. As a result, Crabbe Huson may be deemed to have beneficial ownership of such shares. Crabbe Huson does not, however, have any economic interest in the shares. Crabbe Huson's clients are the actual owners of the shares.


(4) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 3,306,304 shares of Rollins Common Stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(5) Does not include 191,737 shares, as to which Mr. Rollins disclaims any beneficial interest, held as co-trustee and 6,191 shares, as to which Mr. Rollins disclaims any beneficial interest, held by his wife.

(6) Does not include 968,689 shares, as to which Mr. Tippie disclaims any beneficial interest, held as co-trustee; 26,000 shares, as to which Mr. Tippie disclaims any beneficial interest, held as trustee; 23,000 shares, as to which Mr. Tippie disclaims any beneficial interest, owned by his wife; 21,000 shares, as to which Mr. Tippie disclaims any beneficial interest, held by his wife as trustee for his children and 30,000 shares, as to which Mr. Tippie disclaims any beneficial interest, owned by a partnership over which he has sole voting power.

(7) Does not include 10,450 shares, as to which Mr. Pappas disclaims any beneficial interest, held by his wife.

                          DESCRIPTION OF CAPITAL STOCK


     The outstanding capital stock of Rollins on the Record Date consisted of 60,375,811 shares of Common Stock, par value $1. 00 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on the Record Date.


     The holders of a majority of the issued and outstanding Common Stock constitute a quorum at any meeting of the stockholders and the affirmative vote of a majority of the shares present is required for stockholder approval, except for certain proposals to amend the Certificate of Incorporation which require the affirmative vote of the holders of a majority of all outstanding Common Stock for approval. Other amendments to the Certificate of Incorporation concerning (a) special meetings of stockholders, (b) amendments to the bylaws of Rollins (the "Bylaws"), (c) certain provisions relating to the Board of Directors and (d) certain business transactions, when not approved by a majority of the Board of Directors, require the affirmative vote of 75% of all outstanding Common Stock for approval. Removal of any director or of the entire Board of Directors may be effected only for cause and only at a meeting of the stockholders called for that purpose by the affirmative vote of the holders of 75% or more of the shares of Rollins entitled to vote.

     The Board of Directors is divided into three classes, each of which serves for a term of three years.

     Pursuant to the Certificate of Incorporation, as amended, the authorized capital stock of Rollins consists of 120,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $1.00 per share. If the Amendments are approved, the authorized Common Stock will be increased to 350,000,000 shares. The following description of certain of Rollins' securities is a summary, does not purport to be complete or to give effect to applicable statutory or common law and is subject in all respects to the applicable provisions of the Certificate of Incorporation and the information herein is qualified in its entirety by this reference.

COMMON STOCK

     Holders of Common Stock are entitled to one vote per share in the election of directors and on all other matters on which the stockholders are entitled or permitted to vote. Holders of Common Stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all the directors. Subject to the terms of any outstanding series of preferred stock, the holders of Common Stock are entitled to dividends in such amounts and at such times as may be declared by Rollins' Board of Directors out of funds legally available therefor. On liquidation or dissolution, holders of Common Stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of preferred stock. Holders of Common Stock have no redemption, conversion or preemptive rights.

SPECIAL PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND DELAWARE LAW

     The provisions of the Certificate of Incorporation and Rollins' Bylaws summarized in the succeeding paragraphs may be deemed to have an anti-takeover effect or may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by a stockholder.

     Pursuant to the Certificate of Incorporation, the Board of Directors may by resolution establish one or more series of preferred stock, having such number of shares, designation, preferences and relative, participating, optional or other special rights as may be fixed by the Board of Directors without any further stockholder approval. Such rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of Rollins.

     The Bylaws provide that stockholders' nominations for the Board of Directors and proposals for other business to be transacted at stockholders' meetings must be timely received by Rollins and must comply with specified form and content requirements. The Bylaws also provide that special meetings of stockholders may be called only by particular members of the Board of Directors.

     Limitation of Director Liability. Section 102(b)(7) of the DGCL ("Section 102(b)") authorizes corporations to limit or to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although Section 102(b) does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Certificate limits the liability of directors to Rollins or its stockholders to the fullest extent permitted by Section 102(b). Specifically, directors of Rollins will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Rollins or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

     Indemnification. To the maximum extent permitted by law, the Bylaws provide for mandatory indemnification of current and former directors, officers, employees, agents and fiduciaries of Rollins or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such indemnified persons is or was serving at the request of Rollins against all expenses, liabilities and losses to which they may become subject or which they may incur as a result of being or having been a director, officer, employee or agent of Rollins or of such other enterprise. In addition, Rollins must advance to directors, officers, employees and agents for reasonable expenses incurred by or on behalf of them in connection with indemnifiable claims.

     Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to directors, officers and controlling persons of Rollins pursuant to the foregoing provisions, it is the understanding of Rollins that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Delaware Anti-Takeover Law. Section 203 of the DGCL ("Section 203") generally provides that a stockholder acquiring more than 15% of the outstanding voting stock of a corporation subject to the statute (an "Interested Stockholder") but less than 85% of such stock may not engage in certain Business Combinations (as defined in Section 203) with the corporation for a period of three years after the date on which the stockholder became an Interested Stockholder unless (i) prior to such date, the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's board of directors and authorized at a stockholders' meeting by a vote of at least two-thirds of the corporation's outstanding voting stock not owned by the Interested Stockholder. Under Section 203, these restrictions will not apply to certain Business Combinations proposed by an Interested Stockholder following the earlier of the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the corporation's board of directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to such person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

     Section 203 defines the term Business Combination to encompass a wide variety of transactions with or caused by an Interested Stockholder, including transactions in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, such as mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder, transactions with the corporation which increase the proportionate interest in the corporation directly or indirectly owned by the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits.

     The provisions of Section 203, coupled with the Board of Director's authority to issue preferred stock without further stockholder action, could delay or frustrate the removal of incumbent directors or a change in control of Rollins. The provisions also could discourage, impede or prevent a merger, tender offer or proxy contest, even if such event would be favorable to the interests of stockholders. Rollins' stockholders, by adopting an amendment to the Certificate of Incorporation, may elect not to be governed by Section 203 effective 12 months after such adoption. Neither the Certificate of Incorporation nor the Bylaws exclude Rollins from the restrictions imposed by
Section 203.

     Interested Stockholder Transactions. Pursuant to the Certificate of Incorporation, unless certain business combinations with an Interested Stockholder have been approved by a majority of the entire Board of Directors, such business combinations shall require the affirmative vote of the holders of at least 75% of the outstanding shares of capital stock of Rollins entitled to vote (the "Voting Shares"). An Interested Stockholder is defined in the Certificate of Incorporation to be any person who is (i) the beneficial owner, directly or indirectly, of more than 20% of the Voting Shares or (ii) an affiliate of Rollins who at any time within the previous two years was the beneficial owner, directly or indirectly, of not less than 20% of the Voting Shares or (iii) an assignee of shares of Rollins capital stock that were at any time within the previous two years beneficially owned by an Interested Stockholder. The types of business combinations as to which these provisions of the Certificate of Incorporation relate include: mergers or consolidations of Rollins or any of its subsidiaries with or into an Interested Stockholder or any other corporation which, after the merger or consolidation, would be an affiliate of an Interested Stockholder; any sale, lease or other disposition of assets of Rollins or any of its subsidiaries having an aggregate fair market value of $5,000,000 or more to an Interested Stockholder or an affiliate thereof; the issuance of securities of Rollins having an aggregate fair market value of $5,000,000 or more to an Interested Stockholder or an affiliate thereof; the adoption of any plan for the liquidation or dissolution of Rollins or any reclassification or recapitalization of Rollins that has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Rollins or any of its subsidiaries which is owned by an Interested Stockholder or an affiliate thereof.

     Common Stock Purchase Rights. Each share of Common Stock outstanding includes one common stock purchase right (a "Right") which is non-detachable and non-exercisable until certain defined events occur, including certain tender offers or the acquisition by a person or group of affiliated or associated persons of 15% of Rollins' Common Stock. Upon the occurrence of certain defined events, the Right entitles the holder to purchase additional stock of Rollins or stock of an acquiring company at 50% discount. The Rights expire on June 30, 1999 unless earlier redeemed by Rollins at a price of $.01 per Right.

                               PROPOSED AMENDMENTS


     The Board of Directors has adopted, and proposes that the stockholders of Rollins approve, the Amendments, which would (i) increase the number of authorized shares of Common Stock available for issuance from 120,000,000 to 350,000,000, (ii) change the name of Rollins to Laidlaw Environmental Services, Inc. as of the Closing and (iii) increase the size of the Rollins' Board of Directors from eight to ten members.

     On the Record Date, there were 60,375,811 shares of Common Stock issued and outstanding. The Acquisition involves the issuance or potential issuance of at least 120,000,000 shares of Common Stock. Thus, to complete the Acquisition, Rollins will need additional shares of Common Stock. The adoption of the Amendments are a condition to the Closing. Therefore, if the Amendments are not adopted, the Closing will not take place and the Acquisition will not be consummated. The Board of Directors believes that it is in the best interests of Rollins to have additional shares of Common Stock available for issuance at its discretion for future acquisitions, stock splits, stock dividends, equity financings, employee benefit plans and other corporate purposes.


     The additional shares of Common Stock authorized by the Amendments will be available for issuance at any time in the future without further stockholder approval, unless such approval were required by law, as in the case of consolidations and certain statutory mergers, or by the rules of any securities exchanges on which the Common Stock were then to be listed. Holders of Common Stock have no preemptive right to purchase or otherwise acquire any shares of Common Stock that may be issued in the future. The DGCL does not vest the stockholders of a Delaware corporation with dissenters' rights with respect to the Acquisition contemplated by the Amendments. If the Amendments are approved by the requisite vote, Rollins will file a certificate of amendment to its Certificate of Incorporation with the Delaware Secretary of State promptly following the conclusion of the Special Meeting. The proposed Amendments will fix the number of shares of authorized Common Stock at 350,000,000 and will become effective on the date of filing with the Delaware Secretary of State.


     Rollins has no immediate plans, understandings or agreements with respect to the issuance of any additional shares of Common Stock which would be authorized by the Amendments, except for the issuance of shares of Common Stock for the payment of the Stock Consideration, for the payment of accrued interest or principal under the PIK Debenture and upon any conversion, in whole or in part, of the PIK Debenture. The authority of the Board to issue additional Common Stock may be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of Rollins, because the issuance of additional Common Stock would dilute the voting power of the Common Stock then outstanding. At the date of this Proxy Statement, Rollins is not aware of any pending or threatened effort to accumulate Rollins shares or to obtain control of Rollins by means of a merger, tender offer, solicitation in opposition of management or otherwise, other than the acquisition of the Stock Consideration by LTI pursuant to the Stock Purchase Agreement, which in itself may have the effect of discouraging an attempt to effect a takeover or otherwise gain control of Rollins.

     The Board of Directors, which will be increased in size from eight to ten members, is divided into three classes. Following the Board's reconfiguration, the term of office of the first class shall expire at the next annual meeting of the Board of Directors, of the second class one year thereafter and of the third class two years thereafter, and at each annual meeting of the Board of Directors held after such reconfiguration, directors shall be chosen for a full three year term to succeed those whose terms expire. Each class of directors shall have at least one representative who has been nominated (i) solely by Rollins, (ii) solely by LTI and (iii) by Rollins and LTI acting jointly. See "The Acquisition --Interests of Certain Persons in the Acquisition."

     The Board of Directors is currently divided into three classes, which may have the effect of delaying, deferring or preventing a change of control of Rollins by making more difficult and time-consuming any change in control of Rollins through the proxy contest mechanism. In addition, the increase in the size of the Board of Directors from eight to ten members combined with the resignation of certain directors immediately following the Closing will enable the remaining directors to appoint a majority of the Board.


APPROVAL

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve each of the Amendments.

BOARD OF DIRECTORS' RECOMMENDATION

     The Board of Directors believes that the proposal to approve Amendments to the Certificate of Incorporation is in the best interests of Rollins stockholders and unanimously recommends that Rollins stockholders vote "FOR" each of the Amendments.

                    STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

     Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the annual meeting of stockholders is required to submit such proposals to Rollins on or before August 22, 1997.


                                  OTHER MATTERS

     The cost of soliciting proxies in the accompanying form will be borne by Rollins. In addition to solicitations by mail, a number of regular employees of Rollins may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone. Rollins will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock. Rollins may retain a proxy solicitor to perform solicitation services in connection with this Proxy Statement. For such services, the proxy solicitor will receive a fee and will be reimbursed for certain out-of-pocket expenses and indemnified against certain liabilities incurred in connection with this solicitation.

     The persons designated to vote shares covered by Board of Directors' proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the Special Meeting. Management does not expect that any matters other than those referred to in this Proxy Statement will be presented for action at the Special Meeting.


                                          By Order of the Board of Directors
                                          /s/ John W. Rollins, Sr.
                                          Chairman of the Board and Chief
                                          Executive Officer

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                                PAGE
                                                                                                                ----

CONSOLIDATED FINANCIAL STATEMENTS OF ROLLINS ENVIRONMENTAL SERVICES, INC.

  Report of Independent Certified Public Accountants......................................................        F-2

  Consolidated Balance Sheet as of September 30, 1996 and 1995............................................        F-3

  Consolidated Statement of Operations for the Years Ended September 30, 1996, 1995 and 1994..............        F-4

  Consolidated Statement of Cash Flows for the Years Ended September 30, 1996, 1995 and 1994..............        F-5

  Notes to the Consolidated Financial Statements..........................................................        F-6

  Consolidated Balance Sheet as of December 31, 1996 and December 31, 1995
     (unaudited)..........................................................................................       F-16

  Consolidated Statement of Operations for the Three Months Ended December 31, 1996 and 1995
     (unaudited)..........................................................................................       F-17

  Consolidated Statement of Cash Flows for the Three Months Ended December 31, 1996 and 1995
     (unaudited)..........................................................................................       F-18

  Notes to the Consolidated Financial Statements (unaudited)..............................................       F-19

COMBINED FINANCIAL STATEMENTS OF LAIDLAW HAZARDOUS WASTE SERVICES

  Report of Independent Chartered Accountants.............................................................       F-20

  Combined Balance Sheets as of August 31, 1996 and 1995..................................................       F-21

  Combined Statements of Income for the Years Ended August 31, 1996, 1995 and 1994........................       F-22

  Combined Statements of Cash Flows for the Years Ended August 31, 1996, 1995 and 1994....................       F-23

  Notes to Combined Financial Statements..................................................................       F-24

  Combined Balance Sheets as of November 30, 1996 and 1995 (unaudited)....................................       F-32

  Combined Statements of Income for the Three Months Ended November 30, 1996 and 1995 (unaudited).........       F-33

  Combined Statements of Cash Flows for the Three Months Ended November 30, 1996 and 1995 (unaudited).....       F-34

  Note to Combined Financial Statements (unaudited).......................................................       F-35

                          INDEPENDENT AUDITORS' REPORT

The Shareholders and Board of Directors
Rollins Environmental Services, Inc.

     We have audited the consolidated financial statements of Rollins Environmental Services, Inc. and subsidiaries as of September 30, 1996 and 1995 and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended September 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurane about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rollins Environmental Services, Inc. and subsidiaries as of September 30, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 1996, in conformity with generally accepted accounting principles.

     As discussed in the Notes to the Consolidated Financial Statements, in fiscal year 1994, the Company changed its method of accounting for income taxes.

                                          KPMG Peat Marwick LLP

Wilmington, Delaware
November 8, 1996, except for the last paragraph under the footnote "Indebtedness", which is as of November 27, 1996

                      ROLLINS ENVIRONMENTAL SERVICES, INC.
                           CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                                                                             SEPTEMBER 30,
                                                                                          ------------------
                                                                                            1996      1995
                                                                                          --------  --------
ASSETS
Current Assets
  Cash and cash equivalents (includes short-term investments of: 1996-$18,166;
     1995-$32,108)......................................................................  $ 27,231  $ 38,691
  Accounts receivable, net of allowance for doubtful accounts: 1996-$648; 1995-$681.....    42,302    42,774
  Deferred income taxes.................................................................     5,616     4,948
  Income taxes recoverable..............................................................     7,059    10,637
  Other current assets..................................................................    11,356    12,122
                                                                                          --------  --------
     Total Current Assets...............................................................    93,564   109,172
Property and Equipment, net.............................................................   272,811   298,673
Excess of Cost Over Net Assets of Businesses Acquired...................................     9,331    10,054
Other Assets............................................................................     9,261    11,585
                                                                                          --------  --------
     Total Assets.......................................................................  $384,967  $429,484
                                                                                          --------  --------
                                                                                          --------  --------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Accounts payable......................................................................  $ 21,369  $ 23,705
  Accrued liabilities...................................................................    34,432    29,283
  Accrued remediation and other costs...................................................     1,970     3,723
  Current maturities of long-term debt..................................................     1,728     1,689
                                                                                          --------  --------
     Total Current Liabilities..........................................................    59,499    58,400

Long-term Debt..........................................................................   132,453   134,181
Accrued Remediation and Other Costs.....................................................     9,829    11,959
Other Liabilities.......................................................................     7,396    10,456
Deferred Income Taxes...................................................................    21,307    29,819

Commitments and Contingent Liabilities (see notes to the Consolidated Financial
  Statements)

Shareholders' Equity
  Preferred stock, $1 par value
     Shares outstanding: None
  Common stock, $1 par value
     Shares Outstanding: 1996 and 1995-60, 375,811......................................    60,376    60,376
  Additional paid-in capital............................................................     4,650     4,650
  Retained earnings.....................................................................    89,457   119,643
                                                                                          --------  --------
     Total Shareholders' Equity.........................................................   154,483   184,669
                                                                                          --------  --------
     Total Liabilities and Shareholders' Equity.........................................  $384,967  $429,484
                                                                                          --------  --------
                                                                                          --------  --------

       The Notes to the Consolidated Financial Statements are an integral part of these statements.

                      ROLLINS ENVIRONMENTAL SERVICES, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                         YEAR ENDED SEPTEMBER 30,
                                                                       ----------------------------
                                                                         1996      1995      1994
                                                                       --------  --------  --------
Revenues.............................................................  $241,130  $217,367  $181,468
                                                                       --------  --------  --------
Expenses:
  Operating..........................................................   209,855   181,766   134,053
  Special charge.....................................................        --        --    14,500
  Depreciation.......................................................    33,502    26,710    22,760
  Selling and administrative.........................................    34,830    32,563    26,649
  Interest...........................................................     8,854     4,983       382
                                                                       --------  --------  --------
                                                                        287,041   246,022   198,344
                                                                       --------  --------  --------

Loss Before Income Tax Benefits and Cumulative Effect of Change in
  Accounting Principle...............................................   (45,911)  (28,655)  (16,876)
Income tax benefits..................................................   (15,725)  (10,363)   (6,399)
                                                                       --------  --------  --------

Loss Before Cumulative Effect of Change in Accounting Principle......   (30,186)  (18,292)  (10,477)

Cumulative effect (to September 30, 1993) of adoption of
  SFAS No. 109.......................................................        --        --       543
                                                                       --------  --------  --------

Net Loss.............................................................  $(30,186) $(18,292) $ (9,934)
                                                                       --------  --------  --------
                                                                       --------  --------  --------

Loss per Share:
  Loss before cumulative effect of change in accounting principle....  $   (.50) $   (.30) $   (.17)
  Cumulative effect of adoption of SFAS No. 109......................        --        --       .01
                                                                       --------  --------  --------
Loss Per Share.......................................................  $   (.50) $   (.30) $   (.16)
                                                                       --------  --------  --------
                                                                       --------  --------  --------

Average common shares and equivalents
  outstanding (000)..................................................    60,401    60,400    60,377

    The Notes to the Consolidated Financial Statements are an integral part of these statements.

                      ROLLINS ENVIRONMENTAL SERVICES, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                          YEAR ENDED SEPTEMBER 30,
                                                                       -----------------------------
                                                                          1996     1995      1994
                                                                       --------- --------  ---------
Cash Flows From Operating Activities:
Net loss.............................................................  $(30,186) $(18,292) $ (9,934)
  Adjustments to reconcile net loss to net cash provided by (used in)
     operating activities, net of acquisitions:
  Special charge.....................................................        --        --    14,500
  Expenditures charged to accrued remediation and other costs........    (3,883)   (3,937)   (2,874)
  Depreciation and amortization......................................    34,253    26,839    22,760
  Changes in assets and liabilities:
     Current and deferred income taxes...............................    (5,602)   (6,828)   (6,468)
     Accounts receivable.............................................       472      (774)    2,636
     Accounts payable and accrued liabilities........................     2,813    15,668     5,643
     Other, net......................................................      (269)    1,116      (477)
                                                                       --------  --------  --------
     Net cash (used in) provided by operating activities.............    (2,402)   13,792    25,786
                                                                       --------  --------  --------

Cash Flows From Investing Activities:
  Acquisition of businesses, net of cash acquired....................        --    (9,588)       --
  Purchase of property and equipment.................................    (7,832)  (20,051)  (18,002)
  Proceeds from sales of equipment...................................       463       428        75
                                                                       --------  --------  --------
     Net cash used in investing activities...........................    (7,369)  (29,211)  (17,927)
                                                                       --------  --------  --------

Cash Flows From Financing Activities:
  Repayment of long-term debt........................................    (1,689)     (662)     (662)
  Exercise of stock options..........................................        --        --        88
                                                                       --------  --------  --------
     Net cash used in financing activities...........................    (1,689)     (662)     (574)
                                                                       --------  --------  --------

Cash And Cash Equivalents:
Net (decrease) increase in cash and cash equivalents.................   (11,460)  (16,081)    7,285
  Beginning of period................................................    38,691    54,772    47,487
                                                                       --------  --------  --------
  End of period......................................................  $ 27,231  $ 38,691  $ 54,772
                                                                       --------  --------  --------
                                                                       --------  --------  --------

Supplemental information:
  Interest paid......................................................  $  9,254  $  4,219  $    549
  Income taxes recovered.............................................  $(10,123) $ (3,640) $   (472)
                                                                       --------  --------  --------
                                                                       --------  --------  --------

Noncash Investing and Financing Activities:
  Acquisition of businesses
     Fair value of assets acquired...................................  $     --  $169,572  $     --
     Cash paid.......................................................        --     9,599        --
                                                                       --------  --------  --------
        Liabilities assumed and incurred.............................  $     --  $159,973  $     --
                                                                       --------  --------  --------
                                                                       --------  --------  --------

The Notes to the Consolidated Financial Statements are an integral part of these statements.

                      ROLLINS ENVIRONMENTAL SERVICES, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

ORGANIZATION AND ACCOUNTING POLICIES

     Organization -- Rollins Environmental Services, Inc. consists solely of industrial waste treatment and disposal. Essentially all of the Company's operations are conducted within the United States.

     Consolidation -- The consolidated financial statements include the accounts of all subsidiaries. Intercompany transactions and balances among these subsidiaries have been eliminated.


     Revenue recognition -- Revenues from waste treatment and disposal and the related costs associated with the treatment and disposal are recognized at the time when the material is received by the Company which is the point in time when the Company assumes liabilities for the handling of the waste. Since the Company's incineration services are dependent upon mixing certain types of wastes with other compatible or complementary wastes, and this process may require several additional days to complete, it has become acceptable industry practice to invoice customers upon receipt of waste. Concurrent with the billing process is the recording of a receivable from the customer and the recognition of revenue. Since a majority of the waste streams are incinerated within a few days, it is not administratively practical to defer the recording of revenue until the waste is incinerated, which typically occurs within a short period of time after the waste is received.

     The above practice matches revenue and variable expenses accurately. Since the industry requires large investments in costly and complex facilities, the proportion of fixed expenses to total expenses is substantially higher than in many other industries, which minimize the exposure that might otherwise occur in estimating variable expense.


     Earnings (loss) per share -- Earnings (loss) per share are computed assuming the conversion of all potentially dilutive outstanding stock options.

     Cash equivalents -- Cash equivalents, carried at cost which approximates fair market value, represent short-term investments with an original maturity at purchase of three months or less.

     Property and equipment -- The Company provides for depreciation on a straight-line, specific item basis net of salvage or residual values over the assets' estimated useful lives. The estimated useful lives are 10 to 40 years for buildings, three to 20 years for equipment and vehicles, and 10 years for site improvements. Major additions and improvements are capitalized and depreciated over the remaining lives of the assets. Repairs and maintenance are charged to expense as incurred. Where landfill disposal operations have been conducted on the same parcels of land where the Company conducts its incineration and other treatment operations, land is carried at cost and expenditures in connection with the preparation and operation of landfills are charged to expense as incurred. Where landfill operations are conducted on subsequently acquired parcels of land, the cost of the land and landfill preparation costs are deferred and charged to expense as the airspace in the landfill is filled.


     Goodwill -- The excess of cost over net assets of businesses acquired is being amortized on a straight-line basis over twenty years. The Company periodically reviews goodwill to assess recoverability and impairments would be recognized in operating results if a permanent diminution in value were to occur.

     Environmental remediation reserves -- The Company establishes reserves for environmental remediation at hazardous waste sites not owned by the Company when it is both probable a liability has been incurred and a reasonable estimate of the costs can be determined. The Company recognizes recoveries from third parties when it is probable that such amounts will be realized and such amounts are not offset against the related environmental remediation liability. The receivable amounts from third parties at September 30, 1996 is not material.

     The Company records accruals for certain environmental remediation activities at its facilities where commitments have been made and reasonable cost estimates are possible. The cost of operating and maintaining systems and equipment constructed for environmental remediation, as well as the cost of treating recovered groundwater, are charged to operating expense as incurred.

     Use of estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair values of financial instruments -- The carrying amounts reported in the balance sheet for current assets and current liabilities approximate their fair value at September 30, 1996.

SPECIAL CHARGE

     A special charge of $14,500 ($9,031 after tax benefit or $.15 per share) was recorded in the second quarter of fiscal year 1994. The charge included: (1) various engineering and other expenditures ($8,200) on projects no longer considered viable in the current business climate; (2) estimated expenditures ($5,000) for capping of a closed landfill and related activities; and (3) miscellaneous items ($1,300).

ACQUISITIONS

     On March 31, 1995, the Company acquired from Westinghouse Electric Corporation all of the capital stock of National Electric, Inc. ("NEI"), a wholly owned subsidiary of Westinghouse Electric Corporation. NEI owns all of the capital stock of Aptus, Inc. NEI is not conducting any business operations. Aptus is engaged in the sale of services related to the transportation, storage, laboratory analysis and incineration of certain types of hazardous waste.

     The purchase price of $132,039 consisted of a cash payment of $6,500, the assumption of Westinghouse Electric Corporation's obligations and duties in connection with the $45,700 Variable Rate Hazardous Waste Treatment Revenue Bonds, and the issuance of $13,839 of 7.75% Senior Unsecured Debentures and $66,000 of 7.25% Convertible Subordinated Debentures.

     On April 28, 1995, the Company acquired all of the common stock of Allworth of Tennessee, Inc., a waste processing facility for a cash payment of $3,099.

     These acquisitions were accounted for using the purchase method and, accordingly, the assets acquired and the liabilities assumed have been recorded at their fair values on their acquisition dates. This treatment resulted in an excess of cost over net assets acquired of approximately $10,000.

     The results of operations of these companies are included in the Consolidated Statement of Operations from the acquisition dates forward.

     The following unaudited pro forma summary presents the consolidated results of operations as if the acquisitions had occurred at the beginning of the periods presented and do not purport to be indicative of what would have occurred had the acquisitions been made as of those dates or of future operating results.

                                                  YEAR ENDED SEPTEMBER 30,
                                                  ------------------------
                                                      1995         1994
                                                   ---------    ---------
Revenues.........................................  $ 261,779    $ 282,058
Net loss.........................................  $ (24,653)   $ (12,742)
Loss per share...................................  $    (.41)   $    (.21)
                                                   ---------    ---------
                                                   ---------    ---------

Property and Equipment

     The property and equipment accounts are as follows:

                                                      SEPTEMBER 30,
                                                 ----------------------
                                                    1996        1995
                                                 ----------  ----------
Land............................................ $   31,324  $   31,324
Buildings.......................................     75,661      72,169
Equipment and vehicles..........................    303,305     299,035
Site improvements...............................     39,978      30,250
Construction in progress........................      5,525      17,277
Accumulated depreciation........................   (182,982)   (151,382)
                                                 ----------  ----------
                                                 $  272,811  $  298,673
                                                 ----------  ----------
                                                 ----------  ----------

     Commitments for the purchase of capital assets amounted to $471 at September 30, 1996.

INCOME TAXES

     The income tax benefits for the three years ended September 30, 1996 are comprised as follows:

                                                 YEAR ENDED SEPTEMBER 30,
                                               ---------------------------
                                                 1996      1995     1994
                                               --------  --------  -------
Current:
  Federal....................................  $ (7,262) $(10,446) $(3,242)
  State......................................       199       144      639
Deferred:
  Federal....................................    (8,192)    1,277   (2,228)
  State......................................      (470)   (1,338)  (1,568)
                                               --------  --------  -------
Income tax benefits..........................  $(15,725) $(10,363) $(6,399)
                                               --------  --------  -------
                                               --------  --------  -------

     A reconciliation of the income tax benefits for the three years ended September 30, 1996 with amounts calculated by applying the statutory federal income tax rate for those years to the loss before income taxes is as follows:

                                                                         YEAR ENDED SEPTEMBER 30,
                                                                       ----------------------------
                                                                         1996      1995      1994
                                                                       --------  --------- --------
Federal income tax benefits at statutory rate........................  $(16,069) $(10,029) $(5,907)
State income tax benefits............................................    (1,566)     (977)    (604)
Valuation allowance..................................................     1,390       201       --
Other................................................................       520       442      112
                                                                       --------  --------  -------
Income tax benefits..................................................  $(15,725) $(10,363) $(6,399)
                                                                       --------  --------  -------
                                                                       --------  --------  -------

     The tax effect of temporary differences which comprise the current and non-current deferred income tax amounts shown on the balance sheet are as follows:

                                                                                       SEPTEMBER 30,
                                                                                    ------------------
                                                                                      1996      1995
                                                                                    --------  --------
Deferred tax assets:
  Accrued remediation and closure costs..............................               $  4,478  $  6,007
  Expenses deductible when paid......................................                  7,659     5,907
  State net operating loss benefits, expiring 2001-2011..............                  4,359     2,678
  Federal net operating loss benefits, expiring 2010-2011............                 18,624     7,000
  Other..............................................................                    187       497
                                                                                    --------  --------
     Total gross deferred tax assets.................................                 35,307    22,089
     Less valuation allowance........................................                 (3,368)   (2,138)
                                                                                    --------  --------
     Net deferred tax assets.........................................                 31,939    19,951
                                                                                    --------  --------
Deferred tax liabilities:
  Excess of tax over book depreciation...............................                 44,108    44,032
  Section 172(f) carryback claim.....................................                  3,331        --
  Other..............................................................                    191       790
                                                                                    --------  --------
  Total gross deferred liabilities...................................                 47,630    44,822
                                                                                    --------  --------
     Net deferred tax liability......................................               $ 15,691  $ 24,871
                                                                                    --------  --------
                                                                                    --------  --------

     As of October 1, 1993, the Company adopted SFAS No. 109 -- Accounting for Income Taxes which requires the use of the liability method of accounting for deferred income taxes. The cumulative effect on prior years of this adoption was a reduction of the 1994 net loss by $543 ($.01 per share).

     At September 30, 1996, the Company had net operating loss carryforwards for federal income tax purposes of $53,211 which will expire on various dates through 2010 and 2011. Operating loss carryforwards of $16,200 were generated by Aptus, Inc. prior to its acquisition on March 31, 1995. The use of Aptus, Inc.'s pre-acquisition operating losses is subject to limitations imposed by the Internal Revenue Code. The Company has recorded a valuation allowance for federal and state purposes of $3,368 to reflect the estimated amount of deferred tax assets which may not be realized principally due to expiration of operating loss carryforwards. The valuation allowance includes $1,701 of tax benefits related to Aptus, Inc.'s pre-acquisition tax losses which, if realized, would reduce goodwill.

     The change in the valuation allowance for deferred tax assets resulted from management's assessment that some additional portion of the deferred tax assets may not be realized. The realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considered the scheduled reversals of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

     In September 1996, the Company filed Form 1139 "Corporate Application for Tentative Refund" to carryback its 1995 net loss as provided for in Section 172(f) of the Internal Revenue Code, claiming a federal income tax refund of $3,331. In September of 1996, the Company also filed Form 1120X for 1994, carrying back its net operating loss as provided for in Section 172(f) claiming a refund of $1,433. This amount has not been received and has not been recorded in the Company's financial statements. Section 172(f) is an area of the tax law without significant precedent and there may be substantial opposition by the IRS to the Company's refund claims. Therefore, the $3,331 received in October 1996 also has been recorded on the Company's financial statements as a deferred tax liability. The $1,433 claimed on the Company's 1994 Form 1120X will be recorded as a deferred tax liability in the Company's financial statements at such time the amount is received.

ACCRUED LIABILITIES

     Accrued liabilities are as follows:


                                                                                          SEPTEMBER 30,
                                                                                       ------------------
                                                                                         1996      1995
                                                                                       --------  --------
Environmental remediation (Non-owned sites)(1)..........................               $ 13,560  $  8,873
Employee compensation...................................................                  5,223     5,543
Taxes other than income.................................................                  5,086     4,995
Insurance and legal.....................................................                  1,432     2,339
Landfill capping costs..................................................                  1,792     2,208
Other...................................................................                  7,339     5,325
                                                                                       --------  --------
                                                                                       $ 34,432  $ 29,283
                                                                                       --------  --------
                                                                                       --------  --------

------------------

(1) At September 30, 1996, the Company reclassified $4,600 from other liabilities to environmental remediation (non-owned sites) to reflect settlement with the EPA of the Bridgeport Rental & Oil Services Superfund Site (BROS) for $13,035. On November 14, 1996, payments totalling $13,035 were made to the Trustees of the BROS Environmental Remediation Trust in fulfillment of the Company's settlement obligations.


SHAREHOLDERS' EQUITY

     Changes in the components of shareholders' equity are as follows:

                                                           $1 PAR VALUE  ADDITIONAL                     TOTAL
                                                               COMMON      PAID-IN     RETAINED     SHAREHOLDERS'
                                                               STOCK       CAPITAL     EARNINGS        EQUITY
                                                           ------------  -----------  -----------  ---------------
Balance at September 30, 1993............................     $60,350      $4,588     $147,869        $212,807
Net loss.................................................                               (9,934)         (9,934)
Exercise of stock options................................          26          62                           88
                                                              -------      ------     --------        --------
Balance at September 30, 1994............................      60,376       4,650      137,935         202,961
Net loss.................................................                              (18,292)        (18,292)
                                                              -------      ------     --------        --------
Balance at September 30, 1995............................      60,376       4,650      119,643         184,669
Net loss.................................................                              (30,186)        (30,186)
                                                              -------      ------     --------        --------
Balance at September 30, 1996............................     $60,376      $4,650     $ 89,457        $154,483
                                                              -------      ------     --------        --------
                                                              -------      ------     --------        --------

     The Company is authorized to issue 120,000,000 shares of its $1 Par Value Common Stock and 1,000,000 shares of its $1 Par Value Preferred Stock. The terms and conditions of each issue of preferred stock are determined by the Board of Directors. No preferred stock has been issued.

     Each share of common stock outstanding includes one common stock purchase right (a "Right") which is non-detachable and non-exercisable until certain defined events occur, including certain tender offers or the acquisition by a person or group of affiliated or associated persons of 15% of the Company's common stock. Upon the occurrence of certain defined events, the Right entitles the holder to purchase additional stock of the Company or stock of an acquiring company at a 50% discount. The Right expires on June 30, 1999 unless earlier redeemed by the Company at a price of $.01 per Right.

STOCK OPTION PLAN

     Under the Company's stock option plan, options to purchase common stock of the Company may be granted to officers and key employees at not less than 100% of the fair market value at the date of grant.

     Option activity is as follows:

                                                                 YEAR ENDED SEPTEMBER 30,
                                                ----------------------------------------------------------
                                                       1996                1995                1994
                                                ------------------  ------------------  ------------------
Number of options
  Outstanding at beginning of year............        982,802             658,868             674,660
  Granted.....................................        341,200             394,200             200,610
  Exercised..................................           --                   --               (25,557)
  Expired or canceled........................        (114,017)            (70,266)           (190,845)
                                                    ---------             -------            --------
Outstanding at September 30...................      1,209,985             982,802             658,868
                                                    ---------             -------            --------
                                                    ---------             -------            --------

At September 30
  Options available for grant.................         76,790             339,390             717,390
  Options exercisable.........................        500,812             384,375             317,900
Per share prices
  Options granted.............................   $2.25 to $ 3.88      $4.13 to $ 5.00     $4.63 to $ 5.75
  Options exercised...........................          --                  --            $3.47
  Options outstanding.........................   $2.25 to $12.25      $4.13 to $12.25     $4.63 to $12.80
                                                 ---------------      ---------------     ---------------
                                                 ---------------      ---------------     ---------------

TRANSACTIONS WITH RELATED PARTIES

     Certain directors and officers of the Company are also directors and officers of Rollins Truck Leasing Corp. and Matlack Systems, Inc.

     The Company purchased transportation services from subsidiaries of Matlack Systems, Inc. in the amount of $13,916 in 1996, $13,265 in 1995 and $3,175 in 1994. The cost of these services has been included in operating expense in the Consolidated Statement of Operations.

     The Company also purchased fuel for its vehicles, information systems services, and rented transportation equipment and office space from Rollins Truck Leasing Corp., its subsidiaries and affiliates. The aggregate cost of these materials, services and rents, which have been included in operating expense or selling and administrative expense, as appropriate, in the Consolidated Statement of Operations, was $4,769 in 1996, $6,617 in 1995 and $6,551 in 1994.

     An officer of the Company is the trustee of an employee benefits trust which provides certain insurance and health care benefits to employees of the Company. Contributions to the trust, which were charged to operating or selling and administrative expense, as appropriate, were $7,385 in 1996, $6,792 in 1995 and $5,156 in 1994.

     In the opinion of management of the Company, the foregoing transactions were effected at rates which approximate those which the Company would have realized or incurred had such transactions been effected with independent third parties.

INDEBTEDNESS

                                                                                          SEPTEMBER 30,
                                                                                       ------------------
                                                                                         1996      1995
                                                                                       --------  --------
7.25% Convertible Subordinated Debentures, due 2005..................................  $ 66,000  $ 66,000
Variable Rate Hazardous Waste Treatment Revenue Bonds, due 2020 (Interest rates range
  from 3.5% to 3.7%).................................................................    45,700    45,700
7.75% Senior Unsecured Debentures, due 2001-2005.....................................    13,839    13,839
Promissory note, interest at prime (8.25%), due 1996-2001............................     5,333     6,400
Other Long-Term Debt.................................................................     3,309     3,931
Less Current Maturities..............................................................    (1,728)   (1,689)
                                                                                       --------  --------
                                                                                       $132,453  $134,181
                                                                                       --------  --------
                                                                                       --------  --------

     Other long-term debt consists of real estate purchase money mortgage obligations payable in installments to 2001, at interest rates of 9% and 10%. Land with a carrying value of $5,504 is pledged as collateral.

     The aggregate amounts of maturities and sinking fund requirements for all indebtedness over the next five years are as follows: 1997-$1,728; 1998-$1,728; 1999-$1,728; 2000-$1,728 and 2001-$4,496.


     Due to the variable rate provisions of the Hazardous Waste Treatment Revenue Bonds and the Promissory note, the carrying value approximates fair value. The fair value of the Convertible Subordinated and Senior Unsecured Debentures is $19,800 less than the face value based on an agreement between the sole holder of the Debentures and Laidlaw. The fair value of the remaining long-term debt approximates its carrying value.


     The 7.25% Convertible Subordinated Debentures due on March 31, 2005 are convertible into shares of the Company's common stock at a conversion price equal to $6.15 at any time prior to maturity. These Debentures contain default provisions which provide for accelerated repayment should the Company be in default with regard to the 7.75% Senior Unsecured Debentures. At the option of the Company, the Debentures are redeemable under certain circumstances on or after March 31, 1998 should the price per share of the Company's common stock exceed $6.97.

     The 7.75% Senior Unsecured Debentures contain covenants that restrict or limit the ability of the Company to pay dividends, incur indebtedness, repurchase common stock and the sale of assets. The Company must also maintain a fixed charge coverage ratio and a minimum tangible net worth of $145,000.

     At September 30, 1996, the Company was not in compliance with the fixed charge coverage ratio with respect to the 7.75% Senior Unsecured Debentures. Emerging Issues Task Force Issue No. 86-30, "Classification of Obligations When a Violation is Waived by the Creditor," requires a company to reclassify long-term debt as current when a covenant violation has occurred absent a loan modification and it is probable that the borrower will not be able to comply with the same covenant at measurement dates that are within the next twelve months. On November 27, 1996, the Company received a waiver of this covenant with respect to the period ended September 30, 1996 and the debt agreement was amended to reduce the quarterly fixed charge coverage ratio requirement for the periods up to and including September 30, 1997. Based upon current projections, management of the Company believes that it will be able to remain in compliance under the terms of the amended agreement. Additionally, the Company collateralized the 7.75% Senior Unsecured Debentures and the 7.25% Convertible Subordinated Debentures by granting a security interest in $22,000 of the Company's accounts receivable and a second mortgage on certain land with a carrying value of $4,973.

PENSION PLANS

     The Company maintains a noncontributory pension plan for eligible employees. Pension costs are funded in accordance with the provisions of the Internal Revenue Code. The Company also maintains a nonqualified, noncontributory defined benefit pension plan for certain employees to restore pension benefits reduced by federal income tax regulations. The cost associated with the plan is determined using the same actuarial methods and assumptions as those used for the Company's qualified pension plan.

     The components of net periodic pension cost are as follows:

                                                            SEPTEMBER 30,
                                                      ------------------------
                                                        1996     1995     1994
                                                      -------  -------  ------
Service cost......................................... $ 1,834  $ 1,398  $1,777
Interest cost........................................   1,345    1,102   1,032
Return on plan assets................................  (1,796)  (3,579)   (420)
Net amortization and deferral........................     170    2,455    (492)
                                                      -------  -------  ------
Net periodic pension cost............................ $ 1,553  $ 1,376  $1,897
                                                      -------  -------  ------
                                                      -------  -------  ------

     The following table sets forth the funded status and the amount recognized in the Company's balance sheet for the plans:

                                                                                            SEPTEMBER 30,
                                                                                          ----------------
                                                                                           1996     1995
                                                                                          -------  -------
Actuarial present value of accumulated benefit obligation:
  Vested................................................................................  $14,967  $11,928
  Non-vested............................................................................    1,080    1,107
                                                                                          -------  -------
                                                                                          $16,047  $13,035
                                                                                          -------  -------
                                                                                          -------  -------
Projected benefit obligation............................................................  $19,844  $16,203
Plan assets at market value.............................................................   18,571   16,395
                                                                                          -------  -------
Projected benefit obligation in excess of (under) plan assets...........................    1,273     (192)
Unrecognized gain.......................................................................    4,150    4,751
Unrecognized prior service..............................................................     (129)    (139)
Unamortized unfunded projected benefit obligation at adoption...........................     (691)    (768)
                                                                                          -------  -------
Accrued pension liability...............................................................  $ 4,603  $ 3,652
                                                                                          -------  -------
                                                                                          -------  -------

     The discount rate and the rate of assumed compensation increase for all three years were 8.0% and 5.0%, respectively. The expected long-term rate of return on assets was 9.0% for 1996 and 1995 and 9.5% for 1994.

     The assets of the plan at September 30, 1996 were invested 75% in equity securities, 19% in fixed income securities and the balance in other interest bearing accounts.


     Effective October 1, 1994, the Company established a defined contribution 401(k) plan which permits participation by substantially all employees not represented under a collective bargaining agreement. The Company's 401(k) expense was $54 in 1996 and $34 in 1995.


COMMITMENTS AND CONTINGENT LIABILITIES

     Environmental laws and regulations require hazardous waste disposal facilities to obtain operating permits which generally outline the procedures under which the facility must be operated. Violations of permit conditions or of the regulations, even if immaterial or unintentional, may result in fines, shutdowns, remedial work or revocation of the permit. The Company believes it is in compliance with the requirements of all of its operating permits and related federal and state regulations.

     The Company is the subject of various lawsuits and claims by government agencies with respect to clean-up of hazardous waste sites not owned by the Company. Management believes any payments which may be required will ultimately be substantially recoverable from insurance coverage. The Company believes that it is only remotely likely that the ultimate resolution of these lawsuits and claims would be material.


     Accrued remediation and other costs were $11,799 and $15,682 at September 30, 1996 and 1995, respectively. Accrued remediation for non-Company-owned sites, which is included in accrued liabilities and other liabilities, was $14,604 and $14,570 at September 30, 1996 and 1995, respectively. Major elements of cost in these reserves include groundwater recovery systems, slurry wall or alternative containment systems, excavation and disposal of soil and waste material, and engineering study and report costs associated with the remedial activities. These major cost elements are segregated according to facility location and are based on studies performed for the Environmental Protection Agency and the states where the facilities operate. Changing federal or state standards as well as technological developments and alternative engineering solutions may affect the cost estimates in the future. Based on the status of the various remedial programs at the facilities, it is expected that most, if not all, of the remedial work will occur within the next five years. The Company believes that the ultimate costs associated with these remediation activities, after giving consideration to existing accruals, will not be material.


     Regulatory agencies normally require operators with temporary or long-term permits to provide insurance protection for other parties in the event of environmental damage and to provide for continued maintenance after operations are terminated. The Company has supplied financial assurance to regulatory agencies and others in the aggregate amount of $56,808 at September 30, 1996, which included letters of credit of $6,707. The balance is satisfied principally by a combination of insurance and trust funds.

LEASE COMMITMENTS

     The Company leases some of the premises and equipment used in its operations. Leases classified as operating leases expire on various dates during the next eight years. Total rental expense for all operating leases except those with terms of a month or less was $4,915 in 1996, $4,266 in 1995 and $4,392 in 1994.

     Minimum future rental payments required under operating leases having non-cancelable terms in excess of one year as of September 30, 1996 are as follows:

                                                   YEAR ENDING SEPTEMBER 30,
                                                   -------------------------
1997..............................................        $ 5,900
1998..............................................          4,702
1999..............................................          2,622
2000..............................................          1,620
2001..............................................          1,282
Later years.......................................          1,152
                                                          -------
Total minimum payments required...................        $17,278
                                                          -------
                                                          -------

QUARTERLY RESULTS (UNAUDITED)


                                                       DECEMBER     MARCH         JUNE       SEPTEMBER
1996                                                      31           31         30(1)        30(1)
----                                                  ---------  -----------   ----------    ----------
Revenues............................................  $  61,436  $  58,731     $  61,582     $  59,381
Gross profit (loss).................................  $     724  $  (4,355)(2) $    (191)(3) $       2(3)
Loss before income tax benefit......................  $ (10,409) $ (14,978)    $  (9,534)    $ (10,990)
Net loss............................................  $  (6,673) $  (9,561)    $  (6,207)    $  (7,745)
Loss per share......................................  $    (.11) $    (.16)    $    (.10)    $    (.13)

1995
----
Revenues............................................  $  49,907  $  43,354     $  63,287     $  60,819
Gross profit (loss).................................  $   7,977  $    (742)(2) $     556     $  (1,622)(4)
Earnings (loss) before income tax (benefits)........  $   1,876  $  (7,508)    $ (10,094)    $ (12,929)
Net earnings (loss).................................  $   1,220  $  (4,577)    $  (6,606)    $  (8,329)
Earnings (loss) per share...........................  $     .02  $    (.08)    $    (.11)    $    (.13)


------------------
(1) Results for the quarters ended June 30 and September 30, 1995 include the results of operations of acquired companies for the periods in which they were owned by the Company.

(2) The gross losses shown for the second fiscal quarter of 1996 and 1995 resulted principally from the seasonal winter effects, such as low air temperatures and snow, which impact operations during the January through March time period.

(3) The gross loss and nominal gross profit shown for the third and fourth fiscal quarters of 1996, respectively, resulted primarily from lower revenues caused by a shift in product mix from higher priced solid waste to lower priced liquid waste.

(4) The gross loss shown for the fourth fiscal quarter of 1995 resulted principally from higher maintenance costs during an unscheduled shut down of the then recently acquired facilities from Westinghouse Electric Corporation.

                      ROLLINS ENVIRONMENTAL SERVICES, INC.
                           CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                       DECEMBER 31,  DECEMBER 31,
                                                                                           1996          1995
                                                                                       ------------  ------------
ASSETS
Current assets
  Cash and cash equivalents (includes short-term investments of:
     1996 -- $9,277; 1995 -- $23,305)................................................    $  11,768    $  29,176
  Accounts receivable, net...........................................................       44,028       44,478
  Income taxes recoverable...........................................................        3,880       12,335
  Deferred income taxes..............................................................        4,901        4,215
  Other current assets...............................................................        8,985       12,605
                                                                                         ---------    ---------
     Total current assets............................................................       73,562      102,809
Property and equipment, at cost
  Land...............................................................................       31,324       31,324
  Buildings..........................................................................       76,082       72,129
  Equipment and vehicles.............................................................      303,171      298,901
  Site improvements..................................................................       40,763       30,618
  Construction in progress...........................................................        5,385       19,424
  Accumulated depreciation...........................................................     (190,594)    (158,565)
                                                                                         ---------    ---------
                                                                                           266,131      293,831
Excess of cost over net assets of businesses acquired................................        9,205        9,802
Other assets.........................................................................        8,718       11,183
                                                                                         ---------    ---------
     Total assets....................................................................    $ 357,616    $ 417,625
                                                                                         ---------    ---------
                                                                                         ---------    ---------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable...................................................................    $  17,909    $  23,023
  Accrued liabilities................................................................       21,573       29,575
  Accrued remediation and other costs................................................        2,369        3,163
  Current maturities of long-term debt...............................................        1,238        1,238
                                                                                         ---------    ---------
     Total current liabilities.......................................................       43,089       56,999
Long-term debt.......................................................................      131,918      133,648
Accrued remediation and other costs..................................................        8,369       11,359
Other liabilities....................................................................        8,143       10,511
Deferred income taxes................................................................       16,782       27,112
Shareholders' equity
  Preferred stock, $1 par value, 1,000,000 shares authorized; issued and outstanding
     -- None
  Common stock, $1 par value, 120,000,000 shares authorized; issued and outstanding:
     1996 and 1995 -- 60,375,811.....................................................       60,376       60,376
  Additional paid-in capital.........................................................        4,650        4,650
  Retained earnings..................................................................       84,289      112,970
                                                                                         ---------    ---------
     Total shareholders' equity......................................................      149,315      177,996
                                                                                         ---------    ---------
     Total liabilities and shareholders' equity......................................    $ 357,616    $ 417,625
                                                                                         ---------    ---------
                                                                                         ---------    ---------


       The Notes to the Consolidated Financial Statements are an integral part of these statements.

                      ROLLINS ENVIRONMENTAL SERVICES, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                              QUARTER ENDED
                                                               DECEMBER 31,
                                                           ------------------
                                                             1996      1995
                                                           --------  --------
Revenues.................................................  $ 59,384  $ 61,436
                                                           --------  --------
Operating expenses.......................................    49,147    52,738
Depreciation.............................................     8,114     7,530
Selling and administrative expenses......................     7,847     9,214
Interest expense.........................................     2,236     2,363
                                                           --------  --------
                                                             67,344    71,845
                                                           --------  --------
Loss before income tax benefit...........................    (7,960)  (10,409)
Income tax benefit.......................................    (2,792)   (3,736)
                                                           --------  --------
Net loss.................................................  $ (5,168) $ (6,673)
                                                           --------  --------
                                                           --------  --------
Loss per share...........................................  $   (.09) $   (.11)
                                                           --------  --------
                                                           --------  --------
Average common shares and equivalents outstanding (000)..    60,376    60,421
Dividends paid per common share..........................   None      None


       The Notes to the Consolidated Financial Statements are an integral part of these statements.

                      ROLLINS ENVIRONMENTAL SERVICES, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                               QUARTER ENDED
                                                                                                DECEMBER 31,
                                                                                             -----------------
                                                                                               1996     1995
                                                                                             --------  -------
Cash flows from operating activities:
  Net loss.................................................................................  $ (5,168) $(6,673)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Expenditures charged to accrued remediation and other costs...........................    (1,061)  (1,160)
     Depreciation and amortization.........................................................     8,246    7,781
     Changes in assets and liabilities:
        Current and deferred income taxes..................................................      (301)  (3,672)
        Accounts receivable................................................................    (1,726)  (1,704)
        Accounts payable and accrued liabilities...........................................   (16,319)    (390)
        Other, net.........................................................................     3,325      (30)
                                                                                             --------  -------
     Net cash used in operating activities.................................................   (13,004)  (5,848)
                                                                                             --------  -------
Cash flows from investing activities:
  Purchase of property and equipment.......................................................    (1,434)  (2,687)
  Proceeds from sale of equipment..........................................................        --        4
                                                                                             --------  -------
     Net cash used in investing activities.................................................    (1,434)  (2,683)
                                                                                             --------  -------
Cash flows from financing activities:
  Repayment of long-term debt..............................................................    (1,025)    (984)
                                                                                             --------  -------
     Net cash used in financing activities.................................................    (1,025)    (984)
                                                                                             --------  -------
Cash and cash equivalents:
Net decrease in cash and cash equivalents..................................................   (15,463)  (9,515)
  Beginning of period......................................................................    27,231   38,691
                                                                                             --------  -------
  End of period............................................................................  $ 11,768  $29,176
                                                                                             --------  -------
                                                                                             --------  -------
Supplemental information:
  Interest paid............................................................................  $    999  $ 1,363
  Income taxes (recovered) paid............................................................  $ (2,491) $    64


       The Notes to the Consolidated Financial Statements are an integral part of these statements.

                      ROLLINS ENVIRONMENTAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

STATEMENT PREPARATION

     The accompanying unaudited condensed consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited condensed consolidated financial statements contain all material adjustments, consisting of only normal recurring adjustments, necessary to present fairly the consolidated financial position of Rollins at December 31, 1996 and 1995, and the consolidated results of its operations and cash flows for the three months ended December 31, 1996 and 1995. Operating results for these interim periods are not necessarily indicative of the results that can be expected for a full year.

ADOPTION OF RECENT ACCOUNTING STANDARD

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets To Be Disposed Of" ("SFAS 121"). SFAS 121 requires that Rollins' long-lived assets, which consist primarily of incinerator facilities, transfer, storage and processing facilities, other equipment, and certain identifiable intangibles, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Rollins adopted this standard in the first quarter of fiscal 1997. The implementation of SFAS 121 did not have a material impact on the results of operations or financial position of Rollins.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We have audited the combined balance sheets of Laidlaw Hazardous Waste Services (as defined in Note 1) as at August 31, 1996 and 1995 and the combined statements of income and cash flows for the years ended August 31, 1996, 1995 and 1994. These financial statements are the responsibility of the management of Laidlaw Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these financial statements present fairly, in all material respects, the financial position of Laidlaw Hazardous Waste Services as at August 31, 1996 and 1995 and the results of its operations and cash flows for the years ended August 31, 1996, 1995 and 1994 in accordance with United States generally accepted accounting principles.

                                          /s/ Coopers & Lybrand
                                          -----------------------------------
                                          Coopers & Lybrand
                                          Chartered Accountants

October 16, 1996 (except for Note 1
  which is at February 6, 1997)

Hamilton, Canada

                        LAIDLAW HAZARDOUS WASTE SERVICES
                            COMBINED BALANCE SHEETS
                                ($000'S OMITTED)


                                                                                                 AUGUST 31,
                                                                                          ----------------------
                                                                                             1996        1995
                                                                                          ----------  ----------
ASSETS
Current assets
Trade and other accounts receivable (net of allowance for doubtful accounts of $5,371;
  August 31, 1995 -- $5,728)............................................................  $  193,810  $  193,258
Inventories.............................................................................       8,022       8,878
Income taxes recoverable................................................................       5,017          --
Other current assets....................................................................       6,377       8,475
                                                                                          ----------  ----------
    Total current assets................................................................     213,226     210,611
                                                                                          ----------  ----------
Long-term investments...................................................................      37,093      30,814
                                                                                          ----------  ----------
Fixed assets
Land, landfill sites and improvements...................................................     625,117     614,750
Buildings...............................................................................     326,873     322,691
Vehicles and other......................................................................     500,235     420,690
                                                                                          ----------  ----------
                                                                                           1,452,225   1,358,131
Less: Accumulated depreciation and amortization.........................................    (325,871)   (283,373)
                                                                                          ----------  ----------
                                                                                           1,126,354   1,074,758
                                                                                          ----------  ----------
Other assets
Goodwill (net of accumulated amortization of $14,635; August 31, 1995 -- $12,748).......     120,053     111,807
Deferred charges........................................................................       1,467       1,762
                                                                                          ----------  ----------
                                                                                             121,520     113,569
                                                                                          ----------  ----------
    Total assets........................................................................  $1,498,193  $1,429,752
                                                                                          ----------  ----------
                                                                                          ----------  ----------
LIABILITIES
Current liabilities
Accounts payable........................................................................  $   92,080  $   80,858
Accrued liabilities (Note 4)............................................................      69,703      60,335
Income taxes payable....................................................................          --         236
Current portion of long-term debt (Note 3)..............................................       7,282       9,107
                                                                                          ----------  ----------
    Total current liabilities...........................................................     169,065     150,536
                                                                                          ----------  ----------
Deferred items
Income taxes (Note 9)...................................................................      86,339      38,881
Environmental and other (Note 4)........................................................      98,050     128,774
                                                                                          ----------  ----------
                                                                                             184,389     167,655
                                                                                          ----------  ----------
Long-term debt (Note 3).................................................................      49,426      55,149
                                                                                          ----------  ----------
Minority interest.......................................................................         536         146
                                                                                          ----------  ----------
                                                                                             403,416     373,486
                                                                                          ----------  ----------
Commitments and Contingencies (Note 5)
NET INVESTMENT BY LAIDLAW INC.
Intercompany advances...................................................................     679,857     655,941
Contributed capital.....................................................................     414,920     400,325
                                                                                          ----------  ----------
                                                                                           1,094,777   1,056,266
                                                                                          ----------  ----------
    Total liabilities and net investment by Laidlaw Inc.................................  $1,498,193  $1,429,752
                                                                                          ----------  ----------
                                                                                          ----------  ----------


   The accompanying notes are an integral part of these combined statements.

                        LAIDLAW HAZARDOUS WASTE SERVICES
                         COMBINED STATEMENTS OF INCOME
                                ($000'S OMITTED)


                                                                                 YEAR ENDED AUGUST 31,
                                                                             -----------------------------
                                                                                1996      1995      1994
                                                                             ---------  --------  --------
Revenue....................................................................  $ 715,829  $642,856  $517,804
                                                                             ---------  --------  --------
Operating expenses.........................................................    524,906   462,521   354,499
Depreciation and amortization..............................................     50,513    49,928    48,356
Selling, general and administrative expenses (Note 6)......................     78,845    67,644    69,401
                                                                             ---------  --------  --------
Income from operations.....................................................     61,565    62,763    45,548
Interest on intercompany advances..........................................    (56,211)  (55,874)  (41,761)
Interest on long-term debt.................................................     (5,347)   (4,296)   (3,039)
Interest, dividend and other income........................................      1,391     2,971     3,380
Unusual item (Note 10).....................................................         --        --    10,803
                                                                             ---------  --------  --------
Income before income taxes and minority interest...........................      1,398     5,564    14,931
Income tax expense (Note 9)................................................     (2,200)   (3,700)   (4,350)
Minority interest..........................................................     (2,646)     (150)       --
                                                                             ---------  --------  --------
Net income (loss)..........................................................  ($  3,448) $  1,714  $ 10,581
                                                                             ---------  --------  --------
                                                                             ---------  --------  --------

   The accompanying notes are an integral part of these combined statements.

                        LAIDLAW HAZARDOUS WASTE SERVICES
                       COMBINED STATEMENTS OF CASH FLOWS
                                ($000'S OMITTED)



                                                                                YEAR ENDED AUGUST 31,
                                                                        -----------------------------------
                                                                            1996        1995        1994
                                                                        -----------  -----------  ---------
Net Cash Provided by (Used In):
Operating activities..................................................  $    51,270  $    36,600  $  70,095
Investing activities..................................................     (119,975)    (303,930)   (67,341)
Financing activities..................................................      107,216      524,999        (44)
                                                                        -----------  -----------  ---------
                                                                             38,511      257,669      2,710
Net investment by Laidlaw Inc. -- beginning of year...................    1,056,266      798,597    795,887
                                                                        -----------  -----------  ---------
Net investment by Laidlaw Inc. -- end of year.........................  $ 1,094,777  $ 1,056,266  $ 798,597
                                                                        -----------  -----------  ---------
                                                                        -----------  -----------  ---------
Operating activities
Net income (loss).....................................................       (3,448)       1,714     10,581
Items not affecting cash:
  Depreciation and amortization.......................................       50,513       49,928     48,356
  Deferred income taxes (Note 9)......................................        1,076        1,588      2,704
  Other...............................................................          390          146         --
  Unusual gain........................................................           --           --    (10,803)
Cash provided by (used in) financing working capital:
  Trade and other accounts receivable.................................         (552)      (7,340)       645
  Inventories.........................................................          856         (277)      (646)
  Other current assets................................................        2,098         (480)       856
  Income taxes recoverable (payable)..................................       (5,253)        (465)     6,931
  Accounts payable and accrued liabilities............................        5,590       (8,214)    11,471
                                                                        -----------  -----------  ---------
Net cash provided by operating activities.............................  $    51,270  $    36,600  $  70,095
                                                                        -----------  -----------  ---------
                                                                        -----------  -----------  ---------
Investing activities
Purchase of fixed assets..............................................  ($  109,538) ($   72,195) ($ 52,689)
Proceeds from sale of fixed and other assets..........................        3,547        1,548        938
Purchase of other assets..............................................           --       (1,238)    (1,145)
Expended on acquisitions (Note 7).....................................       (8,000)    (229,186)        --
Other.................................................................       (5,984)      (2,859)   (14,445)
                                                                        -----------  -----------  ---------
Net cash used in investing activities.................................  ($  119,975) ($  303,930) ($ 67,341)
                                                                        -----------  -----------  ---------
                                                                        -----------  -----------  ---------
Financing activities
Repayment of long-term debt...........................................  ($    7,548) ($   27,049) ($  5,591)
Proceeds from issuance of long-term debt..............................           --       32,251         --
Decrease in long-term liabilities.....................................      (15,724)      (6,167)    (6,271)
Net advances and capital contributions from Laidlaw Inc...............      130,488      525,964     11,818
                                                                        -----------  -----------  ---------
Net cash provided by (used in) financing activities...................  $   107,216  $   524,999  $     (44)
                                                                        -----------  -----------  ---------
                                                                        -----------  -----------  ---------


   The accompanying notes are an integral part of these combined statements.

                        LAIDLAW HAZARDOUS WASTE SERVICES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                ($000'S OMITTED)

1. BASIS OF PRESENTATION OF FINANCIAL STATEMENTS

     These special purpose financial statements have been prepared to reflect the combined financial position and results of operations of Laidlaw Environmental Services, Inc. and its subsidiaries, Laidlaw Environmental Services Ltd. and its subsidiaries, Smogless S.p.A. and its subsidiaries, Laidlaw Belgium N.V., Norsk Special Olje S.A., and Laidlaw Environmental Services de Mexico, S.A. de C.V. which comprise the hazardous waste operations of Laidlaw Inc. ("Laidlaw Hazardous Waste Services" or the "Group").

     These special purpose financial statements give effect to the retroactive restatement of intercompany advances and contributed capital provided by the parent, Laidlaw Inc., to equal the proportional amounts agreed upon to be in effect upon the acquisition by Rollins Environmental Services, Inc. of substantially all of the Group.

     Interest expense on intercompany advances has been calculated using the applicable rate (1996 - 10.33%; 1995 - 10.31% and 1994 - 8.43%) charged by
Laidlaw Inc. on its advances to subsidiaries. These interest rates are indicative of the rates the Group would have incurred on a stand-alone basis. Income taxes have been calculated using applicable U.S. and Canadian income tax rates on U.S. and Canadian income for tax purposes on a separate return basis.

     The surplus funds of the Group are regularly transferred to Laidlaw Inc., and any financing requirements are provided by Laidlaw Inc. Accordingly, no cash or bank indebtedness balances are reported in these financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The preparation of financial statements in accordance with generally accepted accounting principles requires the Group to make estimates and assumptions that affect reported amounts of assets, liabilities, income and expenses, and disclosure of contingencies. Future events could alter such estimates in the near term.

     A summary of significant accounting policies followed in the preparation of these financial statements is as follows:

     (a) Inventories

     Inventories are valued at the lower of cost, determined on a first-in, first-out basis, and replacement cost.

     (b) Long-term investments

     Long-term investments are carried at cost and consist primarily of long-term trust fund deposits with government authorities to support closure and post-closure activities at several of the Group's facilities.

     (c) Fixed assets

     Landfill sites, preparation costs, and improvements are recorded at cost and amortized on the basis of landfill capacity utilized during the year. Landfill capacity represents total permitted airspace which is measured in the form of cubic yards. As of August 31, 1996, the Group's remaining landfill capacity totalled approximately 254 million (1995 - 257 million) cubic yards.

     Effective in 1996, the Group commenced capitalizing interest on undeveloped landfill capacity to the cost of the landfill. The effect of the adoption of this policy was immaterial in the current and prior years.

                        LAIDLAW HAZARDOUS WASTE SERVICES

                                ($000'S OMITTED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     Interest, construction and modification costs, and testing costs related to the permitting and state required trial burns at the Clive, Utah incineration facility have been capitalized to the cost of the incinerator. Such costs were incurred prior to the receipt of final operating conditions which convey site operating limits and which are contained in the final permit.

     Depreciation and amortization of other property and equipment is provided substantially on a straight-line basis over their estimated useful lives which are as follows:

Buildings.......................     20 to 40 years
Vehicles and other..............      5 to 15 years

     The Group periodically reviews the carrying values of its fixed assets to determine whether such values are recoverable. Any resulting write downs are charged against income.

     (d) Other assets

     Goodwill is amortized on a straight-line basis over forty years. The Group reviews the value assigned to goodwill to determine if its recoverability has been impaired by conditions affecting the Group. The amount of any impairment is charged against income.

     Deferred charges, other than deferred financing costs, are amortized on a straight-line basis over a two to five year period depending on the nature of the deferred costs. Deferred financing costs are amortized over the life of the related debt instrument.

     (e) Environmental liabilities

     Environmental liabilities include accruals for costs associated with closure and post-closure monitoring and maintenance of the Group's landfills, remediation at certain of the Group's facilities and corrective actions at Superfund sites. The Group accrues for closure and post-closure costs over the life of the landfill site as capacity is consumed.

     (f) Foreign currency translation

     The Group's Canadian operations are all of a self-sustaining nature. The accounts are translated to U.S. dollars on the following basis:

     Assets and liabilities at the exchange rate in effect at the balance sheet date and revenue and expenses at weighted monthly average exchange rates for the year.

     (g) Financial instruments

     The Group's accounts receivable, accounts payable and long-term debt constitute financial instruments. Based on available market information, the carrying value of these instruments approximates their fair value as at August 31, 1996 and 1995. Concentrations of credit risk in accounts receivable are limited, due to the large number of customers comprising the Group's customer base throughout North America. The Group performs ongoing credit evaluations of its customers, but does not require collateral to support customer accounts receivable. The Group establishes an allowance for doubtful accounts based on the credit risk applicable to particular customers, historical trends and other relevant information.

     (h) Revenue

     Revenues from waste treatment and disposal are recognized when the material is delivered to the Group. Treatment and disposal costs are recognized concurrently with revenues. When disposal occurs at a Group facility, the disposal costs accrued are recorded at the intercompany transfer price, such that profits earned by that facility are deferred until final disposal.

                        LAIDLAW HAZARDOUS WASTE SERVICES

                                ($000'S OMITTED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     (i) Accounting pronouncement not yet required to be adopted

     The Group does not expect the adoption of Statement of Financial Accounting Standards ("SFAS") No. 121 to have a materially adverse effect on the Group's financial position or results of operations. In 1997 the Group is required to adopt SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", issued by the Financial Accounting Standards Board. SFAS No. 121 requires that long-lived assets be reviewed for impairment whenever events or circumstances indicate that the carrying amount of the asset may not be recoverable. If the sum of the expected future cash flows (undiscounted and without interest charges) from an asset to be held and used in operations is less than the carrying value of the asset, an impairment loss must be recognized in the amount of the difference between the carrying value and the fair value. Should events and circumstances indicate that any of the Group's landfills be reviewed for possible impairment, such review for recoverability will be made in accordance with Emerging Issues Task Force Discussion Issue ("EITF") 95-23. The EITF outlines how cash flows for environmental exit costs should be determined and measured.

3. LONG-TERM DEBT

                                                                        AUGUST 31,
                                                                    ----------------
                                                                      1996     1995
                                                                    -------  -------
Notes due at various dates from 1997 to 2010 with interest rates from 5% to 10%..................................................  $55,474  $62,824
Capital leases payable, due in 2000 with interest rates
  of 8.5%.........................................................    1,234    1,432
                                                                    -------  -------
                                                                     56,708   64,256
Less: Current portion.............................................    7,282    9,107
                                                                    -------  -------
                                                                    $49,426  $55,149
                                                                    -------  -------
                                                                    -------  -------

     The aggregate amount of minimum payments required on long-term debt in each of the years indicated is as follows:

Year ending August 31, 1997............................... $ 7,282
                       1998...............................     553
                       1999...............................     342
                       2000...............................     189
                       2001...............................      36
                       Thereafter.........................  48,306
                                                           -------
                                                           $56,708
                                                           -------
                                                           -------

4. ENVIRONMENTAL LIABILITIES

     The Group has recorded liabilities for closure and post-closure monitoring and environmental remediation costs as follows:

                        LAIDLAW HAZARDOUS WASTE SERVICES

                                ($000'S OMITTED)

4. ENVIRONMENTAL LIABILITIES -- (CONTINUED)

                                                                     AUGUST 31,
                                                                 ------------------
                                                                    1996     1995
                                                                 --------  --------
Current portion of environmental liabilities, included in
  accrued liabilities..........................................  $ 22,964  $ 10,524
Non-current portion of environmental liabilities...............    83,601   106,293
                                                                 --------  --------
                                                                 $106,565  $116,817
                                                                 --------  --------
                                                                 --------  --------

     The Group, in the normal course of its business, expends funds for environmental protection and remediation, but does not expect these expenditures to have a materially adverse effect on its financial condition or results of operations, since its business is based upon compliance with environmental laws and regulations and its services are priced accordingly.

     Closure and post-closure monitoring and maintenance costs for U.S. landfills are estimated based on the technical requirements of the Subtitle C and D Regulations of the U.S. Environmental Protection Agency or the applicable state requirements, whichever are stricter, and the air emissions standards under the Clear Air Act, and include such items as final capping of the site, methane gas and leachate management, groundwater monitoring, and operation and maintenance costs to be incurred during the period after the facility closes and ceases to accept waste. Closure and post-closure costs for the Group's landfills in Canada are based upon the local landfill regulations governing the facility.

     The Group has also established procedures to routinely evaluate potential remedial liabilities at sites which it owns or operated, or to which it transported waste, including 19 sites listed on the Superfund National Priority List (NPL). In the majority of situations, the Group's connection with NPL sites relates to allegations that its subsidiaries (or their predecessors) transported waste to the facilities in question, often prior to the acquisition of such subsidiaries, by the Group. The Group routinely reviews and evaluates sites requiring remediation, including NPL sites, giving consideration to the nature (i.e., owner, operator, transporter or generator), and the extent (i.e., amount and nature of waste hauled to the location, number of years of site operations by the Group, or other relevant factors) of the Group's alleged connection with the site, the accuracy and strength of evidence connecting the Group to the location, the number, connection and financial ability of other named and unnamed potentially responsible parties and the nature and estimated cost of the likely remedy. Where the Group concludes that it is probable that a liability has been incurred, provision is made in the financial statements, based upon management's judgement and prior experience, for the Group's best estimate of the liability. Such estimates are subsequently revised as deemed necessary as additional information becomes available.

     Estimates of the extent of the Group's degree of responsibility for remediation of a particular site and the method and ultimate cost of remediation require a number of assumptions and are inherently difficult. The ultimate outcome of these items may differ from current estimates. The Group believes that its extensive experience in the environmental services business provides a reasonable basis for making its estimates. However, these estimates may include a range of possible outcomes. In such cases, management provides for the amount within the range that constitutes its best estimate. It is less than likely but more than remotely possible that the Group's potential liability could be at the high end of such ranges, which would be approximately $26 million in the aggregate higher than the estimates that have been recorded in these financial statements. While the Group does not currently anticipate that any adjustment to its estimates would be material to its financial statements, it is reasonably possible that technological, regulatory or enforcement developments, the results of environmental

                        LAIDLAW HAZARDOUS WASTE SERVICES

                                ($000'S OMITTED)

4. ENVIRONMENTAL LIABILITIES -- (CONTINUED)

studies or other factors could necessitate the recording of additional liabilities that could be material. The impact of such future events cannot be estimated at the current time.

     Where the Group believes that both the amount of a particular environmental liability and the timing of the payments are reliably determinable, the cost in current dollars is discounted to present value assuming inflation of 3% and a risk free discount rate of 8%. Had the Group not discounted any portion of its liability, the amount recorded would have been increased by approximately $9 million at August 31, 1996 (1995 -- $9 million).

     The majority of the Group's active landfill sites have estimated remaining lives ranging from 2 to more than 100 years based upon current site plans and anticipated annual volumes of waste. As at August 31, 1996, the Group estimates that during this remaining site life, it will provide for an additional $72 million (1995 -- $67 million) of closure and post-closure costs, including accretion for the discount recognized to date.

     Anticipated payments of environmental liabilities for each of the next five years and thereafter are as follows:

Year ending August 31, 1997..............................  $ 22,964
                       1998..............................    16,768
                       1999..............................    14,323
                       2000..............................     7,583
                       2001..............................     7,834
                       Thereafter........................  $109,093
                                                           --------
                                                           $178,565
                                                           --------
                                                           --------

5. COMMITMENTS AND CONTINGENCIES

     (a) Lease commitments

     Rental expense incurred under operating leases amounted to $42,002, $39,325 and $25,732 in the years ended August 31, 1996, 1995, and 1994 respectively.

     Rentals payable under operating leases for premises and equipment are as follows:

Year ending August 31, 1997...........................  $14,037
                       1998...........................   11,136
                       1999...........................    8,342
                       2000...........................    5,384
                       2001...........................    2,546
                       Thereafter.....................    6,933
                                                        -------
                                                        $48,378
                                                        -------
                                                        -------

     (b) Legal proceedings

     The consolidated federal income tax returns of the Laidlaw Transportation, Inc. U.S. Consolidated Tax Group (the United States subsidiaries of the Group are members of this taxpayers group) for the fiscal years ended August 31, 1986, 1987 and 1988 have been under audit by the Internal Revenue Service. In March 1994, the Laidlaw Transportation, Inc. U.S. Consolidated Tax Group received a Statutory Notice of Deficiency proposing that the Laidlaw Transportation, Inc. U.S. Consolidated Tax

                        LAIDLAW HAZARDOUS WASTE SERVICES

                                ($000'S OMITTED)

5. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

Group pay additional taxes relating to disallowed deductions in those income tax returns. The principal issue involved relates to the timing and the deductibility for tax purposes of interest attributable to loans owing to related foreign persons. The Laidlaw Transportation, Inc. U.S. Consolidated Tax Group has petitioned the United States Tax Court (captioned as Laidlaw Transportation, Inc. and Subsidiaries et al v. Commissioner of Internal Revenue, Docket Nos. 9361-94 and 9362-94) for a re-determination of claimed deficiencies of approximately $50.3 million (plus interest of approximately $67.6 million as of August 31, 1996). In May 1996, the Laidlaw Transportation, Inc. U.S. Consolidated Tax Group received Revenue Agent's reports proposing that the Laidlaw Transportation, Inc. U.S. Consolidated Tax Group pay additional taxes of approximately $161.3 million (plus interest of approximately $105.7 million as of August 31, 1996) relating to disallowed deductions in federal income tax returns for the fiscal years ended August 31, 1989, 1990 and 1991 based on the same issues. The Laidlaw Transportation, Inc. U.S. Consolidated Tax Group intends to vigorously contest these claimed deficiencies. Although the final outcome cannot be predicted with certainty, the Group, based upon a thorough review of the facts and the advice of counsel, believes that the ultimate disposition of these issues will not give rise to any additional liability.

     (c) Letters of Credit and guarantees

     At August 31, 1996, the Group had $138,692 (1995 - $151,564) in outstanding letters of credit, of which the most significant are in support of the Group's undertakings in respect of landfill closure and post-closure activities required in obtaining regulatory operating permits. In addition, Laidlaw Inc. and its affiliates have provided financial assurances, guarantees and additional letters of credit in the aggregate amount of approximately $281 million for closure and post-closure activities, bid bonds and other financial matters.

6. RELATED PARTY TRANSACTIONS

     Included in selling, general and administrative expenses are management fees paid to Laidlaw Inc. as follows:

                                                          YEAR ENDED AUGUST 31,
                                                          ---------------------
                                                           1996    1995    1994
                                                          ------  ------  ------
Management fees.........................................  $4,562  $3,373  $5,242
                                                          ------  ------  ------
                                                          ------  ------  ------

     Management fees have been allocated to the Group based upon the Group's share of Laidlaw Inc.'s consolidated revenue. Management fees are charged by Laidlaw Inc. to each of its operating groups in order to recover its general and administrative costs. The services provided by Laidlaw Inc. include treasury, taxation and insurance.

     These fees are in the normal course of operations and are considered reasonable by both parties. The Group directly incurs all other significant costs of doing business.

                        LAIDLAW HAZARDOUS WASTE SERVICES

                                ($000'S OMITTED)

7. ACQUISITIONS

     A summary of the Group's acquisitions of hazardous waste management companies in the periods indicated is as follows:

                                                                       YEAR ENDED AUGUST 31,
                                                                    ---------------------------
                                                                      1996      1995     1994
                                                                    -------  ---------  -------
Assets acquired -- at fair value:
  Fixed assets....................................................  $   181  $ 279,112       --
  Goodwill........................................................   12,459     48,499       --
  Long-term investments and other assets..........................       --      5,400       --
  Deferred income taxes...........................................       --     38,806       --
                                                                    -------  ---------  -------
                                                                     12,640    371,817       --
Long-term liabilities assumed.....................................   (2,273)  (102,927)      --
Working capital...................................................   (2,367)       896       --
                                                                    -------  ---------  -------
Expended on acquisitions..........................................  $ 8,000  $ 269,786       --
                                                                    -------  ---------  -------
                                                                    -------  ---------  -------
Financed by
  Debt incurred...................................................  $ 8,000  $ 229,186       --
  Debt assumed....................................................       --     40,600       --
                                                                    -------  ---------  -------
                                                                    $ 8,000  $ 269,786       --
                                                                    -------  ---------  -------
                                                                    -------  ---------  -------
Number of businesses acquired.....................................        1          2       --
                                                                    -------  ---------  -------
Annualized revenue acquired (unaudited)...........................  $17,000  $ 309,000       --
                                                                    -------  ---------  -------
                                                                    -------  ---------  -------

PRO FORMA DATA (UNAUDITED)

     Condensed pro forma statements of operations data, as if acquisitions each year had occurred at the beginning of the previous year, are as follows:

                                                                      YEAR ENDED AUGUST 31,
                                                                  ----------------------------
                                                                     1996     1995      1994
                                                                  --------  --------  --------
Statements of operations data:
  Revenue.......................................................  $725,753  $770,359  $764,902
  Net income (loss).............................................    (3,144)    4,742    13,662

     The decline in pro forma revenue for 1996 to $725.8 million from $770.4 million in 1995 is as a result of the negative price and volume changes in revenues experienced by the Group.

8. SEGMENTED GEOGRAPHIC INFORMATION

                                                                       YEAR ENDED AUGUST 31,
                                                             --------------------------------
                                                                 1996       1995       1994
                                                             ----------  ----------  --------
United States and Europe
  Revenue..................................................  $  620,530  $  554,770  $437,955
  Income from operations...................................      52,335      56,307    40,057
  Total identifiable assets................................   1,286,377   1,218,619   760,777
Canada:
  Revenue..................................................  $   95,299  $   88,086  $ 79,849
  Income from operations...................................       9,230       6,456     5,491
  Total identifiable assets................................     211,816     211,133   213,276

                        LAIDLAW HAZARDOUS WASTE SERVICES

                                ($000'S OMITTED)

9. INCOME TAXES

     Income (loss) before income taxes by geographic area are as follows:

                                                                       YEAR ENDED AUGUST 31,
                                                                     -------------------------
                                                                       1996     1995    1994
                                                                     -------- -------  -------
Income (loss) before income taxes and minority interest
  United States and Europe.........................................  $ 8,038  $13,072  $18,768
  Canada...........................................................   (6,640)  (7,508)  (3,837)
                                                                     -------  -------  -------
                                                                     $ 1,398  $ 5,564  $14,931
                                                                     -------  -------  -------
                                                                     -------  -------  -------

     The Group's income tax expense is comprised of the following:

                                             YEAR ENDED AUGUST 31,
                                           -------------------------
                                             1996     1995    1994
                                           --------  ------  -------
Current tax expense....................... $(1,124) $(2,112) $(1,646)
Deferred tax expense......................  (1,076)  (1,588)  (2,704)
                                           -------  -------  -------
Total expense............................. $(2,200) $(3,700) $(4,350)
                                           -------  -------  -------
                                           -------  -------  -------

     The Group's effective income tax rates are as follows:

                                                                         YEAR ENDED AUGUST 31,
                                                                       ------------------------
                                                                         1996     1995    1994
                                                                       -------  ------- -------
Combined basic Canadian Federal and Provincial income tax rates......     42.5%   42.5%   42.5%
Non-taxable gain.....................................................      0.0     0.0   (30.7)
Expenses not deductible --                                               152.0    38.2    14.2
  non-deductible goodwill amortization and other.....................
Effect of lower tax rate applicable to United States income..........    (38.8)  (13.8)   (1.4)
Other................................................................      1.7    (0.4)    4.5
                                                                       -------  ------  ------
                                                                         157.4    66.5    29.1
                                                                       -------  ------  ------
                                                                       -------  ------  ------

     The tax effect of temporary differences which comprise deferred income taxes shown on the balance sheet are as follows:

                                                           AUGUST 31,
                                                       ------------------
                                                         1996      1995
                                                       --------  --------
Deferred tax assets:
  Net operating loss benefits..........................$ 54,736  $ 69,390
  Accrued remediation and closure costs................  15,042    18,977
  Expenses deductible when paid........................  13,838    17,039
  Other................................................  12,835     6,864
                                                       --------  --------
Net deferred tax assets................................  96,451   112,270
                                                       --------  --------
Deferred tax liabilities:
  Excess of tax over book depreciation................. 141,033   125,186
  Capitalized expenses deducted for tax................  41,757    25,965
                                                       --------  --------
Total gross deferred liabilities....................... 182,790   151,151
                                                       --------  --------
Net deferred tax liability.............................$ 86,339  $ 38,881
                                                       --------  --------
                                                       --------  --------

10. UNUSUAL ITEM

     In 1994, the unusual item of $10.8 million represents the net gain on disposal of the Group's European operations.

                        LAIDLAW HAZARDOUS WASTE SERVICES

                            COMBINED BALANCE SHEETS
                                ($000'S OMITTED)
                                  (UNAUDITED)

                                                            NOVEMBER 30,
                                                       ----------------------
                                                           1996       1995
                                                       ----------  ----------
ASSETS
Current assets
Trade and other accounts receivable
  (net of allowance for doubtful accounts of $5,572;
  November 30, 1995 -- $6,609).......................  $  209,243  $  203,750
Inventories..........................................       8,341       9,185
Income taxes recoverable.............................         603       3,955
Other current assets.................................       5,752       7,289
                                                       ----------  ----------
     Total current assets............................     223,939     224,179
                                                       ----------  ----------
Long-term investments................................      37,517      31,346
                                                       ----------  ----------
Fixed assets
Land, landfill sites and improvements................     635,716     624,791
Buildings............................................     326,641     324,203
Vehicles and other...................................     496,576     429,531
                                                       ----------  ----------
                                                        1,458,933   1,378,525
  Less: Accumulated depreciation and
    amortization                                          341,347     294,243
                                                       ----------  ----------
                                                        1,117,586   1,084,282
                                                       ----------  ----------
Other assets
Goodwill (net of accumulated amortization of $15,539;
November 30, 1995 -- $13,451)........................     119,577     110,760
Deferred charges.....................................       1,376       1,691
                                                       ----------  ----------
                                                          120,953     112,451
                                                       ----------  ----------
     Total assets....................................  $1,499,995  $1,452,258
                                                       ----------  ----------
                                                       ----------  ----------
LIABILITIES
Current liabilities
Accounts payable.....................................  $   74,901  $   74,862
Accrued liabilities..................................      58,976      74,468
Current portion of long-term debt....................       7,212       8,511
                                                       ----------  ----------
     Total current liabilities.......................     141,089     160,841
                                                       ----------  ----------
Deferred items
Income taxes.........................................      85,318      43,889
Environmental and other..............................     105,866     109,905
                                                       ----------  ----------
                                                          191,184     153,794
                                                       ----------  ----------
Long-term debt.......................................      48,154      55,038
                                                       ----------  ----------
Minority interest....................................       1,052       1,196
                                                       ----------  ----------
                                                          381,479     370,869
                                                       ----------  ----------
NET INVESTMENT BY LAIDLAW INC.
Intercompany advances................................     694,634     671,543
Contributed capital..................................     423,882     409,846
                                                       ----------  ----------
                                                        1,118,516   1,081,389
                                                       ----------  ----------
     Total liabilities and
        net investment by Laidlaw Inc................  $1,499,995  $1,452,258
                                                       ----------  ----------
                                                       ----------  ----------

                        LAIDLAW HAZARDOUS WASTE SERVICES
                         COMBINED STATEMENTS OF INCOME
                                ($000'S OMITTED)
                                  (UNAUDITED)

                                                                                             THREE MONTHS
                                                                                          ENDED NOVEMBER 30,
                                                                                          ------------------
                                                                                            1996      1995
                                                                                          --------  --------
Revenue.................................................................................  $188,973  $196,695
                                                                                          --------  --------
Operating expenses......................................................................   138,043   142,805

Selling, general and administrative expenses............................................    18,674    20,708
                                                                                          --------  --------
Income from operations..................................................................    16,351    19,937
Interest on intercompany advances.......................................................   (15,893)  (14,295)
Interest on long-term debt..............................................................    (1,184)   (1,662)
Interest, dividend and other income.....................................................     1,167       483
                                                                                          --------  --------
Income before income taxes and minority interest........................................       441     4,463
Income tax expense......................................................................      (200)   (2,000)
Minority interest.......................................................................      (827)   (1,050)
                                                                                          --------  --------
Net income (loss) for the period........................................................  $   (586) $  1,413
                                                                                          --------  --------
                                                                                          --------  --------

                        LAIDLAW HAZARDOUS WASTE SERVICES

                       COMBINED STATEMENTS OF CASH FLOWS
                                ($000'S OMITTED)
                                  (UNAUDITED)

                                                                                THREE MONTHS
                                                                              ENDED NOVEMBER 30,
                                                                          ------------------------
                                                                              1996        1995
                                                                          -----------  -----------
Net cash provided by (used in):
Operating activities....................................................  ($   11,665) $     5,066
Investing activities....................................................       (6,884)     (24,866)
Financing activities....................................................       55,676       44,923
                                                                          -----------  -----------
                                                                               37,127       25,123
Net investment by Laidlaw Inc. -- beginning of period...................    1,081,389    1,056,266
                                                                          -----------  -----------
Net investment by Laidlaw Inc. -- end of period.........................  $ 1,118,516  $ 1,081,389
                                                                          -----------  -----------
                                                                          -----------  -----------
Operating activities
Net income (loss).......................................................  ($      586) $     1,413
Items not affecting cash:
     Depreciation and amortization......................................       15,905       13,245
     Deferred income taxes..............................................         (881)       2,025
     Other..............................................................          516        1,050
Cash provided by (used in) financing working capital:
     Trade and other accounts receivable................................      (15,433)     (10,492)
     Inventories........................................................         (319)        (307)
     Other current assets...............................................          625        1,186
     Income taxes recoverable...........................................        4,414       (4,191)
     Accounts payable and accrued liabilities...........................      (15,906)       1,137
                                                                          -----------  -----------
Net cash provided by (used in) operating activities.....................  ($   11,665) $     5,066
                                                                          -----------  -----------
                                                                          -----------  -----------
Investing activities
Purchase of fixed assets................................................  ($    7,933) ($   24,420)
Proceeds from sale of fixed and other assets............................        1,473           86
Other...................................................................         (424)        (532)
                                                                          -----------  -----------
Net cash used in investing activities...................................  ($    6,884) ($   24,866)
                                                                          -----------  -----------
                                                                          -----------  -----------
Financing activities
Repayment of long-term debt.............................................  ($    1,342) ($      707)
Increase (decrease) in long-term liabilities............................       (4,184)      (8,869)
Net advances and capital contributions from Laidlaw Inc.................       61,202       54,499
                                                                          -----------  -----------
Net cash provided by financing activities...............................  $    55,676  $    44,923
                                                                          -----------  -----------
                                                                          -----------  -----------

                        LAIDLAW HAZARDOUS WASTE SERVICES

                     NOTE TO COMBINED FINANCIAL STATEMENTS
                  FOR THE THREE MONTHS ENDED NOVEMBER 30, 1996

                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

     The accompanying interim combined financial statements of Laidlaw Hazardous Waste Services have been prepared in accordance with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X and in accordance with United States generally accepted accounting principles. Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments considered necessary for fair presentation have been included; all such adjustments are of a normal, recurring nature. Operating results for the three months ended November 30, 1996 are not necessarily indicative of the results that may be expected for the full year ending August 31, 1997. For further information, see Laidlaw Hazardous Waste Services' consolidated financial statements, including the accounting policies and notes thereto for the year ended August 31, 1996.

                                                                         ANNEX A
--------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

                                     AMONG

                      ROLLINS ENVIRONMENTAL SERVICES, INC.

                                      AND

                                 LAIDLAW INC.,

                                      AND

                          LAIDLAW TRANSPORTATION, INC.

                                  DATED AS OF
                                FEBRUARY 6, 1997

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
                                    ARTICLE I

DEFINITIONS AND INTERPRETATION......................................       A-1
   1.1     Definitions..............................................       A-1
   1.2     Interpretation...........................................       A-8

                                   ARTICLE II

THE ACQUISITION.....................................................       A-8
   2.1     Sale and Purchase of Shares..............................       A-8
   2.2     Consideration for Chem-Waste Shares and
             Chem-Waste Intercompany Indebtedness...................       A-8
   2.3     Total Consideration Allocation...........................       A-9
   2.4     Cash Management Cut-Off..................................       A-9
   2.5     Recurring Charges........................................       A-9

                                   ARTICLE III

THE CLOSING AND RELATED MATTERS.....................................       A-9
   3.1     The Closing..............................................       A-9
   3.2     Actions in Contemplation of Closing......................       A-9
   3.3     Other Actions at the Closing.............................      A-10

                                   ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER............................      A-10
   4.1     Organization of Seller and Laidlaw.......................      A-10
   4.2     Authority Relative to this Agreement.....................      A-10
   4.3     Status of Chem-Waste Shares..............................      A-11
   4.4     No Violations............................................      A-11
   4.5     Consents and Approvals...................................      A-11
   4.6     Acquired Subsidiaries....................................      A-11
   4.7     No Other Subsidiaries....................................      A-12
   4.8     Conduct of Hazardous and Industrial
             Waste Business.........................................      A-12
   4.9     SEC Filings..............................................      A-12
   4.10    Seller Financial Statements..............................      A-12
   4.11    Absence of Certain Changes...............................      A-13
   4.12    No Undisclosed Liabilities...............................      A-13
   4.13    Acquired Subsidiary Properties...........................      A-13
   4.14    Taxes and Tax Returns....................................      A-13
   4.15    Litigation...............................................      A-13
   4.16    Environmental Matters....................................      A-14
   4.17    Governmental Licenses and Permits;
             Compliance with Laws...................................      A-15
   4.18    Labor Matters............................................      A-15
   4.19    Employee Benefit Plans...................................      A-16
   4.20    Brokers..................................................      A-17
   4.21    Material Contracts.......................................      A-17
   4.22    Bank Accounts............................................      A-18
   4.23    Officers and Directors...................................      A-18
   4.24    Condition and Sufficiency of Assets......................      A-18
   4.25    Affiliate Transactions...................................      A-18

                                                                        PAGE
                                                                        ----
                                    ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................      A-19
   5.1     Organization of Purchaser Parties........................      A-19
   5.2     Authority Relative to this Agreement.....................      A-19
   5.3     Status of Purchaser Common Shares........................      A-19
   5.4     No Violations............................................      A-19
   5.5     Consents and Approvals...................................      A-20
   5.6     Purchaser Capitalization.................................      A-20
   5.7     Purchaser Subsidiaries...................................      A-20
   5.8     Conduct of Hazardous and Industrial Waste Business.......      A-21
   5.9     SEC Filings..............................................      A-21
   5.10    Purchaser Financial Statements...........................      A-21
   5.11    Absence of Certain Changes...............................      A-21
   5.12    No Undisclosed Liabilities...............................      A-21
   5.13    Purchaser Properties.....................................      A-21
   5.14    Taxes and Tax Returns....................................      A-21
   5.15    Litigation...............................................      A-22
   5.16    Environmental Matters....................................      A-22
   5.17    Governmental Licenses and Permits; Compliance with Laws..      A-24
   5.18    Labor Matters............................................      A-24
   5.19    Employee Benefit Plans...................................      A-24
   5.20    Financing................................................      A-25
   5.21    Brokers..................................................      A-25
   5.22    Material Contracts.......................................      A-26
   5.23    Bank Accounts............................................      A-26
   5.24    Officers and Directors...................................      A-26
   5.25    Affiliate Transactions...................................      A-27
   5.26    Condition and Sufficiency of Assets......................      A-27

                                   ARTICLE VI

SELLER AND LAIDLAW COVENANTS PENDING CLOSING........................      A-27
   6.1     Conduct of Business......................................      A-27
   6.2     Forbearance by the Acquired Subsidiaries.................      A-27
   6.3     Access and Information...................................      A-28
   6.4     Supplemental Information.................................      A-29
   6.5     Confidentiality..........................................      A-29
   6.6     Consummation of Acquisition..............................      A-29
   6.7     Access for Environmental Report..........................      A-29
   6.8     Acquisitions of Purchaser Common Stock...................      A-29
   6.9     Competition..............................................      A-29

                                   ARTICLE VII

PURCHASER COVENANTS PENDING CLOSING.................................      A-30
   7.1     Conduct of Business......................................      A-30
   7.2     Forbearance by Purchaser and its Subsidiaries............      A-30
   7.3     Access and Information...................................      A-31
   7.4     Supplemental Information.................................      A-31
   7.5     Purchaser Stockholders' Meeting and Restated and
             Amended Certificate of Incorporation...................      A-32
   7.6     Confidentiality..........................................      A-32
   7.7     Consummation of Acquisitions.............................      A-32
   7.8     Letter from Stockholders.................................      A-32
   7.9     Access for Environmental Report..........................      A-32

                                                                         PAGE
                                                                         ----
                                  ARTICLE VIII

MUTUAL CONDITIONS...................................................      A-33
   8.1     No Adverse Proceedings...................................      A-33
   8.2     HSR Waiting Period.......................................      A-33
   8.3     Purchaser Stockholder Approval...........................      A-33
   8.4     Competition Act Matters..................................      A-33
   8.5     Westinghouse Debt Retirement.............................      A-33
   8.6     Reorganization...........................................      A-33

                                   ARTICLE IX

CONDITIONS TO OBLIGATIONS OF PURCHASER..............................      A-34
   9.1     Representations True at Closing..........................      A-34
   9.2     No Adverse Changes.......................................      A-34
   9.3     Investment Canada Act....................................      A-34
   9.4     Competition Act Matters..................................      A-34
   9.5     Acquisition Financing....................................      A-34
   9.6     Opinion of Financial Advisor.............................      A-34

                                    ARTICLE X

CONDITIONS TO SELLER'S AND LAIDLAW'S OBLIGATIONS....................      A-34
  10.1     Representations True at Closing..........................      A-34
  10.2     No Adverse Changes.......................................      A-35
  10.3     Investment Canada Act....................................      A-35
  10.4     Competition Act Matters..................................      A-35
  10.5     Waiver of Rights Plan....................................      A-35
  10.6     Acquisition Financing....................................      A-35

                                   ARTICLE XI

ADDITIONAL AGREEMENTS...............................................      A-35
  11.1     HSR Act Filings..........................................      A-35
  11.2     Competition Act Filings..................................      A-35
  11.3     Investment Canada Act Filings............................      A-35
  11.4     Other Consents and Approvals.............................      A-36
  11.5     Publicity................................................      A-36
  11.6     Expenses.................................................      A-36
  11.7     Securities Law Matters...................................      A-36
  11.8     Rule 144 Reports.........................................      A-37
  11.9     Seller Board Representation..............................      A-37
  11.10    Seller Guaranties........................................      A-37
  11.11    Guarantees of Performance of Retained Subsidiaries.......      A-38
  11.12    Pinewood Security........................................      A-38
  11.13    Employees................................................      A-39
  11.14    Purchaser Stock Option Plan..............................      A-39
  11.15    Affiliate Transactions and Business Combination..........      A-39
  11.16    Directors and Officers...................................      A-39

                                   ARTICLE XII

TAX MATTERS.........................................................      A-40
  12.1     Future Tax Returns.......................................      A-40
  12.2     Tax Covenants............................................      A-40
  12.3     Other Tax Matters, Post-Closing Cooperation..............      A-41
  12.4     Tax Controversies........................................      A-42

                                                                         PAGE
                                                                         ----
                                  ARTICLE XIII

NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES...............      A-43
  13.1     Nature of Statements.....................................      A-43
  13.2     Survival of Representations, Warranties and Covenants....      A-43

                                   ARTICLE XIV
INDEMNIFICATION.....................................................      A-43
  14.1     Indemnification by Laidlaw and Seller....................      A-43
  14.2     Indemnification by Purchaser.............................      A-44
  14.3     Third Party Claim........................................      A-44
  14.4     Claims Between the Parties...............................      A-45

                                   ARTICLE XV

AMENDMENT AND TERMINATION...........................................      A-46
  15.1     Amendment................................................      A-46
  15.2     Waiver...................................................      A-46
  15.3     Termination..............................................      A-46
  15.4     Consequences of Termination..............................      A-46

                                   ARTICLE XVI

GENERAL PROVISIONS..................................................      A-47
  16.1     Non-Business Days........................................      A-47
  16.2     Notices..................................................      A-47
  16.3     Entire Agreement.........................................      A-47
  16.4     Assignment; Binding Effect...............................      A-47
  16.5     Counterparts.............................................      A-47
  16.6     Governing Law; Jurisdiction..............................      A-47
  16.7     Severability of Provisions...............................      A-47
  16.8     Specific Performance.....................................      A-47
  16.9     Joint Drafting...........................................      A-48
  16.10    Captions.................................................      A-48
  16.11    No Third-Party Beneficiaries.............................      A-48

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement"), is made as of February 6, 1997, among Rollins Environmental Services, Inc., a Delaware corporation ("Purchaser"), Laidlaw Inc., a Canadian corporation ("Laidlaw") and Laidlaw Transportation, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Laidlaw ("Seller").

                              W I T N E S S E T H:

     WHEREAS, Seller, exclusively through Laidlaw Chem-Waste, Inc., a Delaware corporation and a wholly owned subsidiary of Seller ("Chem-Waste") and Chem-Waste's direct and indirect subsidiaries, is engaged in the Hazardous and Industrial Waste Business in the United States and Canada; and

     WHEREAS, Seller wishes to sell all of its United States and Canadian Hazardous and Industrial Waste Business; and

     WHEREAS, Purchaser, through the acquisition of all of the issued and outstanding capital stock of Chem-Waste, wishes to purchase all of the United States and Canadian Hazardous and Industrial Waste Business of Seller;

     NOW, THEREFORE, Purchaser, Seller and Laidlaw (collectively, the "Parties") agree as follows:

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

     1.1 Definitions.  In this Agreement:

          "Acquired Canadian Subsidiaries" means those Acquired Subsidiaries which are incorporated under the laws of Canada or a Canadian province.

          "Acquired Subsidiaries" means (i) Chem-Waste and (ii) the direct and indirect wholly owned Subsidiaries of Chem-Waste listed and identified on the attached Schedule I, collectively.

          "Acquired U.S. Subsidiaries" means those Acquired Subsidiaries which are incorporated under the laws of a state of the United States.

          "Acquisition" means the acquisition of the Chem-Waste Shares and the Chem-Waste Intercompany Indebtedness.

          "Additional Purchaser Common Shares" means shares of Purchaser Common Stock which may be issued after the Closing pursuant to the terms of the Purchaser Convertible Debenture.

          "Advance Ruling Certificate" means an advance ruling certificate issued by the Competition Act Director under Section 102 of the Competition Act.

          "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, with the terms "control" and "controlled" meaning for purposes of this definition the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, or by contract or otherwise.

          "Ancillary Agreements" means, collectively, the Registration Rights Agreement and the Purchaser Convertible Debenture.

          "Antitrust Division" means the Antitrust Division of the United States Department of Justice.

          "Bond Indebtedness" has the meaning specified in Section 2.2.

          "Business Day" means a day other than Saturday, Sunday or any day on which banks located in Toronto, Ontario or New York, New York are authorized or obligated to close.

          "Chem-Waste Group Financial Statements" means all financial statements of the Acquired Subsidiaries delivered to Purchaser under Section 4.10.

          "Chem-Waste Group Taxes" means any and all Taxes incurred or imposed on the Seller Group arising in a Pre-Closing Tax Period including Seller's post-closing Taxes.

          "Chem-Waste Intercompany Indebtedness" has the meaning specified in
     Section 2.1.

          "Chem-Waste Shares" means all of the issued and outstanding capital stock of Chem-Waste, which stock as of the date hereof consists solely of common shares, no par value per share, that are 100% owned by Seller.

          "Closing" has the meaning specified in Section 3.1.

          "Closing Date" means (i) the fifth Business Day immediately following the earliest date upon or by which (a) the waiting period under the HSR Act shall have expired or otherwise been terminated, (b) either (I) the Competition Act Director shall have issued and not subsequently withdrawn or threatened to withdraw, an Advance Ruling Certificate relating to the Acquisition or (II) Purchaser shall have received the advice from the Competition Act Director specified in Section 9.4(ii), (c) the ICA Minister shall have made the determination, or shall have been deemed to have made the determination, specified in Section 9.3, and (d) all other conditions to the respective obligations of the Parties set forth in Articles VIII, IX and X shall have been satisfied or waived, or (ii) such other date as Purchaser and Seller may agree.

          "Closing Price" has the meaning specified in Section 12.2.

          "Code" means the United States Internal Revenue Code of 1986, as amended, and the regulations and rulings of the Internal Revenue Service promulgated thereunder.

          "Commitment Letter" means the letter dated December 10, 1996, addressed to Laidlaw, which can be assigned to Purchaser, relating to senior credit facilities in an aggregate principal amount of $650,000,000 to be provided by The Toronto-Dominion Bank, in connection with, and conditioned upon consummation of, the Acquisition, subject to the satisfaction of other conditions and upon the terms set forth therein including attachments thereto.

          "Competition Act" means the Canadian Federal Competition Act, R.S.C. 1985, c. C-34, as amended.

          "Competition Act Director" means the Canadian Director of Investigation and Research appointed under the Competition Act.

          "Confidentiality Agreement" means the confidentiality agreement dated as of November 1, 1996, as amended, between Purchaser and Laidlaw.

          "Damages" means all obligations, claims, liabilities, damages, penalties, deficiencies, losses, investigations, proceedings, judgments, fines, and reasonable costs and expenses (including, but not limited to, reasonable costs and expenses incurred in connection with the performance of obligations, interest, bonding and court costs and attorneys', accountants', engineers', consultants' and investigators' fees and disbursements) incurred in connection with any investigation or defense of any of the foregoing.

          "Environmental Claim" means any claim by a Person alleging or imposing actual or potential liability (including potential liability for any investigatory cost, containment or oversight cost, control cost, prevention cost, remediation cost, cleanup cost, governmental response cost, natural resources damage, toxic tort claim, property damage, personal injury or penalty) arising out of, based on, resulting from or relating to (i) the presence, storage, transport, disposal, use, discharge, release or threatened release of any Hazardous Substance at any location, whether or not owned by the Person against which the claim is made, or (ii) circumstances forming the basis for any liability under, or any violation or alleged violation of, any Environmental Law.

     "Environmental Laws" means all federal, foreign, state, provincial, municipal and local statutes, codes, regulations, rules, ordinances and other laws relating to the protection, preservation or conservation of the environment and to public or worker health and safety, as amended or reauthorized, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 422 U.S.C. ss.9601 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss.6901 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.11001 et seq., the Clean Air Act, 42 U.S.C. ss.7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss.1251 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., the Safe Drinking Water Act, 42 U.S.C. ss.300f et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section651 et seq.

          "Environmental Liabilities" means any and all costs (including remedial, removal, response, abatement, cleanup, investigative and/or monitoring costs), damages, settlements, expenses (including charges and assessments, and expenses and costs of investigating, preparing or defending any action or proceeding), liens, penalties, fines, prejudgment and post-judgment interest, court costs and attorneys' fees incurred or imposed (i) pursuant to any agreement, order, notice of responsibility, directive (including requirements embodied in Environmental Laws), injunction, judgment or similar documents (including settlements) attributable to, connected with or arising out of or under, Environmental Laws or (ii) pursuant to any claim by a Governmental Entity or other entity or Person for personal injury, property damage, damage to natural resources, remediation or response costs arising out of, connected with or attributable to, any Hazardous Substance.

          "Environmental Permits" means all permits, licenses, registrations, certifications, exemptions, approvals and other authorizations of or by any Governmental Entity pursuant to any Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means, with respect to any Person, any trade or business, whether or not incorporated, which together with that Person would be deemed a single employer within the meaning of Section 4001 of ERISA or Section 414 of the Code.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "FTC" means the United States Federal Trade Commission.

          "Governmental Entity" means any U.S., Canadian or foreign, state, territorial, federal, provincial or local court, executive office, legislature, governmental agency or ministry, commission, or administrative, regulatory or self-regulatory authority or instrumentality.

          "Hazardous and Industrial Waste Business" means the transportation, treatment, storage and disposal of Hazardous Substances and industrial wastes as presently conducted by the Acquired Subsidiaries, but excluding the coal combustion by-product management services conducted by the Retained Subsidiaries.

          "Hazardous Substances" means chemicals, pollutants, contaminants, wastes (including ambient wastes, hazardous wastes and liquid industrial wastes), or other substances (including toxic, deleterious or hazardous substances), as defined, listed or regulated pursuant to Environmental Laws, including, asbestos or asbestos-containing materials, polychlorinated biphenyls, pesticides and oils, and petroleum and petroleum products (as those exemplary terms are defined in or regulated under the United States National Oil and Hazardous Substances

     Pollution Contingency Plan, 40 C.F.R. ss.300.1 et seq. and other Environmental Laws).

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "ICA Minister" means the Minister responsible for administering the Investment Canada Act.

          "Income Tax Act" means the Canadian federal Income Tax Act, R.S.C. 1985 c. 1, as amended.

          "Indebtedness" means with respect to any Person at any date, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness of such Person which is evidenced by a note, bond, debenture, letter of credit or similar instrument, (iii) all obligations of such Person with respect to guarantees, (iv) all obligations of such Person under leases of property which are required to be capitalized under U.S. GAAP, (v) all obligations of such Person in respect of acceptances issued or created for the account of such Person (other than endorsements in the ordinary course of business), (vi) all obligations of such Person in respect of interest rate swaps or other interest rate hedging products or foreign currency exchange agreements or exchange rate hedging arrangements, (vii) all obligations of such Person in respect of reimbursement obligations under letters of credit, and (viii) all liabilities of the type referred to in clauses (i) through (vii) above that are secured by any lien, charge, security interest or encumbrance on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          "Intercompany Indebtedness" means, at any date, all amounts, other than Recurring Charges, owed on that date by an Acquired Subsidiary, or any obligation of an Acquired Subsidiary, contingent or otherwise on that date, to Seller or any other member of the Seller Group other than the Acquired Subsidiaries.

          "Investment Canada Act" means the Investment Canada Act, R.S.C. 1985,
     c. C-28, as amended.

          "Laidlaw SEC Filings" has the meaning specified in Section 4.9.

          "Law" means a law, statute, ordinance, rule, code or regulation enacted or promulgated, or order, permit, directive, instruction or other legally binding guideline or policy issued or rendered by, any Governmental Entity.

          "Lien" means a lien, mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, easement, preference, priority, assessment, security interest, lease, sublease, charge, claim, adverse claim, levy, interest of other Persons, or other encumbrance of any kind (including any conditional sale or other title retention agreement having the same economic effect as any of the foregoing).

          "Mailing Date" has the meaning specified in Section 7.5.

          "Material Adverse Effect" means (i) when used with reference to the Acquired Subsidiaries, a material adverse effect on the financial condition, business, assets, prospects or results of operations of the Acquired Subsidiaries taken as a whole, (ii) when used with reference to Purchaser, to Seller or to Laidlaw, a material adverse effect on its ability to perform its obligations under this Agreement or any Ancillary Agreement to which it is a party and (iii) when used with reference to Purchaser and its Subsidiaries, a material adverse effect on the financial condition, business, assets, prospects or results of operations of Purchaser and its Subsidiaries (including from and after the Closing, the Acquired Subsidiaries) taken as a whole.

          "Notice" means any written citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any person, including any governmental agency or employee thereof.

          "Ontario Securities Act" means the Securities Act (Ontario), R.S.O. 1990, c.S.5, as amended.

          "Permitted Liens" means (i) those Liens set forth in Section 4.13 of the Seller Disclosure Schedule or Section 5.13 of the Purchaser Disclosure Schedule, as applicable, (ii) those Liens reflected in the Purchaser SEC Filings, in the case of the Purchaser and its assets or properties, (iii) any Lien that is set forth in the title reports or title insurance binders that have been made available to the Purchaser by Seller relating to any interest in real property owned by an Acquired Subsidiary, (iv) Liens for water and sewer charges and current taxes not yet due and payable or being contested in good faith, and (v) other Liens (including mechanics', couriers', workers', repairers', materialmen's, warehousemen's and other similar Liens) arising in the ordinary course of business as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto.

          "Person" means an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, business trust, unincorporated organization or other legal entity.

          "Policies" has the meaning specified in Section 11.15.

          "Post-Closing Tax Period" means any Tax period (or portion thereof) beginning after the close of business on the Closing Date.

          "Pre-Closing Seller Insurance Claims" means any liability, personal injury, property damage, workers compensation or other similar claim (other than health and welfare insurance claims) made against any Acquired Subsidiary by any Person with respect to a loss, damage, claim, incident or occurrence which occurred before the time of Closing, including any such matter which was incurred but not reported on or before the time of Closing.

          "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the close of business on the Closing Date.

          "Purchaser Balance Sheet" has the meaning specified in Section 5.10.

          "Purchaser Common Shares" means the 120,000,000 shares of Purchaser Common Stock issuable to Seller under Section 2.2 as consideration for the Chem-Waste Shares and, to the extent required, the Chem-Waste Intercompany Indebtedness.

          "Purchaser Common Stock" means the Common Stock, $1.00 par value per share, of Purchaser.

          "Purchaser Contracts" has the meaning specified in Section 5.22.

          "Purchaser Convertible Debenture" means the 5% 12 year $350 million principal amount, convertible, pay-in-kind debenture substantially in the form of Exhibit A, which is to be issued by Purchaser to Seller under
     Section 2.2.

          "Purchaser Disclosure Schedule" means the Disclosure Schedule signed for identification purposes only by the President, Chief Executive Officer or Chief Financial Officer of Purchaser, which Purchaser has delivered to Seller on or before the date of this Agreement, and which contains information relevant to the representations and warranties made by Purchaser in Article V.

          "Purchaser Employee Plans" has the meaning specified in Section 5.19.

          "Purchaser Fairness Opinion" means the opinion of Raymond James & Associates, Inc. referred to in Section 9.6.

          "Purchaser Intercompany and Affiliate Agreements" means all contracts, agreements, policies, practices and understandings, whether written or oral, between any one or more of the Affiliates of the Purchaser other than its Subsidiaries, on the one hand, and any one or more of Purchaser and its Subsidiaries on the other hand.

          "Purchaser Pension Plan" has the meaning specified in Section 5.19.

          "Purchaser Property" means real or personal property or other asset owned, leased or operated by Purchaser.

          "Purchaser Proxy Statement" has the meaning specified in Section 7.5.

          "Purchaser Reorganization Transaction" means: (i) any merger, consolidation, recapitalization, liquidation or other business combination transaction involving Purchaser; (ii) any tender offer or exchange offer for any securities of Purchaser; or (iii) any sale or other disposition of assets of Purchaser or any of its Subsidiaries in a single transaction or in a series of related transactions.

          "Purchaser Rights Plan" means the Rights Agreement dated as of June 14, 1989, as amended, between Purchaser and its registrar and transfer company.

          "Purchaser Securities" means, collectively, the Purchaser Common Shares, the Purchaser Convertible Debenture and the Additional Purchaser Common Shares.

          "Purchaser SEC Filings" has the meaning specified in Section 5.9.

          "Purchaser Stockholders' Meeting" means the meeting of Purchaser's stockholders referred to in Section 7.5, as originally convened and as it may be continued following any temporary adjournment or adjournments thereof.

          "Recurring Charges" means expenses for services provided to the Acquired Subsidiaries by Laidlaw and Seller and their Affiliates other than the Acquired Subsidiaries consisting of insurance premiums, corporate overhead, bank service fees and guarantee fees.

          "Registration Rights Agreement" means the Registration Rights Agreement substantially in the form of Exhibit B to be entered into at the Closing among Purchaser and Seller as provided in Section 3.3.

          "Release" means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.

          "Retained Subsidiaries" means JTM Industries, Inc. ("JTM") and its Subsidiary, KBK Enterprises, Inc.

          "Revenue Canada" means Revenue Canada, Customs, Excise and Taxation, the Canadian Federal Taxing Authority.

          "SEC" means the United States Securities and Exchange Commission or any successor agency.

          "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Seller Consolidated Tax Group" means the affiliated group of corporations within the meaning of Section 1504(c) of the Code, of which Seller is the common parent corporation, which files a consolidated Tax Return for U.S. federal income Tax purposes, and which includes Seller, the Acquired U.S. Subsidiaries, the Retained Subsidiaries and the other U.S. Subsidiaries of Seller.

          "Seller Disclosure Schedule" means the Disclosure Schedule signed for identification purposes only by the President, Chief Executive Officer or Senior Vice President of Seller, which

     Seller has delivered to Purchaser on or before the date of this Agreement, and which contains information relevant to the representations and warranties made by Seller in Article IV.

          "Seller Employee Plans" has the meaning specified in Section 4.19.

          "Seller Group" means, at any date, Seller and all of its Affiliates at that date (but excluding after the Closing, the Acquired Subsidiaries), and "member of the Seller Group" refers to Seller or any such Affiliates.

          "Seller Guaranty" means any guaranty, performance guaranty, bond, performance bond, suretyship arrangement, surety bond, credit, letter of credit, reimbursement agreement or other undertaking, deposit commitment or arrangement by which any member of the Seller Group is or may be primarily, secondarily, contingently or conditionally liable for or in respect of (or which creates, constitutes or evidences a Lien on any of the assets or properties of any member of the Seller Group which secures the payment or performance of) any present or future liability or obligation of any Acquired Subsidiary as set forth in Section 4.16 of the Seller Disclosure Schedule.

          "Seller Pension Plan" has the meaning specified in Section 4.19.

          "Seller's Post-Closing Taxes" has the meaning specified in Section
     12.1.

          "Stock Option Plan" means collectively the Rollins Environmental Services, Inc. 1982 and 1993 Stock Option Plans.

          "Subsidiary" of a Party means an Affiliate of that Party more than 50% of the aggregate voting power (or of any other form of voting equity interest in the case of a Person that is not a corporation) of which is beneficially owned by that Party directly or indirectly through one or more other Persons.

          "Tax" means any tax of any kind, however denominated, including any interest, penalties (civil or criminal), fines or other additions to tax that may become payable in respect thereof or in respect of a failure to comply with any requirement relating to any Tax Return, imposed by any federal, territorial, state, county, provincial or local Governmental Entity, including all income, gross income, gross receipts, profits, goods and services, social security, health, old age security, Canadian Pension Plan, Quebec Pension Plan, sales and use, ad valorem, fees, excise, custom, franchise, business license, property, capital stock, production, occupation, real property gains, payroll and employee withholding, unemployment or employment insurance, real and personal property, stamp, environmental, transfer, workers' compensation, payroll, severance, alternative minimum, windfall, and capital taxes, premiums, surtaxes, charges, levies, assessments, reassessments, and other obligations of the same or a similar nature to any of the foregoing and any expenses incurred in connection with the determination, settlement or litigation of any Tax Controversy.

          "Tax Allocation Agreements" means all contracts, agreements, policies, practices, intercompany procedures and understandings, whether written or oral, between any Acquired Subsidiary and any other Person (including another Acquired Subsidiary) by which all or any portion of any federal, state, provincial or local income Tax is allocated to or shared or required to be paid by any Acquired Subsidiary.

          "Tax Benefit" means any credit carryover, carryback or other reduction in otherwise required Tax payments. Such term does not include a decrease in any Tax in one Tax period that results from an adjustment in another Tax period, such as an increase in a deduction for depreciation that results from a determination that, in a previous Tax period, an expenditure is capitalized and not deducted or an item of gain is recognized.

          "Tax Controversy" means an audit, review, examination or any other administrative or judicial proceeding (including any determination with respect to a claim for refund) with the purpose or effect of redetermining Taxes.

          "Tax Liability Issue" has the meaning specified in Section 12.4.

          "Tax Proceeding" has the meaning specified in Section 12.4.

          "Tax Refund" means any rebate, refund or return of Taxes.

          "Tax Returns" means all tax returns, declarations, reports, estimates, information returns and statements required to be filed with any Taxing Authority, or provided to any partner, shareholder, joint venturer or member under U.S., Canadian or foreign federal, state, provincial or local Laws (including reports with respect to backup withholding and payments to Persons other than Taxing Authorities and, where permitted or required, combined or consolidated returns for any group of entities), and annual tax returns or information returns on behalf of employee benefit plans sponsored by Seller or Purchaser, as the case may be, or any of their respective ERISA Affiliates.

          "Taxing Authority" means any Governmental Entity responsible for the imposition, assessment, enforcement or collection of any Tax.

          "Third-Party Claim" has the meaning specified in Section 14.3.

          "Total Consideration" has the meaning specified in Section 2.2.

          "Transfer Taxes" has the meaning specified in Section 12.3.

          "$" or "U.S. dollars" refers to lawful currency of the United States.

          "U.S. GAAP" means United States generally accepted accounting principles consistently applied throughout the specified period and the immediately preceding comparable period.

          "Wages" has the meaning given such term by Section 3401(a) of the Code.

          "WARN Act" means the United States Worker Adjustment and Retraining Notification Act of 1988.

          "Westinghouse Debt" means the Purchaser's 7.75% Senior Unsecured Debentures due March 31, 2005 and the Purchaser's 7.25% Convertible Subordinated Debentures due March 31, 2005.

     1.2 Interpretation. Capitalized terms defined in this Agreement are equally applicable to both their singular and plural forms. References to a designated "Article" or "Section" refer to an Article or Section of this Agreement, unless otherwise specifically indicated. In this Agreement, "including" is used only to indicate examples, without limitation to the indicated examples, and without limiting any generality which precedes it.

                                   ARTICLE II
                                THE ACQUISITION

     2.1 Sale and Purchase of Shares. On the terms and subject to the conditions of this Agreement, Seller agrees to sell, convey, assign and transfer, free and clear of all Liens, and Purchaser agrees to purchase, the Chem-Waste Shares, together with the Intercompany Indebtedness of the U.S. Acquired Subsidiaries (the "Chem-Waste Intercompany Indebtedness").

     2.2 Consideration for Chem-Waste Shares and Chem-Waste Intercompany Indebtedness. The consideration payable by Purchaser for the Chem-Waste Shares and the Chem-Waste Intercompany Indebtedness (the "Total Consideration") shall be:

          (i) $225,000,000 payable in cash at the Closing (less the principal amount at the Closing of the Bond Indebtedness specified in Section 4.13 of Seller's Disclosure Schedule (the "Bond Indebtedness"));

          (ii) the Purchaser Common Shares to be issued and delivered by Purchaser to Seller at the Closing; and

          (iii) the Purchaser Convertible Debenture to be issued and delivered by Purchaser to Seller at the Closing.

     2.3 Total Consideration Allocation. The Total Consideration shall be allocated to the Chem-Waste Intercompany Indebtedness at the face value of such debt on the Closing Date in the following order to the extent required: (i) the cash portion of the purchase price; (ii) the Purchaser Convertible Debenture, which the parties agree shall be valued at $350,000,000; and (iii) the Purchaser Common Shares; and the remainder to the Chem-Waste Shares.

     2.4 Cash Management Cut-Off. Laidlaw and Seller act as bankers for the Acquired Subsidiaries and provide cash funding to the Acquired Subsidiaries on a day-to-day basis with net positions, deposits and withdrawals being incorporated into the amount of Intercompany Indebtedness of the Acquired Subsidiaries. Purchaser, Laidlaw and Seller agree that this procedure will continue in the normal course of business to the close of business on the Closing Date and that any cash receipts, remittances and collection advices received by the Acquired Subsidiaries or the bank collection agencies prior to such time will be for the account of Laidlaw and Seller and reduce the amount of Intercompany Indebtedness of the Acquired Subsidiaries and any checks, transfers, debit notices, drafts or other payment demands presented to the counters of the bank disbursement agents for the Acquired Subsidiaries prior to such time will be for the account of the Acquired Subsidiaries and increase the amount of Intercompany Indebtedness of the Acquired Subsidiaries.

     2.5 Recurring Charges. Laidlaw and Seller and their Affiliates incur Recurring Charges in the normal course of business, for which the Acquired Subsidiaries reimburse Laidlaw and Seller and their Affiliates on a monthly basis. Purchaser, Laidlaw and Seller agree that the Recurring Charges for periods ending at the close of business on the Closing Date shall be excluded from the amount of Intercompany Indebtedness of the Acquired Subsidiaries on the Closing Date and shall be paid by the Acquired Subsidiaries to Laidlaw and Seller and their Affiliates in the normal course of business after closing.

                                  ARTICLE III
                        THE CLOSING AND RELATED MATTERS

     3.1 The Closing. The sale and purchase of the Chem-Waste Shares, together with the Chem-Waste Intercompany Indebtedness (the "Closing") shall take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P. in New York, New York at 10:00 a.m. local time on the Closing Date. At the Closing:

          (i) Seller shall deliver to Purchaser:

                 (a) the certificates evidencing the Chem-Waste Shares, duly endorsed in blank or accompanied by duly executed stock powers, and in proper form for registration in the name of Purchaser; and

                 (b) the assignment of the Chem-Waste Intercompany Indebtedness,
            and

          (ii) Purchaser shall deliver to Seller:

                 (a) $225,000,000 payable in cash (less the principal amount at the Closing of the Bond Indebtedness);

                 (b) the Purchaser Common Shares; and

                 (c) the Purchaser Convertible Debenture.

     All cash amounts payable by Purchaser at the Closing shall be payable by wire transfers, to accounts designated in writing by Seller at least two Business Days before the Closing Date, of U.S. dollar funds immediately available in Toronto.

     3.2 Actions in Contemplation of Closing. On or before the Closing Date, and in any event not later than immediately before the Closing:

          (i) Purchaser and Seller shall have retired the Westinghouse Debt in accordance with that certain Letter of Intent dated January 6, 1997 by and among Purchaser, Laidlaw and Westinghouse Electric Corporation.

          (ii) The reorganization of Seller shall have occurred substantially as described in Schedule II whereby Chem-Waste shall own the entire Hazardous and Industrial Waste Business of Seller and its Affiliates.

          (iii) Chem-Waste shall have transferred to Seller as a dividend on Chem-Waste's Shares all of the issued and outstanding shares of JTM, a Retained Subsidiary.

          (iv) Except as provided in Sections 2.5 and 3.3(ii), Laidlaw shall have contributed to the capital of each of the Canadian Acquired Subsidiaries, in exchange for common shares, any and all Intercompany Indebtedness of each of the Canadian Acquired Subsidiaries as of the Closing Date.

     3.3 Other Actions at the Closing. In addition to the consummation of the Acquisition, the following actions shall take place at the Closing:

          (i) Purchaser and Seller shall enter into a Registration Rights Agreement pertaining to the registration of the Purchaser Common Shares, the Additional Purchaser Common Shares and the Purchaser Convertible Debenture.

          (ii) Purchaser shall cause the Canadian Acquired Subsidiaries to repay to Laidlaw Intercompany Indebtedness owing to it in an amount not to exceed $175,000,000.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     The Seller and Laidlaw jointly and severally represent and warrant to Purchaser that:

     4.1 Organization of Seller and Laidlaw. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Laidlaw is a corporation duly organized, validly existing and in good standing under the Laws of Canada. Seller and Laidlaw each has full authority and corporate power to conduct its business as it is currently being conducted and as to be conducted following consummation of the Acquisition. Seller and Laidlaw are each duly qualified to do business, and in good standing, in each jurisdiction where the nature of its properties or business requires such qualification.

     4.2 Authority Relative to this Agreement. Seller and Laidlaw each has the requisite corporate power and authority to enter into and perform its respective obligations under this Agreement and each Ancillary Agreement to which each will be a party. The execution and delivery of this Agreement and each Ancillary Agreement to which Seller or Laidlaw will be a party, the consummation of the Acquisition, and the other transactions contemplated in Articles II and III, have been duly authorized by the Boards of Directors of Seller and Laidlaw, and no other corporate proceedings on the part of Seller or Laidlaw, including any approval by the stockholders of Seller or Laidlaw, are necessary to authorize this Agreement, any Ancillary Agreement to which Seller or Laidlaw will be a party, the consummation of the Acquisition, or the other transactions contemplated in Articles II and III. This Agreement has been duly executed and delivered by Seller and Laidlaw. Each Ancillary Agreement required to be executed and delivered by Seller or Laidlaw at the Closing will be, upon its or their execution and delivery as provided in Section 3.3 or elsewhere in this Agreement duly executed and delivered by Seller or Laidlaw. Assuming the valid authorization, execution and delivery of this Agreement (and each Ancillary Agreement to which Purchaser will be a party) by Purchaser, this Agreement is, and each Ancillary Agreement which to Seller or Laidlaw is a party will be, upon its execution and delivery at the Closing as provided in Section 3.3 or elsewhere in this Agreement, a valid and binding obligation of Seller or Laidlaw, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting creditors' rights generally or by equitable principles.

     4.3 Status of Chem-Waste Shares.  Upon their transfer as provided in
Section 2.1, the Chem-Waste Shares will be duly authorized, validly issued, fully paid and nonassessable. Seller has good and marketable title to the Chem-Waste Shares, free and clear of any Liens, and the transfer of the Chem-Waste Shares as provided in Section 2.1 will pass good and marketable title to the Chem-Waste Shares, free and clear of any Liens, other than any Liens granted in connection with the financing specified in Section 9.5.

     4.4 No Violations. The execution, delivery and performance of this Agreement and the applicable Ancillary Agreements by Seller and Laidlaw and the consummation of the Acquisition and the other transactions contemplated in Articles II and III will not:

          (i) constitute a breach or violation of or default under the charter or bylaws (or similar organizational documents) or internal rules or regulations governing the conduct of corporate actions of Seller, Laidlaw or any Acquired Subsidiary or any Law applicable to Seller, Laidlaw or any Acquired Subsidiary; or

          (ii) except as accurately reflected in Section 4.4 of the Seller Disclosure Schedule, violate or conflict with, or result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination under, or result in the creation of any Lien upon the Chem-Waste Shares or any of the assets or properties of any Acquired Subsidiary under, any contract, indenture, loan document, license, permit, order, decree or instrument to which Seller, Laidlaw or any Acquired Subsidiary is a party or by which any of them or their assets or properties are bound.

     4.5 Consents and Approvals. No consent, order, approval, waiver or authorization of, or registration, application, declaration or filing with, any Governmental Entity or other Person is required with respect to Seller, Laidlaw or any Acquired Subsidiary in connection with the execution and delivery of this Agreement or any Ancillary Agreement, the consummation of the Acquisition, or the other transactions contemplated in Articles II and III, except for:

          (i) the HSR Act, Competition Act and Investment Canada Act filings and approvals contemplated in this Agreement;

          (ii) the consents and approvals described in Section 4.5 of the Seller Disclosure Schedule; and

          (iii) other cases, considered individually and in the aggregate, in which any failure to make any such registration, application, declaration or filing or to obtain any such consent, order, approval, waiver or other authorization could not have a Material Adverse Effect on the Acquired Subsidiaries, Seller or Laidlaw.

     4.6 Acquired Subsidiaries. Section 4.6 of the Seller Disclosure Schedule sets forth with respect to each Acquired Subsidiary (i) its jurisdiction of formation, (ii) each jurisdiction in which it is qualified to do business as a foreign entity, (iii) its authorized, issued and outstanding shares of capital stock or units and (iv) the holder or holders of all of its issued and outstanding shares of capital stock or units. Each Acquired Subsidiary is a corporation (or a limited liability company in the case of ECDC Environmental, L.C.) duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has full authority and corporate power to conduct its business as it is currently being conducted. Each Acquired Subsidiary is duly qualified to do business, and in good standing, in each jurisdiction where the nature of its properties or business requires such qualification, except for failures to be so qualified which could not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Subsidiaries.

     All of the issued and outstanding shares of capital stock or units of each Acquired Subsidiary are validly issued, fully paid and nonassessable, and are owned of record and beneficially, and free of any Liens, by Chem-Waste or another Acquired Subsidiary (as reflected in Section 4.6 of the Seller Disclosure Schedule). Except as disclosed in Section 4.6 of the Seller Disclosure Schedule, there are no preemptive rights or outstanding subscriptions, options, warrants, calls, rights, convertible securities, obligations to make capital contributions or advances, voting trust arrangements, shareholders' agreements or other agreements, commitments or understandings relating to the capital stock or units of any Acquired Subsidiary.

     Seller will deliver to Purchaser prior to Closing true and correct copies of the charter and bylaws (or similar organizational documents) of each Acquired Subsidiary. Each Acquired Canadian Subsidiary is a "private company" within the meaning of the Ontario Securities Act.

     4.7 No Other Subsidiaries. No Acquired Subsidiary has any Subsidiary which is not another Acquired Subsidiary or a Retained Subsidiary. Except as described in Section 4.7 of the Seller Disclosure Schedule, and except for other Acquired Subsidiaries and Retained Subsidiaries, no Acquired Subsidiary, directly or indirectly, owns or is obligated to acquire any investment in any other corporation, partnership, joint venture or other business entity.

     4.8 Conduct of Hazardous and Industrial Waste Business. The Seller Group is engaged in the Hazardous and Industrial Waste Business only through the Acquired Subsidiaries, and neither Seller, any Retained Subsidiary, nor any member of the Seller Group other than the Acquired Subsidiaries conducts any operations associated with, or owns any assets or properties used in, or holds any permits or licenses used in, the Hazardous and Industrial Waste Business. None of the Acquired Subsidiaries is or has been engaged in any business other than the Hazardous and Industrial Waste Business or owns or has owned any assets or properties which are used in any business other than the Hazardous and Industrial Waste Business.

     4.9 SEC Filings. Laidlaw has filed all forms, reports and documents required to be filed with the SEC since August 31, 1995 and Laidlaw has made available to the Purchaser true and complete copies of (i) Laidlaw's Annual Report on Form 10-K for the year ended August 31, 1995, and (ii) all other reports, statements and registration statements (including Current Reports on Form 8-K) filed by Laidlaw with the SEC since September 1, 1995 (collectively, the "Laidlaw SEC Filings"). The Laidlaw SEC Filings (including all financial statements or schedules included in them) (i) were prepared in compliance in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time of filing (or if amended, supplemented or superseded by a later filing, on the date of the later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.10 Seller Financial Statements. Seller and Laidlaw have delivered to Purchaser combined balance sheets of the Acquired Subsidiaries (prepared as a separate combined group of corporations for financial reporting purposes) audited at August 31, 1996 and August 31, 1995 and unaudited at November 30, 1996 and November 30, 1995, and the related combined statements of operations and cash flows audited for the respective years ended August 31, 1996, 1995 and 1994 and unaudited for the three-month periods ended November 30, 1996 and 1995 (the "Chem-Waste Group Financial Statements").

     The Chem-Waste Group Financial Statements have been prepared in accordance with U.S. GAAP and have been prepared by combining the relevant financial statements in accordance with U.S. GAAP applicable to the preparation of combined financial statements.

     The Chem-Waste Group Financial Statements fairly present in all material respects the combined financial position of the Acquired Subsidiaries covered thereby at the respective dates thereof, and the results of their combined operations and cash flows for the Acquired Subsidiaries covered thereby for the respective periods indicated, in accordance with U.S. GAAP except for the omission of explanatory footnote disclosures with respect to the interim period Chem-Waste Group Financial Statements ended and as of November 30, 1996 and November 30, 1995.

     4.11 Absence of Certain Changes. Except as set forth in Section 4.11 of the Seller Disclosure Schedule, since November 30, 1996, the Acquired Subsidiaries have conducted their businesses only in the ordinary course, consistent with past practice, and there has not occurred a Material Adverse Effect with respect to the Acquired Subsidiaries or any event that could result in a Material Adverse Effect with respect to the Acquired Subsidiaries.

     4.12 No Undisclosed Liabilities. Except as disclosed on the August 31, 1996 and the November 30, 1996 Acquired Subsidiaries balance sheets or as set forth in Sections 4.12 and 4.15 of the Seller Disclosure Schedule, no Acquired Subsidiary has any liabilities or obligations, known or unknown, fixed or contingent, other than (i) those liabilities and obligations arising since August 31, 1996 in the ordinary course of its business and consistent with its past practice, (ii) liabilities and obligations arising after the date of this Agreement without violation of Sections 6.1 and 6.2, or (iii) liabilities and obligations that, individually or in the aggregate, could not result in a Material Adverse Effect on the Acquired Subsidiaries.

     4.13 Acquired Subsidiary Properties. The Acquired Subsidiaries have good and marketable title to their respective Seller Properties and assets, including those reflected in the Chem-Waste Group Combined Financial Statements (other than properties and assets disposed of in the ordinary course of business since August 31, 1996, which in the aggregate are not material), free of all Liens except Permitted Liens and Liens disclosed in Section 4.13 of the Seller Disclosure Schedule.

     4.14 Taxes and Tax Returns. Except as described in Section 4.14 of the Seller Disclosure Schedule:

          (i) all Tax Returns required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of the Acquired Subsidiaries have been duly filed on a timely basis in accordance with all applicable Laws, or will be timely filed in accordance with Section 12.1;

          (ii) at the time of their filings all such Tax Returns were or will be, in all respects, true, complete and correct;

          (iii) Seller and the Acquired Subsidiaries have, and within the time and in the manner prescribed by Law, paid all Taxes that are due and payable;

          (iv) the reserves for Taxes reflected in the Chem-Waste Group Financial Statements are adequate (in accordance with U.S. GAAP) to cover all Taxes that have not been paid, but which under U.S. GAAP were accruable, through the date of the Chem-Waste Group Financial Statements;

          (v) there are no Liens for Taxes upon any assets of any Acquired Subsidiary, except Liens for Taxes not yet due for current Tax periods ending on or after the Closing Date;

          (vi) there are no outstanding deficiencies, assessments or written proposals for the assessment of Taxes proposed, pending, asserted or assessed against any Acquired Subsidiary, or for which any Acquired Subsidiary could be directly or indirectly liable and there is no basis for any additional assessment or reassessment for any Taxes for which adequate provision has not been made in the books and records of the Acquired Subsidiaries;

          (vii) no extension of the statute of limitations or waiver of normal reassessment periods on the assessment of any Taxes has been requested or granted to or on behalf of any Acquired Subsidiary.

     4.15 Litigation. Except as disclosed in Section 4.15 of the Seller Disclosure Schedule, there is no suit, action, investigation or proceeding pending or, to the knowledge of Seller or Laidlaw, threatened against any of the Acquired Subsidiaries at law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind, that could have a Material Adverse Effect on the Acquired Subsidiaries, and there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator or mediator to which any Acquired Subsidiary (or any of its assets or properties) is subject that could have a Material Adverse Effect on the Acquired Subsidiaries. There is no suit, action, investigation or proceeding pending or, to the knowledge of Seller or Laidlaw, threatened against any Acquired Subsidiary at law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind, that could have a Material Adverse Effect on any Acquired Subsidiary, and there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator or mediator to which any Acquired Subsidiary is subject that could have a Material Adverse Effect on any Acquired Subsidiary. Neither Seller nor Laidlaw has knowledge of any grounds on which any suit, action, investigation or proceeding of the nature referred to in this Section 4.15 might be commenced with any reasonable likelihood of success.

     4.16 Environmental Matters.

          (i) To the knowledge of Seller or Laidlaw, no Acquired Subsidiary has transported, stored, received, treated or disposed of, nor has any Acquired Subsidiary arranged for any third parties to transport, receive, store, treat or dispose of, waste to or at (a) any location other than a site where the receipt of such waste for such purposes was not at the time of such receipt unlawful or (b) any location designated for remedial action pursuant to the United States Comprehensive Environmental Response, Compensation and Liability Act, as from time to time amended, or any similar Law assigning responsibility for the cost of investigating or remediating releases of Hazardous Substances into the environment, except to the extent such action would not have a Material Adverse Effect on the business, results of operations or financial condition of the Acquired Subsidiaries, or as set forth in Section 4.16 of the Seller Disclosure Schedule.

          (ii) Except as set forth in Section 4.16 of the Seller Disclosure Schedule, no Acquired Subsidiary has received written notice that any location to which waste has been transported, stored or disposed of by any Acquired Subsidiary has been designated for remedial action pursuant to any applicable Law relating to responsibility for the cost of investigating or remediating releases of Hazardous Substances into the environment. Set forth in Section 4.16 of the Seller Disclosure Schedule is, to the knowledge of Seller or Laidlaw, a complete and accurate list of locations to which any Acquired Subsidiary has ever transported, or ever caused to be transported, allowed or arranged for any third party to transport, any type of waste material generated by customers of any Acquired Subsidiary for storage, treatment, burning, recycling or disposal.

          (iii) Compliance. To Seller's or Laidlaw's knowledge, each Acquired Subsidiary and their respective processes, operations, transportation, storage and disposal activities and undertakings have been and are in compliance with all Environmental Laws (including reporting and record keeping requirements), except to the extent any such noncompliance would not have a Material Adverse Effect on the business, results of operations or financial condition of the Acquired Subsidiaries or as set forth in
     Section 4.16 of the Seller Disclosure Statement or noncompliances that have been fully and finally resolved. To Seller's or Laidlaw's knowledge, the Acquired Subsidiaries have received no Notice of noncompliance, and neither Seller nor Laidlaw has knowledge of any facts which could give rise to a Notice of noncompliance, with any Environmental Laws, except to the extent any such noncompliance would not have a Material Adverse Effect on the business, results of operations or financial condition of the Acquired Subsidiaries, or as set forth in Section 4.16 of the Seller Disclosure Schedule.

          (iv) Environmental Permits. Except as set forth on Section 4.16 of the Seller Disclosure Schedule and except to the extent that the failure to obtain an Environmental Permit would not have a Material Adverse Effect on the business, results of operations or financial condition of the Acquired Subsidiaries, the Acquired Subsidiaries have obtained all Environmental Permits which are required for the operation of the Acquired Subsidiaries' business as presently conducted, all of which Environmental Permits are listed in Section 4.16 of the Seller Disclosure Schedule. To the knowledge of Seller or Laidlaw, all such Environmental Permits are valid and in full force and effect, and no violations thereof have been experienced, noted or recorded by any administrative or regulatory agency, except for violations that have been fully and finally resolved and violations which would not have a Material Adverse Effect on the business, results of operations or financial condition of the Acquired Subsidiaries, or as set forth in Section 4.16 of the Seller Disclosure Schedule, and no proceeding is pending or, to the knowledge of Seller or Laidlaw, threatened to revoke or limit any of them.

          (v) No Offenses. Except as disclosed in Section 4.16 of the Seller Disclosure Schedule, within the past seven (7) years, the Acquired Subsidiaries have never been convicted of a criminal offense for noncompliance with any Environmental Laws, or been fined or otherwise sentenced in or settled any such criminal prosecution short of conviction.

          (vi) No Release of Hazardous Substances.  Except as disclosed in
     Section 4.16 of the Seller Disclosure Schedule, to the knowledge of Seller or Laidlaw, no Acquired Subsidiary has received any Notice which alleges that any Acquired Subsidiary is liable for (a) the Release of any Hazardous Substances on or off-site of its property in a manner that fails to comply with applicable Environmental Laws or (b) any Environmental Release from a facility owned or operated by third parties.

          (vii) Disposal Sites. Except as set forth in Section 4.16 of the Seller Disclosure Schedule, to the knowledge of Seller or Laidlaw, no Acquired Subsidiary has received Notice that any Acquired Subsidiary is a potentially responsible party for a federal, state, provincial or local clean-up site or for corrective action under any Environmental Law. Except as set forth in Section 4.16 of the Seller Disclosure Schedule, to the knowledge of Seller or Laidlaw, no Acquired Subsidiary has received any written request for information from a regulatory agency with respect to a disposal or contaminated site.

          (viii) Environmental Audits. To Seller's or Laidlaw's knowledge, each of the Acquired Subsidiaries has made available to Purchaser all environmental audits, evaluations and assessments in their possession which concern any Acquired Subsidiary.

          (ix) Financial Assurances. Section 4.16 of the Seller Disclosure Schedule sets forth a list of each Seller Guaranty currently maintained pursuant to the requirements of applicable Environmental Laws with regard to the assets and activities of any Acquired Subsidiary.

          (x) Landfills. Section 4.16 of the Seller Disclosure Schedule lists each Seller Group landfill and accurately describes each such landfill by its city or county and state or province of location, total acreage, permitted acreage, estimated remaining permitted capacity in cubic yards, estimated or mandated closure date, and estimated closure, post-closure and reclamation liability at its projected or mandated closure date (computed at the closure date with and without discount to present value) and any other recorded or unrecorded accruals, contingent or otherwise, or reserves related to landfill liabilities of any type.

     4.17 Governmental Licenses and Permits; Compliance with Laws. Except as described in Section 4.17 of the Seller Disclosure Schedule, no Acquired Subsidiary has received any notice of any revocation or modification of any license, certification, tariff, permit, registration, exemption, approval or other authorization by any Governmental Entity which remains outstanding. The conduct of the business of each Acquired Subsidiary complies and has been conducted in compliance with all applicable Laws, except for violations or failures to comply, if any, that, individually or in the aggregate, could not have a Material Adverse Effect on the Acquired Subsidiaries.

     4.18 Labor Matters. Section 4.18 of the Seller Disclosure Schedule lists and describes each collective bargaining agreement covering employees of any Acquired Subsidiary. Except as disclosed in Section 4.18 of the Seller Disclosure Schedule, (i) no Acquired Subsidiary is a party to or bound by any collective bargaining or similar agreement with any labor organization applicable to employees of any Acquired Subsidiary, (ii) there is no labor strike, dispute, slowdown, work stoppage, unresolved material labor union grievance or labor arbitration proceedings pending or, to the knowledge of Seller, threatened against any Acquired Subsidiary, and (iii) to the knowledge of Seller or Laidlaw, there are no current union organizing activities among employees of any Acquired Subsidiary.

     Since the enactment of the WARN Act, no Acquired Subsidiary has effectuated
(i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of any employment or facility of an Acquired Subsidiary. No Acquired Subsidiary has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar Canadian federal, state, provincial or local Law. Except as set forth in Section 4.18 of the Seller Disclosure Schedule, no employees of any Acquired Subsidiary have suffered an "employment loss" (as defined in the WARN Act) since December 31, 1995.

     4.19 Employee Benefit Plans. Section 4.19 of the Seller Disclosure Schedule sets forth each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit which is maintained, or otherwise contributed to or required to be contributed to, by any of the Acquired Subsidiaries, any member of the Seller Group or any ERISA Affiliate of Seller for the benefit of employees or former employees and directors or former directors of any of the Acquired Subsidiaries and their spouses, dependents or beneficiaries (the "Seller Employee Plans"). True and correct copies of each of the Seller Employee Plans have been delivered to Purchaser, along with the most recent annual report for each Seller Employee Plan, any trust agreement relating to each Seller Employee Plan and the most recent summary plan description, actuarial report and determination letter for each Seller Employee Plan. Each of the Acquired Subsidiaries has complied, and currently is in compliance, both as to form and operation, in all material respects, with the applicable provisions of ERISA and each other Law or regulation imposed or administered by any Governmental Entity with respect to each of the Seller Employee Plans. Except as set forth in Section 4.19 of the Seller Disclosure Schedule, none of the Acquired Subsidiaries has at any time maintained, adopted, established, contributed to or been required to contribute to, otherwise participated in or been required to participate in, or had any liability with respect to, any "employee benefit plan" within the meaning of section 3(3) of ERISA. All Seller Employee Plans providing pension or retirement benefits or obligations to current or former employees or their spouses, dependents and beneficiaries are referred to collectively as "Seller Pension Plan" and identified in Section 4.19 of the Seller Disclosure Schedule. Except as set forth in Section 4.19 of the Seller Disclosure Schedule, no provision concerning the Seller Pension Plan is contained in any collective bargaining agreement affecting any current or former employees of any Acquired Subsidiary. Each Seller Pension Plan that is required to be qualified under Section 401(a) and Section 501(a) of the Code has received a determination letter to such effect and no event has occurred which is reasonably likely to result in the disqualification of any such Seller Pension Plan. The Seller Pension Plan is registered under, and is in material compliance with, applicable Law. All contributions to, and payments from, each Seller Employee Plan which may have been required to be made in accordance with the terms of any such Seller Employee Plan and, where applicable, the Laws which govern such Seller Employee Plan, have been made in a timely manner, and each Seller Employee Plan has otherwise at all times been administered in accordance with its terms and applicable Law in all material respects. All material reports, Tax Returns and similar documents with respect to any Seller Employee Plan required to be filed with any Governmental Entity or distributed to any Seller Employee Plan participant have been duly filed on a timely basis or distributed. There are no pending investigations by any Governmental Entity involving or relating to any Seller Employee Plan, no threatened or pending claims (except for claims for benefits payable in the normal operation of the Seller Employee Plans), suits or proceedings against any Seller Employee Plan or asserting any rights or claims to benefits under any Seller Employee Plan which could give rise to a liability nor, to the knowledge of Seller or Laidlaw, are there any facts that could give rise to any liability in the event of any such investigation, claim, suit or proceeding. No Notice has been received by Seller or any of the Acquired Subsidiaries of any complaints or other proceedings of any kind involving any of the Acquired Subsidiaries or any of the employees of any of the Acquired Subsidiaries or other potential claimants before any Governmental Entity relating to any Seller Employee Plan or to any of the Acquired Subsidiaries and to the knowledge of Seller or Laidlaw, there is no basis for any such claims. Except as set forth in Section 4.19 of the Seller Disclosure Schedule, the assets of each Seller Employee Plan are at least equal to the liabilities, contingent or otherwise, of such Seller Employee Plan on a plan termination basis, and each Seller Pension Plan is fully funded on a going concern and solvency basis in accordance with its terms, applicable actuarial recommendations and applicable Law. Neither Seller, Laidlaw nor any of the Acquired Subsidiaries contribute to or have an obligation to contribute to, and, to the knowledge of Seller or Laidlaw, have not within 6 years prior to the date of this Agreement contributed to or had an obligation to contribute to, a multi-employer plan within the meaning of Section 3(37) of ERISA. No event has occurred and, to the knowledge of Seller or Laidlaw, there exists no condition or set of circumstances in connection with which Purchaser, any of its Affiliates or the Acquired Subsidiaries could be subject to any liability under the terms of each Seller Employee Plan or under any applicable law of any Governmental Entity, other than any condition or set of circumstances that could not have a Material Adverse Effect on the Acquired Subsidiaries. In connection with the consummation of the transactions contemplated by this Agreement, no payments have or will be made under a Seller Employee Plan which, in the aggregate, would be nondeductible under Section 280G of the Code.

     The beneficiaries under all Seller Employee Plans shall consist only of employees or former employees and directors or former directors of any of the Acquired Subsidiaries and their spouses, dependents or beneficiaries. No Acquired Subsidiary shall have any liability under the Seller Employee Plans.

     4.20 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from Seller, Laidlaw or any Acquired Subsidiary in connection with this Agreement or the Acquisition based upon arrangements made by or on behalf of Seller.

     4.21 Material Contracts. Section 4.21 of the Seller Disclosure Schedule lists all of the following written or oral contracts, agreements and commitments (collectively, the "Seller Group Contracts"):

          (i) all employment, consulting or personal services agreements or contracts with any present or former officer, director or employee of any Acquired Subsidiary who has an annual salary of $250,000 or more (determined by using the currency in which they are paid);

          (ii) all hazardous waste management agreements and contracts (including those relating to the receipt, transport, disposal or other management of waste) between any Acquired Subsidiary and any municipality or other Governmental Entity or Person which resulted in annual payments in the 1996 fiscal year to or by any Acquired Subsidiary of $2,000,000 or more, which list includes the term of such agreements or contracts;

          (iii) all contracts, agreements, agreements in principle, letters of intent and memoranda of understanding which call for or contemplate the future disposition (including restrictions on transfer and rights of first offer or refusal) or acquisition of (or right to acquire) any interest in any business enterprise, and all contracts, agreements and commitments relating to the future disposition of a material portion of the assets and properties of any Acquired Subsidiary other than in the ordinary course of business;

          (iv) all contracts, agreements with, or commitments to, any Person containing any provision or covenant relating to the indemnification or holding harmless by any Acquired Subsidiary of any Person which could result in a liability to an Acquired Subsidiary of $250,000 or more;

          (v) all leases or subleases of real property used in the conduct of business of any Acquired Subsidiary providing for annual rental payments to be paid by or on behalf of an Acquired Subsidiary of more than $250,000 in each case;

          (vi) all contracts or agreements committing any Acquired Subsidiary to make a capital expenditure in excess of $250,000;

          (vii) all guaranties or other commitments or undertakings under which any Acquired Subsidiary may be primarily, secondarily, contingently or conditionally liable for or in respect of (or which creates, constitutes or evidences a Lien on) any of the assets or properties of any Acquired Subsidiary which secures the payment or performance on any present or future liability or obligation of or to any member of the Seller Group or any officer or director of the Seller Group; and

          (viii) all Seller Guaranties.

     Seller and Laidlaw shall make available to Purchaser within 15 days of the Closing a true and correct copy of each Seller Group Contract. Each of the Seller Group Contracts is in full force and effect and constitutes a legal, valid and binding obligation of the Acquired Subsidiary which is a party to it, and, to the knowledge of Seller or Laidlaw, of each other Person that is a party to it. Except as set forth in Section 4.21 of the Seller Disclosure Schedule, no Acquired Subsidiary is, and, to the knowledge of Seller or Laidlaw, no other party to any Seller Group Contract is, in violation, breach or default of such Seller Group Contract or, with or without notice or lapse of time or both, would be in violation, breach or default of any such Seller Group Contract, except for any violation, breach or default which, individually or in the aggregate, could not result in a Material Adverse Effect on the Acquired Subsidiaries. Except as set forth in Section 4.21 of the Seller Disclosure Schedule, no Seller Group Contract provides that any party thereto other than the Acquired Subsidiary which is a party to such Seller Group Contract may terminate such Seller Group Contract by reason of the execution of this Agreement or the consummation of the Acquisitions.

     4.22 Bank Accounts. Section 4.22 of the Seller Disclosure Schedule lists each bank, trust company or similar institution with which any Acquired Subsidiary maintains an account or safe deposit box, and accurately identifies each such account or safe deposit box by its number or other identification and the names of all individuals authorized to draw thereon or have access thereto.

     4.23 Officers and Directors. Section 4.23 of the Seller Disclosure Schedule accurately lists by name and title all officers and directors of each Acquired Subsidiary.

     4.24 Condition and Sufficiency of Assets. The buildings, plants, structures, and equipment of the Acquired Subsidiaries are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures and equipment of the Acquired Subsidiaries are sufficient for the continued conduct of the Acquired Subsidiaries' businesses after the Closing Date in substantially the same manner as conducted prior to the Closing Date.

     4.25 Affiliate Transactions. Neither Laidlaw, nor Seller, nor any Affiliate of Laidlaw or Seller, has entered into directly or indirectly any transaction (including without limitation the purchase, lease, sale or exchange of property of any kind or the rendering of any service) with any Acquired Subsidiary, except in the ordinary course and pursuant to the reasonable requirements of such Acquired Subsidiary's business and upon fair and reasonable terms no less favorable to such Acquired Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not Laidlaw, Seller or an Affiliate of Laidlaw or Seller.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                       OF
                                   PURCHASER

     Purchaser represents and warrants to Seller and Laidlaw that:

     5.1 Organization of Purchaser Parties. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has full authority and corporate power to conduct its business as it is currently being conducted and as to be conducted following consummation of the Acquisition. Purchaser is duly qualified to do business, and in good standing, in each jurisdiction where the nature of its properties or business requires such qualification.

     5.2 Authority Relative to this Agreement. Purchaser has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each Ancillary Agreement to which it will be a party. The execution and delivery of this Agreement and each Ancillary Agreement to which Purchaser will be a party, the consummation of the Acquisition, the issuance or delivery of Purchaser Securities, and the other transactions contemplated in Articles II and III, have been duly authorized by the Board of Directors of Purchaser, and except for the approval by Purchaser's stockholders of the Acquisition, the issuance by Purchaser in connection with the Acquisition of the Purchaser Common Shares and the Additional Purchaser Common Shares, no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement, any Ancillary Agreement to which Purchaser will be a party, the issuance and delivery of the Purchaser Securities, the consummation of the Acquisition, or the other transactions contemplated in Articles II and III. This Agreement has been duly executed and delivered by Purchaser. The Purchaser Convertible Debenture, and each Ancillary Agreement required to be executed and delivered by Purchaser at the Closing will be, upon its or their execution and delivery as provided in Section 3.3 or elsewhere in this Agreement, duly executed and delivered by Purchaser. Assuming the valid authorization, execution and delivery of this Agreement (and each Ancillary Agreement to which Seller or Laidlaw will be a party) by Seller and by Laidlaw, this Agreement is, and upon its issuance and delivery at the Closing, the Purchaser Convertible Debenture will be, and upon its execution and delivery by Purchaser, each Ancillary Agreement to which Purchaser is a party will be, a valid and binding obligation of Purchaser, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting creditors' rights generally or by equitable principles.

     5.3 Status of Purchaser Common Shares.  Upon their issuance as provided in
Section 2.2, the Purchaser Common Shares will be, and upon any issuance thereof by the Purchaser, the Additional Purchaser Common Shares will be, duly authorized, validly issued, fully paid and nonassessable.

     5.4 No Violations. The execution, delivery and performance of this Agreement and the applicable Ancillary Agreements by the Purchaser, the issuance and delivery by Purchaser of the Purchaser Securities, and the consummation of the Acquisition and the other transactions contemplated in Articles II and III will not:

          (i) constitute a breach or violation of or default under the charter or bylaws of Purchaser or any of its Subsidiaries or any Law applicable to Purchaser or any of its Subsidiaries; or

          (ii) except as accurately reflected in Section 5.4 of the Purchaser Disclosure Schedule, violate or conflict with, or result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance by, or result in a right of termination under, or result in the creation of any Lien upon the assets or properties of Purchaser or any of its Subsidiaries under, any contract, indenture, loan document, license, permit, order, decree or instrument to which Purchaser or any of its Subsidiaries is a party or by which any of them or their assets or properties are bound.

     5.5 Consents and Approvals. No consent, order, approval, waiver, authorization of, or registration, application, declaration or filing with, any Governmental Entity or other Person is required with respect to Purchaser or any Subsidiary of Purchaser in connection with the execution and delivery of this Agreement, the issuance of the Purchaser Securities, the consummation of the Acquisition, or the other transactions contemplated in Articles II and III, except for:

          (i) the HSR Act, Competition Act and Investment Canada Act filings and approvals contemplated in this Agreement;

          (ii) the consents and approvals described on Section 5.5 of the Purchaser Disclosure Schedule;

          (iii) the approval by Purchaser's stockholders, as contemplated in
     Section 7.5; and

          (iv) other cases, considered individually and in the aggregate, in which any failure to make any such registration, application, declaration or filing or to obtain any such consent, order, approval, waiver or other authorization could not have a Material Adverse Effect on Purchaser and its Subsidiaries.

     5.6 Purchaser Capitalization. The authorized capital stock of Purchaser consists of (i) 120 million shares of Purchaser Common Stock and (ii) 1 million shares of Preferred Stock, $1.00 par value, of Purchaser ("Purchaser Preferred Stock"). At September 30, 1996, 60,375,811 shares of Purchaser Common Stock, and no shares of Purchaser Preferred Stock, were issued and outstanding, all of which were duly and validly issued, fully paid and nonassessable. Except as set forth in the Purchaser SEC Filings or Section 5.6 of the Purchaser Disclosure Schedule, no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of Purchaser or any of its Subsidiaries is authorized or outstanding and there is not outstanding any commitment of Purchaser or any of its Subsidiaries to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Except as set forth in the Purchaser SEC Filings, neither Purchaser nor any of its Subsidiaries has any contingent or other obligation to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in the Purchaser SEC Filings, Purchaser is not a party to any voting agreement, voting trust or similar agreement or arrangement relating to its capital stock or any agreement or arrangement relating to or providing for registration rights with respect to its capital stock.

     5.7 Purchaser Subsidiaries. Section 5.7 of the Purchaser Disclosure Schedule sets forth with respect to each Subsidiary (i) its jurisdiction of incorporation, (ii) each jurisdiction in which it is qualified to do business as a foreign corporation, (iii) its authorized, issued and outstanding shares of capital stock, and (iv) the holder or holders of all of its issued and outstanding shares of capital stock. Each Subsidiary of Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full authority and corporate power to conduct its business as it is presently being conducted. Each Subsidiary of Purchaser is duly qualified to do business, and in good standing, in each jurisdiction where the nature of its properties or business requires such qualification, except for failures to be so qualified which could not, individually or in the aggregate, have Material Adverse Effect on Purchaser and its Subsidiaries.

     Except as accurately disclosed in Section 5.7 of the Purchaser Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Subsidiary of Purchaser are validly issued, fully paid and nonassessable and are owned of record and beneficially by Purchaser or a wholly owned direct or indirect Subsidiary of Purchaser. Except as set forth in Section 5.7 of the Purchaser Disclosure Schedule, there are no preemptive rights or outstanding subscriptions, options, warrants, calls, rights, convertible securities, obligations to make capital contributions or advances, voting trust arrangements, shareholders' agreements or other agreements, commitments or understandings relating to the issued and outstanding capital stock of any Subsidiary of Purchaser. Except as described in Section 5.7 of the Purchaser Disclosure Schedule, Purchaser does not, directly or indirectly, have any equity investment in any corporation, partnership or joint venture or other business entity.

     5.8 Conduct of Hazardous and Industrial Waste Business. Purchaser is engaged in the Hazardous and Industrial Waste Business. Purchaser is not currently nor has been engaged in any business other than the Hazardous and Industrial Waste Business or owns or has owned any assets or properties which are used in any business other than the Hazardous and Industrial Waste Business.

     5.9 SEC Filings. Purchaser has filed all forms, reports and documents required to be filed with the SEC since January 1, 1993 and Purchaser has made available to the Seller true and complete copies of (i) Purchaser's Annual Report on Form 10-K for the year ended September 30, 1995, and (ii) all other reports, statements and registration statements (including Current Reports on Form 8-K) filed by Purchaser with the SEC since January 1, 1993 (collectively, the "Purchaser SEC Filings"). The Purchaser SEC Filings (including all financial statements or schedules included in them) (i) were prepared in compliance in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time of filing (or if amended, supplemented or superseded by a later filing, on the date of the later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.10 Purchaser Financial Statements. The consolidated balance sheets and consolidated statements of operations, stockholder's equity and cash flows of Purchaser and its Subsidiaries included in the Purchaser SEC Filings fairly present in all material respects the consolidated financial position of Purchaser and its Subsidiaries at their respective dates and the consolidated results of operations of Purchaser and its Subsidiaries for the respective periods then ended, in accordance with U.S. GAAP. Purchaser's audited consolidated balance sheet at September 30, 1996 included in the Purchaser SEC Filings is herein called the "Purchaser Balance Sheet."

     5.11 Absence of Certain Changes. Except as set forth in Section 5.11 of the Purchaser Disclosure Schedule, since September 30, 1996, Purchaser and its Subsidiaries have conducted their businesses only in the ordinary course, consistent with past practice, and there has not occurred a Material Adverse Effect with respect to Purchaser and its Subsidiaries or any event that could result in a Material Adverse Effect on Purchaser and its Subsidiaries.

     5.12 No Undisclosed Liabilities. Except as disclosed in the Purchaser Balance Sheet or in Sections 5.12 and 5.15 of the Purchaser Disclosure Schedule, Purchaser and its Subsidiaries have no liabilities or obligations, known or unknown, fixed or contingent, other than (i) those liabilities and obligations arising since September 30, 1996 in the ordinary course of business and consistent with past practice, (ii) liabilities and obligations arising after the date of this Agreement without violation of Sections 7.1 and 7.2, or (iii) liabilities and obligations that, individually or in the aggregate, could not result in a Material Adverse Effect on Purchaser and its Subsidiaries.

     5.13 Purchaser Properties. Purchaser and its Subsidiaries have good and marketable title to the owned properties and assets used in the conduct of their business that are reflected in the Purchaser Balance Sheet (other than properties and assets disposed of in the ordinary course of business since September 30, 1996, which, in the aggregate, are not material), free of all Liens except Permitted Liens and Liens disclosed in Section 5.13 of the Purchaser Disclosure Schedule.

     5.14 Taxes and Tax Returns. Except as described in Section 5.14 of the Purchaser Disclosure Schedule:

          (i) all Tax Returns required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of Purchaser and its Subsidiaries have been or will be duly filed on a timely basis in accordance with all applicable Laws;

          (ii) at the time of their filings all such Tax Returns were or will be, in all respects, true, complete and correct;

          (iii) Purchaser and its Subsidiaries have, and within the time and in the manner prescribed by Law, paid all Taxes that are due and payable;

          (iv) the reserves for Taxes reflected in the Purchaser Balance Sheet are adequate (in accordance with U.S. GAAP) to cover all Taxes that have not been paid, but which under U.S. GAAP were accruable, through the date of the Purchaser Balance Sheet;

          (v) there are no Liens for Taxes upon any assets of Purchaser or any of its Subsidiaries, except Liens for Taxes not yet due for current Tax periods ending on or after the Closing Date;

          (vi) there are no outstanding deficiencies, assessments or written proposals for the assessment of Taxes proposed, pending, asserted or assessed against Purchaser or any Subsidiary of Purchaser and there is no basis for any additional assessments or reassessments for any Taxes for which adequate provision has not been made in the books and records of Purchaser or its Subsidiaries, as the case may be; and

          (vii) no extension of the statute of limitations or waiver of normal reassessment periods on the assessment of any Taxes has been requested or granted to Purchaser or any Subsidiary of Purchaser.

     5.15 Litigation.  Except as disclosed in the Purchaser SEC Filings or in
Section 5.15 of the Purchaser Disclosure Schedule, there is no suit, action, investigation or proceeding pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its Subsidiaries at law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind, that could have a Material Adverse Effect on Purchaser and its Subsidiaries, and there is no judgment, decree, injunction, rule or order of any Governmental Entity, arbitrator or mediator to which Purchaser or any Purchaser Subsidiary (or any of its assets or properties) is subject that could have a Material Adverse Effect on Purchaser and its Subsidiaries. There is no suit, action, investigation or proceeding pending or, to the knowledge of Purchaser, threatened against Purchaser at law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind, that could have a Material Adverse Effect on Purchaser, and there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator or mediator to which Purchaser is subject that could have a Material Adverse Effect on Purchaser. Purchaser has no knowledge of any grounds on which any suit, action, investigation or proceeding of the nature referred to in this Section 5.15 might be commenced with any reasonable likelihood of success.

     5.16 Environmental Matters.

     (i) To the knowledge of Purchaser, no Purchaser or Purchaser Subsidiary has transported, stored, received, treated or disposed of, nor has Purchaser or any Purchaser Subsidiary arranged for any third parties to transport, receive, store, treat or dispose of, waste to or at (a) any location other than a site where the receipt of such waste for such purposes was not at the time of such receipt unlawful or (b) any location designated for remedial action pursuant to the United States Comprehensive Environmental Response, Compensation and Liability Act, as from time to time amended, or any similar Law assigning responsibility for the cost of investigating or remediating releases of Hazardous Substances into the environment, except to the extent such action would not have a Material Adverse Effect on the business, results of operations or financial condition of Purchaser and the Purchaser Subsidiaries or as set forth in Section 5.16 of the Purchaser Disclosure Schedule.

     (ii) Except as set forth in Section 5.16 of the Purchaser Disclosure Schedule, neither Purchaser nor any Purchaser Subsidiary has received written notice that any location to which waste has been transported, stored or disposed of by Purchaser or any Purchaser Subsidiary has been designated for remedial action pursuant to any applicable Law relating to responsibility for the cost of investigating or remediating releases of Hazardous Substances into the environment. Set forth in Section 5.16 of the Purchaser Disclosure Schedule is, to the knowledge of Purchaser, a complete and accurate list of locations to which Purchaser or any Purchaser Subsidiary has ever transported, or ever caused to be transported, allowed or arranged for any third party to transport, any type of waste material generated by customers of Purchaser or any Purchaser Subsidiary for storage, treatment, burning, recycling or disposal.

     (iii) Compliance. To Purchaser's knowledge, Purchaser and the Purchaser Subsidiaries and their respective processes, operations, transportation, storage and disposal activities and undertakings have been and are in compliance with all Environmental Laws (including reporting and record keeping requirements), except to the extent any such noncompliance would not have a Material Adverse Effect on the business, results of operations or financial condition of Purchaser and the Purchaser Subsidiaries or as set forth in Section 5.16 of the Purchaser Disclosure Schedule or noncompliances that have been fully and finally resolved. To Purchaser's knowledge, Purchaser and the Purchaser Subsidiaries have received no Notice of noncompliance and Purchaser has no knowledge of any facts which could give rise to a Notice of noncompliance, with any Environmental Laws, except to the extent any such noncompliance would not have a Material Adverse Effect on the business, results of operations or financial condition of Purchaser and the Purchaser Subsidiaries taken as whole, or as set forth in
Section 5.16 of the Purchaser Disclosure Schedule.

     (iv) Environmental Permits. Except as set forth in Section 5.16 of the Purchaser Disclosure Schedule and except to the extent that the failure to obtain an Environmental Permit would not have a Material Adverse Effect on the business, results of operations or financial condition of Purchaser and the Purchaser Subsidiaries, Purchaser and the Purchaser Subsidiaries have obtained all Environmental Permits which are required for the operation of the Purchaser's business as presently conducted, all of which Environmental Permits are listed in Section 5.16 of the Purchaser Disclosure Schedule. To the knowledge of Purchaser, all such Environmental Permits are valid and in full force and effect, and no violations thereof have been experienced, noted or recorded by any administrative or regulatory agency, except for violations that have been fully and finally resolved and violations which would not have a Material Adverse Effect on the business, results of operations or financial condition of Purchaser and the Purchaser Subsidiaries, or as set forth in
Section 5.16 of the Purchaser Disclosure Schedule, and no proceeding is pending or, to the knowledge of Purchaser, threatened to revoke or limit any of them.

     (v) No Offenses. Except as disclosed in Section 5.16 of the Purchaser Disclosure Schedule, within the past seven (7) years, Purchaser and the Purchaser Subsidiaries have never been convicted of a criminal offense for noncompliance with any Environmental Laws, or been fined or otherwise sentenced in or settled any such criminal prosecution short of conviction.

     (vi) No Release of Hazardous Substances.  Except as disclosed in Section
5.16 of the Purchaser Disclosure Schedule, to the knowledge of Purchaser, neither of Purchaser nor any of the Purchaser Subsidiaries has received any Notice which alleges that Purchaser or any of the Purchaser Subsidiaries is liable for (a) the Release of any Hazardous Substances on or off-site of its property in a manner that fails to comply with applicable Environmental Laws or
(b) any Release from a facility owned or operated by third parties.

     (vii) Disposal Sites. Except as set forth in Section 5.16 of the Purchaser Disclosure Schedule, to the knowledge of Purchaser, neither Purchaser nor any of the Purchaser Subsidiaries has received Notice that Purchaser or any of the Purchaser Subsidiaries is a potentially responsible party for a federal, state, provincial or local clean-up site or for corrective action under any Environmental Law. Except as set forth in Section 5.16 of the Purchaser Disclosure Schedule, to the knowledge of Purchaser, neither Purchaser nor any of the Purchaser Subsidiaries has received any written request for information from a regulatory agency with respect to a disposal or contaminated site.

     (viii) Environmental Audits. To Purchaser's knowledge, Purchaser and the Purchaser Subsidiaries have made available to Seller all environmental audits, evaluations and assessments in their possession which concern Purchaser or any of its Subsidiaries.

     (ix) Financial Assurances. Section 5.16 of the Purchaser Disclosure Schedule sets forth a list of each guaranty or other financial security currently maintained pursuant to the requirements of applicable Environmental Laws with regard to the assets and activities of Purchaser or any of its Subsidiaries.

     (x) Landfills. Section 5.16 of the Purchaser Disclosure Schedule lists each landfill owned or operated by Purchaser and its Subsidiaries and accurately describes each such landfill by its city or county and state or province of location, total acreage, permitted acreage, estimated remaining permitted capacity in tons, estimated or mandated closure date, and estimated closure, post-closure and reclamation liability at its projected or mandated closure date (computed at the closure date with and without discount to present value).

     5.17 Governmental Licenses and Permits; Compliance with Laws. Except as described in the Purchaser SEC Filings or Section 5.17 of the Purchaser Disclosure Schedule, neither Purchaser nor any of its Subsidiaries has received notice of any revocation or modification of any license, certification, tariff, permit, registration, exemption, approval or other authorization by any Governmental Entity which remains outstanding. The conduct of the business of Purchaser and its Subsidiaries complies and has been conducted in compliance with all applicable Laws, except for violations or failures to comply, if any, that, individually or in the aggregate, could not have a Material Adverse Effect on Purchaser and its Subsidiaries.

     5.18 Labor Matters. Section 5.18 of the Purchaser Disclosure Schedule lists and describes each collective bargaining agreement covering employees of Purchaser. Except as disclosed in Section 5.18 of the Purchaser Disclosure Schedule, (i) neither Purchaser nor any Subsidiary is a party to or bound by any collective bargaining or similar agreement with any labor organization applicable to employees of Purchaser, (ii) there is no labor strike, dispute, slowdown, work stoppage, unresolved material labor union grievance or labor arbitration proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser or any Subsidiary, and (iii) to the knowledge of Purchaser, there are no current union organizing activities among employees of Purchaser or any Subsidiary.

     Since the enactment of the WARN Act, neither Purchaser nor any Subsidiary has effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of any employment or facility of any Subsidiary. Neither Purchaser nor any Subsidiary has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar Canadian federal, state, provincial or local Law. Except as set forth in
Section 5.18 of the Purchaser Disclosure Schedule, no employees of Purchaser or any Subsidiary have suffered an "employment loss" (as defined in the WARN Act) since December 31, 1995.

     5.19 Employee Benefit Plans. Section 5.19 of the Purchaser Disclosure Schedule sets forth each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit which is maintained, or otherwise contributed to or required to be contributed to, by Purchaser, any Purchaser Subsidiary or any ERISA Affiliate of Purchaser for the benefit of employees or former employees and directors or former directors of any of the Subsidiaries and their spouses, dependents or beneficiaries (the "Purchaser Employee Plans"). True and correct copies of each of the Purchaser Employee Plans have been delivered to the Seller, along with the most recent annual report for each Purchaser Employee Plan, any trust agreement relating to each Purchaser Employee Plan and the most recent summary plan description, actuarial report and determination letter for each Purchaser Employee Plan. Purchaser has complied, and currently is in compliance, both as to form and operation, in all material respects, with the applicable provisions of ERISA and each other Law or regulation imposed or administered by any Governmental Entity with respect to each of the Purchaser Employee Plans. Except as set forth in
Section 5.19 of the Purchaser Disclosure Schedule, Purchaser has at no time maintained, adopted, established, contributed to or been required to contribute to, otherwise participated in or been required to participate in, or had any liability with respect to, any "employee benefit plan" within the meaning of section 3(3) of ERISA. All Purchaser Employee Plans providing pension or retirement benefits or obligations to current or former employees or their spouses, dependents and beneficiaries are referred to collectively as "Purchaser Pension Plan" and identified in Section 5.19 of the Purchaser Disclosure Schedule. Except as set forth in Section 5.19 of the Purchaser Disclosure Schedule, no provision concerning the Purchaser Pension Plan is contained in any collective bargaining agreement affecting any current or former employees of any Purchaser Subsidiary. Each Purchaser Pension Plan that is required to be qualified under Section 401(a) and Section 501(a) of the Code has received a determination letter to such effect and no event has occurred which is reasonably likely to result in the disqualification of any such Purchaser Pension Plan. The Purchaser Pension Plan is registered under, and is in material compliance with, applicable Law. All contributions to, and payments from, each Purchaser Employee Plan which may have been required to be made in accordance with the terms of any such Purchaser Employee Plan and, where applicable, the Laws which govern such Purchaser

Employee Plan, have been made in a timely manner, and each Purchaser Employee Plan has otherwise at all times been administered in accordance with its terms and applicable Law in all material respects. All material reports, Tax Returns and similar documents with respect to any Purchaser Employee Plan required to be filed with any Governmental Entity or distributed to any Purchaser Employee Plan participant have been duly filed on a timely basis or distributed. There are no pending investigations by any Governmental Entity involving or relating to any Purchaser Employee Plan, no threatened or pending claims (except for claims for benefits payable in the normal operation of the Purchaser Employee Plans), suits or proceedings against any Purchaser Employee Plan or asserting any rights or claims to benefits under any Purchaser Employee Plan which could give rise to a liability nor, to the knowledge of Purchaser, are there any facts that could give rise to any liability in the event of any such investigation, claim, suit or proceeding. No Notice has been received by Purchaser or any of its Subsidiaries of any complaints or other proceedings of any kind involving any of the Purchaser Subsidiaries or any of the employees of any of the Purchaser Subsidiaries or other potential claimants before any Governmental Entity relating to any Purchaser Employee Plan or to any of the Purchaser Subsidiaries and to the knowledge of Purchaser, there is no basis for any such claims. Except as set forth in Section 5.19 of the Purchaser Disclosure Schedule, the assets of each Purchaser Employee Plan are at least equal to the liabilities, contingent or otherwise, of such Purchaser Employee Plan on a plan termination basis, and each Purchaser Pension Plan is fully funded on a going concern and solvency basis in accordance with its terms, applicable actuarial recommendations and applicable Law. Neither Purchaser nor any of its Subsidiaries contribute to or have an obligation to contribute to, and, to the knowledge of Purchaser, have not within 6 years prior to the date of this Agreement contributed to or had an obligation to contribute to, a multi-employer plan within the meaning of Section 3(37) of ERISA. No event has occurred and, to the knowledge of Purchaser, there exists no condition or set of circumstances in connection with which Seller, any of its Affiliates or Subsidiaries could be subject to any liability under the terms of each Purchaser Employee Plan or under any applicable law of any Governmental Entity, other than any condition or set of circumstances that could not have a Material Adverse Effect on the Subsidiaries. In connection with the consummation of the transactions contemplated by this Agreement, no payments have or will be made under a Purchaser Employee Plan which, in the aggregate, would be nondeductible under Section 280G of the Code.

     The beneficiaries under all Purchaser Employee Plans consist only of employees or former employees and directors or former directors of any of Purchaser and its Subsidiaries and their spouses, dependents or beneficiaries.

     5.20 Financing. The funds committed to be made available to Purchaser under the Commitment Letter, together with Purchaser's funds and funds otherwise available to Purchaser, are sufficient to consummate the Acquisition.

     5.21 Brokers. Except for Raymond James & Associates, Inc., which has acted as financial advisor to Purchaser in connection with the Acquisition, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Acquisition based upon arrangements made by or on behalf of Purchaser.

     5.22 Material Contracts. Section 5.22 of Purchaser Disclosure Schedule lists all of the following written or oral contracts, agreements and commitments (collectively, the "Purchaser Contracts"):

          (i) all employment, consulting or personal services agreements or contracts with any present or former officer, director or employee of Purchaser who has an annual salary of $250,000 or more (determined by using the currency in which they are paid);

          (ii) all hazardous waste management agreements and contracts (including those relating to the receipt, transport, disposal or other management of waste) between Purchaser and any municipality or other Governmental Entity or Person which resulted in annual payments in the 1996 fiscal year to or by Purchaser of $2,000,000 or more, which list includes the term of such agreements or contracts;

          (iii) all contracts, agreements, agreements in principle, letters of intent and memoranda of understanding which call for or contemplate the future disposition (including restrictions on transfer and rights of first offer or refusal) or acquisition of (or right to acquire) any interest in any business enterprise, and all contracts, agreements and commitments relating to the future disposition of a material portion of the assets and properties of Purchaser other than in the ordinary course of business;

          (iv) all contracts, agreements with, or commitments to, any Person containing any provision or covenant relating to the indemnification or holding harmless by Purchaser of any Person which could result in a liability to Purchaser of $250,000 or more;

          (v) all leases or subleases of real property used in the conduct of business of Purchaser providing for annual rental payments to be paid by or on behalf of Purchaser of more than $250,000 in each case;

          (vi) all contracts or agreements committing Purchaser to make a capital expenditure in excess of $250,000;

          (vii) all guaranties or other commitments or undertakings under which Purchaser may be primarily, secondarily, contingently or conditionally liable for or in respect of (or which creates, constitutes or evidences a Lien on) any of the assets or properties of Purchaser which secures the payment or performance on any present or future liability or obligation of or to Purchaser or its Subsidiaries or any officer or director of Purchaser or its Subsidiaries; and

          (viii) all Purchaser Intercompany and Affiliate Agreements.

     Purchaser shall make available to Seller within 15 days of the Closing a true and correct copy of each Purchaser Contract. Each of the Purchaser Contracts is in full force and effect and constitutes a legal, valid and binding obligation of the Purchaser, and, to the knowledge of Purchaser, of each other Person that is a party to it. Except as set forth in Section 5.22 of the Purchaser Disclosure Schedule, Purchaser is not, and, to the knowledge of Purchaser, no other party to any Purchaser Contract is, in violation, breach or default of such Purchaser Contract or, with or without notice or lapse of time or both, would be in violation, breach or default of any such Purchaser Contract, except for any violation, breach or default which, individually or in the aggregate, could not result in a Material Adverse Effect on the Purchaser. Except as set forth in Section 5.22 of the Purchaser Disclosure Schedule, no Purchaser Contract provides that any party thereto other than Purchaser may terminate such Purchaser Contract by reason of the execution of this Agreement or the consummation of the Acquisition.

     5.23 Bank Accounts. Section 5.23 of the Purchaser Disclosure Schedule lists each bank, trust company or similar institution with which Purchaser maintains an account or safe deposit box, and accurately identifies each such account or safe deposit box by its number or other identification and the names of all individuals authorized to draw thereon or have access thereto.

     5.24 Officers and Directors. Section 5.24 of the Purchaser Disclosure Schedule accurately lists by name and title all officers and directors of Purchaser.

     5.25 Affiliate Transactions. Purchaser has not entered into directly or indirectly any transaction (including without limitation the purchase, lease, sale or exchange of property of any kind or the rendering of any service) with any Affiliate, except in the ordinary course and pursuant to the reasonable requirements of such Affiliate's business and upon fair and reasonable terms no less favorable to such Affiliate than would be obtainable in a comparable arm's-length transaction with a Person not Purchaser or any Affiliate of Purchaser.

     5.26 Condition and Sufficiency of Assets. The buildings, plants, structures, and equipment of Purchaser are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of Purchaser are sufficient for the continued conduct of Purchaser's businesses after the Closing Date in substantially the same manner as conducted prior to the Closing Date.

                                   ARTICLE VI
                  SELLER AND LAIDLAW COVENANTS PENDING CLOSING

     Seller and Laidlaw jointly and severally agree that pending the Closing, without the prior written consent of Purchaser:

     6.1 Conduct of Business. Each Acquired Subsidiary shall conduct its operations according to its ordinary and usual course of business, comply with applicable Laws, comply with the terms of Seller Employee Plans (including by making all contributions required by the terms of the Seller Pension Plan, applicable actuarial recommendations and applicable Laws), and use its best efforts to preserve intact its business organization, keep available the services of its officers and employees and maintain normal business relationships with customers, suppliers and others having business relationships with it. Seller and Laidlaw shall confer on a regular and frequent basis with one or more designated representatives of Purchaser to report on operational matters of materiality and to report the general status of on-going operations of the Acquired Subsidiaries. Seller or Laidlaw shall notify Purchaser of:

          (i) any unexpected material emergency or other material change in the normal course of business or in the operation of the properties of the Acquired Subsidiaries;

          (ii) the instigation of or any significant development in any regulatory proceedings or complaints, investigations or hearings of Governmental Entities (or communications indicating that any may be contemplated) involving either Seller or any Acquired Subsidiary, which instigation or development could have a Material Adverse Effect on the Acquired Subsidiaries, Laidlaw or Seller;

          (iii) proposed budgets, capital expenditures, acquisitions and dispositions of assets and other decisions involving material properties of the Acquired Subsidiaries; and

          (iv) any matter or event which comes to the knowledge of Seller or Laidlaw and which makes or could make any representation and warranty made by Seller or Laidlaw in Article IV untrue or inaccurate.

     Seller and Laidlaw shall keep Purchaser fully informed of such events and permit Purchaser's representatives access to all materials prepared in connection with such events.

     6.2 Forbearance by the Acquired Subsidiaries. Neither Seller nor Laidlaw shall cause or permit any Acquired Subsidiary to (except as contemplated in Section 3.2):

          (i) amend its charter or bylaws (or other similar organizational documents);

          (ii) issue, sell, pledge, dispose of or encumber any shares of its capital stock or securities convertible into any such shares, or enter into any agreement or commitment with respect to the issuance or purchase of any such shares or securities;

          (iii) pay any dividend or other distribution in respect of the Chem-Waste Shares or redeem, purchase or acquire any Chem-Waste Shares;

          (iv) incur any indebtedness for borrowed money other than Intercompany Seller Indebtedness;

          (v) make or commit to make any capital investment, capital expenditure, capital addition or capital improvement, except to the extent that any single capital expenditure (or series of related capital expenditures) made or committed to be made by any Acquired Subsidiary and all capital expenditures made or committed to be made by all Acquired Subsidiaries do not exceed the amounts set forth in the budget of capital expenditures included in Section 6.2 of the Seller Disclosure Schedule;

          (vi) except in the ordinary course of business, and except for settlements made by insurers, enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to such Acquired Subsidiary or its respective properties which requires such Acquired Subsidiary to make a payment in excess of $250,000 or which would result in the imposition of any restriction upon the operations of such Acquired Subsidiary or the disposition of any of its properties, except for restrictions or dispositions which could not have a Material Adverse Effect on the Acquired Subsidiaries;

          (vii) sell real property or any interest in or improvement upon real property or any other capital asset the book value or sales price of which is more than $250,000;

          (viii) amend the Seller Pension Plan or Seller Employee Plans or make any statement relating to any anticipated or proposed increase in benefits under the Seller Pension Plan or Seller Employee Plans for current, future or former employees of any of the Acquired Subsidiaries other than strictly in accordance with the terms of the Seller Pension Plan or Seller Employee Plans as currently constituted;

          (ix) transfer, license, lease, sell, dispose, mortgage or encumber any assets or properties other than in the ordinary course of business; or

          (x) increase compensation, benefits or severance for employees of any Acquired Subsidiary except as required by any collective bargaining agreements entered into by the Acquired Subsidiaries as in effect on the date of this Agreement and except as set forth in Section 6.2 of the Seller Disclosure Schedule.

     6.3 Access and Information. Seller and Laidlaw shall give to Purchaser and its representatives (including its lenders and their representatives) full access during normal business hours to all the properties, books, contracts, commitments, records, Tax Returns, personnel and advisors of Seller, Laidlaw and the Acquired Subsidiaries so that Purchaser may have full opportunity to make such investigation of the Acquired Subsidiaries as it shall reasonably request in advance. Seller and Laidlaw will cause Coopers & Lybrand to permit KPMG Peat Marwick to review and examine the work papers of Coopers & Lybrand relating to Seller, Laidlaw and the Acquired Subsidiaries. Seller and Laidlaw will promptly furnish to Purchaser all information with respect to the Acquired Subsidiaries which Purchaser may reasonably request. Additionally, Seller and Laidlaw will promptly furnish Purchaser all information concerning the Acquired Subsidiaries required for inclusion in any application, filing, statement or notice to be made by Purchaser to, or filed or joined in by Purchaser with, any Governmental Entity in connection with this Agreement or the Acquisition, including the Purchaser Proxy Statement, and none of such information shall, at the date furnished, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Seller and Laidlaw shall prior to the Mailing Date promptly inform Purchaser on becoming aware that any information concerning any of the Acquired Subsidiaries furnished to Purchaser pursuant to this Section 6.3 contains any such material misstatement or omission.

     6.4 Supplemental Information. Laidlaw shall, within five days following each such filing, furnish Purchaser with a copy of each Current Report on Form 8-K, each Quarterly Report on Form 10-Q and each Annual Report on Form 10-K filed by Laidlaw with the SEC. Seller shall also furnish to Purchaser copies of interim monthly financial statements for the Acquired Subsidiaries (prepared using the format customarily used by Seller for such internal reports and, no less frequently than each fiscal quarter, prepared for the Acquired Subsidiaries for such fiscal quarter on a combined basis) as soon as practicable but in any event within 35 days after the end of each month or quarter, as the case may be, together with any information ordinarily prepared in connection with such financial statements. All such interim financial statements shall fairly present in all material respects in accordance with U.S. GAAP, consistently applied, the combined financial position of the Acquired Subsidiaries covered thereby at the respective dates thereof, and the results of their operations, and cash flows for the Acquired Subsidiaries covered thereby for the respective periods covered thereby, subject to year-end adjustments (consisting of normal recurring accruals) and the omission of explanatory footnote materials required by U.S. GAAP.

     6.5 Confidentiality. All information and data furnished by Purchaser to Seller or Laidlaw under Section 7.3 or any other provision of this Agreement shall be received, held, treated and, if applicable, returned to Purchaser, in accordance and compliance with the Confidentiality Agreement.

     6.6 Consummation of Acquisition. Seller and Laidlaw shall use their best efforts to perform and fulfill, and shall use their best efforts to cause the Acquired Subsidiaries to perform and fulfill, all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the Acquisition shall be consummated.

     6.7 Access for Environmental Report. Seller shall cause the Acquired Subsidiaries to each give to The Toronto-Dominion Bank environmental consultants, full access to the facilities, personnel and records of the Acquired Subsidiaries as such consultants shall reasonably request (including for physical inspection of sites and the drilling of wells and the conducting of soil borings and other Phase II investigatory techniques) in order to conduct Phase I and II environmental assessments of each parcel of real property owned, or under the management or control of, or operated, leased or occupied by, an Acquired Subsidiary, and to prepare a report reflecting the findings and recommendations of such consultants concerning such Phase I and Phase II environmental assessments. Seller shall use its best efforts to ensure that all information provided to The Toronto-Dominion Bank environmental consultants in the course of its conduct of such environmental assessments is accurate, complete and not misleading (including by omissions). Seller will provide, and will cause the Acquired Subsidiaries to provide, upon written request therefor, all consents, approvals and directions (and waivers of privacy, freedom of information and similar Laws) so as to permit such consultants to have prompt and unrestricted access to all relevant information in the possession or under the control of Governmental Entities.

     6.8 Acquisitions of Purchaser Common Stock. Laidlaw and its Affiliates for a period of three years from the Closing Date shall not purchase any issued and outstanding shares of Purchaser Common Stock (other than the Purchaser Common Shares and Additional Purchaser Common Shares), unless Laidlaw or its Affiliate, as the case may be, shall have received the consent of a majority of those members of the Board of Directors of Purchaser appointed jointly by Purchaser and Laidlaw. Notwithstanding anything in this Section 6.8 to the contrary, the shares of Purchaser Common Stock purchased by employees of Purchaser or any Purchaser Subsidiary upon exercise of options issued to any of such employees pursuant to the Purchaser Employee Plans shall not be aggregated with any shares of Purchaser Common Stock purchased by Laidlaw or its Affiliates subsequent to the Closing Date for purposes of determining whether Laidlaw or its Affiliates have complied with the limitation on purchases of shares of Purchaser Common Stock set forth in the immediately preceding sentence.

     6.9 Competition. None of Laidlaw or its Affiliates for a period of five years after the Closing Date shall compete with Purchaser or any Purchaser Affiliate with respect to owning, operating, constructing or otherwise engaging in the Hazardous and Industrial Waste Business.

                                  ARTICLE VII
                      PURCHASER COVENANTS PENDING CLOSING

     Purchaser agrees that pending the Closing, without the prior written consent of Laidlaw and Seller:

     7.1 Conduct of Business. Purchaser and its Subsidiaries shall conduct their operations according to their ordinary and usual course of business, comply with all applicable Laws, comply with the terms of the Purchaser Employee Plans (including by making all contributions required by the terms of the Purchaser Pension Plan, applicable actuarial recommendations and applicable
Laws), and shall use their best efforts to preserve intact their business organization, keep available the services of their officers and employees and maintain normal business relationships with customers, suppliers and others having business relationships with it. Purchaser shall confer on a regular and frequent basis with one or more designated representatives of Laidlaw and Seller to report on operational matters of materiality and to report the general status of on-going operations of Purchaser. Purchaser shall notify Laidlaw and Seller of:

          (i) any unexpected material emergency or other material change in the normal course of business or in the operation of the properties of Purchaser and its Subsidiaries;

          (ii) the instigation of or any significant development in any regulatory proceedings or complaints, investigations or hearings of Governmental Entities (or communication indicating that any may be contemplated) involving Purchaser and its Subsidiaries, which instigation or development could have a Material Adverse Effect on Purchaser and its Subsidiaries;

          (iii) proposed budgets, capital expenditures, acquisitions and dispositions of assets and other decisions involving material properties of Purchaser and its Subsidiaries; and

          (iv) any matter or event which comes to the knowledge of Purchaser and which makes or could make any representation and warranty made by Purchaser in Article V untrue or inaccurate.

     Purchaser shall keep Laidlaw and Seller fully informed of such events and permit Seller's representatives access to all materials prepared in connection with such events.

     7.2 Forbearance by Purchaser and its Subsidiaries. Purchaser shall not nor shall it cause or permit any of its Subsidiaries to:

          (i) amend or propose to amend its certificate of incorporation (except as contemplated in Section 7.5) or bylaws;

          (ii) issue any shares of Purchaser Common Stock or shares of any Subsidiary or securities convertible into or exchangeable for shares of Purchaser Common Stock or shares of any Subsidiary, or enter into any agreement or commitment with respect to the issuance or purchase of any such shares or securities, except that Purchaser may (a) issue shares of Purchaser Common Stock upon any exercise of any presently outstanding convertible indebtedness of Purchaser which are, in each such case, described in the Purchaser SEC Filings and (b) issue shares of Purchaser Common Stock issuable upon any exercise of any options granted under any presently existing director and employee stock option plans;

          (iii) split, combine or reclassify any outstanding shares of Purchaser Common Stock or shares of any Subsidiary;

          (iv) declare, pay or set aside for payment any dividend or other distribution in respect of any outstanding shares of Purchaser Common Stock or redeem, purchase or acquire any Purchaser Common Stock;

          (v) incur any Indebtedness for borrowed money other than Indebtedness to Purchaser or another Purchaser Subsidiary; or

          (vi) make or commit to make any capital investment, capital expenditure, capital addition or capital improvement, except to the extent that any single capital expenditure (or series of related capital expenditures) made or committed to be made by Purchaser or any Purchaser Subsidiary and all capital expenditures made or committed to be made by Purchaser or any Purchaser Subsidiary do not exceed the amounts set forth in the budget of capital expenditures included in Section 7.2 of the Purchaser Disclosure Schedule.

          (vii) except in the ordinary course of business, and except for settlements made by insurers, enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to Purchaser or any Purchaser Subsidiary or its respective properties which requires Purchaser or such Purchaser Subsidiary to make a payment in excess of $250,000 or which would result in the imposition of any restriction upon the operations of Purchaser or any

     Purchaser Subsidiary or the disposition of any of its properties, except for restrictions or dispositions which could not have a Material Adverse Effect on Purchaser and its Subsidiaries;

          (viii) sell real property or any interest in or improvement upon real property or any other capital asset the book value or sales price of which is more than $250,000;

          (ix) amend the Purchaser Pension Plan or Purchaser Employee Plans or make any statement relating to any anticipated or proposed increase in benefits under the Purchaser Pension Plan or Purchaser Employee Plans for current, future or former employees of Purchaser or its Subsidiaries other than strictly in accordance with the terms of the Purchaser Pension Plan or Purchaser Employee Plans as currently constituted;

          (x) transfer, license, lease, sell, dispose, mortgage or encumber any assets or properties other than in the ordinary course of business; or

          (xi) increase compensation, benefits or severance for employees of Purchaser or any Purchaser Subsidiary except as required by any collective bargaining agreements entered into by Purchaser or such Purchaser Subsidiary as in effect on the date of this Agreement and except as set forth in Section 7.2 of the Purchaser Disclosure Schedule.

     7.3 Access and Information. Purchaser shall give Laidlaw, Seller and its representatives full access during normal business hours to all the properties, books, contracts, commitments, Tax Returns, personnel and advisors, and records of Purchaser and its Subsidiaries so that Laidlaw and Seller may have full opportunity to make such investigation of Purchaser and its Subsidiaries as they shall reasonably request in advance. Purchaser will cause KPMG Peat Marwick to permit Coopers & Lybrand to review and examine the workpapers of KPMG Peat Marwick relating to Purchaser and its Subsidiaries. Purchaser will furnish Laidlaw and Seller all information concerning Purchaser and its Subsidiaries which Laidlaw or Seller may reasonably request. Additionally, the Purchaser will promptly furnish to Laidlaw and Seller all information concerning Purchaser and its Subsidiaries required for inclusion in any application, filing, statement or notice made by Laidlaw or Seller to, or filed or joined in by Laidlaw or Seller with, any Governmental Entity in connection with this Agreement or the Acquisition, and none of such information shall, at the date furnished, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Purchaser shall prior to the Mailing Date promptly inform Laidlaw and Seller on becoming aware that any information concerning the Purchaser furnished to Laidlaw and Seller pursuant to this Section 7.3 contains any such material misstatement or omission.

     7.4 Supplemental Information. Purchaser shall, within five days following each such filing, furnish Laidlaw and Seller with a copy of each Current Report on Form 8-K, each Quarterly Report on Form 10-Q and each Annual Report on Form 10-K filed by Purchaser with the SEC. Purchaser shall also furnish Laidlaw and Seller copies of Purchaser's interim monthly consolidated financial statements as soon as practicable but in any event within 35 days after the end of each month, together with any information ordinarily prepared in connection with such financial statements. All financial statements included in each such Quarterly Report on Form 10-Q and Annual Report on Form 10-K shall be prepared in conformity with U.S. GAAP, shall present fairly in all material respects, in accordance with U.S. GAAP, the consolidated financial position of Purchaser and its Subsidiaries at the end of the periods covered thereby and the results of their consolidated operations for the periods covered thereby, subject, in the case of unaudited interim financial statements, to year-end adjustments (consisting of normal recurring accruals) and the omission of explanatory footnote materials required by U.S. GAAP.

     7.5 Purchaser Stockholders' Meeting and Restated and Amended Certificate of Incorporation. Purchaser shall call a special meeting of the holders of Purchaser Common Stock to be held to vote to approve the Agreement, the issuance of the Purchaser Common Shares, the Additional Purchaser Common Shares, and to approve the Restated and Amended Certificate of Incorporation of the Purchaser, which shall provide for the authorization of additional shares of authorized Purchaser Common Stock, for the change of the name of the Purchaser to "Laidlaw Environmental Services, Inc." and the increase in the size of the Board of Directors to ten members and that the Board of Directors shall consist of the individuals in Section 7.5 of the Seller Disclosure Schedule. Purchaser will use its best efforts to hold the Purchaser Stockholders' Meeting no later than 40 days following the date of mailing of the definitive proxy statement to be furnished to its stockholders in connection with such meeting (the "Purchaser Proxy Statement"). Subject to fiduciary duties under applicable Laws, Purchaser will recommend to its stockholders approval of the matters referred to above, and agrees to take all lawful action to solicit and use its best efforts to obtain a favorable vote thereon. In connection with the Purchaser Stockholders' Meeting, Purchaser shall prepare and file with the SEC, as soon as practicable following the delivery to Purchaser of the Chem-Waste Group Audited Financial Statements, a preliminary copy of the Purchaser Proxy Statement. As soon as practicable thereafter, Purchaser will cause to be mailed to each holder of Purchaser Common Stock a copy of the Purchaser Proxy Statement complying in all material respects with the Exchange Act. All information concerning Purchaser or any of its Subsidiaries included in the Purchaser Proxy Statement will be, on the date of commencement of the mailing of the Purchaser Proxy Statement (the "Mailing Date"), true and correct in all material respects without omission of any material fact required to be stated to make the information set forth therein, in light of the circumstances under which they were made, not misleading.

     7.6 Confidentiality. All information and data furnished by Seller or Laidlaw to Purchaser under Section 6.3 or any other provision of this Agreement shall be received, held, treated and, if applicable, returned to Seller, in accordance and compliance with the Confidentiality Agreement.

     7.7 Consummation of Acquisitions. Purchaser shall use its best efforts to perform and fulfill, and shall use its best efforts to cause its Subsidiaries to perform and fulfill, all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the Acquisition shall be consummated.

     7.8 Letter from Stockholders. On or before the date of this Agreement, Purchaser has received, and has delivered to Laidlaw and Seller copies of, a letter from John W. Rollins, John W. Rollins, Jr. and Henry B. Tippie agreeing to vote all shares of Purchaser Common Stock held by them for approval of the matters to be submitted to Purchaser's stockholders for approval pursuant to
Section 7.5 of this Agreement.

     7.9 Access for Environmental Report. Purchaser shall and shall cause its Subsidiaries to give to The Toronto-Dominion environmental consultants, full access to the facilities, personnel and records of the Purchaser and its Subsidiaries as such consultants shall reasonably request (including for physical inspection of sites and the drilling of wells and the conducting of soil borings and other Phase II investigatory techniques) in order to conduct Phase I and II environmental assessments of each parcel of real property owned, or under the management or control of, or operated, leased or occupied by, Purchaser and its Subsidiaries, and to prepare a report reflecting the findings and recommendations of such consultants concerning such Phase I and Phase II environmental assessments. Purchaser shall and shall cause its Subsidiaries to use its best efforts to ensure that all information provided to The Toronto-Dominion Bank environmental consultants in the course of its conduct of such environmental assessments is accurate, complete and not misleading (including by omissions). The Purchaser will and will cause its Subsidiaries to provide, upon written request therefor, all consents, approvals and directions (and waivers of privacy, freedom of information and similar Laws) so as to permit such consultants to have prompt and unrestricted access to all relevant information in the possession or under the control of Governmental Entities.

                                  ARTICLE VIII
                               MUTUAL CONDITIONS

     The respective obligations of all Parties to consummate the Acquisition and to take the other actions called for under Articles II and III are subject to the fulfillment of each of the following conditions on or before the Closing
Date:

     8.1 No Adverse Proceedings. No order entered or Law promulgated or enacted by any Governmental Entity shall be in effect which would prevent consummation of the Acquisition, and no proceeding brought by a Governmental Entity or any other Person shall have been commenced and be pending which seeks to restrain, enjoin, prevent or materially delay or restructure the Acquisition.

     8.2 HSR Waiting Period. The waiting period under the HSR Act shall have expired or otherwise been terminated.

     8.3 Purchaser Stockholder Approval. The matters to be submitted to Purchaser's stockholders as set forth in Section 7.5 of this Agreement shall have been approved by the requisite vote of the holders of Purchaser Common Stock.

     8.4 Competition Act Matters. Either (i) the Competition Act Director shall have issued an Advance Ruling Certificate in respect of the Acquisition and shall not have subsequently withdrawn the Advance Ruling Certificate or indicated that he has obtained new information as result of which the Competition Act Director is no longer satisfied that he would not have sufficient grounds on which to make an application under Section 92 of the Competition Act with respect to the Acquisition, (ii) the applicable time period under Section 123 of the Competition Act shall have expired or (iii) the Parties determine that the Competition Act does not apply to the Acquisition.

     8.5 Westinghouse Debt Retirement. The Westinghouse Debt shall be retired in accordance with that certain Letter of Intent dated January 6, 1997 by and among Purchaser, Laidlaw and Westinghouse Electric Corporation.

     8.6 Reorganization. Seller shall have reorganized such that Chem-Waste shall own the entire Hazardous and Industrial Waste Business of Seller and its Affiliates.
                                   ARTICLE IX

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

     The obligations of Purchaser to consummate the Acquisition and to take the other actions called for under Articles II and III are subject to the fulfillment of each of the following conditions on or before the Closing Date:

     9.1 Representations True at Closing. Seller and Laidlaw shall have performed and complied in all material respects with all obligations and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing, and the representations and warranties of Seller and Laidlaw contained in this Agreement shall be true and correct when made and at and as of the Closing as if made at and as of such date and time; and the Purchaser shall have received certificates, each dated the Closing Date, of the President or a Vice President of each of Seller and Laidlaw, to the effect set forth in this Section 9.1.

     9.2 No Adverse Changes. Since the date of this Agreement, no event or series of events taken in the aggregate shall have occurred which could have a Material Adverse Effect on the Acquired Subsidiaries or Seller.

     9.3 Investment Canada Act. Purchaser shall have received from the ICA Minister a notice, satisfactory in form and substance to the Purchaser, under subsection 21(l) of the Investment Canada Act, stating that the Acquisition is likely to be of net benefit to Canada, or the ICA Minister shall have been deemed, under Section 21(2) of the Investment Canada Act, to be satisfied that the Acquisition is likely to be of net benefit to Canada and Purchaser shall have received a notice from the ICA Minister to that effect, or the Parties shall have determined that the Investment Canada Act does not apply to the Acquisition.

     9.4 Competition Act Matters. Either (i) the Competition Act Director shall have issued an Advance Ruling Certificate in respect of the Acquisition and shall not have subsequently withdrawn the Advance Ruling Certificate or indicated that he has obtained new information as a result of which the Competition Act Director is no longer satisfied that he would not have sufficient grounds on which to make an application under Section 92 of the Competition Act in respect of the Acquisition, (ii) the Competition Act Director or his representative shall have advised the Purchaser (on terms and in form satisfactory to them) that the Competition Act Director does not currently intend to make an application under Section 92 of the Competition Act in respect of the Acquisition, and such advice shall not have been amended or rescinded or
(iii) the Parties determine that the Competition Act does not apply to the Acquisition.

     9.5 Acquisition Financing. Purchaser shall have received the proceeds of the financings contemplated in the Commitment Letter, or proceeds from other financing with respect to the Acquisition which are satisfactory to Purchaser, in an aggregate amount of at least $650,000,000.

     9.6 Opinion of Financial Advisor. On the date of this Agreement, Purchaser has received the opinion of Raymond James & Associates, Inc. to the effect that on the basis of the assumptions referred to therein, the consideration payable by Purchaser in connection with the Acquisition, taken as a whole, is fair to Purchaser.

                                   ARTICLE X
                CONDITIONS TO SELLER'S AND LAIDLAW'S OBLIGATIONS

     The respective obligations of Seller and Laidlaw to consummate the Acquisition and to take the other actions called for under Articles II and III are subject to the fulfillment of each of the following conditions on or before the Closing Date:

     10.1 Representations True at Closing. Purchaser shall have performed and complied in all material respects with all obligations and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing and the representations and warranties of Purchaser contained in this Agreement shall be true and correct when made and at and as of the Closing as if made at and as of such date and time; and Seller shall have received a certificate, dated the Closing Date, of the President or Vice President of Purchaser, to the effect set forth in this Section 10.1.

     10.2 No Adverse Changes. Since the date of this Agreement, no event or series of events taken in the aggregate shall have occurred which could have a Material Adverse Effect on Purchaser and its Subsidiaries.

     10.3 Investment Canada Act. Seller shall have received from the ICA Minister a notice, satisfactory in form and substance to Seller, under subsection 21(l) of the Investment Canada Act, stating that the Acquisition is likely to be of net benefit to Canada, or the ICA Minister shall have been deemed, under Section 21(2) of the Investment Canada Act, to be satisfied that the Acquisition is likely to be of net benefit to Canada and Seller shall have received a notice from the ICA Minister to that effect, or the Parties determine that the Investment Canada Act does not apply to the Acquisition.

     10.4 Competition Act Matters. Either (i) the Competition Act Director shall have issued an Advance Ruling Certificate in respect of the Acquisition and shall not have subsequently withdrawn the Advance Ruling Certificate or indicated that he has obtained new information as a result of which the Competition Act Director is no longer satisfied that he would not have sufficient grounds on which to make an application under Section 92 of the Competition Act in respect of the Acquisition, (ii) the Competition Act Director or his representative shall have advised Seller (on terms and in form satisfactory to them) that the Competition Act Director does not currently intend to make an application under Section 92 of the Competition Act in respect of the Acquisition, and such advice shall not have been amended or rescinded or (iii) the Parties determine that the Competition Act does not apply to the Acquisition.

     10.5 Waiver of Rights Plan. Purchaser shall have exempted the sale of Purchaser Securities from Purchaser's Rights Plan.

     10.6 Acquisition Financing. Purchaser shall have received the proceeds of the financings contemplated in the Commitment Letter, or proceeds from other financing with respect to the Acquisition which are satisfactory to Laidlaw and Seller, in an aggregate amount of at least $650,000,000.

                                   ARTICLE XI
                             ADDITIONAL AGREEMENTS

     11.1 HSR Act Filings. Laidlaw, Seller and Purchaser shall use their best efforts to respond as promptly as practicable to all requests received from the FTC or the Antitrust Division for additional information or documentation with respect to notification and reports filed under the HSR Act.

     11.2 Competition Act Filings. Purchaser and Seller agree to file with the Competition Act Director, within 10 Business Days after the date of this Agreement, the information set out in Section 121 of the Competition Act, certified in accordance with Section 118 of the Competition Act. If the Competition Act Director, before the expiration of seven days after the date of filing of such information, requires the information set out in Section 122 of the Competition Act, Purchaser and Seller shall file the required information with the Competition Act Director within 10 Business Days after the date the information is required by him. Purchaser shall prepare and file with the Competition Act Director, and Seller shall cooperate with Purchaser in their preparation and filing of, an Advance Ruling Certificate in respect to the Acquisition, and all Parties will provide to the Competition Act Director all information requested by him in connection with the Advance Ruling Certificate application.

     11.3 Investment Canada Act Filings. Purchaser agrees to prepare and file with the ICA Minister, within 10 Business Days after the date of this Agreement, an application for review under the Investment Canada Act in connection with the Acquisition, and Seller agrees to cooperate with Purchaser in connection with such application.

     11.4 Other Consents and Approvals. All Parties shall use their best efforts to obtain before the Closing, in addition to the approvals and consents referred to in Section 4.5, and all other consents and approvals listed and disclosed in Section 4.5 of the Seller Disclosure Schedule, Section 4.17 of the Seller Disclosure Schedule or Section 5.5 of the Purchaser Disclosure Schedule; provided, however, that nothing in this Section 11.4 or Sections 11.1, 11.2 or
11.3 shall require Purchaser or any Acquired Subsidiary to (i) dispose of or hold separately all or any material portion of the assets, properties or businesses of the Acquired Subsidiaries or the assets, properties or business of Purchaser and its Subsidiaries or agree to the imposition of any material limitation on the ability of Purchaser and its Subsidiaries after the Closing (including the Acquired Subsidiaries) to conduct their business and own their assets and properties after the Closing in substantially the same manner as before the Closing, or (ii) in the case of Section 11.2 or 11.3 and the applications referred to therein, make any undertaking relating to any Acquired Canadian Subsidiary or its assets, properties, business, operations, employees or practices, which in the reasonable judgment of Purchaser, would or could have, after the Closing, a Material Adverse Effect on such Acquired Subsidiaries.

     11.5 Publicity. No Party other than Purchaser, Laidlaw or Seller shall issue any press release or public announcement pertaining to the Acquisition. Purchaser, Laidlaw and Seller shall consult with each Party concerning any such press release or public announcement and shall use their best efforts to agree on its text before its public dissemination and before making any filings with any Governmental Entity or national securities exchange with respect to any such press release or public announcement. In cases where Purchaser and Laidlaw and Seller are unable to agree on a press release or public announcement, the Party proposing it will not issue or make it unless the proposing Party is required to do so by Law, in which case the Party so obligated shall use its reasonable efforts to provide a copy of the press release or public announcement to the other Party before its filing or public dissemination.

     11.6 Expenses. Except as otherwise provided in Article XIV, each Party shall pay its own costs and expenses incurred in connection with the Acquisition, whether or not the Acquisition is consummated. No such costs or expenses shall be paid by or charged to any Acquired Subsidiary.

     11.7 Securities Law Matters. Seller represents and warrants to Purchaser that the Purchaser Securities to be issued to Seller under this Agreement are being acquired, and any Purchaser Common Stock issued pursuant to this Agreement or Additional Purchaser Common Shares will be acquired, by Seller for investment, for its own account and not with a view to, or for resale in connection with, any distribution of Purchaser Securities within the meaning of the Securities Act. No Purchaser Securities may be sold, transferred, or otherwise disposed of without registration under the Securities Act and any applicable state or provincial securities Laws, rules, regulations or policies. Notwithstanding such representations, and subject to the provisions of this Agreement and the terms of such securities, Purchaser agrees to permit a sale or transfer of such securities if Purchaser obtains satisfactory assurances that the sale or transfer may be made without registration under the Securities Act and related rules and regulations (and all applicable state or provincial securities Laws, rules, regulations or policies) including, without limitation, receipt by Purchaser of an opinion to such effect from counsel reasonably satisfactory to Purchaser, or compliance by Seller with the requirements of Rule 144, Rule 144A or Regulation S under the Securities Act.

     Seller agrees that the Purchaser Convertible Debenture may be inscribed with the legend set forth on the form thereof attached as Exhibit D to this Agreement, and that all certificates evidencing Additional Purchaser Common Shares and Purchaser Common Shares, but only if required under the Securities Act and applicable state or provincial securities Laws at the time of their issuance, will be inscribed with the following restrictive legend:

     "The shares represented by this certificate have not been registered (or qualified by prospectus) under the United States Securities Act of 1933, as amended, or the securities laws of any state of the United States or any province of Canada. Such shares may not be offered, sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of such a registration thereunder other than pursuant to an exemption from such registration or prospectus requirements and delivery to Laidlaw Environmental Services, Inc. of an opinion of counsel reasonably satisfactory to it to the effect that such transfer is exempt from registration under those laws."

     11.8 Rule 144 Reports. For as long as Seller or any Affiliate of Seller owns shares of Purchaser Common Stock representing at least 10% of total number of shares of Purchaser Common Stock issued and outstanding from time to time, Purchaser will

          (i) make and keep "current public information" "available" (as both those terms are defined in Rule 144) at all times;

          (ii) timely file with the SEC in accordance with all applicable rules and regulations, all reports and other documents (a) required of Purchaser for Rule 144, as it may be amended from time to time (or any rule, regulation, or statute replacing Rule 144) to be available and (b) required to be filed under Section 15(d) of the Exchange Act even if Purchaser's duty to file those reports or documents is suspended or therwise terminated under the terms of Section 15(d); and

          (iii) furnish Seller annually a written statement by Purchaser that it has complied with the reporting requirements of the Exchange Act and Rule 144, together with a copy of the most recent annual or quarterly report of Purchaser and such reports and documents filed by Purchaser with the SEC as may reasonably be requested by Seller.

     11.9 Seller Board Representation. At or prior to the Closing, Purchaser shall increase the size of its Board of Directors to ten (10) members. At Closing, Purchaser and Seller, as set forth below, shall use their best efforts to cause to be elected the following individuals to Purchaser's Board of
Directors: (i) the President and Chief Executive Officer of Purchaser; (ii) three individuals who shall be designated by Purchaser; (iii) three individuals who shall be designated by Seller; and (iv) three individuals who shall be designated jointly by Purchaser and Seller. The Board of Directors shall consist of three classes of directors. The term of office of the first class shall expire at the next annual meeting of the Board of Directors, of the second class one year thereafter and of the third class two years thereafter, and at each annual meeting of the Board of Directors held after such classification, directors shall be chosen for a full three year term to succeed those whose terms expire. Each class of directors shall have at least one representative who has been nominated solely by the Purchaser, solely by the Seller and by the Purchaser and Seller acting jointly.

     11.10 Seller Guaranties. Except as provided in Section 11.12 and except in so far as any member of the Seller Group shall incur any liability or obligation under Article XIV of this Agreement, Purchaser and Chem-Waste agree to use best efforts, and to cause all other Acquired Subsidiaries to use best efforts, to cause each member of the Seller Group to be fully and finally released and discharged from all further liability or obligation in respect of all Seller Guaranties in respect of which such member of the Seller Group is an obligated party, within six months following the Closing Date, and to that end, Purchaser and Acquired Subsidiaries agree to use best efforts to:

          (i) cause all liabilities and obligations of each Acquired Subsidiary which are guaranteed or secured by a Seller Guaranty to be fully and faithfully performed on a timely basis and in accordance with their terms;

          (ii) secure the surrender of and the return to each Seller issuer bank of each letter of credit which is a Seller Guaranty which is outstanding at the Closing Date, without draw thereon by any beneficiary thereof;

          (iii) secure the cancellation and return to Seller or to the issuer thereof, as appropriate, without payment thereunder, of all Seller Guaranties which are performance, suretyship or other bonds; and

          (iv) cause to be delivered to the respective members of the Seller Group written releases, duly executed by all necessary releasing parties, evidencing the full and final release of each member of the Seller Group liable thereon or thereunder, from all liabilities and obligations under each Seller Guaranty which is a guaranty or other direct undertaking or commitment on the part of such member of the Seller Group.

     For purposes of this Section 11.10, "best efforts" on the part of Purchaser includes:

          (i) the offering of a substitution of a like guaranty of Purchaser for any Seller Guaranty which is a guaranty of Seller; and

          (ii) the offering to the beneficiary or beneficiaries of any letter of credit which is a Seller Guaranty, a substitute letter of credit having an expiry date no earlier than the expiry date of such Seller Guaranty and issued by a bank having credit ratings by each of Standard & Poor's Ratings Services and Moody's Investors Services, Inc. which are at least as high as the credit ratings given by such credit rating organizations for the Seller issuer bank which is the issuer of such Seller Guaranty.

     If at the end of six months following the Closing Date any Seller Guaranty remains outstanding, then no later than the fifth Business Day following the expiration of such six-month period, Purchaser shall cause to be delivered to Seller a letter of credit which shall:

          (i) name Seller as the beneficiary thereof;

          (ii) be in an amount at least equal to the aggregate outstanding and undrawn balances of all such outstanding Seller Guaranties;

          (iii) be issued by a bank having credit ratings by each of Standard & Poor's Ratings Services and Moody's Investors Services, Inc. which are at least as high as the credit ratings given by such credit rating organizations for the Seller issuer banks;

          (iv) have an expiry date no earlier than the expiry date of the last to expire of the Seller Guaranties; provided, however, that if the letter of credit to be obtained by the Purchaser for the benefit of Seller pursuant hereto is to be issued with respect to more than one Seller Guaranty, the amount of such letter of credit will reduce automatically and without any action by any party upon the expiring date of each Seller Guaranty by the amount thereof or upon the acceptance by the beneficiary of such Seller Guaranty of a substitute letter of credit provided by Purchaser; and

          (v) be payable at sight to Seller upon presentation of a written, sworn affidavit of an officer of Seller stating that the Seller reclamation credit issued by such Seller issuer bank has been drawn upon by the beneficiary thereof in an amount not less than the draw being made by Seller on such letter of credit.

Notwithstanding any provisions of this Section 11.10, any liabilities or obligations of any member of the Seller Group under Section 11.12 or Article XIV of this Agreement shall remain in full force and effect and shall not be reduced or replaced by any substitute hereunder.

     11.11 Guarantees of Performance of Retained Subsidiaries. Laidlaw and Seller shall use all reasonable efforts to cause each Acquired Subsidiary to be fully and finally released and discharged from all further liability or obligation in respect of any guarantee given by any Acquired Subsidiary for obligations of any Retained Subsidiary and agree to indemnify and hold harmless Purchaser and each Acquired Subsidiary from and against any and all Damages suffered by Purchaser or the Acquired Subsidiaries in connection with any such guarantee and any and all other liabilities or obligations relating to the Retained Subsidiaries.

     11.12 Pinewood Security. Laidlaw has provided its corporate guarantee to provide financial assurance for the costs of clean-up and/or environmental impairment restoration incurred following closure or following a final order to cease operations and commence closure of the hazardous waste management facility operated by Laidlaw Environmental Services of South Carolina, Inc. in Pinewood, South Carolina. This financial assurance required by the South Carolina Department of Health and Environmental Control is comprised of the corporate guarantee, the State Permitted Sites Fund and the GSX Contribution Fund. Laidlaw shall maintain, solely at its expense, until the tenth anniversary of the Closing Date, the corporate guarantee or such other form of financial mechanism as may be permitted by the relevant Environmental Laws to provide the required financial assurance. This commitment shall not extend to any amounts released from the GSX Contribution Fund. Notwithstanding this Section 11.11, Purchaser shall be responsible for the costs of any clean-up and/or environmental restoration incurred.

     11.13 Employees. Unless and until the Closing shall have occurred, neither Party shall for a period of 18 months beginning January 6, 1997, without the prior written consent of the other Party, solicit the employment of, or employ or offer to employ, any employees of the other Party. This prohibition shall only extend to employees in senior management, or key employees in operations, regulatory, financial, marketing and sales or permitting aspect of a Party's business. This prohibition shall not apply to any employee 90 days after such employee has left the employ of either Party.

     11.14 Purchaser Stock Option Plan. Notwithstanding any other provision of this Agreement, on or prior to the Closing Date the Purchaser may amend its Stock Option Plan to permit the immediate vesting of stock options held by any employee of Purchaser or any of its Subsidiaries, and Laidlaw, Seller and the Purchaser agree that the Purchaser shall within 60 days after the Closing Date file with the SEC and use its best efforts to have declared effective a registration statement with respect to the Purchaser Common Stock to be issued upon the exercise of options granted under the Stock Option Plan.

     11.15 Affiliate Transactions and Business Combination. Laidlaw and Seller agree with Purchaser that neither Laidlaw, nor Seller, nor any Affiliate of Laidlaw or Seller,

          (i) shall enter into directly or indirectly any transaction (including without limitation the purchase, lease, sale or exchange or property of any kind or the rendering of any service) with Purchaser or any of its Subsidiaries, except in the ordinary course and pursuant to the reasonable requirements of Purchaser's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Purchaser or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not Laidlaw, Seller or an Affiliate of Laidlaw or Seller. Any agreement approved by a majority of the independent director of Purchasers shall be deemed to be upon fair and reasonable terms.

          (ii) shall engage in any business combination (as such term is defined in Section 203 of the Delaware General Corporation Law) with Purchaser or any of its Subsidiaries unless the stockholders of the Purchaser (other than Seller or its Affiliates) receive consideration and are otherwise treated on terms no less favorable than the consideration and terms received by Seller or its Affiliates in connection with such business combination.

     11.16 Directors and Officers. Purchaser shall, and Laidlaw and Seller shall cause Purchaser, and any successor of Purchaser, to maintain in effect for a period of six years after the Closing Date the identical provisions currently set forth in the Restated Certificate of Incorporation and Bylaws of Purchaser with respect to the limitation on the personal liability of directors and the indemnification of directors and officers of Purchaser and its Subsidiaries, except for revisions that would increase the protection afforded thereunder. Seller, and any Affiliate of Seller that is the record or beneficial owner of shares of Purchaser Common Stock, shall vote to authorize, and shall cause any member of the Board nominated by Seller or any of its Affiliates to authorize, any indemnification made by Purchaser or any successor of Purchaser to such directors and officers to the extent that any such approval may be required by
Section 145 of the Delaware General Corporation Law. In addition, Purchaser shall, and Laidlaw and Seller shall cause Purchaser or its successors to maintain in effect Purchaser's current directors and officers' liability insurance policies (or policies providing comparable directors and officers' liability insurance coverage) (the "Policies") covering current and former members of the Board of Directors and officers of Purchaser (for liabilities resulting from or arising out of this Agreement or events that occurred on or prior to the Closing Date) for a period of at least six years after the Closing Date and continuing members of the Board of Directors of the Purchaser (for liabilities resulting from or arising out of events that occurred on or prior to the third anniversary of the Closing Date) for a period of at least nine years. Notwithstanding anything in the immediately preceding sentence to the contrary, in the event that Purchaser determines that the Policies can only be maintained or procured, as the case may be, at too great an expense to Purchaser or its successor, Purchaser or its successor shall be permitted to substitute, and Seller and Laidlaw shall cause Purchaser or its successor to substitute, in lieu of the Policies, self-insurance or other insurance pursuant to which such members of the Board of Directors shall be provided with similar directors and officers' liability coverage; provided, however, that any such substitution shall not cause a lapse of the directors and officers' liability coverage.

                                  ARTICLE XII
                                  TAX MATTERS

     12.1 Future Tax Returns.

          (i) Seller shall prepare and file, or cause to be prepared and filed, in a timely fashion and at its sole expense all Tax Returns of the Acquired Subsidiaries for the periods ended August 31, 1996 and the Closing Date (which shall include the income of the U.S. Acquired Subsidiaries for the periods ended August 31, 1996 and the Closing Date). The Tax Return for the period ending on the Closing Date shall include the results of operations of the Acquired Subsidiaries for the Pre-Closing Tax Period beginning September 1, 1996, and ending on the Closing Date. Seller shall prepare all Tax Returns in a manner consistent with prior periods. Seller shall pay or discharge any and all U.S. Tax reflected on such Tax Returns, including the tax liability of any member or former member of the Seller Group, however measured, for which any Acquired

     Subsidiary is or may be held liable. Each such payment shall be made on or before the date any such payment is due. Seller shall receive any tax refunds reflected on such returns. The Acquired Subsidiaries will promptly provide the information to Seller to prepare such returns.

          (ii) Purchaser shall prepare and file in a timely fashion, all corporate federal and provincial Tax Returns of the Acquired Canadian Subsidiaries for the period ended August 31, 1997 (which shall include the income of the Acquired Canadian Subsidiaries for the periods ended prior to the Closing Date, and the period ended August 31, 1997). At least 15 days prior to the filing of any Tax Returns required under this Section 12.1(ii), Laidlaw shall pay the Acquired Canadian Subsidiaries or the Purchaser for any and all taxes reflected on such Tax Returns attributable to Taxes accrued or recognized prior to the Closing Date, for which any Acquired Canadian Subsidiary is or may be held liable. ("Seller's Post-Closing Taxes") The Purchaser or the Acquired Canadian Subsidiary shall reimburse Laidlaw for any Tax Refunds reflected on such returns attributable to Taxes recoverable, accrued or recognized prior to the Closing Date, determined on an after-tax basis.

          (iii) With respect to all taxable periods including any Pre-Closing Tax Period, the Seller Group, Purchaser, and the Acquired Subsidiaries will make all computations, allocations, determinations and elections affecting the Seller Group, and the Acquired Subsidiaries in accordance with the provisions of the regulations promulgated under Section 1502 of the Code, the provisions of the Income Tax Act and state, provincial and local income tax rules. Unless one of the preceding provisions requires otherwise, the Seller Group's share of income to be reported on such Acquired Subsidiaries' return will be computed as of the Closing Date.

     12.2 Tax Covenants.

          (i) Without the prior written consent of Purchaser, neither the Seller Group nor any Affiliate of the Seller Group shall, to the extent it may affect or relate to any of the Acquired Subsidiaries, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim, assessment or proposed assessment, surrender any right to claim a Tax Refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing any post-closing Tax liability of any Acquired Subsidiary, Purchaser or any Affiliate of Purchaser.

          (ii) Without the prior written consent of Seller, neither Purchaser nor its Affiliates shall, to the extent it may affect or relate to any of the Acquired Subsidiaries, make or change any tax election, file any amended Tax Return, enter into any closing agreement, settle any Tax claim, assessment or proposed assessment, surrender any right to claim a Tax Refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would affect a Pre-Closing Tax Period.

          (iii) Purchaser and the Seller Group agree that so long as any books, records and files retained by the Seller Group and their Affiliates relating to the business of the Acquired Subsidiaries, or the books, records and files delivered to the control of Purchaser pursuant to this Agreement to the extent they relate to the operations of the Acquired Subsidiaries prior to the Closing Date, remain in existence and available, each Party (at its own expense) shall have the right upon prior reasonable notice to inspect and to make copies of the same at any time during business hours for any proper purpose. Purchaser and the Seller Group and their Affiliates shall use reasonable efforts not to destroy or allow the destruction of any such books, records and files until the later of the expiration of all applicable statutes of limitation and extensions thereof, or the conclusion of administrative or judicial proceedings with respect to Taxes for such period.

          (iv) Purchaser will make its personnel or that of the Acquired Subsidiaries available to answer requests related to Tax Proceedings as defined in Section 12.4(ii). Purchaser will either provide documents needed to respond to federal and state information requests or queries for such proceedings within 30 days or allow Seller to take possession of records necessary to answer such requests.

          (v) For income Tax purposes, each share of Purchaser Common Stock shall be valued at the average the daily Closing Prices per share of Purchaser Common Stock for the five consecutive trading days preceding the Closing Date. The "Closing Price" for each trading day shall be the reported last sale price of the New York Stock Exchange.

     12.3 Other Tax Matters, Post-Closing Cooperation.

          (i) If Purchaser receives any Tax Refund (including interest and penalties refunded) for a Pre-Closing Tax Period of an Acquired Subsidiary, other than any such Tax Refund arising from the application of a loss or Tax credit arising in a Post-Closing Tax Period, then such persons shall pay to Seller Group the actual amount of such Tax Refund as and when received, on an after-tax basis.

          (ii) Seller and Seller Group agree to cooperate with Purchaser in the preparation and filing of any application to carryback a loss or Tax credit arising in a Post-Closing Tax period to Pre-Closing Tax Period and Seller or Seller Group shall pay to Purchaser and the actual amount of any Tax Refund as and when received on an after-tax basis.

          (iii) All transfer, real property transfer, recording, gains, stock transfer, documentary, sales, use, stamp, registration, goods and services, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the sale of the stock of the Acquired Subsidiaries, or otherwise in connection with the transactions effected pursuant to this Agreement (collectively, the "Transfer Taxes") shall be borne and paid by the Seller Group. To the extent permissible under Tax Laws, the Seller Group shall undertake all actions and file such Tax Returns or other forms or instruments as may be necessary to make payment of any Transfer Taxes due prior to or on the Closing Date, and present evidence of such payment at the Closing Date to Purchaser.

          (iv) Any payment to be made to any party under Section 12 shall be made within 15 days of demand (or receipt in the event of a refund of any overpayment). Payment after that time shall bear interest at the rate of interest prescribed by IRC Sec 6621(a)(1) and (z).

     12.4 Tax Controversies.

          (i) Purchaser and Seller shall each use reasonable efforts to keep the other advised as to the status of Tax audits and litigation involving any direct, indirect or contingent Taxes which could give rise to a liability of the Seller Group to Purchaser under this Agreement for any pre-closing period (a "Tax Liability Issue"). Seller agrees to timely notify Purchaser regarding any proposed written communication (i.e., communications not relating to inquiries or requests for information) by Seller to any such Taxing Authority with respect to a Tax Liability Issue to the extent that the issue would impact a post-closing period of Purchaser or the Acquired Subsidiaries. Purchaser shall have the right to consult with Seller regarding any response to such communications.

          (ii) Seller shall have full responsibility for and discretion in handling any Tax Controversy including, without limitation, an audit, a protest to the appeals division of the IRS, or similar state or local appellate division, and litigation in the U.S. Tax Court, or any other court of competent jurisdiction (a "Tax Proceeding") for any pre-closing period. Purchaser or the Acquired Subsidiaries shall give the Seller Group the ability to handle any Tax Controversy whether by power of attorney or as otherwise required by the Taxing Authority. However, upon request by Purchaser and with the consent of Seller, Purchaser at its own expense shall have full responsibility and discretion in handling any Tax Proceeding for any Pre-closing tax period.

          (iii) In the event that any one of the Acquired Subsidiaries is required or elects to pay any Tax, file any bond or deposit any amount in connection with a Tax Proceeding, Seller shall loan to Purchaser no later than three (3) Business Days before such payment is required to be made, without interest and until a final determination with respect to such Tax has occurred, one hundred percent of the amount to be paid or deposited by Purchaser. Within three (3) Business Days of the receipt by Purchaser of a refund of any amount loaned to it by Seller (including any interest received by Purchaser), Purchaser shall pay such refunded amount to Seller net of any Tax cost incurred by Purchaser and its Affiliates as a result of such refund.

          (iv) If the completion or settlement of any Tax Proceeding relating to a Pre-Closing Tax Period, tax controversy or amended Tax Return gives rise to a Tax Benefit for any Post-Closing Tax Period to Purchaser, the Acquired Subsidiaries and any Affiliates, then such persons shall pay to Seller the actual amount of such Tax Benefit realized by such persons as it relates to such Pre-Closing Tax Period as and when received on an after-tax basis. No payment will be made under this paragraph for less than $50,000 per period or for a period of more than ten years.

          (v) If the completion or settlement of any Tax Proceeding relating to a Pre-Closing Tax Period, tax controversy or amended Tax Return gives rise to a tax liability for any Post-Closing Tax Period to Purchaser, the Acquired Subsidiaries and any Affiliates, then Seller shall pay to such persons the actual amount of such tax liability on an after-tax basis as and when paid. No payment will be made under this paragraph for less than $50,000 per period or for a period of more than ten years.

          (vi) By written notice to Seller, Purchaser shall have the right to instruct Seller to forego proceedings with respect to one or more items for which Seller may be liable to indemnify Purchaser. Such notice shall constitute a waiver of the right of Purchaser to indemnification for any Taxes arising out of such item for the period or periods involved, but shall not otherwise waive any rights of Seller to any refund of a deposit under Section 12.4(iii).

                                  ARTICLE XIII
             NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     13.1 Nature of Statements. All, but only those, statements contained in this Agreement or any Disclosure Schedule or certificate delivered or by on behalf of a Party under this Agreement shall be deemed representations and warranties made by that Party in connection with the transactions contemplated by this Agreement.

     13.2 Survival of Representations, Warranties and Covenants. Regardless of any investigation made at any time by or on behalf of any Party or of any information any Party may have as a result of any such investigation, all representations and warranties made in or pursuant to this Agreement (including in any Disclosure Schedule or certificate delivered under this Agreement) shall, except as otherwise provided in this Section 13.2, terminate on the Closing Date. The representations and warranties made by Laidlaw and Seller in Sections
4.12 and 4.16 and the representations and warranties made by Purchaser in Sections 5.12 and 5.16 shall survive until the sixth anniversary of the Closing Date. The representations and warranties made by Laidlaw and Seller in Sections 4.2, 4.3, the second paragraph of 4.6, 4.13 and 4.14 and the representations and warranties made by Purchaser in Sections 5.2, 5.3, 5.13 and 5.14 shall survive indefinitely. If a bona fide claim is asserted before the expiration of the survival period of a representation or warranty, such representation, warranty, covenant, obligation or agreement shall continue in effect until the claim is settled, adjudicated or otherwise resolved. With respect to this Section 13.2, "known" means with respect to any matter referred to above that (i) the matter is known to any Person who is or was an officer, director, employee or agent of, or consultant to, Laidlaw or any member of the Seller Group (including the Acquired Subsidiaries) or Purchaser or any of its Subsidiaries on or before the Closing Date or (ii) any such Person is aware of facts which would have led a reasonable Person to have conducted an investigation or inquiry likely to have led to discovery of such matter.

                                  ARTICLE XIV
                                INDEMNIFICATION

     The respective indemnification obligations of (i), Laidlaw and Seller and
(ii) Purchaser are as follows:

     14.1 Indemnification by Laidlaw and Seller. Laidlaw and Seller jointly and severally agree to pay and to indemnify and hold harmless Purchaser and each Acquired Subsidiary and their respective Affiliates (but, in the case of the Acquired Subsidiaries, only their respective Affiliates after the Closing), successors and assigns from and against any and all Damages suffered by Purchaser or the Acquired Subsidiaries which are caused by, arising out of or in respect of:

          (i) any and all Chem-Waste Group Taxes attributable to any Pre-Closing Tax Period (including any transaction consummated in such Pre-Closing Tax Period);

          (ii) any Pre-Closing Seller Insurance Claims;

          (iii) any breach or default in the performance by Laidlaw or Seller of
     (a) any covenant or agreement contained in this Agreement to be performed on or after the Closing Date or (b) any representation or warranty made pursuant to Article IV, but only to the extent such representation or warranty survives the Closing pursuant to Section 13.2; or

          (iv) any Environmental Liability or Environmental Claim arising as a result of any act or omission, including any Release, occurring prior to the Closing Date, but only to the extent such Environmental Liability or Environmental Claim

             (a) was known to Laidlaw or a member of the Seller Group and not disclosed in writing to Purchaser; or

             (b) arose with respect to the treatment of waste at the facility operated by Marine Shale Processors or the remediation of contaminated soils and water arising from the former lagoon sites and operation of the incinerator at Mercier, Quebec, but only to the extent that the aggregate cash expenditures with respect to any such Environmental Liabilities or Environmental Claims exceeds in the aggregate (I) $1,000,000 during such year and (II) since the Closing Date an amount equal to the product of $1,000,000 times the number of years that have elapsed since the Closing Date; provided, however, that there shall be no liability under this paragraph (iv)(b) for any cash expenditures incurred more than six years after the Closing Date.

             The amount of any damages that Laidlaw and Seller are required to indemnify Purchaser against under (iii)(b) above, shall be the amount by which the aggregate of all such damages exceeds $2 million.

     14.2 Indemnification by Purchaser. Purchaser agrees to pay and to indemnify and hold harmless and defend each of Laidlaw, Seller and their Affiliates (but not any Acquired Subsidiary after the Closing), and their respective successors and assigns from and against any and all Damages suffered by Seller which are caused by or arising out of or in respect of:

          (i) all Chem-Waste Group Taxes attributable to any Post-Closing Tax Period (including, any transaction considered in such Post-Closing Tax Period);

          (ii) any breach or default in the performance by Purchaser of any (a) covenant or agreement contained in this Agreement to be performed after the Closing Date or (b) any representation or warranty made pursuant to Article V, but only to the extent such representation or warranty survives the Closing pursuant to Section 13.2 of this Agreement; or

          (iii) any Environmental Liability or Environmental Claim of any Acquired Subsidiary, but only to the extent that such Environmental Liability or Environmental Claim

             (a) was known to Purchaser and not disclosed in writing to Laidlaw and Seller; or

             (b) arose solely as a result of an act or omission, including any Release, occurring after the Closing Date;

          provided, however, that there shall be no liability under this paragraph (iii) for any Environmental Liability or Environmental Claim asserted more than six years after the Closing Date.

          (iv) Seller Guaranties listed and identified in Section 4.21 of the Seller Disclosure Schedule.

          The amount of any damages that Purchaser is required to indemnify Laidlaw, Seller and their Affiliates against under (ii)(b) shall be the amount by which the aggregate of all such damages exceeds $2 million.

     14.3 Third Party Claim. If any Party (for purposes of this Section 14.3, an "Indemnified Party") becomes aware of a fact, circumstance, claim, situation, demand or other matter for which it or any other Indemnified Party has been indemnified under this Article XIV and which has resulted or could result in a liability owed by the Indemnified Party to a third party or a claim otherwise advanced by a third party against the Indemnified Party (any such items being herein called a "Third Party Claim"), the Indemnified Party, shall give prompt written notice of the Third Party Claim to the Party obligated to provide indemnity with respect to such Third Party Claim (for purposes of this Section 14.3, the "Indemnifying Party"), requesting indemnification therefor, specifying the nature of and specific basis for the Third Party Claim and the amount or estimated amount thereof to the extent then feasible; provided, however, a failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually materially prejudiced by such failure. The Indemnifying Party shall have the right to assume the defense or investigation of such Third Party Claim and to retain counsel and other experts to represent the Indemnified Party and shall pay the fees and disbursements of such counsel and other experts. If within 30 days after receipt of the request (or five days if litigation is pending) the Indemnifying Party fails to give notice to the Indemnified Party that the Indemnifying Party assumes the defense or investigation of the Third Party Claim, an Indemnified Party may retain counsel and other experts (whose fees and disbursements shall be at the expense of the Indemnifying Party) to file any motion, answer or other pleading and take such other action which the Indemnified Party reasonably deems necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. If an Indemnifying Party assumes the defense or investigation and retains such counsel and other experts, any Indemnified Party shall have the right to retain its own counsel and other experts, but the fees and expenses of such counsel and other experts shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party mutually agree to the retention of such counsel and other experts or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would, in the opinion of counsel retained by the Indemnifying Party, be inappropriate due to actual or potential differing interests between them.

     If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party defends, or, if appropriate and related to Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any Person. No Third Party Claim may be settled by the Indemnified Party without the consent of the Indemnifying Party, which consent will not be unreasonably withheld. Unless the Indemnifying Party agrees in writing that the Damages to the Indemnified Party resulting from such settlement are fully covered by the indemnities provided herein and that such Damages are fully compensable in money, no Third Party Claim may be settled without the consent of the Indemnified Party, which consent will not be unreasonably withheld. Except with respect to settlements entered without the Indemnified Party's consent pursuant to the immediately preceding sentence, to the extent it is determined that the Indemnified Party has no right under this Article XIV to be indemnified by the Indemnifying Party, shall promptly pay to the Indemnifying Party any amounts previously paid or advanced by the Indemnifying Party with respect to such matters pursuant to this
Article XIV.

     After the delivery of notice of a Third Party Claim hereunder, at the reasonable request of the Indemnifying Party the Indemnified Party shall grant the Indemnifying Party and its representatives full and complete access to the books, records and properties of the Indemnified Party to the extent reasonably related to the matters to which the notice relates. The Indemnifying Party will not disclose to any third person (except its representatives) any information obtained pursuant to the preceding sentence which is designated as confidential by the Indemnified Party and which is not otherwise generally available to the public, except as may be required by applicable law. The Indemnifying Party shall request its representatives not to disclose any such information (except as may be required by applicable law). All such access shall be subject to the normal safety regulations of the Indemnified Party, and shall be granted under conditions which will not unreasonably interfere with the business and operations of the Indemnified Party.

     14.4 Claims Between the Parties.  If any Party (for purposes of this
Section 14.4, an "Indemnified Party") becomes aware of a fact, circumstance, claim, situation, demand or other matter (other than a Third Party Claim) for which it or any other Indemnified Party has been indemnified under this Article XIV and which has resulted or could result in a liability (any such items being herein called a "Claim") being owed to the Indemnified Party by another Party (the "Indemnifying Party"), the Indemnified Party shall give prompt written notice to the Indemnifying Party of the Claim, stating the nature and basis of the Claim and the amount claimed thereunder, together with supporting information to the Claim, if any. If the Indemnifying Party does not notify the Indemnified Party within 30 days from the date such Claim notice is given that it disputes the Claim, the amount of the Claim shall conclusively be deemed to be a liability of the Indemnifying Party hereunder.

                                   ARTICLE XV
                           AMENDMENT AND TERMINATION

     15.1 Amendment. This Agreement may be amended by the Parties, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval by Purchaser's stockholders of the matters specified in
Section 7.5, but after such approval, no amendment shall be made which materially increases the amount or materially alters the terms of the Purchaser Securities without the further approval of Purchaser's stockholders. This Agreement may be amended only by a written instrument executed by all of the Parties.

     15.2 Waiver. At any time on or before the Closing Date, each Party may (i) extend the time for the performance of any of the obligations or other acts of any other Party, (ii) waive any inaccuracies in the representations and warranties made in this Agreement or in a Disclosure Schedule of any other Party, (iii) waive compliance with any of the agreements or conditions of this Agreement which may be legally waived, and (iv) grant consents under this Agreement; provided, however, that no such extension, waiver or grant shall be effective until all Parties, other than the Party receiving the extension, waiver or grant, shall have given such extension, waiver or grant. Any such extension, waiver or grant shall be valid only if evidenced by a written instrument executed by the Party giving it.

     15.3 Termination. This Agreement may be terminated at any time before the Closing by:

          (i) the mutual consent of the Boards of Directors of Seller and Purchaser;

          (ii) by either Purchaser or Seller if the Acquisition has not been consummated on or before the later to occur of April 30, 1997 or the 61st day after the SEC has approved the Purchaser Proxy Statement (or any later date which may be agreed to by the mutual written consent of Purchaser and Seller); provided, however, that such right to terminate this Agreement shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that has proximately contributed to the failure of the Acquisition to occur on or before such date; or

          (iii) by either Seller or Purchaser if the stockholders of Purchaser shall have failed to approve at the Purchaser Stockholders' Meeting the matters specified in Section 7.5.

     15.4 Consequences of Termination.

          (i) If this Agreement is terminated as provided in Section 15.3, it shall forthwith become void and, except as otherwise hereinafter provided in this Section 15.4, there shall be no liability or obligation on the part of any Party or their respective officers or directors. Notwithstanding the foregoing, the Confidentiality Agreement shall also survive such a termination. Nothing in this Section 15.4 shall, however, relieve any Party from any liability for any breach of this Agreement.

          (ii) Notwithstanding paragraph (i) of this Section 15.4, if this Agreement is terminated solely because the stockholders of Purchaser fail to approve the matters referred to in Section 7.5 hereof, and the failure to receive such stockholder approval directly results from the existence of a third party offer to acquire at least 51% of Purchaser's stock or assets (whether in the form of a tender offer, merger proposal, asset purchase or otherwise), then Purchaser will pay to Seller within 10 days of such termination of this Agreement an amount equal to $10 million.

          (iii) Notwithstanding paragraph (i) of this Section 15.4, if this Agreement is terminated because of the breach or default under this Agreement of Laidlaw or Seller, then Seller will pay to Purchaser within 10 days of such termination of this Agreement an amount equal to $10 million.

                                  ARTICLE XVI
                               GENERAL PROVISIONS

     16.1 Non-Business Days. If the date on which any action (including the delivery of notices) to be taken under this Agreement is to occur falls on a day which is not a Business Day, such action will be deemed timely taken if taken on the first Business Day following.

     16.2 Notices. All notices or other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telecopier (with receipt confirmed) to a Party at the address or telecopy number, as applicable, set forth below (as any such address or telecopier number may be changed from time to time by notice similarly given):

          (1) if to Seller or Laidlaw, to:

                Laidlaw, Inc.
                3221 North Service Road
                P.O. Box 5028
                Burlington, Ontario L7R 3Y8
                Attention: Ivan Cairns
                Telecopy No.: (905) 332-6550

          (2) if to Purchaser, to:

                Rollins Environmental Services, Inc.
                One Rollins Plaza
                2200 Concord Pike
                Wilmington, Delaware 19803
                Attention: Klaus M. Belohoubek
                Telecopy No.: (302) 426-3555

     16.3 Entire Agreement. This Agreement, its Exhibits, the Disclosure Schedules, all documents delivered under this Agreement and the Confidentiality Agreement constitute, and together with the Ancillary Agreements upon their execution and delivery as herein provided will constitute, the entire agreement, and supersede all of the prior agreements and undertakings, both written and oral among the Parties, or any of them, with respect to the subject matter of this Agreement.

     16.4 Assignment; Binding Effect. This Agreement may not be assigned by any of the Parties. Subject to the preceding sentence, this Agreement shall be binding upon the Parties and their respective successors and assigns.

     16.5 Counterparts. This Agreement may be executed in counterparts which together shall constitute a single agreement.

     16.6 Governing Law; Jurisdiction. This Agreement and the rights and obligations of the parties created hereby shall be governed by the internal Laws of the State of Delaware without regard to its conflict of law rules. The Parties irrevocably consent to the non-exclusive jurisdiction of the courts of the State of Delaware in connection with any dispute between or among them arising under this Agreement or any Ancillary Agreement.

     16.7 Severability of Provisions. If a provision of this Agreement or its application to any Person or circumstance, is held invalid or unenforceable in any jurisdiction, to the extent permitted by Law, such provision or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable and in other jurisdictions, and the remaining provisions of this Agreement, shall not be affected.

     16.8 Specific Performance. Each Party agrees that one or more other Parties would be irreparably damaged if any provision of this Agreement were not performed in accordance with its specific terms or was otherwise breached. Therefore, the Parties agree that each Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or any of its provisions and to specifically enforce this Agreement its terms and provisions in any action instituted in the courts of the State of Delaware subject matter jurisdiction, in addition to any other remedy to which a Party may be entitled, at law or in equity.

     16.9 Joint Drafting. This Agreement and its Exhibits have been jointly drafted by the Parties and their counsel. Neither this Agreement nor any of its Exhibits shall be construed against any Party based on its authorship.

     16.10 Captions. The article and section headings in this Agreement are for convenience only, and shall not affect the meaning or interpretation of this Agreement.

     16.11 No Third-Party Beneficiaries. There are no third-party beneficiaries of this Agreement, except that the respective Affiliates and current or former directors and officers of the Parties are entitled to the benefits of the respective indemnification obligations of the Parties under Article XIV.

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement, all as of the date first written above.

                                        LAIDLAW INC.

                                        By:_____________________________________

                                        Title:__________________________________

                                        LAIDLAW TRANSPORTATION, INC.

                                        By:_____________________________________

                                        Title:__________________________________

                                        ROLLINS ENVIRONMENTAL SERVICES, INC.

                                        By:_____________________________________

                                        Title:__________________________________

                                                            EXHIBIT A TO ANNEX A

     THIS DEBENTURE HAS NOT BEEN REGISTERED (OR QUALIFIED BY PROSPECTUS) UNDER THE SECURITIES ACT (DEFINED BELOW) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS DEBENTURE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS HEREOF AND THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND SUCH STATE LAWS OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS AND UPON DELIVERY TO LAIDLAW TRANSPORTATION, INC. OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ROLLINS ENVIRONMENTAL SERVICES, INC. TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION AND THE PROSPECTUS DELIVERY REQUIREMENTS UNDER THOSE LAWS.

          5% SUBORDINATED CONVERTIBLE, PAY-IN-KIND DEBENTURE DUE 2009

$350,000,000                                               _______________, 1997

     FOR VALUE RECEIVED, Rollins Environmental Services, Inc. ("Rollins"), a Delaware corporation, promises to pay Laidlaw Transportation, Inc., a Delaware corporation ("Laidlaw"), or its registered assigns, the principal amount of $350,000,000 on the Maturity Date, with interest on the principal balance outstanding from time to time at the rate and payable at the times and in the manner hereinafter set forth.

     1. Definitions.

          1.1 For all purposes of this Debenture:

          "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person with the terms "control" and "controlled," meaning, for purposes of this definition, the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, or by contract or otherwise.

          "Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of Common Stock receive only cash, the amount of cash receivable by a holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the Current Market Price for one share of Common Stock on the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, on the date on which the holders of Common Stock will have the right to receive such cash, securities, property or other assets.

          "Bankruptcy or Insolvency Proceeding" has the meaning specified in
     Section 5.2.

          "Blockage Period" means any period when a Default or an Event of Default or an event which, with the giving of notice or the lapse of time or both, would constitute a Default or an Event of Default has occurred and is continuing under the terms of the Credit Facility or under the terms of any agreement or instrument pursuant to which any other Designated Senior Indebtedness is created, issued, evidenced, secured or guaranteed.

          "Board" means the Board of Directors of Rollins, as it shall exist from time to time.

          "Business Day" means a day other than Saturday, Sunday or any day on which banks located in Toronto, Ontario or New York, New York are authorized or obligated to close.

                                     A-A-1

          "Closing Price" of any Common Stock or other security on any day shall mean the last reported sale price on such day on the New York Stock Exchange, if the Common Stock or other security is not listed or admitted to trading on such exchange, on the principal national securities exchange on which such Common Stock or other security is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any Nasdaq National Market member firm selected from time to time by the Board for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board.

          "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board) of the consideration received by holders of Common Stock (subject to certain limited exceptions) pursuant to such transaction consists of shares of Common Stock that, for the twenty consecutive Trading Days immediately prior to such Fundamental Change, has been admitted for listing, admitted for listing subject to notice of issuance on a national securities exchange or quoted on the New York Stock Exchange; provided, however, that a Fundamental Change will not be a Common Stock Fundamental Change unless Rollins continues to exist after the occurrence of such Fundamental Change.

          "Common Stock" means the Common Stock, $1.00 par value per share, of Rollins.

          "Conversion Price" means $3.75, as adjusted from time to time in accordance with Section 7.

          "Credit Facility" means the Credit Agreement dated as of ____________, 1997, among Rollins, as borrower, The Toronto-Dominion Bank, as agent, and the other financial institutions now or hereafter parties thereto (as the same may be renewed, amended, modified, increased, extended, refinanced or otherwise supplemented from time to time).

          "Current Market Price" per share of Common Stock or any other security on any date in question means the average of the daily Closing Prices for the ten consecutive Trading Days selected by Rollins commencing not more than 20 Trading Days before, and ending not later than, the day in question; provided, however, that if another event occurs that would require an adjustment pursuant to Sections 7.3.1 through 7.3.5, inclusive, the Board may make such adjustments to the Closing Prices during such ten Trading Day period as it deems appropriate to effectuate the intent of the adjustments in this Debenture, in which case any such determination by the Board shall be set forth in a resolution of the Board and shall be conclusive.

          "Debenture" means this 5% Subordinated Convertible, Pay-In-Kind Debenture due 2009.

          "Default" and "Event of Default" have the meaning specified in Section 8.

          "Default Rate" means an annual interest rate equal to 9% per annum.

          "Designated Senior Indebtedness" means (i) the Senior Indebtedness incurred with respect to the Credit Facility and (ii) any other Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements simultaneously entered into) providing for Indebtedness, or commitments to lend, of at least [$10,000,000] at the time of determination and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness."

          "$" or "U.S. dollars", refers to lawful currency of the United States of America.

          "Expiration Time" shall have the meaning specified in Section 7.3.5.

          "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with generally accepted accounting principles to be capitalized on a balance sheet of the lessee.

          "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock is

                                     A-A-2
     exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the Conversion Price, such Fundamental Change will be deemed to have occurred when substantially all of the Common Stock has been exchanged for, converted into, or acquired for or constitutes solely the right to received cash, securities, property or other assets but the adjustment shall be based upon the consideration that the holders of Common Stock received in the transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into, or acquired for or shall constitute solely the right to receive such cash, securities, property or other assets.

          "Governmental Entity" means any U.S. or Canadian or foreign, state, federal, territorial, provincial or local court, executive office, legislature, governmental agency, or ministry, commission, or administrative, regulatory or self-regulatory authority or instrumentality.

          "Guarantee" means, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

          "Indebtedness" means, with respect to any Person at any date, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness of such Person which is evidenced by a note, bond, debenture, letter of credit or similar instrument, (iii) all obligations of such Person with respect to Guarantees, (iv) all obligations of such Person under Financing Leases, (v) all obligations of such Person in respect of acceptances issued or created for the amount of such Person (other than endorsements in the ordinary course of business), (vi) all obligations of such Person in respect of reimbursement obligations under letters of credit and (vii) all liabilities of the type referred to in clauses (i) through (vi) above that are secured by any lien, charge, security interest or encumbrance on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          "Interest Payment Date" shall have the meaning specified in Section
     3.2.

          "Laidlaw" means Laidlaw Transportation, Inc., a Delaware corporation.

          "Mandatory PIK Interest Payment Period" means the period of time from the date hereof until the second anniversary of the date hereof.

          "Maturity Date" means __________, 2009.

          "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

          "Notice of Conversion" shall have the meaning specified in Section 7.2.1.

          "Optional PIK Interest Payment Period" means the period of time from the second anniversary of the date hereof until the Maturity Date.

                                     A-A-3

          "Person" means an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, business trust, unincorporated organization, or other legal entity.

          "Purchased Shares" shall have the meaning specified in Section 7.3.5.

          "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the Current Market Price of common stock received by the holders of Common Stock in such Common Stock Fundamental Change on the record date for the determination of the holders of Common Stock entitled to receive such shares of common stock or, if there is no such record date, on the date upon which the holders of Common Stock shall have the right to receive such shares of common stock.

          "Reference Date" shall have the meaning specified in Section 7.3.3.

          "Reference Market Price" will initially mean $____ (which, unless otherwise specified in this Debenture, will be 100% of the last reported sale price per share of the Common Stock on the New York Stock Exchange on __________, 1997) and, in the event of any adjustment to the Conversion Price other than as a result of a Fundamental Change, the Reference Market Price will also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any adjustment will always be the same as the ratio of the initial Reference Market Price to the initial Conversion Price.

          "Representative" means at any date, with respect to the Credit Facility, the Person or Persons then acting as the administrative agent under the Credit Facility, and with respect to any other Designated Senior Indebtedness, the holders of such Designated Senior Indebtedness or any Person acting as agent of such holders at such date.

          "Rollins" means Rollins Environmental Services, Inc., a Delaware corporation, and its successors and assigns.

          "Section 4.2 Prepayment Date" has the meaning specified in Section 4.2 of this Debenture.

          "Section 4.2 Prepayment Notice" has the meaning specified in Section 4.2.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Senior Indebtedness" means principal of, premium, if any, interest on (including interest that, but for the filing of a petition initiating any Bankruptcy or Insolvency Proceeding, would accrue on such obligations at the rate provided in the agreements or instruments creating or evidencing the respective obligations, whether or not such claim is allowed or allowable in such Bankruptcy or Insolvency Proceeding) and all other amounts of every kind or nature (including, but not limited to, fees, indemnities and expenses) due on or in connection with any Indebtedness of Rollins whether outstanding on the date of this Debenture or thereafter created, incurred, assumed or Guaranteed by Rollins (including all renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing) unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to this Debenture. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (i) all obligations and liabilities of every kind and nature (including, but not limited to, fees, expenses and indemnities) under the Credit Facility,
     (ii) all obligations and liabilities of every kind and nature (including, but not limited to, fees, expenses and indemnities) in respect of any interest rate swaps or other interest rate hedging product entered into in connection with Indebtedness incurred or to be incurred pursuant to the Credit Facility, and (iii) any renewal, extension, refinancing or rearrangement of any Indebtedness incurred or to be incurred pursuant to the Credit Facility. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) amounts owed (except to banks, insurance companies and other financing institutions and except for obligations under Financing Leases) for goods, materials, services or operating lease rental

                                     A-A-4
     payments in the ordinary course of business or for compensation to employees of Rollins, and (b) any liability for federal, state, provincial, local or other taxes owed or owing by Rollins.

          "Subordinated Obligations" has the meaning specified in Section 5.1.

          "Subsidiary" of a Person means an Affiliate of that Person more than 50% of the aggregate voting power (or of any other form of voting equity interest in the case of a Person that is not a corporation) of which is beneficially owned by that Person directly or indirectly through one or more other Persons.

          "Trading Day" means a day on which securities are traded on the national securities exchange or quotation system used to determine the Closing Price.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S. Code ss.77aaa-77bbbb).

          1.2 Interpretation. Capitalized terms defined in this Debenture are equally applicable to both their singular and plural forms. References to a designated "Section" refers to a Section of this Debenture, unless otherwise specifically indicated. In this Debenture, "including" is used only to indicate examples, without limitation to the indicated examples, and without limiting and generally which precedes it.

     2. Interest Rate; Default Rate. From (and including) the date of this Debenture through (but not including) the earlier of the Maturity Date or the date the maturity of this Debenture is accelerated pursuant to Section 9.1, interest shall accrue on the unpaid principal balance of this Debenture at an annual fixed rate equal to 5% per annum. All past due principal and interest shall accrue interest at the Default Rate from (and including) the day after the date such principal or interest is payable hereunder through (but not including) the date of payment. Interest will be calculated on the basis of the actual number of days elapsed over a year composed of 365 days (or 366 days, as the case may be).

     3. Payment Terms.  Subject to Section 5:

          3.1 The outstanding principal balance of this Debenture shall be due and payable on the Maturity Date.

          3.2 Rollins shall pay to Laidlaw all accrued interest hereunder with payments on each of ____________ and ____________ (each, an "Interest Payment Date"), beginning ____________. Unless prohibited under applicable law, during the Mandatory PIK Interest Payment Period, Rollins must, and during the Optional PIK Interest Payment Period, Rollins may at its option, make any payment due hereunder, including any accrued interest or principal, in Common Stock. The number of shares of Common Stock for each such payment shall be equal to the dollar amount in accrued interest or principal due divided by the Current Market Price as of the date such payment is due.

          3.3 Each payment or prepayment made in cash hereunder shall be made in accordance with Laidlaw's reasonable instructions. Each other payment or prepayment made in Common Stock shall be made in accordance with Laidlaw's reasonable instructions.

          3.4 Any payment or action that is due hereunder on a day which is not a Business Day shall be deferred until the next succeeding Business Day (but interest shall continue to accrue on any applicable payment until such payment is made).

     4. Optional Redemption.

          4.1 This Debenture may not be redeemed or prepaid, in whole or in part, before the fifth anniversary of the date hereof.

          4.2 On and after the fifth anniversary of the date hereof, Rollins shall have the right and option (the "Section 4.2 Prepayment Option") to redeem and prepay this Debenture, in whole or in part, only in cash, on the terms and subject to the conditions of this Section 4.2; provided, however, that Rollins can exercise the Section 4.2 Prepayment Option only in the event the last

                                     A-A-5
     reported sales price of the Common Stock, as reported by the New York Stock Exchange, equals or exceeds 120% of the Conversion Price for a period of at least 10 consecutive Trading Days. Rollins may exercise this Section 4.2 Prepayment Option by giving the holder of this Debenture written notice (the "Section 4.2 Prepayment Notice") of its election to exercise the
     Section 4.2 Prepayment Option and by specifying in the Section 4.2 Prepayment Notice the date on which Rollins will prepay this Debenture pursuant to this Section 4.2 (the "Section 4.2 Prepayment Date") and the principal amount of this Debenture to be prepaid. This Section 4.2 Prepayment Date shall be at least 10 Business Days, and not more than 20 Business Days, after the date of the Section 4.2 Prepayment Notice. Upon the Section 4.2 Prepayment Date, Rollins shall prepay this Debenture to the extent specified in the Section 4.2 Prepayment Notice, by payment of an amount equal to the principal amount of the Debenture identified in the
     Section 4.2 Prepayment Notice.

     5. Subordination.

          5.1 The Indebtedness evidenced by, and all obligations in respect of, this Debenture and the payment of principal of, premium and interest, if any, on and all other obligations in respect of, this Debenture (collectively, the "Subordinated Obligations") are expressly subordinate to all Senior Indebtedness to the extent and in the manner set forth herein. For purposes hereof, the term "subordinate" means that, unless and until the Senior Indebtedness has been indefeasibly paid in full in cash, Laidlaw will not have the right under any circumstances to, and will not, take, demand, commence any suit or any other proceeding for collection, pursue any other judicial or non-judicial remedy or receive from Rollins or any of its Subsidiaries or Affiliates, and Rollins will not and will not permit any of its Subsidiaries or Affiliates to, make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or on account of the Subordinated Obligations; provided, however, that at any time, Rollins shall make, and Laidlaw may receive, and Laidlaw may commence any suit or other proceeding for collection of, scheduled payments of principal or interest on this Debenture in accordance with the terms hereof.

          5.2 Upon any payment or distribution of any kind or character to creditors of Rollins (whether in cash, property or securities) in (i) a total or partial liquidation, winding up or dissolution of Rollins (whether voluntarily or involuntarily) or (ii) a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Rollins or its property, or an assignment for the benefit of creditors or any marshaling of Rollins' assets and liabilities (any of the foregoing in clauses (i) and (ii) being referred to herein as a "Bankruptcy or Insolvency Proceeding"), the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all the principal of, interest on and other amounts payable in respect of such Senior Indebtedness (including interest accruing after the commencement of any such proceeding at the rate specified in the agreements or instruments creating or evidencing the applicable Senior Indebtedness and whether or not such interest is an allowed or allowable claim under applicable law) before Laidlaw will be entitled to receive any payment with respect to this Debenture (whether in cash, property or securities); and until all obligations with respect to Senior Indebtedness are indefeasibly paid in full in cash, any distribution received by Laidlaw or to which Laidlaw would be entitled shall be paid over or made to the holders of Senior Indebtedness. Upon the occurrence of any Bankruptcy or Insolvency Proceeding relating to Rollins, the holders of Senior Indebtedness are authorized and empowered to (a) demand, sue for, collect and receive every payment or distribution on account of the Subordinated Obligations payable or deliverable in connection with such event or proceeding and give acquittance therefor, and (b) file claims and proofs of claim in any statutory or non-statutory proceeding and take such other actions as may be necessary or desirable for the enforcement of the subordination provisions of this Debenture. Promptly after taking any action provided in clauses (a) or (b) above, Rollins shall give written notice therefore to the holder of this Debenture; provided, however, that failure to give such notice shall in no event affect the validity of any action so taken.

          5.3 In the event that, notwithstanding the occurrence of any of the events described in Sections 5.1 and 5.2, any such payment or distribution of assets of Rollins of any kind or

                                     A-A-6
     character, whether in cash, property or securities, shall be received by the holder of this Debenture which is not permitted hereby, such payment or distribution shall be held in trust for the ratable benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness.

          5.4 The holders of Senior Indebtedness shall have no duty or obligation to the holder of this Debenture in any manner whatsoever and may, at any time and from time to time, in their sole discretion, without the consent of or notice to the holder of this Debenture and without impairing or releasing any rights of the holders of Senior Indebtedness or any of the obligations of the holder of this Debenture hereunder, take any or all of the following actions:

             5.4.1 change the amount, manner, place, terms of payment or interest rate, change or extend the time of payment of, or renew or alter, any of the Senior Indebtedness, or amend, supplement or waive any of the terms of any instrument or agreement now or hereafter executed pursuant to which any of the Senior Indebtedness is issued or incurred;

             5.4.2 sell, exchange, release, surrender, relend, realize upon or otherwise deal with any manner and in any order, any property (or the income, revenues, profits or proceeds therefrom) by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any Senior Indebtedness;

             5.4.3 release any Person liable in any manner for the payment or collection of the Senior Indebtedness;

             5.4.4 exercise or refrain from exercising any rights or remedies against Rollins or others, or otherwise act or refrain from acting or, for any reason, fail to file, record or otherwise perfect any security interest in or lien on any property of Rollins or any other Person; and

             5.4.5 apply any sums received by the holders of Senior Indebtedness, by whomsoever paid and however realized, to payment of the Senior Indebtedness in such manner as the holders of Senior Indebtedness, in their sole discretion, may deem appropriate.

          5.5 Laidlaw and any future holder of this Debenture, by acceptance of this Debenture, agree to provide to any holder of Senior Indebtedness, at any time and from time to time, upon the written request of Rollins or such holder of Senior Indebtedness, an agreement signed by Laidlaw or such future holder of this Debenture addressed to the holder of such Senior Indebtedness in substantially the form of, and on substantially the terms set out in, Exhibit A, attached hereto, to the effect that such holder is a holder of Senior Indebtedness, that the holder or holders of such Senior Indebtedness are entitled to the benefits of Sections 5, 6 and 12 of this Debenture and that the holder or holders of such Senior Indebtedness may enforce the terms and provisions thereof to the same extent Rollins would be able to do so, provided, however, that prior to furnishing such agreement, Laidlaw has received from Rollins or such holder such information as Laidlaw may reasonably request demonstrating to Laidlaw's reasonable satisfaction that such holder is a holder of Senior Indebtedness. Laidlaw, and each subsequent holder of this Debenture, by acceptance of this Debenture, irrevocably appoints Rollins (with full power of substitution) as its agent and attorney in fact (which appointment is coupled with an interest and shall be irrevocable so long as any Senior Indebtedness is outstanding) to execute and deliver on behalf and in the name of Laidlaw or such holder, as the case may be, an agreement in substantially the form of, and on substantially the terms set out in, Exhibit A, attached hereto, in favor of each such holder of Senior Indebtedness and to take such further action as may be necessary or appropriate to effectuate the subordination as provided herein. Promptly after exercise of any such power, Rollins will give written notice thereof to the holder of the Debenture; provided, however, that failure to give such notice shall in no event affect the validity of any power so exercised.

          5.6 If a Default shall have occurred and be continuing (other than a Default pursuant to Section 8.2 or 8.3) and the holder of this Debenture elects to accelerate this Debenture pursuant to Section 9, Laidlaw shall give the Representative under the Credit Facility 30 days' prior written notice before accelerating this Debenture, which notice shall state that it is a "Notice of Intent to

                                     A-A-7

     Accelerate"; provided, however, that Laidlaw shall not be required to give such notice if at such time payment of any Indebtedness incurred pursuant to the Credit Facility shall have been accelerated. If payment of this Debenture is accelerated because of a Default, the holder shall promptly notify the Representatives under the Designated Senior Indebtedness and the holders of all other Senior Indebtedness of the accelerations.

          5.7 Until all Senior Indebtedness has been indefeasibly paid in full in cash, the holders of this Debenture shall not be entitled to assert, enforce or otherwise exercise any right of subrogation against Rollins or any other Person obligated on the Subordinated Obligations. After all Senior Indebtedness has been indefeasibly paid in full in cash, and until the Subordinated Obligations have been so paid in full, the holder of this Debenture shall be subrogated to the rights of the holders of Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Section 5 to holders of Senior Indebtedness which otherwise would have been made to the holder of this Debenture is not, as between Rollins and the holder of this Debenture, a payment by Rollins on Senior Indebtedness.

          5.8 This Section 5 defines the relative rights of the holder of this Debenture and holders of Senior Indebtedness. Nothing in this Debenture shall:

             5.8.1 impair, as between Rollins and such holder, the obligation of Rollins, which is absolute and unconditional, to pay principal of and premium and interest, if any, on this Debenture in accordance with its terms; or

             5.8.2 except as otherwise set forth in this Section 5, prevent the holder of this Debenture from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to such holder.

     6. No Impairment. Section 5, this Section 6, the proviso to Section 9.1, and Section 12 (and all defined terms used in such Sections) shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness. Such provisions are made for the benefit of the holders from time to time of Senior Indebtedness, and such Persons are conclusively presumed to have relied upon such provisions. Such holders are made obligees hereunder, and they or each of them may enforce such provisions. No right of any present or future holder of any Senior Indebtedness to enforce the subordination or other provisions referred to in this Section 6 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Rollins or Laidlaw, or by any non-compliance by Rollins or Laidlaw with the terms, provisions and covenants of this Debenture, regardless of any knowledge thereof any such holder may have or otherwise be charged with. Section 5, this Section 6 and the subordination and other provisions referred to in this Section 6 may not be amended or modified in any manner which might terminate or impair the subordination or such other provisions except with the prior written consent of the Representatives of all the Designated Senior Indebtedness.

     7. Conversion of Debenture.

          7.1 Conversion Rights. Subject to and upon compliance with the provisions of this Section 7, the Debenture is convertible, in whole or in part, at the option of the holder at any time on and after the fifth anniversary of the date hereof, and on or prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the date of repayment of the Debenture, whether at maturity or upon redemption, into that number of fully paid and nonassessable shares of Common Stock which shall be equal to the quotient of the outstanding aggregate principal amount of the Debenture divided by the Conversion Price (calculated as to each conversion to the nearest 1/100th of a share), subject to adjustment as described in this
     Section 7. In case the Debenture or portion thereof is called for redemption, such conversion right in respect of the Debenture or portion so called shall expire at 5:00 p.m. (New York City time) on the Business Day immediately preceding the corresponding redemption date, unless the Company defaults in making the payment due upon redemption.

                                     A-A-8

          7.2 Conversion Procedures.

             7.2.1 In order to convert all or a portion of the Debenture, Laidlaw shall deliver to Rollins an irrevocable Notice of Conversion setting forth the principal amount of the Debenture to be converted, together with the name or names, if other than Laidlaw, in which the shares of Common Stock should be issued upon conversion (the "Notice of Conversion").

             7.2.2 Subject to any right of Laidlaw to receive interest as provided in Section 2 and 3.2, Rollins's delivery upon conversion of the fixed number of shares of Common Stock into which the Debenture is convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Rollins's obligation to pay the principal amount of the portion of the Debenture so converted and any unpaid interest accrued on such Debenture at the time of such conversion.

             7.2.3 No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, Rollins shall pay a cash adjustment in an amount equal to the same fraction of the last reported sale price of such fractional interest on the date on which the Debenture was duly surrendered for conversion, or, if such day is not a Trading Day, on the next Trading Day.

             7.2.4 In the event of the conversion of the Debenture in part only, a new Debenture for the unconverted portion thereof will be issued in the name of Laidlaw.

          7.3. Conversion Price Adjustments. The Conversion Price shall be subject to adjustment (without duplication) from time to time as follows:

             7.3.1 In case Rollins shall, while the Debenture or any portion thereof is outstanding, (i) pay a dividend or make a distribution with respect to its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of Rollins, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Debenture, or any portion thereof, thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of Rollins which it would have owned immediately following such action had the Debenture or such portion thereof been converted immediately prior thereto. An adjustment made pursuant to this Section 7.3.1 shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in case of a subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event). If, as a result of an adjustment made pursuant to this Section 7.3.1, Laidlaw shall become entitled to receive shares of two or more classes or series of capital stock of Rollins, the Board (whose determination shall be conclusive and shall be described in a resolution of the Board) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes or series of capital stock.

             7.3.2 In case Rollins shall, while the Debenture or any portion thereof, is outstanding, issue rights or warrants to all holders of the Common Stock entitling them (for a period expiring within 45 days after the record date mentioned in this Section 7.3.2) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on such record date, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding

                                      A-A-9
        on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. For the purposes of this subsection, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Rollins. Rollins shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of Rollins. In case any rights or warrants referred to in this subsection in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by Rollins, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

             7.3.3 Subject to the last sentence of this Section 7.3.3, in case Rollins shall, by dividend or otherwise, distribute to holders of Common Stock evidences of its Indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in Section 7.3.2, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in Section 7.3.1), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this Section 7.3.3 by a fraction of which the numerator shall be the Current Market Price on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a resolution of the Board), on the Reference Date, of the portion of the evidences of Indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not occurred. If the Board determines the fair market value of any distribution for purposes of this Section 7.3.3 by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock. For purposes of this Section 7.3.3, any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (i) a dividend or distribution of the evidences of Indebtedness, shares of capital stock, cash or assets other than such shares of Common Stock or such rights or warrants (making any Conversion Price reduction required by this Section 7.3.3) immediately followed by
        (ii) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further Conversion Price reduction required by Section 7.3.1 or 7.3.2), except (a) the Reference Date of such dividend or distribution as defined in this Section 7.3.3 shall be substituted as (I) "the record date in the case of a dividend or other distribution," and (II) "the record date for the determination of stockholders entitled to receive such rights or warrants" and (III) "the date fixed for such determination" within the meaning of Sections 7.3.1 and 7.3.2 and (b) any shares of Common Stock included in such dividend or distribution shall not be deemed outstanding for purposes of computing any adjustment of the Conversion Price in Section 7.3.1.

             7.3.4 In case Rollins shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding any cash distribution referred to in Section 7.3.3) to all holders of Common Stock in an aggregate amount that, together with (i) all other cash distributions (excluding any cash distributions referred to in Section 7.3.3) made within the 12 months preceding such distribution and (ii) any cash and the fair market value of other consideration payable in respect of any tender offer by Rollins or a Subsidiary of Rollins for

                                     A-A-10
        the Common Stock consummated within the 12 months preceding such distribution, exceeds 12.5% of Rollins's market capitalization (being the product of the current market price multiplied by the number of shares of Common Stock then outstanding (current market price per share shall be determined on the Trading Day immediately preceding the date of declaration of such dividend)), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this Section 7.3.4 by a fraction of which the numerator shall be the Current Market Price on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that Laidlaw shall have the right to receive upon conversion the amount of cash Laidlaw would have received had Laidlaw converted the Debenture immediately prior to the record date for the distribution of the cash. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

             7.3.5 In the case of a tender offer by Rollins or any Subsidiary of Rollins for Common Stock which involves an aggregate consideration that, together with (i) any cash and other consideration payable in respect of any tender offer consummated by Rollins or a Subsidiary of Rollins for the Common Stock consummated within the 12 months preceding the consummation of such tender offer and (ii) the aggregate amount of all cash distributions (excluding any cash distributions referred to in Section 7.3.3) to all holders of Common Stock within the twelve months preceding the consummation of such tender offer, exceeds 12.5% of Rollins's market capitalization (being the product of the Current Market Price multiplied by the number of shares of Common Stock then outstanding at the date of consummation of such tender offer), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this Section 7.3.5 by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) multiplied by the closing price per share of the Common Stock on the Trading Day next succeeding the last time tenders may be made pursuant to such tender offer (as it shall have been amended) (the "Expiration Time") and the denominator shall be the sum of (a) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (b) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the closing bid price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

             7.3.6 Rollins may make at its option such reductions in the Conversion Price, in addition to those required by Sections 7.3.1 through 7.3.5, as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. Rollins from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period, and the Board shall have made a determination that such reduction would be in the best interest of Rollins, which

                                     A-A-11
        determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, Rollins shall mail to Laidlaw a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect and, in reasonable detail, the facts supporting such reduced Conversion Price.

             7.3.7 No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 7.3.7 are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required.

             7.3.8 If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to Laidlaw.

          7.4 Reclassification, Consolidation, Merger or Sale of Assets.

             7.4.1 In the event that Rollins shall be a party to any transaction or series of transactions constituting a Fundamental Change, including, without limitation, (i) any recapitalization or reclassification of Common Stock (other than a change in par value or as a result of a subdivision or combination of Common Stock), (ii) any consolidation of Rollins with, or merger of Rollins into, any other Person, any merger of another Person into Rollins (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), (iii) any sale or transfer of all or substantially all of the assets of Rollins or (iv) any compulsory share exchange pursuant to any of which holders of Common Stock shall be entitled to receive other securities, cash or other property or assets, then appropriate provision shall be made as part of the terms of such transaction or series of transactions so that Laidlaw shall have the right thereafter to convert such Debenture only into (a) if any such transaction does not constitute a Common Stock Fundamental Change, the kind and amount of the securities, cash or other property or assets that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such Debenture might have been converted immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after, in the case of a Non-Stock Fundamental Change, giving effect to any adjustment in the Conversion Price required by the provisions which follow in Sections 7.4.3.1 and (b) in the case of a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions which follow in Section 7.4.3.2. The company formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Common Stock, as the case may be, shall enter into a supplemental debenture with Laidlaw, satisfactory in form to Laidlaw and executed and delivered to Laidlaw, the provisions of which shall establish such right and provide for adjustments which, for events subsequent to the effective date of such supplemental debenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The above provisions shall similarly apply to successive recapitalizations, reclassifications, consolidations, mergers, sales, transfers or share exchanges.

             7.4.2 Notwithstanding any other provisions in this Section 7 to the contrary, if any Fundamental Change occurs, then the Conversion Price in effect will be adjusted immediately following such Fundamental Change as described below in Section 7.4.3. In addition, in the event of a Common Stock Fundamental Change, the Debenture shall be convertible solely into common stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change as more specifically provided below in Section 7.4.3.

                                     A-A-12

             7.4.3 For purposes of calculating any adjustment to be made pursuant to this Section 7 in the event of a Fundamental Change, immediately following such Fundamental Change (and for such purposes a Fundamental Change shall be deemed to occur on the earlier of (i) the occurrence of such Fundamental Change and (ii) the date, if any, fixed for determination of shareholders entitled to receive the cash, securities, property or other assets distributable in such Fundamental Change to holders of the Common Stock):

                 7.4.3.1 in the case of a Non-Stock Fundamental Change, the
            Conversion Price per share of Common Stock shall be the lower of (i) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 7, and (ii) the Applicable Price; and

                 7.4.3.2 in the case of a Common Stock Fundamental Change, the
            Conversion Price per share of Common Stock shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other adjustments effected pursuant to this Section 7, multiplied by a fraction, the numerator of which is the Purchaser Stock Price and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (i) 100% of the value of the consideration received by a holder of Common Stock (subject to certain limited exceptions) is shares of common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such shares of common stock resulting from such Common Stock Fundamental Change) and (ii) all of the Common Stock shall have been exchanged for, converted into or acquired for shares of common stock (and cash, if any, with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price per share of Common Stock immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change divided by the number of shares of common stock of the successor, acquiror or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

             7.4.4 In determining the amount and type of consideration received by a holder of Common Stock in the event of a Fundamental Change, consideration received by a holder of Common Stock pursuant to a statutory right of appraisal will be disregarded.

          7.5 Other Events. Upon the occurrence of any event similar to or having the same economic effect on the Conversion Price as those events specified in Sections 7.3 and 7.4, the Board shall make an appropriate reduction in the Conversion Price.

          7.6 Notice of Adjustments of Conversion Price. Whenever the Conversion Price is adjusted as herein provided, Rollins shall compute the adjusted Conversion Price and shall prepare a certificate signed by the chief financial officer or the treasurer of Rollins setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be delivered to Laidlaw.

          7.7 Prior Notice of Certain Events.  In case:

             7.7.1 Rollins shall (i) declare any dividend (or any other distribution) on its Common Stock, other than (a) a dividend payable in shares of Common Stock or (b) a dividend payable in cash that would not require an adjustment pursuant to Section 7.3.3 or 7.3.4, or (ii) authorize a tender or exchange offer that would require an adjustment pursuant to Section 7.3.5;

             7.7.2 Rollins shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants;

                                     A-A-13

             7.7.3 of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which Rollins is a party and for which approval of any stockholders of Rollins shall be required, or of the sale or transfer of all or substantially all of the assets of Rollins or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

             7.7.4 of the voluntary or involuntary dissolution, liquidation or winding up of Rollins; then Rollins shall cause to be mailed to Laidlaw, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

             7.8 Dividend or Interest Reinvestment Plans.Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of Rollins and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of Rollins or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Debenture was first issued, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by Rollins to which any of the adjustment provisions described above applies. There shall also be no adjustment of the Conversion Price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of Rollins except as specifically described in this Section 7.

             7.9 Certain Additional Rights. In case Rollins shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Section 7.3.3 or 7.3.4 (including, without limitation, dividends or distributions referred to in the last sentence of Section 7.3.3), Laidlaw, upon the conversion of the Debenture subsequent to 5:00 p.m. (New York City time) on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which the Debenture is converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of Rollins (whose election shall be evidenced by a resolution of the Board), Rollins may, in lieu of distributing to Laidlaw any portion of such distribution not consisting of cash or securities of Rollins, pay Laidlaw an amount in cash equal to the fair market value thereof (as determined in good faith by the Board whose determination shall be conclusive and described in a resolution of the Board). If any conversion of the Debenture described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which Laidlaw is entitled to receive in accordance with the immediately preceding sentence, Rollins may elect (such election to be evidenced by a resolution of the Board) to distribute to Laidlaw a due bill for the shares of Common Stock, rights, warrants, evidences

                                     A-A-14
        of indebtedness, shares of capital stock, cash or assets to which Laidlaw is so entitled, provided that such due bill (i) meets any applicable requirements of the New York Stock Exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

     8. Events of Default. "Default" or "Event of Default" mean the occurrence of one or more of the following:

          8.1 Payment. Rollins fails to pay the outstanding principal or accrued interest amount due on this Debenture on the Maturity Date or any Interest Payment Date, respectively.

          8.2 Voluntary Bankruptcy. Rollins (i) files a petition initiating a voluntary Bankruptcy or Insolvency Proceeding, (ii) seeks, consents to, or does not contest the appointment of a receiver or trustee for itself for all or any substantial part of its property, (iii) is voluntarily adjudicated a bankrupt or insolvent, (iv) makes a general assignment for the benefit of its creditors, or (v) admits in writing its inability to pay its debts as they mature.

          8.3 Involuntary Bankruptcy. A petition filed against Rollins seeking to initiate a Bankruptcy or Insolvency Proceeding and such petition is not dismissed within 180 days after being filed, or a court of competent jurisdiction enters an order, judgment or decree appointing a receiver or trustee for Rollins, or for all or substantially all of its property, and such order, judgment or decree is not discharged or stayed within 180 days after its entry.

          8.4 Acceleration of Other Indebtedness. An event of default occurs and is continuing under the Credit Facility and, as a result thereof, the Indebtedness outstanding pursuant to the Credit Facility is accelerated; provided, however, that in the event the holders of such Indebtedness elect to waive such event of default or to otherwise de-accelerate such Indebtedness, no Default shall subsist hereunder.

     9. Remedies of Laidlaw. Upon the occurrence and during the continuance of a Default, Laidlaw shall have the following rights:

          9.1 Acceleration. Subject to the provisions of Section 5 hereof, Laidlaw may, at its option, declare the entire principal balance of this Debenture, together with the accrued and unpaid interest thereon, immediately due and payable without notice of Default, notice of intent to accelerate, notice of acceleration, or any other notice, presentment, protest, demand or action of any kind or nature whatsoever (each of which is hereby expressly waived by Rollins), whereupon the entire Indebtedness under this Debenture shall become immediately due and payable, provided, however, that no such acceleration (except for an acceleration upon the occurrence of a Default specified in Section 8.4) shall be effective or of any force whatsoever and the holder of this Debenture may not take any action against Rollins with respect to a Default hereunder if made during a Blockage Period, or if such acceleration would result in a Blockage Period; provided further,that in the event the Indebtedness under this Debenture is accelerated upon the occurrence of a Default specified in Section 8.4 and the holders of the Indebtedness outstanding pursuant to the Credit Facility elect to waive the event of Default giving rise to the acceleration thereunder or otherwise elect to de-accelerate such Indebtedness, Laidlaw shall de-accelerate the obligations hereunder.

          9.2 Other Rights. Except as otherwise modified hereby, Laidlaw shall have all rights and remedies available at law or equity and the same (i) shall be cumulative and concurrent, (ii) may be pursued separately, successively, or concurrently against Rollins, (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Rollins that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right or remedy, and (iv) are intended to be, and shall be, nonexclusive.

                                     A-A-15

     10. Consolidation, Merger, Conveyance, Transfer or Lease.

          10.1 Rollins May Consolidate, Etc., Only on Certain Terms. Rollins shall not consolidate with or merge with or into any other Person, or directly or indirectly, convey, transfer or lease all or substantially all of its properties and assets on a consolidated basis to any Person, unless:

             10.1.1 the Person formed by such consolidation or into which Rollins is merged or the Person which acquires by conveyance, transfer or lease, all or substantially all of the properties and assets of Rollins on a consolidated basis shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplement hereto in form reasonably satisfactory to Laidlaw, the due and punctual payment of the principal of (and premium, if any) and interest on the Debenture and the performance or observance of every covenant of this Debenture on the part of Rollins to be performed or observed and shall have provided for conversion rights in accordance with Section 7;

             10.1.2 immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of Rollins or a Subsidiary as a result of such transaction as having been incurred by Rollins or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

             10.1.3 Rollins has delivered to Laidlaw an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental debenture is required in connection with such transaction, such supplemental debenture, comply with this Section 10 and that all conditions precedent hereto provided for relating to such transaction have been complied with.

          This Section 10 shall only apply to a merger or consolidation in which Rollins is not the surviving corporation and to conveyances, leases and transfers by Rollins as transferor or lessor.

          10.2 Successor Substituted. Upon any consolidation of Rollins with, or merger of Rollins into, any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of Rollins on a consolidated basis in accordance with Section 10.1, the successor Person formed by such consolidation or into which Rollins is merged or to which such conveyance, transfer or lease is made shall succeed to, be substituted for and may exercise every right and power of Rollins under this Debenture with the same effect as if such successor Person had been named as Rollins herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Debenture.

     11. Indenture.

          11.1 Indenture. Upon a written request by Laidlaw delivered to Rollins, Rollins shall enter into an indenture or indentures for the purpose of publicly registering the Debenture, adding any provisions to or changing in any manner or eliminating any of the provisions of this Debenture or of modifying in any manner the rights of Laidlaw under this Debenture.

          11.2 Conformity with Trust Indenture Act. Every indenture executed pursuant to this Section 11 shall conform to the requirements of the Trust Indenture Act.

          11.3 Reference in Securities to Supplemental Indenture. Securities authenticated and delivered after the execution of any indenture pursuant to this Section 11, may, and shall if required by the trustee, bear a notation in form approved by the trustee as to any matter provided for in such indenture. If Rollins shall so determine, new securities so modified as to conform, in the opinion of the trustee and Rollins, to any such indenture may be prepared and executed by Rollins and authenticated and delivered by the trustee in exchange for the Debenture.

                                     A-A-16

     12. Covenants, Representations and Warranties.

          12.1 Payment of Principal and Interest. Rollins will duly and punctually pay the principal of (and premium, if any) and interest on the Debenture, if any, in accordance with the terms of this Debenture.

          12.2 Maintenance of Office or Agency. Rollins will maintain in the United States an office or agency where the Debenture may be presented or surrendered for payment, where the Debenture may be surrendered for registration of transfer or exchange and where notices and demands to or upon Rollins in respect of the Debenture may be served. Rollins will give prompt written notice to Laidlaw of the location, and any change in the location, of such office or agency.

          Rollins may also from time to time designate one or more other offices or agencies (in the United States) where the Debenture may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve Rollins of its obligation to maintain an office or agency in the United States for such purposes. Rollins will give prompt written notice to Rollins of any such designation or rescission and of any change in the location of any such other office or agency.

          12.3 Limitation on Dividends. Rollins covenants that so long as the Debenture is outstanding, if there shall have occurred and be continuing any event that with the giving of notice or the lapse of time or both, would constitute an Event of Default, then Rollins shall (i) not declare or pay dividends on, or make a distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (a) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by Rollins of its obligations under any employee benefit plans or the satisfaction by Rollins of its obligations pursuant to any contract or security requiring Rollins to purchase shares of Common Stock, (b) as a result of a reclassification of Rollins' capital stock or the exchange or conversion of one class or series of Rollins' capital stock for another class or series of capital stock, (c) the purchase of fractional interests in shares of Rollins' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (d) stock dividends paid by Rollins where the dividend stock is the same stock as that on which the dividend is paid), (ii) not make any payment of interest on or principal of (or premium, if any, on) or repay, repurchase or redeem any debt securities (including guarantees) issued by Rollins that rank pari passu with or junior to the Debenture and (iii) not make any Guarantee payments with respect to the foregoing.

          12.4 Reservation of Stock. Rollins shall have reserved a sufficient number of shares of Common Stock initially issuable upon conversion of the Debenture and issuable during the Mandatory PIK Interest Payment Period and the Optional PIK Interest Payment. All such shares of Common Stock, when issued, shall be fully paid and non-assessable.

     13. Non-Business Days. If the date on which any action (including the delivery of notices) to be taken under this Debenture is to occur falls on a day which is not a Business Day, such action will be deemed timely taken if taken on the first Business Day following.

     14. Notices. All notices or other communications which are required or may be given under this Debenture shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telecopier (with receipt confirmed) to a party at the address or telecopy number, as applicable, set forth below (as any such address or telecopier number may be changed from time to time by notice similarly given):

                                     A-A-17

          (i) if to Laidlaw, to:

                Laidlaw Transportation, Inc.
                3221 North Service Road
                Burlington, Ontario
                Canada L7R 3Y8
                Attention: Ivan R. Cairns
                Telecopy No.: (905) 332-6550

          (ii) if to Rollins, to:

                Rollins Environmental Services, Inc.
                One Rollins Plaza
                2200 Concord Pike
                Wilmington, Delaware 19803
                Attention: General Counsel
                Telecopy No.: (302) 426-3555

     15. Entire Agreement. This Debenture and its Exhibits upon their execution and delivery as herein provided will constitute the entire agreement, and supersede all of the prior agreements and undertakings, both written and oral among the parties, or any of them, with respect to the subject matter of this Debenture.

     16. Transfer Restriction. This Debenture may not be sold, assigned, transferred, pledged or hypothecated in any manner, directly or indirectly, by Laidlaw or any other holder except to (i) any Affiliate of Laidlaw or (ii) any Person not an Affiliate of Laidlaw if such transfer is of at least $50 million in principal amount provided, however, in each case the assignee, transferee, pledgee or hypothecatee has agreed in writing to be bound by the provisions of this Debenture applicable to Laidlaw, including but not limited to the provisions of Section 5 hereof.

     17. Counterparts. This Debenture may be executed in counterparts which together shall constitute a single agreement.

     18. Governing Law; Jurisdiction. This Debenture and the rights and obligations of the parties created hereby shall be governed by the internal laws of the State of Delaware without regard to its conflict of law rules. The parties irrevocably consent to the non-exclusive jurisdiction of the courts of the State of Delaware in connection with any dispute between or among them arising under this Debenture.

     19. Severability of Provisions. If a provision of this Debenture or its application to any Person or circumstance, is held invalid or unenforceable in any jurisdiction, to the extent permitted by law, such provision or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable and in other jurisdictions, and the remaining provisions of this Debenture, shall not be affected.

     20. Specific Performance. Each Party agrees that one or more other parties would be irreparably damaged if any provision of this Debenture were not performed in accordance with its specific terms or was otherwise breached. Therefore, the parties agree that each party shall be entitled to an injunction or injunctions to prevent breaches of this Debenture or any of its provisions and to specifically enforce this Debenture, its terms and provisions in any action instituted in the courts of the State of Delaware subject matter jurisdiction, in addition to any other remedy to which a party may be entitled, at law or in equity.

     21. Joint Drafting. This Debenture and its Exhibit have been jointly drafted by the parties and their counsel. Neither this Debenture nor its Exhibit shall be construed against any party based on its authorship.

     22. Captions. The article and section headings in this Debenture are for convenience only, and shall not affect the meaning or interpretation of this Debenture.

                                     A-A-18

     NOTICE: THE RIGHTS AND OBLIGATIONS OF ROLLINS AND LAIDLAW SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN ROLLINS AND LAIDLAW ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS DEBENTURE (AS AMENDED IN WRITING FROM TIME TO TIME) REPRESENTS THE FINAL AGREEMENT BETWEEN ROLLINS AND LAIDLAW AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS BY ROLLINS AND LAIDLAW. THERE ARE NO UNDERWRITTEN ORAL AGREEMENTS BETWEEN ROLLINS AND LAIDLAW.

                                      ROLLINS ENVIRONMENTAL SERVICES, INC.
                                      a Delaware corporation

                                      By:
                                          -------------------------------------
                                          President and Chief Executive Officer

Agreed and Accepted:

LAIDLAW TRANSPORTATION, INC.
a Delaware corporation

By:
   -----------------------------------

Name:
     ---------------------------------


Title:
      --------------------------------



                                     A-A-19

                                                                       EXHIBIT A
                                                          to the 5% Subordinated
                                                         Convertible Pay-In-Kind
                                                    Debenture Due 2009 Issued by
                                            Rollins Environmental Services, Inc.
                                        in favor of Laidlaw Transportation, Inc.

                                     [DATE]

------------------------------------------

------------------------------------------

------------------------------------------

Gentlemen:

     Reference is made to the 5% Subordinated Convertible, Pay-In-Kind Debenture Due 2009 dated _________, 1997 (the "Subordinated Debenture"), in the original principal amount of $350 million issued by Rollins Environmental Services, Inc., a Delaware corporation ("Rollins"), in favor of Laidlaw Transportation, Inc., a Delaware corporation, and the [DESCRIBE SENIOR INDEBTEDNESS] (the "Subject Indebtedness"), being issued contemporaneously herewith by Rollins in favor of [IDENTITY OF HOLDER OF HOLDERS OF SUBJECT INDEBTEDNESS] (whether one or more, the "Senior Creditor"). Hereinafter, capitalized words and phrases used herein which are defined in the Subordinated Debenture are used herein as therein defined.

     The undersigned (the "Subordinated Creditor") hereby represents and warrants to the Senior Creditor that the Subordinated Creditor is the owner and holder of the Subordinated Debenture and that the Subordinated Creditor is entitled to make the agreements herein contained. The Subordinated Creditor hereby acknowledges and agrees that the principal of, premium, if any, interest on (including interest that, but for the filing of a petition initiating any Bankruptcy or Insolvency Proceeding would accrue on such obligations at the time provided in the agreements or instruments creating or evidencing the respective obligations, whether or not such claim is allowed in such Bankruptcy or Insolvency Proceeding) and all other amounts of every kind or nature (including, but not limited to, fees, indemnities and expenses and any interest rate swaps or other interest rate hedging products entered into in connection with the Subject Indebtedness) due or in connection with the Subject Indebtedness, whether outstanding on the date hereof or hereafter created, incurred, assumed, guaranteed or in effect guaranteed by Rollins (including all renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing) are in all respects Senior Indebtedness, that the Senior Creditor (and any other Person who from time to time is a holder of the Subject Indebtedness) is entitled to the benefits of Sections 5, 6 and 12 of the Subordinated Debenture and that the Senior Creditor (and any other Person who from time to time is a holder of the Subject Indebtedness) may enforce the terms and provisions of the Subordinated Debenture to the same extent that Laidlaw or any other holder of Senior Indebtedness would be able to do so.

     The Subordinated Creditor hereby agrees that the Subordinated Debenture will not be sold, assigned, transferred, pledged or hypothecated in any manner, directly or indirectly, by the Subordinated Creditor, unless the assignee, transferee, pledgee or hypothecatee has agreed in writing to be bound by the provisions of this agreement.

     The Subordinated Creditor has executed this agreement in the space provided below in order to induce the Senior Creditor to advance funds or extend credit to Rollins, and this agreement is intended by the Subordinated Creditor to be binding and enforceable undertaking by the Subordinated Creditor in favor of the Senior Creditor.

                                     A-A-20

     The rights credited hereby of the Senior Creditor and of any subsequent holder of the Senior Indebtedness will be assigned automatically, and without any further act, by the Senior Creditor or such holder upon any sale, assignment, conveyance or other transfer of all or any part of the Senior Indebtedness to the extent of the interest sold, assigned, conveyed or otherwise transferred, unless and to the extent the Senior Creditor or such holder expressly provides otherwise in the instrument pursuant to which such interest is conveyed.

                                          Very truly yours,

                                          [NAME OF SUBORDINATED CREDITOR]

                                          By:
                                             -----------------------------------

                                          Name:
                                                --------------------------------


                                          Title:
                                                 -------------------------------


Accepted and agreed to as of
the date first above written:

[NAME OF SENIOR CREDITOR]

By:
   -----------------------------------

Name:
     ---------------------------------

Title:
      --------------------------------



                                     A-A-21

                                                            EXHIBIT B TO ANNEX A

                          STOCK REGISTRATION AGREEMENT

     This Stock Registration Agreement dated               , 1997 (this
"Registration Agreement"), is among Rollins Environmental Services, Inc., a Delaware corporation ("Rollins"), Laidlaw Transportation, Inc., a Delaware corporation ("LTI") and Laidlaw Inc., a Canadian corporation ("Laidlaw" and together with LTI, the "Laidlaw Parties").

                              W I T N E S S E T H:

     WHEREAS, under a Stock Purchase Agreement dated as of               , 1997
(the "Stock Purchase Agreement"), among Rollins and the Laidlaw Parties, Rollins is this date issuing to LTI (i) 120,000,000 shares (the "Rollins Common Shares") of Common Stock, $1.00 par value per share (the "Common Stock"), of Rollins and
(ii) a 5%, 12 year $350 million principal amount, convertible, pay-in-kind debenture (the "Rollins Convertible Debenture"), which is convertible into shares of Common Stock and pursuant to which interest and principal payments can be made in shares of Common Stock (collectively, the "Additional Rollins Common Shares");

     WHEREAS, the Stock Purchase Agreement requires that this Registration Agreement be entered into among Rollins and the Laidlaw Parties upon the issuance to the Laidlaw Parties of such securities of Rollins; and

     WHEREAS, the parties hereto (the "Parties") deem it desirable to enter into this Registration Agreement to establish certain rights and restrictions with respect to the management of the Company and the voting, sale and registration of the shares of Common Stock,

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that:

                                   ARTICLE I
                                  DEFINITIONS

     1.1. Definitions.  In this Registration Agreement:

          "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, with the terms "control" and "controlled" meaning, for purposes of this definition, the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, or by contract or otherwise.

          "Canadian Securities Acts" means the applicable securities legislation of each of the provinces and territories of Canada, and the regulations, rules and policies made thereunder or issued by the Commissions administering such legislation, as the same may hereafter be amended or replaced.

          "Commissions" means the securities commissions or similar regulatory authorities of each of the provinces and territories of Canada and any successor regulatory authorities having similar powers.

          "Designated Jurisdictions" has the meaning specified in Section 2.2.

          "Elected Jurisdictions" has the meaning specified in Section 2.1.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Inspectors" has the meaning specified in Section 2.4.

                                     A-B-1

          "Offering Expenses" means all expenses incidental to Rollins's performance of or compliance with its obligations under Section 2.2 in connection with the qualification by prospectus of Registrable Securities under any of the Canadian Securities Acts, including, without limitation, all filing fees, all fees and expenses of complying with the applicable Canadian Securities Acts, all printing and translation expenses, all fees and disbursements of counsel to any Laidlaw Party and all fees and disbursements of Canadian counsel to Rollins and any underwriting fees and commissions and applicable transfer taxes, if any, relating to the distribution of the Registrable Securities under any Canadian Securities Acts.

          "Offering Notice" has the meaning specified in Section 4.4.

          "Offering Registration Statement" has the meaning specified in Section 4.4.

          "Offering Termination Date" has the meaning specified in Section 4.4.

          "Person" means an individual, corporation, partnership, association, joint stock company, limited liability company, governmental entity, business trust, unincorporated organization or other legal entity.

          "Registrable Securities" means (i) the Rollins Common Shares, (ii) the Rollins Convertible Debenture, (iii) the Additional Rollins Common Shares and (iv) any shares of Common Stock issued in connection with any stock dividend on, or any stock split, reclassification or reorganization of, shares of Common Stock referenced in subparagraphs (i), (ii) or (iii) above.

          "SEC" means the United States Securities and Exchange Commission or any successor agency.

          "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Selling Laidlaw Party" has the meaning specified in Section 2.4.

          "Specified Securities" has the meaning specified in Section 2.1.

                                   ARTICLE II
                              REGISTRATION RIGHTS

     2.1. Incidental Rights. If at any time or from time to time Rollins proposes to file (i) with the SEC a registration statement (whether on Form S-1, S-2, or S-3, or any equivalent form then in effect) for the registration under the Securities Act of any shares of Common Stock for sale, or (ii) a prospectus under any of the Canadian Securities Acts in order to qualify a distribution under any of the Canadian Securities Acts of any securities, for cash consideration, to the public by Rollins or on behalf of one or more shareholders of Rollins (excluding any sale of securities convertible into or exercisable for Common Stock, and any shares of Common Stock issuable by Rollins upon the exercise of employee stock options, or to any employee stock ownership plan, or in connection with any acquisition made by Rollins, any securities exchange offer, dividend reinvestment plan, employee benefit plan, corporate reorganization, or in connection with any amalgamation, merger or consolidation of Rollins with one or more other corporations if Rollins is the surviving corporation), Rollins shall give the Laidlaw Parties at least 20 days' prior written notice of the proposed filing (or if 20 days' notice is not practicable, a reasonable shorter period of not less than seven days), which notice shall outline the nature of the proposed distribution and the U.S. and Canadian jurisdictions in which Rollins proposes to qualify and offer such securities (the "Elected Jurisdictions"). On the written request of a Laidlaw Party received by Rollins within 15 days (or within 7 days if 20 days' notice cannot practicably be given by Rollins) after the date of Rollins's delivery to the Laidlaw Parties of the notice of intended registration (which request shall specify the Registrable Securities sought to be disposed of by each Laidlaw Party and the intended method or methods by which dispositions are intended to be made), Rollins shall, under the terms and subject to the conditions of this
Article II, at its own expense as provided in Section 4.2, (a) use its reasonable efforts to include in the coverage of

                                     A-B-2
such U.S. registration statement (or in a separate U.S. registration statement concurrently filed) and qualify for sale under the blue sky or securities laws of the various states, and (b) use its reasonable efforts to effect the qualification under the Canadian Securities Acts, in the Elected Jurisdictions the number of Registrable Securities (herein called the "Specified Securities") held by such Laidlaw Party and which such Laidlaw Party has so requested to be registered or qualified for distribution, to the extent required to permit the distribution (in accordance with the intended method or methods thereof as aforesaid) in the Elected Jurisdictions requested by such Laidlaw Party of such Registrable Securities.

     If the distribution proposed to be effected by Rollins involves an underwritten offering of the securities being so distributed by or through one or more underwriters, and if the managing underwriter of such underwritten offering indicates in writing its reasonable opinion that including all or part of the Specified Securities in the coverage of such registration statement or in the distribution to be effected by such prospectus will materially and adversely affect the sale of securities proposed to be sold (which statement of the managing underwriter shall also state the maximum number of shares, if any, which can be sold by the Laidlaw Party requesting registration under this
Section 2.1 without materially and adversely affecting the sale of the shares proposed to be sold), then the number of Specified Securities which the requesting Laidlaw Party shall have the right to include in such registration statement or to have qualified by such prospectus shall be reduced to the maximum number of shares specified by the managing underwriter. In all cases, priority shall be afforded to securities covered by a registration statement and/or qualified for distribution by a prospectus filed in response to the exercise of a demand registration or qualification right by a holder of Common Stock other than a holder exercising rights under this Registration Agreement and no securities proposed to be sold by such other holder shall be so reduced until all securities proposed to be sold by all other parties have been entirely eliminated. As to all other proposed selling shareholders of Common Stock, including the Laidlaw Party requesting to include Registrable Securities in the coverage of such a registration statement or prospectus, any such reduction in the number of shares of Common Stock proposed to be sold by the selling shareholders shall be effected on a pro rata basis in accordance with the relationship which the number of shares of Common Stock proposed to be sold by each selling shareholder bears to the number of shares of Common Stock proposed to be sold by all selling shareholders.

     Rollins shall have the sole right to select any underwriters, including the managing underwriter, of any public offering of shares of Common Stock subject to this Section 2.1.

     Each Laidlaw Party may request to have Common Stock included in an unlimited number of registrations, and qualified by an unlimited number of prospectuses, under this Section 2.1. Registration rights under this Section 2.1 shall extend only to the incidental registrations of Common Stock.

     2.2. Mandatory Rights. Upon written request of a Laidlaw Party made at any time, Rollins shall, under the terms and subject to the conditions set forth in this Section 2.2 and in Section 2.4, (i) at Rollins' expense, file (and use its reasonable efforts to cause to become effective) a U.S. registration statement covering, and use its reasonable efforts to qualify for sale under the blue sky or securities laws of the various U.S. states as may be requested by such Laidlaw Party (except any such state in which, in the opinion of the managing underwriter of the offering, the failure to so qualify would not materially and adversely affect the proposed offering), and (ii) at such Laidlaw Party's expense, use its reasonable efforts to effect the qualification for distribution under the Canadian Securities Acts, in accordance with the intended method or methods of disposition set forth in that notice, such number of Registrable Securities, as may be designated by such Laidlaw Party in its request, or that portion thereof designated in said request for registration or qualification in each of the Designated Jurisdictions (as defined below). A request for registration under this Section 2.2 shall specify the number of shares to be registered, the United States and Canadian jurisdiction in which such registration or qualification is to be effected (the "Designated Jurisdictions") and the proposed manner of sale, including the name and address of any proposed underwriter; provided, that all offerings contemplated by a request for registration under this Section 2.2 shall be underwritten offerings involving either a distribution of Registrable Shares to the public where no single buyer,

                                     A-B-3
acting individually or with others, acquires more than 10% of such offering, or a distribution by way of dividend or other distribution to holders of Common Stock in the capital of Rollins where such dividend or other distribution is made pro rata between the holders of all such classes of shares according to the number of shares of either class held by each of them. The principal underwriter or underwriters for any such offering shall be selected by the Laidlaw Party requiring registration, subject to Rollins's approval, which may not unreasonably be withheld.

     If the distribution proposed to be effected pursuant to this Section 2.2 involves an underwritten offering of the securities being so distributed by or through one or more underwriters, and if the managing underwriter of such underwritten offering indicates in writing its reasonable belief that including all or part of the Registrable Securities in the coverage of such registration statement or in the distribution to be effected by such prospectus will materially and adversely affect the sale of the securities proposed to be sold, then the number of securities proposed to be sold shall be reduced to the maximum number of securities specified by the managing underwriter. In such a case, priority shall be afforded to Registrable Securities and the securities that are not Registrable Securities shall be completely eliminated from inclusion in such offering before the number of Registrable Securities is reduced.

     Rollins may delay the filing or effectiveness of any registration statement, or any preliminary prospectus or (final) prospectus required to effect a qualification for distribution, requested under this Section 2.2, or delay its effectiveness, for a reasonable period (but not longer than 120 days) if, in the sole judgment of Rollins's Board of Directors, (i) a delay is necessary in light of pending financing transactions, corporate reorganizations or other major events involving Rollins, or (ii) filing at the time requested would materially and adversely affect the business or prospects of Rollins in view of disclosures that may thereby be required. Once the cause of the delay is eliminated, Rollins shall promptly notify the Laidlaw Parties requiring registration or qualification, and promptly after a Laidlaw Party notifies Rollins to proceed, Rollins shall, as required in connection with the Designated Jurisdictions selected by the relevant Laidlaw Parties, file a registration statement or a preliminary prospectus and/or (final) prospectus and begin performance of its other obligations under this Section 2.2.

     The Laidlaw Parties shall be entitled to request three registrations or qualifications under this Section 2.2 from the date hereof until the fifth anniversary of the date hereof and three additional registrations or qualifications under this Section 2.2 from the fifth anniversary of the date hereof until the twelfth anniversary of the date hereof (provided that the filing of a registration statement and a preliminary prospectus or (final) prospectus in more than one Designated Jurisdictions in connection with a concurrent or substantially concurrent distribution shall be deemed for the purposes hereof to be a single registration and qualification). However, if a Laidlaw Party requests a registration under this Section 2.2, but no registration statement or (final) prospectus becomes effective with respect to the Registrable Securities covered by such request, then such request shall not count as a request for purposes of determining the number of requests for registration or qualification the Laidlaw Parties may make under this Section 2.2.

     2.3. Registration Conditions. Notwithstanding any other provision of this Registration Agreement, Rollins shall not be required to effect a registration or qualification of any securities under this Article II, or file any post-effective amendment to such a registration statement or prospectus relating to such a qualification:

          2.3.1. unless the requesting Laidlaw Party agrees to (a) sell and distribute a portion or all of its Registrable Securities in accordance with the plan or plans of distribution adopted by and through underwriters, if any, acting for Rollins, and (b) bear a pro rata share of underwriter's discounts and commissions;

          2.3.2. if a registration or qualification requested under Section 2.2, or any post-effective amendment to the registration statement and/or prospectus filed in connection therewith, requires, under applicable statutes and rules, a special audit (other than a normal fiscal year-end audit) of any financial statements, unless the requesting Laidlaw Party agrees to pay its proportionate share

                                     A-B-4

     (determined by the number of shares to be sold by such Laidlaw Party in the offering in proportion to the total number of shares to be sold by Rollins and all other participants in such offering) of the reasonable fees and expenses of accountants incurred in connection with the special audit and which would otherwise not be incurred;

          2.3.3. if, in the case of a request for registration or qualification under Section 2.1 or 2.2, in the reasonable opinion of counsel for Rollins,
     (i) the Registrable Securities for which registration under the Securities Act has been requested may be disposed of without adversely affecting the market price of such Registrable Securities within a comparable time frame without registration under the Securities Act and (ii) upon such disposition all legends on certificates representing such shares which restrict their transfer under the Securities Act and applicable state securities laws may be removed, and the sale by the applicable Laidlaw Party of any Registrable Securities for which qualification for distribution under any Canadian Securities Acts has been requested (a) will not constitute a "distribution" (or the corresponding term) under the applicable Canadian Securities Acts, or (b) may be effected in the method requested (or in a method having a substantially similar economic effect, as to which such counsel may make any reasonable assumption for the purposes of such opinion) without qualification by prospectus; provided that the first trade of such Registrable Securities by the purchaser thereof from the Laidlaw Party in such sale would not constitute a "distribution" (or the corresponding term) under the applicable Canadian Securities Acts (but for (I) any unusual effort made to prepare the market or to create a demand for such securities made by or on behalf of such purchaser), (II) any extraordinary commission or consideration paid or to be paid in respect of such first trade, or (III) such purchaser being a Person described in clause (III) of the definition of "distribution" set forth in section 1(1) of the Securities Act (Ontario) in relation to Rollins (or any corresponding provision of any other applicable Canadian Securities Act);

          2.3.4. if, in the case of a request for registration under Section 2.2, other than with respect to a distribution by way of dividend or other distribution to holders of common stock in the capital of Laidlaw where such dividend or other distribution is made pro rata between the holders of all such classes of shares according to the number of shares of either class held by each of them (i) any registration statement or prospectus covering securities regarding which a Laidlaw Party could have exercised registration rights under Section 2.1 of this Registration Agreement has become effective under the Securities Act or, with respect to a (final) prospectus, a receipt has been issued therefor under the applicable Canadian Securities Acts within six months preceding the date of such request, (ii) a registration statement or prospectus requested by a Laidlaw Party pursuant to Section 2.2 has become effective under the Securities Act or, with respect to a (final) prospectus, a receipt has been issued therefor under the applicable Canadian Securities Acts within twelve months preceding the date of such request or (iii) Rollins has given notice under
     Section 2.1 of its intention to file a registration statement under the Securities Act or a prospectus under any Canadian Securities Acts and has not completed or abandoned the proposed offering; and

          2.3.5. unless Rollins has received from the Laidlaw Party requesting registration or qualification all information Rollins has reasonably requested concerning such Laidlaw Party and its method of distribution of its Registrable Securities, so as to enable Rollins to include in the registration statement or prospectus all facts required to be disclosed in it.

     2.4. Covenants and Procedures.  If Rollins becomes obligated under this
Article II to effect a registration or qualification of Registrable Securities on behalf of a Laidlaw Party requesting registration or qualification under this
Article II (hereinafter called a "Selling Laidlaw Party"), then (as applicable to the jurisdictions for which such registration or qualification is to be made):

          2.4.1. Rollins, (i) at its expense as provided in Section 4.2, shall prepare and file with the SEC a registration statement covering and, as applicable, (ii) at its expense as provided in Section 4.2 if such registration is triggered pursuant to Section 2.1, or at the expense of the requesting Selling Laidlaw Party as provided in Section 4.3 if such registration is triggered pursuant to

                                     A-B-5

     Section 2.2, prepare and file with the applicable Commissions (in the English and French languages, as applicable) a preliminary prospectus qualifying such securities and such other related documents as may be necessary or appropriate relating to the proposed distribution, and shall use reasonable efforts to cause the registration statement to become effective and (with respect to Canadian jurisdictions) after any comments of the Commissions have been satisfied with respect thereto, to prepare and file in accordance with the relevant Canadian Securities Acts, a (final) prospectus in the English and French languages, as appropriate, and receive receipts therefor and shall take all other steps and proceedings that may be necessary in order to qualify the applicable Registrable Securities for distribution under such Canadian Securities Acts by registrants who comply with the relevant provisions of such Canadian Securities Acts. Rollins will also (a) with respect to any U.S. registration statement, file such post-effective amendments to the registration statement (and use reasonable efforts to cause it to become effective) and such supplements as are necessary so that current prospectuses are at all times available for a period of at least 90 days after the effective date of the registration statement or for such longer period, not to exceed 180 days, as may be required under the plan or plans of distribution set forth in the registration statement, and (b) with respect to any Canadian prospectus, file with the Commissions such amendments and supplements to such preliminary prospectus and (final) prospectus as may be necessary to comply with the provisions of the Canadian Securities Acts applicable to the proposed distribution until the earlier of (I) such time as all of Registrable Securities proposed to be sold thereunder have been disposed of in accordance with the intended method or methods of disposition by the Selling Laidlaw Party thereof, and (II) the expiration of a period of at least 90 days after the issuance by the Commissions in all applicable Canadian jurisdictions for the (final) prospectus or such longer period, not to exceed 180 days, as may be required under the plan or plans of distribution set forth in such (final) prospectus. Each Selling Laidlaw Party shall promptly provide Rollins with such information with respect to such Selling Laidlaw Party's Registrable Securities to be so registered and qualified and, if applicable, the proposed terms of their offering, as is required for the registration or qualification. If the Registrable Securities to be covered by the registration statement and/or prospectus are not to be sold to or through underwriters acting for Rollins, Rollins shall:

             (x) deliver to each Selling Laidlaw Party, as promptly as practicable, as many copies of preliminary prospectuses as each Selling Laidlaw Party may reasonably request (in which case each Selling Laidlaw Party shall keep a written record of the distribution of the preliminary prospectuses and shall refrain from delivery of the preliminary prospectuses in any manner or under any circumstances which would violate the Securities Act, the applicable Canadian Securities Acts or the securities laws of any other jurisdiction, including the various states of the United States);

             (y) deliver to each Selling Laidlaw Party, as soon as practicable after the effective date of the U.S. registration statement, or, as applicable, the date on which all applicable Commissions shall have issued a receipt for the Canadian (final) prospectus, and from time to time thereafter during the applicable period described in paragraph 2.4.1(i) or (ii), as many copies of the relevant prospectuses (including any (final) prospectus as such Selling Laidlaw Party may reasonably request); and

             (z) in case of the happening, after the effective date of the registration statement and during the applicable 90 or 180 day period described in the second sentence of paragraph 2.4.1, of any event or occurrence as a result of which the prospectus (including any preliminary prospectus or (final) prospectus), as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make any statement therein not misleading in the light of the circumstances in which it was made, give each Selling Laidlaw Party written notice of the event or occurrence and prepare and furnish to each Selling Laidlaw Party, in such quantities as it may reasonably request, copies of an amendment of or a supplement to such prospectus as may be necessary so that the prospectus, as so amended or supplemented and thereafter delivered to

                                     A-B-6
        purchasers of the securities, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          2.4.2. Rollins will notify each Selling Laidlaw Party of any action by the SEC or any Commission to suspend the effectiveness of any registration statement or prospectus filed pursuant hereto or the initiation or threatened initiation of any proceeding for such purpose or the receipt by Rollins of any notification with respect to the suspension of the qualification of the securities covered by a prospectus filed pursuant hereto for sale in any jurisdiction. Immediately upon receipt of any such notice, the Laidlaw Parties shall cease to offer or sell any Registrable Securities pursuant to the registration statement or prospectus in the jurisdiction to which such order or suspension relates. Rollins will also notify each Selling Laidlaw Party promptly of the occurrence of any event or the existence of any state of facts that, in the judgment of Rollins, should be set forth in such registration statement or prospectus. Immediately upon receipt of such notice, the Laidlaw Parties shall cease to offer or sell any Registrable Securities pursuant to such registration statement or prospectus, cease to deliver or use such registration statement or prospectus and, if so requested by Rollins, return to Rollins at Rollins's expense all copies of such registration statement or prospectus. Rollins will as promptly as practicable take such action as may be necessary to amend or supplement such registration statement or prospectus in order to set forth or reflect such event or state of facts and provide copies of such proposed amendment or supplement to each Selling Laidlaw Party.

          2.4.3. On or before the date on which the registration statement is declared effective, or a receipt is issued by all Commissions for the (final) prospectus, Rollins shall use its reasonable efforts to:

             (i) register or qualify (and cooperate with each Selling Laidlaw Party, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of) the securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other U.S. or Canadian jurisdiction as any Selling Laidlaw Party or underwriter reasonably requests;

             (ii) use its reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period the registration statement or prospectus is required to be kept effective; and

             (iii) do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Common Stock covered by the applicable registration statement or prospectus, provided that Rollins will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified.

          2.4.4. Rollins shall use its reasonable efforts to cause all Registrable Securities of a Selling Laidlaw Party included in the registration statement or qualified by prospectus to be listed, by the date of the first sale of such shares pursuant to such registration statement or prospectus, on each securities exchange on which the securities as then listed or proposed to be listed, if any.

          2.4.5. Rollins shall make generally available to each Selling Laidlaw Party and any underwriter participating in the offering conducted pursuant to the registration statement an earnings statement satisfying Section 11(a) of the Securities Act no later than 45 days after the end of the 12-month period beginning with the first day of Rollins's first fiscal quarter commencing after the effective date of the registration statement. The earnings statement shall cover such 12-month period. This requirement will be deemed to be satisfied if Rollins timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act, and otherwise complies with Rule 158 under the Securities Act as soon as practicable. In addition, in the event that Rollins shall have become a reporting issuer (or have the corresponding status) under any of the Canadian Securities Acts, Rollins shall comply with the continuous disclosure

                                     A-B-7
     obligations of a reporting issuer (or the obligations attendant upon such corresponding status) prescribed by each Canadian Securities Act under which it has such status.

          2.4.6. Rollins shall cooperate with each Selling Laidlaw Party and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold under the registration statement or prospectus, and to enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or the Selling Laidlaw Party, may request, subject to the underwriters' obligation to return any certificates representing unsold securities.

          2.4.7. Rollins shall use its reasonable efforts to cause Registrable Securities covered by the registration statement or prospectus to be registered with or approved by such other governmental agencies or authorities in the U.S. or Canada (including the registration of Registrable Securities under the Exchange Act) as may be necessary to enable the Selling Laidlaw Parties or the underwriter or underwriters, if any, to consummate the disposition of such securities.

          2.4.8. Rollins shall, during normal business hours and upon reasonable notice, make available for inspection by each Selling Laidlaw Party, any underwriter participating in any offering pursuant to the registration statement or prospectus, and any attorney, accountant or other agent retained by a Selling Laidlaw Party or any such underwriter (collectively, the "Inspectors"), all nonconfidential financial and other records, pertinent corporate documents, and properties of Rollins, as shall be reasonably necessary to enable the Inspectors to exercise their due diligence responsibilities and as they may reasonably consider to be necessary for the purpose of establishing their due diligence defense (as applicable) as contemplated by the Canadian Securities Acts and in order to enable any such underwriters to execute the certificate on any prospectus required pursuant to any Canadian Securities Acts to be executed by them. Rollins shall also cause its officers, directors, and employees to supply all nonconfidential information reasonably requested by any Inspector in connection with the registration statement.

          2.4.9. Rollins shall use its reasonable efforts to obtain a "cold comfort" letter and, as applicable, a "long-form comfort letter" from Rollins's independent public accountants, and an opinion of counsel for Rollins, each in customary form and covering such matters of the type customarily covered by cold comfort letters and long form comfort letters and legal opinions in connection with public offerings of securities, as the Selling Laidlaw Party reasonably requests, and consents from all parties from whom such consents would be required under the applicable Canadian Securities Acts.

          2.4.10. Rollins shall provide and cause to be maintained a transfer agent and registrar for all Registrable Securities for the term of this Registration Agreement.

          2.4.11. Rollins shall use all reasonable efforts to cause the Registrable Securities covered by the registration statement to continue to be listed for a period of three years after the registration statement is declared effective on at least one national securities exchange on which the Common Stock is listed.

          2.4.12. Rollins shall reasonably cooperate, at the Selling Laidlaw Party's expense, with the Selling Laidlaw Party participating in the disposition of the Registrable Securities and its respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

          2.4.13. Rollins shall make available to the managing underwriters certain of its officers (subject to the reasonable demands of its business) for the purpose of participating in one "road show" presentation in connection with underwritten offerings. The Selling Laidlaw Parties agree that they will bear all incremental expenses incurred by Rollins in complying with this Section 3.4.13 if such registration is triggered pursuant to a request under Section 2.2.

                                     A-B-8

          2.4.14. Rollins shall enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as each Selling Laidlaw Party shall reasonably request in order to expedite or facilitate the disposition of the Registrable Securities; provided that such customary agreements, if any, shall be reasonably satisfactory in form and substance to Rollins. Laidlaw shall be a party to such underwriting agreement and may, at its option, require that Rollins make to and for the benefit of Laidlaw the representations, warranties and covenants of Rollins which are being made to and for the benefit of such underwriters and which are of the type customarily provided to institutional investors in secondary offerings.

          2.4.15. Rollins shall deliver promptly to Laidlaw and each underwriter, if any, copies of all correspondence between the SEC, on the one hand, and Rollins, its counsel or auditors, on the other hand, and all memoranda relating to discussions with the SEC or its staff, with respect to any registration statement, other than those portions of any such correspondence and memoranda which contain information subject to attorney-client privilege with respect to Rollins, and, upon receipt of such confidentiality agreements as Rollins may reasonably request, make reasonably available for inspection by any Selling Laidlaw Party covered by such registration statement, by any underwriter, if any participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any Selling Laidlaw Party or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of Rollins, and cause all of Rollins' officers, directors and employees to supply all information reasonably requested by any such Selling Laidlaw Party, underwriter, attorney, accountant or agent in connection with such registration statement.

                                  ARTICLE III
                                INDEMNIFICATION

     3.1. Indemnification by Rollins. In the event of any registration or qualification under the Securities Act or any Canadian Securities Act by any registration agreement or prospectus pursuant to rights herein granted of Registrable Securities held by a Laidlaw Party who becomes a Selling Laidlaw Party, Rollins will hold harmless such Selling Laidlaw Party and each underwriter of such securities and each other Person, if any, who controls such Selling Laidlaw Party or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities (including legal fees and costs of court), joint or several, to which such Selling Laidlaw Party or such underwriter or controlling Person becomes subject under the Securities Act, the applicable Canadian Securities Acts or otherwise, insofar as such losses, claims, damages or liabilities (or any actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act, or in any related preliminary or (final) prospectus, or in any preliminary prospectus or (final) prospectus under which such securities were qualified for distribution under any Canadian Securities Act, or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such Selling Laidlaw Party and each such underwriter and each such controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that Rollins shall not be liable to such Selling Laidlaw Party or its underwriters or controlling Persons in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or (final) prospectus or such amendment or supplement, in reliance upon and in conformity with information furnished to Rollins through a written instrument duly executed by such Selling Laidlaw Party or such underwriter specifically for use in the preparation thereof or results from any improper conduct of such Selling Laidlaw Party or any such underwriter or controlling Person.

                                     A-B-9

     3.2. Indemnification by Selling Laidlaw Parties. It shall be a condition precedent to the obligation of Rollins to include in any registration statement or to qualify by prospectus any Registrable Securities of a Selling Laidlaw Party that Rollins shall have received from such Selling Laidlaw Party an undertaking, reasonably satisfactory to Rollins and its counsel, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.1) Rollins, each director of Rollins, each officer of Rollins who shall sign the registration statement or prospectus and any Person who controls Rollins within the meaning of the Securities Act, (i) with respect to any statement or omission from such registration statement, any related preliminary or (final) prospectus or any amendment or supplement to any of the foregoing, if such statement or omission was made in reliance upon and in conformity with information furnished to Rollins through a written instrument duly executed by such Selling Laidlaw Party specifically for use in the preparation of such registration statement, preliminary or (final) prospectus or amendment or supplement and (ii) with respect to compliance by such Selling Laidlaw Party with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement; provided, however, that the aggregate amount which any such Selling Laidlaw Party shall be required to pay pursuant to this Section 3.2 shall in no case be greater than the amount of the net proceeds received by such Selling Laidlaw Party upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim.

     3.3. Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding Sections of this Article III, the indemnified party will, if a resulting claim is to be made or may be made against an indemnifying party, give written notice to the indemnifying party of the commencement of the action. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action's defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party's expense unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation.

     3.4. Contribution. If the indemnification required by this Article IV from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities or expenses, then the indemnifying party shall

                                     A-B-10
contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Rollins and the Laidlaw Parties agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 3.4.

     Notwithstanding the provisions of this Section 3.4, no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by the indemnifying party exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act or the Criminal Code (Canada)) shall be entitled to contribution from any Person who was not guilty of such a fraudulent misrepresentation.

                                   ARTICLE IV
                                OTHER AGREEMENTS

     4.1. Other Registration Rights. Rollins agrees that it will not grant to any Person registration rights which would allow such Person to limit Laidlaw's priority for the sale or distribution of Registrable Securities upon the exercise of mandatory registration rights pursuant to Section 2.2.

     4.2. Expenses. All expenses incurred by Rollins in connection with any U.S. registration statement covering Registrable Securities offered by a Laidlaw Party, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel (except for the fees and disbursements of counsel for such Laidlaw Party) and of the independent certified public accountants (except, in the case of any special audits, if required in connection with any such registration, such Laidlaw Party's proportionate share of its expense as provided in Section 2.3) and the expense of qualifying such shares under state blue sky laws, shall be borne by Rollins; provided, however, that Rollins shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 if the registration request is subsequently withdrawn at the request of a Laidlaw Party (in which case such Laidlaw Party shall bear such expenses), unless the Laidlaw Parties agree to forfeit their right to one demand registration pursuant to
Section 2.2; provided further, that if at the time of such withdrawal, such Laidlaw Party has learned of a material adverse change in the condition, business or prospects of Rollins from that known at the time of its request, then such Laidlaw Party shall not be required to pay any of such expenses and shall retain its rights pursuant to Section 2.2. Rollins's obligations under this Section 4.2 shall apply to each registration under the Securities Act or state blue sky legislation pursuant to Section 2.2.

     4.3. Offering Expenses. The Laidlaw Party selling any Registrable Securities pursuant to any prospectus filed with any Commission in connection with the satisfaction by Rollins of its obligations under Section 2.2 shall reimburse Rollins for all Offering Expenses reasonably incurred by or on behalf of Rollins upon receipt by such Laidlaw Party of a written request from Rollins in respect of same,

                                     A-B-11
together with invoices outlining in reasonable detail the expenses to be borne by the Laidlaw Party or Laidlaw Parties. In addition, the relevant Laidlaw Parties shall be responsible for any additional expenses reasonably incurred by Rollins as a result of such Laidlaw Parties' participation in any offering proposed to be completed by Rollins in any Canadian jurisdiction as contemplated in Section 2.1 upon receipt by the relevant Laidlaw Parties of a written request from Rollins in respect of the same, together with appropriate documentation outlining all expenses incurred by Rollins in respect of that distribution and the proportion of the same to be borne by the relevant Laidlaw Parties, together with a brief explanation as to the reasons why the expenses so charged to the Laidlaw Parties would not have been incurred by Rollins in the absence of the participation by the Laidlaw Parties in that distribution.

     4.4. Dispositions During Registration. The Laidlaw Parties and their Affiliates hereby agree that from the date of receipt of written notice (the "Offering Notice") from Rollins that Rollins intends to file a registration statement or prospectus (the "Offering Registration Statement") covering shares of Common Stock or securities convertible into or exercisable for Common Stock until the Offering Termination Date (defined below), the Laidlaw Parties and their Affiliates will not sell or otherwise dispose of any securities owned by such Laidlaw Party or Affiliate except for Registrable Shares included in the Offering Registration Statement. As used herein, the "Offering Termination Date" shall occur on (i) the lapse of 60 days from the date of receipt of the Offering Notice if the Offering Registration Statement is not declared effective (or, if the Offering Registration Statement is a (final) prospectus to be filed under any Canadian Securities Act, a receipt is not issued therefor by the applicable Commissions) before such lapse, (ii) the lapse of 120 days from the date of effectiveness of the Offering Registration Statement (or, if the Offering Registration Statement is a (final) prospectus to be filed under any Canadian Securities Act, the date a receipt has been issued therefor by all applicable Commissions) if any Registrable Shares are included in the Offering Registration Statement or (iii) the lapse of 90 days from the date of effectiveness of the Offering Registration Statement (or, if the Offering Registration Statement is a (final) prospectus to be filed under any Canadian Securities Act, the date a receipt has been issued therefor by all applicable Commissions) if no Registrable Shares are included in the Offering Registration Statement.

     4.5. Transfer of Rights. The incidental registration and qualification rights or benefits and mandatory registration and qualification rights or benefits, including indemnification by Rollins, shall be freely transferable by the Laidlaw Parties (i) to any Laidlaw Affiliate and (ii) to any Person which after such transfer would hold at least 10% of the issued and outstanding Common Stock of Rollins. Upon any transfer of the registration and qualification rights or benefits of this Registration Agreement, the assigning Laidlaw Party shall give Rollins written notice prior to or promptly following such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned. Such notice shall include or be accompanied by a written undertaking by the transferee to comply with the obligations imposed hereunder. In the event any registration and qualification rights or benefits are transferred in accordance with the terms hereof, any actions required to be taken by the Laidlaw Parties will be taken with the approval of the holders of such registration and qualification rights or benefits who hold a majority of the Registrable Securities, whose actions shall bind all such holders of such registration and qualification rights or benefits.

     4.6. Termination of Registration Rights. The Laidlaw Parties and their permitted assigns shall be entitled to exercise any right provided for in this Registration Agreement until the twelfth anniversary of the date hereof, provided, however, such rights shall terminate one year from the date 80% of the Rollins Convertible Debenture has been converted or redeemed.

     4.7. Multijurisdictional Disclosure System. Nothing in this Registration Agreement shall be construed to limit or restrict in any manner whatsoever the ability of Rollins to make use of the Multijurisdictional Disclosure System (as set forth in National Policy No. 45 of the Canadian Securities Administrators) with respect to the qualification, distribution or sale in Canada of any securities of Rollins, including pursuant to request made pursuant to Section
2.1 or Section 2.2 hereof.

                                     A-B-12

                                   ARTICLE V
                                 MISCELLANEOUS

     5.1. Notices. All notices or other communications which are required or may be given under this Registration Agreement shall be in writing and shall be deemed to have been duly given when delivered in Person or transmitted by telecopier (with receipt confirmed) to a party at the address or telecopy number, as applicable, set forth below (as any such address or telecopier number may be changed from time to time by notice similarly given):

          (i) if to any Laidlaw Party, to:

                 Laidlaw Inc.
                 3221 North Service Road
                 Burlington, Ontario
                 Canada L7R 3YS
                 Attention: Ivan R. Cairns
                 Telecopier No.: (905) 332-6550

          (ii) if to Rollins, to:

                 Rollins Environmental Services, Inc.
                 One Rollins Plaza
                 2200 Concord Pike
                 Wilmington, Delaware 19803
                 Attention: General Counsel
                 Telecopier No.: (302) 426-3555


     5.2. Section Headings. The article and section headings in this Registration Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Registration Agreement. References in this Registration Agreement to a designated "Article" or "Section" refer to an Article or Section of this Registration Agreement unless otherwise specifically indicated.

     5.3. Governing Law. This Registration Agreement shall be construed and enforced in accordance with and governed by the laws of State of Delaware without regard to its conflict of law rules.

     5.4. Amendments. This Registration Agreement may be amended only by an instrument in writing executed by all of the Parties.

     5.5. Entire Agreement. This Registration Agreement constitutes the entire agreement between the Parties concerning its subject matter.

     5.6. Severability. The invalidity or unenforceability of any specific provision of this Registration Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Registration Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the Parties to this Registration Agreement.

     5.7. Counterparts. This Registration Agreement may be executed in multiple counterparts, all of which together shall constitute the same instrument.

                                     A-B-13

     IN WITNESS WHEREOF, the Parties have executed this Registration Agreement as of the date first above written.

                                        ROLLINS ENVIRONMENTAL SERVICES, INC.

                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------

                                        LAIDLAW INC.


                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------

                                        LAIDLAW TRANSPORTATION, INC.


                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------



                                     A-B-14

                                                                         ANNEX B

January 31, 1997

Board of Directors
Rollins Environmental Services, Inc.

Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to Rollins Environmental Services, Inc. ("Rollins" or the "Company") of a business combination (the "Transaction") in which Rollins will acquire all of the stock of Laidlaw Chem-Waste, Inc. ("LES") (comprised of Laidlaw Environmental Services, Ltd. and Laidlaw Environmental Services, Inc. and subsidiaries, but excluding its JTM Industries Inc. and KUK Enterprises, Inc. subsidiaries) from Laidlaw, Inc. (the "Seller"). The terms of the Transaction are embodied in an executed Letter of Intent dated January 6, 1997 and the draft definitive agreement (the "Stock Purchase Agreement") dated January 29, 1997. The terms of the Transaction include, among other things, that Rollins will acquire the stock of LES in exchange for $400,000,000 in cash or the assumption of LES indebtedness, 120,000,000 shares of Rollins common stock, par value $1.00 per share and $350,000,000 principal amount of the Company's 5% 12-Year Subordinated, Convertible, Pay-In-Kind Debenture (collectively, the "Consideration").

     In connection with our review of the Transaction and the preparation of this opinion, we have examined (i) the financial terms and conditions of the Transaction as contained in the executed Letter of Intent and the Stock Purchase Agreement, (ii) the audited financial statements of the Company and its subsidiaries for the years ended September 30, 1995 and 1996, (iii) the unaudited financial statements of LES for the years ended August 31, 1994 through August 31, 1996, (iv) the unaudited interim financial statements of the Company for the period ended December 31, 1996 and LES for the period ended November 30, 1996, (v) certain internal financial forecasts and projections prepared by the management of the Company for the Company and its subsidiaries and the management of LES for LES and its subsidiaries, (vi) certain internal financial forecasts and projections provided by management of both LES and Rollins for the Company assuming the Transaction occurs and certain cost savings and other synergies are achieved, and (vii) certain other publicly available financial information. Additionally, we held discussions with senior management of the Company and LES regarding past and current operations and the financial condition and prospects of the Company and its subsidiaries. LES and its subsidiaries and the combined operations of LES and the Company and considered other matters which we deemed relevant to our inquiry.

     We have assumed and relied upon the accuracy and completeness of all such information and have not independently made any attempt to verify such information. We have not made any attempt to make or obtain an independent appraisal of the value of the assets or the liabilities (contingent or otherwise) of the Company or its subsidiaries or LES and its subsidiaries. This opinion is not meant to be an indication of the price at which Rollins' common stock will trade at any time or a recommendation as to any action a Rollins shareholder should take. With respect to all information provided by management of either Rollins or LES, we have assumed that it represents the best currently available knowledge and judgment of such management and has been reasonably prepared. We have relied on the management of Rollins and LES to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review.

     We have also been assured by Rollins' management that neither the Company nor its subsidiaries are party to any pending material transactions including, but not limited to, any external financing, recapitalizations, acquisitions or merger discussions, other than the Transaction. Likewise, we have been assured by LES's management that neither LES nor its subsidiaries are party to any pending material transactions including, but not limited to, any external financing, recapitalizations, acquisitions or merger discussions, other than the Transaction. Our opinion is based on market, financial, economic and other conditions existing as of the date of this letter and any change in such conditions would require a reevaluation of this opinion.

     We express no opinion as to the underlying business decision to conduct the Transaction or the availability or advisability of any alternatives to the Transaction. Raymond James did not structure the Transaction or negotiate the terms of the Transaction.

     In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we deemed relevant, including the review of (i) historical and projected revenues, operating earnings, cash flow, net income and capitalization of the Company and LES and certain other companies we believe to be comparable to the Company and LES, (ii) the current financial position and operating results of the Company and its subsidiaries and LES and its subsidiaries and forecasted results of such entities, (iii) the historical market prices and trading activities of the Company's common stock, (iv) reported financial terms of business combinations comparable to the Transaction, (v) the value of the Consideration to be paid to the Seller, (vi) the projected pro forma operating results and financial position for the Company assuming the Transaction had occurred and (vii) the general condition of the securities markets.

     Raymond James & Associates, Inc. is actively involved in investment banking activities and regularly undertakes the evaluation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Raymond James has served as a financial advisor to Laidlaw within the past twelve months and has been paid fees for services provided pursuant to those engagements. Raymond James will be paid a fee for this opinion, a portion of which has already been paid, a portion of which will be paid upon delivery of this opinion and the remainder of which will be paid upon closing of the Transaction. In addition, the Company has agreed to indemnify Raymond James against certain liabilities arising out of issuance of this opinion.

     In the ordinary course of business, Raymond James may trade in the securities of Laidlaw and Rollins for Raymond James' own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is for the information of the Board of Directors of Rollins. This letter does not constitute a recommendation of any type to any shareholder. This opinion is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purpose, without our prior written consent.

     Based upon and subject to the foregoing, it is our opinion that as of January 31, 1997, the terms of the Transaction are fair, from a financial point of view, to the Company.

                                          Very truly yours,

                                          RAYMOND JAMES & ASSOCIATES, INC.

                                 REVOCABLE PROXY
                      ROLLINS ENVIRONMENTAL SERVICES, INC.

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                      FOR SPECIAL MEETING OF SHAREHOLDERS
                 Tuesday, April 29, 1997, 9:00 a.m., local time

   The undersigned hereby constitutes and appoints John W. Rollins, Jr. and Michael B. Kinnard, and each of them jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on Tuesday, April 29, 1997, 9:00 a.m., local time, the Sheraton Suites Hotel, 422 Delaware Avenue, Wilmington, Delaware, or at any adjournment thereof, on all matters set forth in the Notice of Special Meeting and Proxy Statement dated [Date] as follows:

                      (Mark only one box for each proposal)

                                      ----------------------------------
Please be sure to sign and date        Date
 this Proxy in the box below
------------------------------------------------------------------------


----Stockholder sign above--------------Co-holder (if any) sign above----


1. To approve the acquisition (the "Acquisition") contemplated by the Stock            FOR    AGAINST   ABSTAIN
Purchase Agreement (the "Stock Purchase Agreement") dated as of February 6, 1997
among Rollins Environmental Services, Inc., a Delaware corporation ("Rollins"),        /  /     /  /     /  /
Laidlaw, Inc., a Canadian corporation ("Laidlaw"), and Laidlaw Transportation,
Inc., a Delaware corporation and indirect wholly owned subsidiary of Laidlaw
("LTT").

The Board recommends a vote "FOR" this proposal.

2. To approve the issuances (the "Issuances") of (i) at the closing (the              FOR    AGAINST   ABSTAIN
"Closing") of the Acquisition, 120,000,000 shares (the "Stock Consideration") of
Rollins' common stock, par value $1.00 per share (the "Common Stock") and (ii)        /  /     /  /     /  /
at a time after the Closing, a currently indeterminate number of shares of
Common Stock, issuable pursuant to the terms of 5% Subordinated Convertible
Pay-in-kind Debenture due 2009 in the original principal amount of $350,000,000
(the "PIK Debenture").

The Board recommends a vote "FOR" this proposal.

3. To approve the amendment to Rollins' certificate of incorporation which will        FOR    AGAINST   ABSTAIN
increase the number of authorized shares of Common Stock available for issuance
from 120,000,000 to 350,000,000 shares.                                                /  /     /  /     /  /

The Board recommends a vote "FOR" this proposal.

4. To approve the amendment to Rollins' certificate of incorporation which will       FOR    AGAINST   ABSTAIN
change the name of Rollins to Laidlaw Environmental Services, Inc. as of the
Closing.                                                                              /  /     /  /     /  /

The Board recommends a vote "FOR" this proposal.

5. To approve the amendment to Rollins' Certificate of Incorporation which will      FOR    AGAINST   ABSTAIN
increase the size of the Board of Directors of Rollins from eight to ten
members.                                                                             /  /     /  /     /  /

The Board recommends a vote "FOR" this proposal.

6. At their discretion, upon such matters as may properly come before the Special Meeting or any adjournment thereof.


-------------------------------------------------------------------------------


    Detach above card, sign, date and mail in postage paid envelope provided.

                      ROLLINS ENVIRONMENTAL SERVICES, INC.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ROLLINS ENVIRONMENTAL SERVICES, INC. AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED FOR ITEM NO. 1, FOR ITEMS NO. 2 (i) and (ii), FOR ITEM NO. 3, FOR ITEM NO. 4 AND FOR ITEM NO. 5.

The undersigned acknowledges receipt of the aforesaid Notice of Special Meeting and Proxy Statement, each dated [DATE], grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place and stead.


--------------------------------------------------------------------------------

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  Executors, administrators, trustees, guardians and attorneys should add their title(s) on signing.
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